Filed pursuant to Rule 424(b)(5)
Registration No. 333-160505
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Per Unit	Price	Registration Fee
Common stock (par value Won 5,000 per share, which may be represented by American depositary shares)(2)	8,319,343	US$33.56(3)	US$279,197,151(3)	US$15,579.20
Rights to purchase shares of common stock (including in the form of American depositary shares)(2)(4)	8,319,343	US$0(4)	US$0(4)	US$0

(1)	Represents the sum of (i) the number of shares of common stock offered in the United States to holders of American depositary shares, (ii) the number of shares of common stock offered to stockholders in the United States and (iii) the number of shares of common stock that may be resold into the United States from time to time during the distribution thereof.

(2)	American depositary shares issuable on deposit of the shares of common stock registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-153711). Each American depositary share represents one share of common stock.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended. Such estimate is based on the maximum subscription price of Won 37,250 per share and an exchange rate of Won 1,220.9 per US$1.00, the market average exchange rate (as announced by Seoul Money Brokerage Services, Ltd.) in effect on August 6, 2009, plus US$3.05 per share to account for possible exchange rate fluctuations and currency conversion expenses.

(4)	No separate consideration will be received by the registrant for the rights offered hereby.

PROSPECTUS SUPPLEMENT
(To prospectus dated July 10, 2009)

KB Financial Group Inc.

Rights Offering for 30,000,000 Shares of Common Stock
Directly or in the Form of American Depositary Shares

We are offering an aggregate of 30,000,000 new shares of our common stock, par value ~~W~~5,000 per share, either directly or in the form of American depositary shares, or ADSs, each representing one share of our common stock. As required under Korean law, 6,000,000, or 20%, of the new shares of common stock were initially offered to members of our employee stock ownership association, all of which have been subscribed by such members. The remaining 24,000,000, or 80%, of the new shares of common stock are being offered by way of a rights offering, in which we are distributing (i) to holders of our ADSs, transferable rights to subscribe for new ADSs at the ADS subscription price described below, which we refer to as ADS rights, and (ii) to holders of our common stock, transferable rights to subscribe for new shares of our common stock at the share subscription price described below, which we refer to as share rights. The ADS rights and share rights are referred to collectively as the rights.

ADS Rights

If you own ADSs, you will receive 0.0776839 ADS right for every ADS you owned on July 27, 2009. Fractional ADS rights will not be distributed to you. One ADS right allows you to subscribe for one new ADS. If you decide to exercise ADS rights and subscribe for new ADSs, you must deposit US$33.56 per new ADS subscribed, which represents 110% of the indicative ADS subscription price of US$30.51 per new ADS, to account for possible exchange rate fluctuations and any currency conversion expenses. The indicative ADS subscription price is the U.S. dollar equivalent of the maximum share subscription price of ~~W~~37,250 per share, based on the exchange rate of ~~W~~1,220.9 per U.S. dollar. The final ADS subscription price will be the U.S. dollar equivalent of the final share subscription price determined as described below, based on the exchange rate on or about August 25, 2009 at which we can convert U.S. dollar amounts to Won amounts, plus currency conversion expenses. Any excess amount deposited will be refunded to the exercising holders of ADS rights, while any shortfall in the amount deposited must be paid by the exercising holders of ADS rights. Holders of ADS rights may exercise their ADS rights from 9:00 a.m. (New York City time) on August 7, 2009 to 5:00 p.m. (New York City time) on August 21, 2009. ADS rights that are not exercised by 5:00 p.m. (New York City time) on August 21, 2009 will lapse without compensation.

The ADS rights will be admitted for trading on the New York Stock Exchange under the symbol “KB RT.” Trading in the ADS rights on the New York Stock Exchange is expected to commence on August 10, 2009 and continue until August 17, 2009.

Share Rights

If you own shares of common stock, you will receive 0.0776839 share right for every share you owned on July 27, 2009. Fractional share rights will not be distributed to you. One share right allows you to subscribe for one new share of common stock. The maximum share subscription price is ~~W~~37,250 per share. The final share subscription price per share will be determined on August 21, 2009 and will be the lower of (i) the maximum share subscription price and (ii) a reference price set at a discount rate of 25% to the relevant market price of our common stock. The relevant market price of our common stock will be the lower of (i) the arithmetic average of (x) the volume-weighted average closing price for the one-week period immediately preceding, and inclusive of, August 21, 2009, and (y) the closing price on August 21, 2009, and (ii) the closing price on August 21, 2009, in each case on the KRX KOSPI Market. Holders of share rights may exercise their share rights from 9:00 a.m. (Seoul time) on August 26, 2009 to 4:00 p.m. (Seoul time) on August 27, 2009. Share rights that are not exercised by 4:00 p.m. (Seoul time) on August 27, 2009 will lapse without compensation.

The share rights have been approved for listing on the KRX KOSPI Market under the code “J1055602W.” Trading in the share rights on the KRX KOSPI Market is expected to commence on August 10, 2009 and continue until August 17, 2009.

Our common stock is listed on the KRX KOSPI Market under the code “A105560.” On August 6, 2009, the closing price of our common stock on the KRX KOSPI Market was ~~W~~55,200 per share. Our ADSs are listed on the New York Stock Exchange under the symbol “KB.” On August 6, 2009, the closing price of our ADSs on the New York Stock Exchange was US$44.59 per ADS.

We expect the new shares of common stock to be issued on or about September 2, 2009 and delivered on or about September 7, 2009. We expect the new ADSs to be issued and delivered on or about September 8, 2009. Listing and trading in the new shares of common stock on the KRX KOSPI Market and in the new ADSs on the New York Stock Exchange are expected to commence on or about September 4, 2009 and September 8, 2009, respectively.

Investing in our ADSs, common stock, ADS rights or share rights involves risks. See “Risk Factors” beginning on page S-28 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Maximum		Underwriting, Management and		Maximum
	Price to Public(1)(2)		Selling Fees		Proceeds to Us(3)

Per Share(4)	~~W~~	37,250	~~W~~	223.5	~~W~~	37,026.5
Total(4)	~~W~~	1,117,500,000,000	~~W~~	6,705,000,000	~~W~~	1,110,795,000,000

(1)	Represents the maximum subscription price for new shares of common stock. The ADS deposit amount for new ADSs is US$33.56 per new ADS and takes into account possible exchange rate fluctuations and currency conversion expenses, as described above.
(2)	The final subscription price for new shares of common stock and new ADSs will be determined as described in this prospectus supplement and may be lower than their maximum price.
(3)	Before deducting expenses.
(4)	Either in the form of new shares of common stock or new ADSs.

The underwriters named below have agreed to procure subscribers for, or failing which, to subscribe for, all new shares of common stock (including in the form of ADSs) that have not been subscribed for by holders of rights. If the underwriters purchase any new shares of common stock that are not subscribed for, they may resell these new shares (including in the form of ADSs) to the public at variable prices, which may be more or less than the applicable subscription price. See “Plan of Distribution” in this prospectus supplement.

Joint Global Coordinators
Morgan Stanley		Samsung Securities
Joint Bookrunners
Goldman Sachs (Asia) L.L.C.	Korea Investment & Securities	Morgan Stanley	Samsung Securities

The date of this prospectus supplement is August 7, 2009.

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the U.S. Securities and Exchange Commission, or the SEC. Neither we nor any of the underwriters has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is current only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement adds to and updates information contained or incorporated by reference in the accompanying prospectus. The accompanying prospectus and the documents incorporated by reference provide more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained or incorporated by reference in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

References in this prospectus supplement and the accompanying prospectus to:

•	“we,” “us” or “KB Financial Group” are to KB Financial Group Inc. and, unless the context otherwise requires, its subsidiaries and, for periods of time prior to the establishment of KB Financial Group on September 29, 2008, Kookmin Bank and, unless the context otherwise requires, its subsidiaries as of such periods;

•	“Korea” or the “Republic” are to the Republic of Korea;

•	the “Government” are to the government of Korea;

•	“you” are to prospective investors in the securities offered hereby;

•	“Won” or “~~W~~” are to the currency of Korea;

•	“U.S. dollars,” “dollars,” “$” or “US$” are to United States dollars; and

•	“our latest annual report on Form 20-F” are to our annual report on Form 20-F for the year ended December 31, 2008, together with any amendments to such annual report, incorporated by reference in the accompanying prospectus.

Discrepancies between totals and the sums of the amounts contained in any table may be as a result of rounding.

This prospectus supplement and the accompanying prospectus may contain translations of Won amounts into U.S. dollars, solely for your convenience. We do not intend to imply that the Won or U.S. dollar amounts referred to in this prospectus supplement or the accompanying prospectus could have been or could be converted into U.S. dollars or Won, as the case may be, at any particular rate, or at all.

Unless indicated otherwise, the financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP.

This prospectus supplement and the accompanying prospectus contain forward-looking statements. See “Forward-Looking Statements” in the accompanying prospectus.

REGULATORY STATEMENT

During the distribution of the rights, new shares of common stock and new ADSs in this offering, we, through certain of our affiliates, have engaged and intend to continue to engage in various dealing and brokerage activities involving our common stock outside the United States. We, through our asset management subsidiary and certain identifiable business units of our subsidiaries, have purchased and sold, and intend to continue to purchase and sell, our common stock and derivatives, as part of our ordinary investing activities and/or as part of the investment selections made by our customers. We, through our securities brokerage subsidiary, have also engaged, and intend to continue to engage, in unsolicited brokerage transactions in our common stock with our customers. These activities occurred and are expected to continue to occur outside the United States on the KRX KOSPI Market and in the over-the-counter markets in Korea. There is no assurance that any or all of these activities will not have an impact on the market price of our common stock and ADSs.

NOTICE TO INVESTORS

Investors should note that the offer, sale, exercise or acceptance of, or the subscription for, any of the securities described in this prospectus supplement to or by persons located or resident in jurisdictions other than Korea and the United States may be restricted or prohibited by the laws of the relevant jurisdiction. Crediting of share rights or ADS rights to any account, the receipt of allotment of any new shares of common stock or new ADSs or of certificates evidencing such securities or the receipt of this prospectus supplement and the accompanying prospectus or the Korean prospectus or any other documents will not constitute an offer or sale in those jurisdictions in which it will be illegal to make such offer or sale, or where such offer or sale will trigger any registration, filing or approval requirement or otherwise violate the securities laws of such jurisdictions or be prohibited. We reserve absolute discretion in determining whether any holder of our ADSs or common stock located or resident outside Korea and the United States may participate in this offering.

Each person who receives a copy of this prospectus supplement or who exercises, accepts, subscribes for or purchases any of the securities described in this prospectus supplement must do so in accordance with the restrictions set forth below.

Notice to Residents of Australia

This document has not been lodged with the Australian Securities and Investments Commission (“ASIC”) and does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (the “Australian Corporations Act”) and does not purport to include the information required of a disclosure document under the Australian Corporations Act. The offer of any rights, new shares of common stock or new ADSs which are the subject of the offering contemplated by this document is therefore directed only to persons to whom such an offer may be made in Australia without lodging a disclosure document with ASIC. Consequently, this offering is directed only to, and the rights, new shares of common stock or new ADSs will only be issued to, investors who fall within one of the categories set out in Section 708(8) or 708(11) of the Australian Corporations Act (“Sophisticated and Professional Investors”) and who are “wholesale clients” which has the meaning given by subsection 761G(4) of the Australian Corporations Act.

As no formal disclosure document will be lodged with ASIC, if a person to whom the rights, new shares of common stock or new ADSs are issued (an “Investor”) on-sells the rights, new shares of common stock or new ADSs within 12 months of their issue, such Investor will be required to lodge a prospectus with ASIC unless either:

(1) the sale is to a Sophisticated and Professional Investor; or

(2) the sale offer is received outside of Australia (for example, by trading the rights on the New York Stock Exchange or the KRX KOSPI Market).

Each Investor acknowledges the above and, by applying for the rights, new shares of common stock or new ADSs, gives an undertaking not to sell, in any circumstances other than those described in paragraphs (1) and (2) above, for 12 months after the date of issue.

We are not licensed in Australia to provide financial product advice in relation to the rights, new shares of common stock or new ADSs and recommend that you read this document before making a decision to acquire any rights, new shares of common stock or new ADSs. Nothing in this document takes into account the investment objectives, financial situation and particular needs of any individual Investor.

Notice to Residents of Canada

Neither the rights nor any of the new shares of common stock or new ADSs issuable upon the exercise of the rights have been or will be qualified for distribution by prospectus under the securities laws of any province or territory of Canada (collectively, the “Canadian Jurisdictions”). The rights distributed by us in the rights offering to existing holders of shares of common stock or ADSs in Canada, and any new shares of common stock or ADSs sold to persons in Canada upon the exercise of the rights, will be distributed under exemptions from the prospectus and registration requirements of applicable securities laws in each of the Canadian Jurisdictions.

The rights and any common shares or ADSs issued upon exercise of the rights will be subject to a “hold period” under Canadian securities laws and will remain subject to restrictions on resale unless we become a reporting issuer in Canada. Accordingly, any resale of the rights or any common shares or ADSs issued upon exercise of the rights by persons in Canada must be made: (i) through an appropriately registered dealer or in accordance with an exemption from the registered dealer requirements of applicable provincial securities laws; and (ii) in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Persons in Canada are advised to seek Canadian legal advice prior to any resale of rights or new shares of common stock or new ADSs obtained upon exercise of the rights.

Notice to Residents of the European Economic Area

In any Member State of the European Economic Area (“EEA”) that has implemented Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the “Prospectus Directive”), this prospectus supplement and the accompanying prospectus are only addressed to and are only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the rights, new shares of common stock or new ADSs in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the rights, new shares of common stock or new ADSs. Accordingly any person making or intending to make any offer within the EEA of the rights, new shares of common stock or new ADSs which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of them authorize, the making of any offer of the rights, new shares of common stock or new ADSs in circumstances in which an obligation arises for us or any of the underwriters to publish a prospectus for such offer.

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any rights, new shares of common stock or new ADSs which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any rights, new shares of common stock or new ADSs may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of us and the underwriters for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the rights, new shares of common stock or new ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any rights, new shares of common stock or new ADSs under, the offering contemplated in this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed to with us and each underwriter that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any rights, new shares of common stock or new ADSs acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the rights, new shares of common stock or new ADSs acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of us and the underwriters has been given to the offer or resale; or (ii) where the rights, new shares of common stock or new ADSs have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those rights, new shares of common stock or new ADSs to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this section, the expression an “offer to the public” or an “offer” in relation to any rights, new shares of common stock or new ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any rights, new shares of common stock or new ADSs to be offered so as to enable an investor to decide to purchase any rights, new shares of common stock or new ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Notice to Residents of Hong Kong

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

We have not been authorized, nor has this document been approved, by the Hong Kong Securities and Futures Commission. Accordingly, no rights, new shares of common stock or new ADSs may be offered or sold in Hong Kong by means of this document, and no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, this document or any other advertisement, invitation or document relating to the rights, new shares of common stock or new ADSs which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to rights, new shares of common stock or new ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of Section 1 of Part 1 of Schedule 1 to the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Residents of Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. This offering does not constitute a public offering of securities in Singapore pursuant to Section 273 (1)(cd)(i) of the Securities and Futures Act, Chapter 289 of the Singapore Statutes.

Notice to Residents of the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The rights, new shares of common stock or new ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such rights, new shares of common stock or new ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Persons in the United Kingdom will not be permitted to subscribe for new shares of common stock or new ADSs by exercising the rights unless they are:

(A) (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) otherwise a “qualified investor” as defined by the Financial Services and Markets Act 2000; and

(B) an investment professional falling within Article 19(5) of the Order or a high net worth entity falling within Article 49(2)(a) to (d) of the Order;

(a “UK Professional Investor”). Persons in the United Kingdom with an interest in the rights will be deemed (upon exercise of any rights) to have represented and warranted, and any such persons completing a subscription form will be deemed to represent and warrant, to us that they are UK Professional Investors. Any person acting directly or indirectly on behalf of a person with an interest in the rights in the United Kingdom will be deemed (upon delivering any communication exercising the rights) to have represented and warranted to us that it has reasonably determined that the person on behalf of whom it is acting is a UK Professional Investor.

Notice to Residents of Japan and the People’s Republic Of China

Due to restrictions under and the requirements of the securities laws of Japan and the People’s Republic of China (not including Taiwan and the special administrative regions of Hong Kong and Macau), the rights, the new shares of common stock and the new ADSs are not being offered or sold and may not be offered or sold, and this prospectus supplement and the accompanying prospectus may not be circulated or distributed, directly or indirectly, in these jurisdictions. Persons located in or who are resident of these jurisdictions will not be permitted to acquire, directly or indirectly, any rights, new shares of common stock or new ADSs in this offering.

Notice to Residents of Other Jurisdictions Outside Korea, Canada and the United States

The distribution of this prospectus supplement and the accompanying prospectus, and the offer, sale, exercise of, or subscription for, the rights, the new shares of common stock and the new ADSs may be restricted by law in certain jurisdictions, and therefore persons into whose possession these documents come should inform themselves about and observe any such restrictions. No rights, new shares of common stock or new ADSs may be allocated, offered for sale or purchase, or be sold or delivered in any jurisdiction where to do so would violate any securities laws or regulations in any such jurisdiction or give rise to an obligation to obtain any consent, approval or permission, or to make any application, filing or registration, in any such jurisdiction (other than Korea, Canada and the United States). Any failure to comply with these restrictions may constitute a violation of the securities laws of such jurisdictions.

SUMMARY

The following summary contains information about us and this offering. It may not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us and this offering, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the “Risk Factors” sections and our financial statements and the accompanying notes.

KB Financial Group Inc.

We are one of the largest financial holding companies in Korea, in terms of consolidated total assets, and our operations include Kookmin Bank, the largest commercial bank in Korea in terms of total assets (including loans). Our subsidiaries collectively engage in a broad range of businesses, including commercial banking, credit cards, asset management, bancassurance, capital markets activities and international banking. We were established as a financial holding company in September 2008, pursuant to a “comprehensive stock transfer” under Korean law.

On the asset side, we provide credit and related financial services to individuals and small- and medium-sized enterprises and, to a lesser extent, to large corporate customers. On the deposit side, we provide a full range of deposit products and related services to both individuals and enterprises of all sizes. We provide these services predominantly through Kookmin Bank.

Our legal and commercial name is KB Financial Group Inc. Our registered office and principal executive offices are located at 9-1, 2-ga, Namdaemoon-ro, Jung-gu, Seoul, Korea 100-703. Our telephone number is +822-2073-7114. Our agent in the United States, Kookmin Bank, New York Branch, is located at 565 Fifth Avenue, 24th Floor, New York, NY 10017. Its telephone number is (212) 697-6100.

SUMMARY OF THE OFFERING

General

Issuer	KB Financial Group Inc., a corporation with limited liability established under the laws of Korea.

New shares of common stock and ADSs being offered	We are offering an aggregate of 30,000,000 new shares of common stock, par value ~~W~~5,000 per share, either directly or in the form of ADSs.

As of July 27, 2009, we had 356,351,693 shares of common stock issued and 308,944,022 shares of common stock outstanding. This offering will result in the issuance of 30,000,000 new shares of common stock, or approximately 8.4% of the total common stock issued as of July 27, 2009. Following this offering, the number of shares of common stock issued will increase to 386,351,693 and the number of shares of common stock outstanding will increase to 338,944,022.

Allocation of rights	As required under Korean law, 6,000,000, or 20%, of the new shares of common stock were initially offered to members of our employee stock ownership association, all of which have been subscribed by such members. The remaining 24,000,000, or 80%, of the new shares of common stock are being offered by way of a rights offering to holders of our common stock and ADSs. We are distributing (i) to holders of our ADSs, transferable rights to subscribe for new ADSs at the ADS subscription price described below and (ii) to holders of our common stock, transferable rights to subscribe for new shares of our common stock at the share subscription price described below. No rights will be issued with respect to 47,407,671 shares of our common stock held by Kookmin Bank, our wholly-owned subsidiary.

Reasons for this offering and use of proceeds	Assuming a share subscription price of ~~W~~37,250 per share, which represents the maximum share subscription price per share, we estimate that the aggregate net proceeds from the sale of 30,000,000 new shares of common stock (directly or in the form of ADSs) by us in this offering will be approximately ~~W~~1,105.2 billion (net of underwriting, management and selling fees and other offering expenses). We intend to use the net proceeds from this offering for general corporate purposes, including to fund potential acquisitions in the banking, securities and/or insurance industries, and to strengthen our capital base. We currently do not have any specific plans for such acquisitions. See “Reasons for This Offering and Use of Proceeds.”

Risk factors	Investing in our ADSs, common stock, ADS rights or share rights involves risks. See “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

Dilution	If you do not exercise your ADS rights or share rights, as applicable, your percentage ownership interest in us will be diluted. See “Dilution.”

Underwriting	The underwriters have agreed, severally and not jointly, to procure subscribers for, or failing which, to subscribe for, all new shares of common stock (including in the form of ADSs) that have not been subscribed for by holders of rights. We have agreed to pay the joint lead managers and underwriters underwriting, management and selling fees equal to 0.6% of the final share subscription price multiplied by the total number of new shares of common stock (including in the form of ADSs) issued in this offering and not otherwise excluded as described in “Plan of Distribution.” These underwriting arrangements are subject to customary conditions.

Standby purchase commitment	Certain of the underwriters have entered into a separate standby purchase agreement with ING Bank N.V., which held approximately 5.05% of our total issued shares of common stock as of July 27, 2009, pursuant to which it has agreed to purchase at the final share subscription price up to 1,100,000 new shares of our common stock that have not been subscribed for by holders of rights, representing approximately 3.7% of the total number of new shares of our common stock being offered for subscription in this offering. Certain of the underwriters have entered into separate agreements with third parties (in addition to ING Bank N.V.) to act as standby purchasers, pursuant to which such standby purchasers have agreed to purchase a portion of the new shares of our common stock underwritten by such underwriters. Such underwriters have agreed to pay a fee to the standby purchasers for each such standby purchase commitment, including to ING Bank N.V. See “Plan of Distribution — Standby Purchase Commitment.”

Lock-up	We have agreed that we will not, and will procure that Kookmin Bank will not, during the period beginning from the date of the underwriting agreement and continuing to and including the date 180 days after our receipt of the subscription monies for the new shares of common stock, without the prior written consent of the underwriters (such consent not to be unreasonably withheld), offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or dispose of any shares of our common stock or any substantially similar securities, subject to certain exceptions as described in “Plan of Distribution.”

Offering to Holders of ADSs

ADS rights offering	Each holder of our ADSs will receive 0.0776839 ADS right for every ADS it held on the ADS record date identified below. Each ADS right entitles the holder thereof to subscribe for one new ADS at the ADS subscription price described below. Citibank, N.A., as the depositary under our American depositary receipt program, will charge holders of ADSs a fee of US$0.02 per ADS held for the distribution of the ADS rights.

ADS record date	5:00 p.m. on July 27, 2009 (New York City time).

Fractional ADS rights	If, on the ADS record date, you held a number of ADSs that would entitle you to receive a number of ADS rights other than a whole number, your entitlement to ADS rights will be rounded down to the nearest whole number and you will receive such whole number of ADS rights, if any. Fractional ADS rights will not be distributed to you but will be aggregated with fractional ADS rights of other holders of ADSs and sold by the ADS rights agent. The net proceeds from the sale of your fractional ADS rights (after deducting applicable fees of up to US$0.02 for every ADS right sold, as well as taxes and expenses) will be remitted to you.

ADS ex-rights date	July 24, 2009. If you purchased ADSs on or after July 24, 2009, or if you sold ADSs on or before July 23, 2009, you will not receive ADS rights for such ADSs.

ADS subscription period	From 9:00 a.m. (New York City time) on August 7, 2009 to 5:00 p.m. (New York City time) on August 21, 2009.

Indicative ADS subscription price and ADS deposit amount	The indicative ADS subscription price is US$30.51 per new ADS subscribed. The indicative ADS subscription price is the U.S. dollar equivalent of the maximum share subscription price of ~~W~~37,250 per share, based on the exchange rate of ~~W~~1,220.9 per U.S. dollar, which was the market average exchange rate, as announced by Seoul Money Brokerage Services, Ltd., in effect on August 6, 2009.

A holder of ADS rights exercising such rights and subscribing for new ADSs must deposit US$33.56, or the ADS deposit amount, per new ADS subscribed, which represents 110% of the indicative ADS subscription price, to account for possible exchange rate fluctuations and any currency conversion expenses.

Final ADS subscription price	The final ADS subscription price will be the U.S. dollar equivalent of the final share subscription price determined as described below under “— Offering to Holders of Common Stock — Final Share Subscription Price,” based on the exchange rate on or about August 25, 2009 at which we can convert U.S. dollar amounts to Won amounts, plus currency conversion expenses. Any excess of the ADS deposit amount over the final ADS subscription price for the new ADSs being subscribed will be refunded to the exercising holders of ADS rights, while any shortfall in the ADS deposit amount over the final ADS subscription price for the new ADSs being subscribed must be paid by the exercising holders of ADS rights.

ADS subscription procedure	Each holder of ADS rights may exercise all or only a portion of its ADS rights. The exercise of ADS rights is irrevocable. Subscriptions for new ADSs must be received by the ADS rights agent identified below prior to 5:00 p.m. (New York City time) on August 21, 2009.

A holder who holds ADS rights through a financial intermediary and who wishes to exercise its ADS rights should consult with the financial intermediary as to the manner, timing and form of exercise documentation, method of payment of the ADS deposit amount and other related matters required to effect such exercise. The financial intermediary through whom the subscription is made may require any person exercising ADS rights to pay or block the ADS deposit amount for the new ADSs being subscribed in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

See “The Rights Offering — Offering to Holders of ADSs — ADS Subscription Procedure” and “— Payment of ADS Subscription Price” for further details on how to exercise your ADS rights.

Unexercised ADS rights	ADS rights that are not exercised by 5:00 p.m. (New York City time) on August 21, 2009 will lapse without compensation. Holders of ADSs who transfer or do not exercise their ADS rights will have their percentage ownership interest in us diluted.

Conversion of ADS rights	ADS rights may not be converted into share rights and share rights may not be converted into ADS rights.

Listing of ADS rights	The ADS rights will be admitted for trading on the New York Stock Exchange under the symbol “KB RT.” The CUSIP number for the ADS rights is “48241A 113.” Trading in the ADS rights on the New York Stock Exchange is expected to commence on August 10, 2009 and continue until August 17, 2009.

Sale of ADS rights through the ADS rights agent	Holders of ADS rights in certificated form who wish to sell their ADS rights, as well as other holders of ADS rights who wish to sell all or a portion of their ADS rights through the ADS rights agent, must instruct the ADS rights agent to do so before 5:00 p.m. (New York City time) on August 14, 2009. The ADS rights agent will collect the proceeds from all such sales and will distribute the net sales proceeds (after deducting applicable fees of up to US$0.02 per ADS right sold, as well as taxes and expenses) to the relevant ADS rights holders after the expiration of the ADS subscription period. See “The Rights Offering — Offering to Holders of ADSs — Sale of ADS Rights through the ADS Rights Agent” for further details on how to instruct the ADS rights agent to sell ADS rights.

Issuance and delivery of new ADSs	We expect the new ADSs issuable upon exercise of the ADS rights to be issued and delivered on or about September 8, 2009.

Listing of new ADSs	We expect the new ADSs to commence trading on the New York Stock Exchange on or about September 8, 2009 under the symbol “KB.”

ADS rights agent	Citibank, N.A.

ADS holder helpline	+1 (800) 308-7887 (Monday to Friday 9:00 a.m. to 5:00 p.m., New York City time)

Offering to Holders of Common Stock

Share rights offering	Each holder of our common stock will receive 0.0776839 share right for every share of common stock it held on the share record date identified below. Each share right entitles the holder thereof to subscribe for one new share at the share subscription price described below.

Share record date	5:00 p.m. on July 27, 2009 (Seoul time).

Fractional share rights	If, on the share record date, you held a number of shares of common stock that would entitle you to receive a number of share rights other than a whole number, your entitlement to share rights will be rounded down to the nearest whole number and you will receive such whole number of share rights, if any. Fractional share rights will not be distributed to you.

Share ex-rights date	July 24, 2009. If you purchased shares of our common stock on or after July 24, 2009, or if you sold shares of our common stock on or before July 23, 2009, you will not receive share rights for such shares.

Share subscription period	From 9:00 a.m. (Seoul time) on August 26, 2009 to 4:00 p.m. (Seoul time) on August 27, 2009.

Maximum share subscription price	~~W~~37,250 per share.

Final share subscription price	The final share subscription price per share will be determined on August 21, 2009 and will be the lower of (i) the maximum share subscription price and (ii) a reference price set at a discount rate of 25% to the relevant market price of our common stock. The relevant market price of our common stock will be the lower of (i) the arithmetic average of (x) the volume-weighted average closing price for the one-week period immediately preceding, and inclusive of, August 21, 2009, and (y) the closing price on August 21, 2009, and (ii) the closing price on August 21, 2009, in each case on the KRX KOSPI Market. The final share subscription price may not be lower than ~~W~~5,000 per share.

Share subscription procedure	Each holder of share rights may exercise all or only a portion of its share rights. The exercise of share rights is irrevocable. Subscriptions for new shares must be received by Korea Investment & Securities Co., Ltd., prior to 4:00 p.m. (Seoul time) on August 27, 2009.

The exercise of share rights requires the delivery of a properly completed subscription form and full payment of the share subscription price for the new shares of common stock being subscribed to the main or a branch office of Korea Investment & Securities located in Korea. A holder who holds share rights through a financial intermediary and who wishes to exercise its share rights should consult with the financial intermediary as to the manner, timing and form of exercise documentation, method of payment of the share subscription price and other related matters required to effect such exercise. The financial intermediary with whom the subscription is made may require any person exercising share rights to pay or block the share subscription price for the new shares being subscribed in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

See “The Rights Offering — Offering to Holders of Common Stock — Share Subscription Procedure” for further details on how to exercise share rights.

Unexercised share rights	Share rights that are not exercised by 4:00 p.m. (Seoul time) on August 27, 2009 will lapse without compensation. Holders of common stock who transfer or do not exercise their share rights will have their percentage ownership interest in us diluted.

Conversion of share rights	Share rights may not be converted into ADS rights and ADS rights may not be converted into share rights.

Listing of share rights	The share rights have been approved for listing on the KRX KOSPI Market. Trading in the share rights on the KRX KOSPI Market is expected to commence on August 10, 2009 and continue until August 17, 2009.

Issuance and delivery of new shares	We expect the new shares of common stock issuable upon exercise of the share rights to be issued on or about September 2, 2009 and the share certificates for the new shares of common stock to be delivered on or about September 7, 2009.

Listing of new shares	We expect the new shares of common stock to commence trading on the KRX KOSPI Market on or about September 4, 2009 under the code “A105560.”

Expected Timetable of Principal Events

The timetable set forth below lists certain important dates relating to this offering, which we may adjust depending on actions by, or after consultation with, applicable regulatory and listing authorities. We will publicly announce any changes to this timetable through a press release or announcement which we will submit to the SEC via a report on Form 6-K and file with the Financial Services Commission.

ADS Rights	2009 (New York City Time)

ADSs trade ex-rights	July 24
Record date for allocation of ADS rights	5:00 p.m. on July 27
Distribution of ADS rights certificates to registered ADS holders	On or about August 7
ADS subscription period commences	9:00 a.m. on August 7
Trading in ADS rights on the New York Stock Exchange commences	9:30 a.m. on August 10
Last date and time for instructing the ADS rights agent to sell ADS rights	5:00 p.m. on August 14
Last date and time for trading in ADS rights on the New York Stock Exchange	4:00 p.m. on August 17
Last date and time to exercise ADS rights and subscribe for new ADSs	5:00 p.m. on August 21
Determination and announcement of the final ADS subscription price	On or about August 25
Issuance and delivery of new ADSs	On or about September 8
Commencement of trading in new ADSs on the New York Stock Exchange	On or about September 8

Share Rights	2009 (Seoul Time)

Shares of common stock trade ex-rights	July 24
Record date for allocation of share rights	5:00 p.m. on July 27
Share subscription date for members of our employee stock ownership association	August 3
Mailing of new share allocation notices to stockholders	August 7
Trading in share rights on the KRX KOSPI Market commences	9:00 a.m. on August 10
Last date and time for trading in share rights on the KRX KOSPI Market	3:00 p.m. on August 17
Distribution of Korean prospectus to non-U.S. stockholders	On or about August 18
Determination of the final share subscription price	August 21
Announcement of the final share subscription price	August 22
Share subscription period commences	9:00 a.m. on August 26
Last date and time to exercise share rights and subscribe for new shares	4:00 p.m. on August 27
Allocation of unsubscribed new shares (if any)	August 28
Issuance of new shares of common stock	On or about September 2
Commencement of trading in new shares of common stock on the KRX KOSPI Market	On or about September 4
Delivery of share certificates for new shares of common stock	On or about September 7

SUMMARY FINANCIAL INFORMATION

Summary Financial Information under U.S. GAAP

The summary consolidated financial data set forth below as of and for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our consolidated financial statements as of and for the year ended December 31, 2004 have been audited by independent registered public accounting firm Samil PricewaterhouseCoopers and our consolidated financial statements as of and for the years ended December 31, 2005, 2006, 2007 and 2008 have been audited by independent registered public accounting firm Deloitte Anjin LLC.

We were established on September 29, 2008 pursuant to a “comprehensive stock transfer” under Korean law, whereby holders of the common stock of Kookmin Bank and certain of its subsidiaries transferred all of their shares to us, a new financial holding company, and in return received shares of our common stock. See “Item 4A. History and Development of the Company — The Establishment of KB Financial Group” in our latest annual report on Form 20-F. The stock transfer was accounted for under U.S. GAAP as a transaction between entities under common control. Accordingly, the consolidated financial statements included in our latest annual report on Form 20-F are, as of dates and for periods prior to the date of the stock transfer, for Kookmin Bank and its subsidiaries, and as of dates and for periods from and after the date of the stock transfer, for us and our subsidiaries, including Kookmin Bank. For further information regarding the accounting treatment of the stock transfer, see Note 3 of the notes to our consolidated financial statements included in our latest annual report on Form 20-F.

You should read the following data together with the more detailed information contained in “Item 5. Operating and Financial Review and Prospects” of our latest annual report on Form 20-F and our consolidated financial statements included in such annual report. Historical results do not necessarily predict future results.

Consolidated income statement data

	Year Ended December 31,
	2004		2005		2006		2007		2008		2008(1)
	(In billions of Won, except common share data)										(In millions of US$,
											except common
											share data)

Interest and dividend income	~~W~~	12,092	~~W~~	10,658	~~W~~	11,405	~~W~~	12,792	~~W~~	15,829	US$	12,542
Interest expense		5,516		4,757		5,342		6,687		9,360		7,417

Net interest income		6,576		5,901		6,063		6,105		6,469		5,125
Provision for credit losses		3,861		613		(100)		18		2,313		1,833
Non-interest income		2,800		2,844		2,880		4,013		2,952		2,339
Non-interest expense		4,032		4,314		4,522		5,135		5,321		4,215
Income tax expense (benefit)		448		1,099		1,423		1,206		454		359
Minority interests		3		3		5		4		7		6
Net income (loss) from continuing operations		1,032		2,716		3,093		3,755		1,326		1,051
Cumulative effect of accounting change, net of tax		—		—		(2)		—		—		—

Net income	~~W~~	1,032	~~W~~	2,716	~~W~~	3,091	~~W~~	3,755	~~W~~	1,326	US$	1,051

	Year Ended December 31,
	2004		2005		2006		2007		2008		2008(1)
	(In billions of Won, except common share data)										(In millions of US$,
											except common
											share data)

Net income from continuing operations per common share
Net income — basic	~~W~~	3,367	~~W~~	8,415	~~W~~	9,194	~~W~~	11,164	~~W~~	4,121	US$	3.27
Net income — diluted(2)		3,365		8,411		9,193		11,164		4,121		3.27
Net income per common share
Net income — basic	~~W~~	3,367	~~W~~	8,415	~~W~~	9,189	~~W~~	11,164	~~W~~	4,121	US$	3.27
Net income — diluted(2)		3,365		8,411		9,188		11,164		4,121		3.27
Weighted average common shares outstanding — basic (in thousands of common shares)		306,432		322,786		336,351		336,346		321,727		321,727
Weighted average common shares outstanding — diluted (in thousands of common shares)		306,650		322,948		336,353		336,346		321,727		321,727
Cash dividends declared per common share(3)	~~W~~	—	~~W~~	550	~~W~~	550	~~W~~	3,650	~~W~~	2,450	US$	1.94

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,262.0 to US$1.00, the noon buying rate in effect on December 31, 2008 as quoted by the Federal Reserve Bank of New York in the United States.

(2)	Diluted earnings per share gives effect to the potential dilution that could occur if convertible securities, options or other contracts to issue common stock were converted into or exercised for common stock for the relevant periods. Effective from 2003, we had one category of potentially dilutive common shares, which was shares issuable on exercise of stock options granted to directors, executive officers and employees. Effective from August 2005, we changed the settlement method for such stock options to a cash settlement method (excluding certain outstanding stock options which were exercised in full in 2006), and accordingly there were no potentially dilutive common shares in 2007 and 2008.

(3)	U.S. GAAP requires that dividends be recorded in the period in which they are declared rather than the period to which they relate unless these are the same.

Consolidated balance sheet data

	As of December 31,
	2004		2005		2006		2007		2008		2008(1)
	(In billions of Won)										(In millions of
											US$)

Assets
Cash and cash equivalents	~~W~~	2,818	~~W~~	3,086	~~W~~	3,775	~~W~~	2,770	~~W~~	3,073	US$	2,435
Restricted cash		1,822		2,259		3,277		3,996		4,794		3,799
Interest-bearing deposits in other banks		597		515		423		69		235		186
Call loans and securities purchased under resale agreements		2,993		1,716		1,738		1,628		1,407		1,115
Trading assets		6,096		4,754		3,744		6,594		13,095		10,377
Investments(2)		23,095		25,372		25,348		24,685		29,209		23,145
Loans (net of allowance for loan losses of ~~W~~4,461 billion in 2004, ~~W~~3,212 billion in 2005, ~~W~~2,468 billion in 2006, ~~W~~1,864 billion in 2007 and ~~W~~3,043 billion in 2008)		133,794		134,939		149,216		170,721		197,067		156,154
Due from customers on acceptances		743		627		620		1,106		2,063		1,635
Premises and equipment, net		1,637		1,516		1,612		1,660		1,775		1,407
Accrued interest and dividends receivable		871		1,060		802		899		1,124		891
Security deposits		1,285		1,185		1,190		1,335		1,428		1,131
Goodwill		422		394		394		394		578		458
Other intangible assets, net		308		217		185		183		208		165
Other assets		1,055		868		654		1,643		2,271		1,799

Total assets	~~W~~	177,536	~~W~~	178,508	~~W~~	192,978	~~W~~	217,683	~~W~~	258,327	US$	204,697

Liabilities and Stockholders’ Equity
Deposits:
Interest bearing	~~W~~	123,203	~~W~~	121,787	~~W~~	125,195	~~W~~	134,760	~~W~~	155,263	US$	123,030
Non-interest bearing		3,017		3,912		4,345		3,678		3,438		2,724
Call money		652		1,253		168		794		3,444		2,729
Trading liabilities		2,297		1,078		1,223		1,812		8,191		6,491
Acceptances outstanding		743		627		620		1,106		2,063		1,634
Other borrowed funds		9,514		6,118		10,627		7,776		10,527		8,341
Accrued interest payable		3,495		3,307		3,698		4,196		4,961		3,932
Secured borrowings		6,121		8,118		7,463		6,315		5,880		4,659
Long-term debt		17,899		16,751		21,675		36,307		45,148		35,775
Other liabilities		2,900		4,151		3,174		3,953		3,817		3,025

Total liabilities		169,841		167,102		178,188		200,697		242,732		192,340

Minority interests		13		14		18		20		—		—
Common stock		1,682		1,682		1,682		1,682		1,782		1,412
Additional paid-in capital		5,400		5,416		5,404		5,405		6,253		4,955
Other		600		4,294		7,686		9,879		7,560		5,990

Stockholders’ equity		7,682		11,392		14,772		16,966		15,595		12,357

Total liabilities, minority interests and stockholders’ equity	~~W~~	177,536	~~W~~	178,508	~~W~~	192,978	~~W~~	217,683	~~W~~	258,327	US$	204,697

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,262.0 to US$1.00, the noon buying rate in effect on December 31, 2008 as quoted by the Federal Reserve Bank of New York in the United States.

(2)	Consists of available-for-sale securities, held-to-maturity securities, venture capital securities and other securities.

Profitability ratios and other data

	Year Ended December 31,
	2004	2005	2006	2007	2008
		(Percentages)

Net income as a percentage of:
Average total assets(1)	0.56%	1.50%	1.61%	1.80%	0.54%
Average stockholders’ equity(1)	13.36	25.51	22.52	22.66	7.79
Dividend payout ratio(2)	16.33	6.81	39.73	21.95	—
Net interest spread(3)	3.62	3.29	3.15	2.84	2.48
Net interest margin(4)	3.84	3.53	3.43	3.17	2.83
Efficiency ratio(5)	43.00	49.33	50.56	50.75	56.48
Cost-to-average assets ratio(6)	2.19	2.38	2.36	2.46	2.18
Won loans (gross) as a percentage of Won deposits	108.00	106.34	112.16	119.48	120.50
Total loans (gross) as a percentage of total deposits	109.43	109.80	116.88	124.38	125.79

(1)	Average balances are based on daily balances for our primary banking operations and monthly or quarterly balances for our other operations.

(2)	Represents the ratio of total dividends declared on common stock as a percentage of net income.

(3)	Represents the difference between the yield on average interest earning assets and cost of average interest bearing liabilities.

(4)	Represents the ratio of net interest income to average interest earning assets.

(5)	Represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

(6)	Represents the ratio of non-interest expense to average total assets.

Credit portfolio ratios and other data

	As of December 31,
	2004		2005		2006		2007		2008
	(In billions of Won, except percentages)

Total loans	~~W~~	138,124	~~W~~	138,012	~~W~~	151,403	~~W~~	172,189	~~W~~	199,637
Total non-performing loans(1)		3,175		3,149		2,143		1,339		1,068
Other impaired loans not included in non-performing loans		2,034		1,615		1,195		887		2,636
Total of non-performing loans and other impaired loans		5,209		4,764		3,338		2,226		3,704
Total allowance for loan losses		4,461		3,212		2,468		1,864		3,043
Non-performing loans as a percentage of total loans		2.30%		2.28%		1.42%		0.78%		0.53%
Non-performing loans as a percentage of total assets		1.79		1.76		1.11		0.62		0.41
Total of non-performing loans and other impaired loans as a percentage of total loans		3.77		3.45		2.21		1.29		1.86
Allowance for loan losses as a percentage of total loans		3.23		2.33		1.63		1.08		1.52

(1)	Non-performing loans are defined as those loans, including corporate, retail and other loans, which are past due more than 90 days.

Summary Consolidated Financial Information under Korean GAAP

The summary consolidated financial data set forth below as of and for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements prepared in accordance with generally accepted accounting principles in Korea, or Korean GAAP. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our latest annual report on Form 20-F, which are prepared under U.S. GAAP. For a description of significant differences between Korean GAAP and U.S. GAAP, see “Item 5B. Liquidity and Capital Resources — Reconciliation with Korean GAAP” in our latest annual report on Form 20-F.

We were established on September 29, 2008 pursuant to a “comprehensive stock transfer” under Korean law, whereby holders of the common stock of Kookmin Bank and certain of its subsidiaries transferred all of their shares to us, a new financial holding company, and in return received shares of our common stock. See “Item 4A. History and Development of the Company — The Establishment of KB Financial Group” in our latest annual report on Form 20-F. Accordingly, the summary consolidated financial data set forth below are, as of dates and for periods prior to the date of the stock transfer, for Kookmin Bank and its subsidiaries, and as of dates and for periods from and after the date of the stock transfer, for us and our subsidiaries, including Kookmin Bank.

Under Korean GAAP, consolidated financial statements include the accounts of fully- or majority-owned subsidiaries and substantially controlled affiliates that have assets in excess of ~~W~~10 billion. Substantial control is deemed to exist when the investor is the largest stockholder and owns more than 30% of the investee’s voting shares. In addition, under Korean GAAP, financial statements of our trust accounts on which we guarantee a fixed rate of return and/or the repayment of principal are consolidated, whereby assets and liabilities of third parties held by such trusts are reflected as part of our consolidated assets and liabilities, and revenues and expenses generated from such third-party assets are reflected in our consolidated statement of income. Activities between trusts and us are eliminated in consolidation.

You should read the following data together with our consolidated financial statements as of December 31, 2008 and for the period from September 29, 2008 to December 31, 2008 prepared under Korean GAAP, which are incorporated by reference in the accompanying prospectus. Historical results do not necessarily predict future results.

Consolidated income statement data under Korean GAAP

													Year Ended
	Year Ended December 31,								Six Months Ended				December 31,
									June 30,		December 31,
	2004		2005		2006		2007		2008		2008		2008(1)		2008(2)
	(In billions of Won, except per common share data)														(In millions
															of US$, except
															per common
															share data)

Interest income(3)	~~W~~	12,284	~~W~~	11,453	~~W~~	12,267	~~W~~	13,877	~~W~~	7,938	~~W~~	8,978	~~W~~	16,916	US$	13,404
Interest expense		5,541		4,731		5,392		6,798		4,409		5,101		9,510		7,536

Net interest income		6,743		6,722		6,875		7,079		3,529		3,877		7,406		5,868
Provision for possible loan losses		3,065		1,029		1,028		547		412		1,415		1,827		1,448

Net interest income after provision for possible loan losses		3,678		5,693		5,847		6,532		3,117		2,462		5,579		4,420
Non-interest revenue(3)(4)(7)		8,547		6,834		8,052		8,277		8,028		20,751		28,779		22,805
Non-interest expense(5)(7)		10,546		9,438		10,649		10,529		9,430		22,586		32,016		25,369

Operating income		1,679		3,089		3,250		4,280		1,715		627		2,342		1,856
Non-operating (loss) income, net(7)		(1,056)		170		174		264		62		312		374		296

													Year Ended
	Year Ended December 31,								Six Months Ended				December 31,
									June 30,		December 31,
	2004		2005		2006		2007		2008		2008		2008(1)		2008(2)
	(In billions of Won, except per common share data)														(In millions
															of US$, except
															per common
															share data)

Net income before income tax expense	~~W~~	623	~~W~~	3,259	~~W~~	3,424	~~W~~	4,544	~~W~~	1,777	~~W~~	939	~~W~~	2,716	US$	2,152
Income tax expense(7)		264		1,006		957		1,782		513		329		842		667

Net income before acquisition of subsidiary		—		—		—		—		1		0		1		1

Net income(8)	~~W~~	359	~~W~~	2,253	~~W~~	2,467	~~W~~	2,762	~~W~~	1,263	~~W~~	610	~~W~~	1,873	US$	1,484

Controlling company interests	~~W~~	356	~~W~~	2,241	~~W~~	2,458	~~W~~	2,757	~~W~~	1,261	~~W~~	612	~~W~~	1,873	US$	1,484
Minority interests		3		12		9		5		2		(2)		—		—
Per common share data:
Earnings per share — basic		1,162		6,943		7,308		8,197		3,750		2,134		5,884		4.7
Earnings per share — diluted		1,161		6,938		7,308		8,179		3,746		2,134		5,880		4.7
Cash dividends per common share(6)		550		550		3,650		2,450		—		—		—		—

(1)	Figures shown in the above table for the year ended December 31, 2008 represent (i) the consolidated income statement data of Kookmin Bank for the period between January 1, 2008 and June 30, 2008 (for which consolidated net income was ~~W~~1,263 billion under Korean GAAP), and (ii) our consolidated income statement data for the period between September 29, 2008 and December 31, 2008 (for which consolidated net income was ~~W~~610 billion under Korean GAAP), which includes the results of Kookmin Bank and its subsidiaries from July 1, 2008 to September 28, 2008 because the acquisition cost of Kookmin Bank and its subsidiaries in connection with the comprehensive stock transfer pursuant to which we were established has been determined as the net asset amount of Kookmin Bank and its subsidiaries as of June 30, 2008 based on Korean GAAP.

(2)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,262.0 to US$1.00, the noon buying rate in effect on December 31, 2008 as quoted by the Federal Reserve Bank of New York in the United States.

(3)	Commencing with the year ended December 31, 2005, certain income items relating to our credit card operations (including merchant fees on credit card purchases and interest on credit card installment purchases) have been reclassified from non-interest income to interest income. Corresponding amounts for 2004 have been restated to reflect such reclassification.

(4)	Non-interest revenue includes fees and commission income, dividends on securities, gains on security valuations and disposals, gains on foreign currency transactions and gains from derivative transactions.

(5)	Non-interest expense is composed of fees and commissions paid or payable, general and administrative expenses, losses on security valuations and disposals, losses on foreign currency transactions and losses from derivative transactions.

(6)	Ratios represent the periods to which the dividends relate.

(7)	Commencing with the year ended December 31, 2007, we reclassified a number of line items in our income statement, including gains or losses on disposal of available-for-sale securities and sale of loans, which have been reclassified from non-operating (loss) income to non-interest (expense) revenue, and refund of a prior year’s income tax and additional income tax paid for a prior year, which have been reclassified from non-operating (loss) income to income tax (benefit) expense. Certain income statement amounts for 2006 have been restated to reflect such reclassification.

(8)	Commencing with the year ended December 31, 2007, net income is presented as the sum of controlling company interests and minority interests. In prior years, controlling company interests were presented as net income. Corresponding amounts for 2004, 2005 and 2006 have been restated to reflect such change.

Consolidated balance sheet data under Korean GAAP

	As of December 31,
	2004		2005		2006		2007		2008		2008(1)
	(In billions of Won)										(In millions
											of US$)

Cash and cash equivalents	~~W~~	5,213	~~W~~	5,943	~~W~~	6,689	~~W~~	6,727	~~W~~	8,316	US$	6,590
Foreign exchange(2)		—		—		—		—		—		—
Loans(3)(4)(5)		138,969		138,281		152,383		174,235		202,407		160,386
Less: allowance for doubtful accounts		(3,131)		(2,459)		(2,365)		(2,505)		(3,477)		(2,756)
Trading securities(6)		6,523		6,463		5,552		7,786		7,644		6,057
Investment securities(6)		24,147		27,016		27,036		26,454		31,342		24,835
Premises and equipment, net		2,637		2,442		2,513		2,640		3,915		3,103
Other assets(7)(8)		8,331		5,217		7,105		7,707		17,402		13,789

Total assets	~~W~~	182,689	~~W~~	182,903	~~W~~	198,913	~~W~~	223,044	~~W~~	267,549	US$	212,004

Deposits	~~W~~	130,134	~~W~~	129,616	~~W~~	133,297	~~W~~	142,101	~~W~~	162,210	US$	128,534
Borrowings(9)(10)		9,359		13,328		13,804		15,275		20,390		16,156
Debentures		21,875		16,548		24,983		34,895		43,106		34,157
Other liabilities(11)		12,059		10,960		11,701		14,666		25,781		20,429

Total liabilities		173,427		170,452		183,785		206,937		251,487		199,276

Stockholders’ equity(12)		9,262		12,451		15,128		16,107		16,062		12,728

Total liabilities, minority interests and stockholders’ equity	~~W~~	182,689	~~W~~	182,903	~~W~~	198,913	~~W~~	223,044	~~W~~	267,549	US$	212,004

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,262.0 to US$1.00, the noon buying rate in effect on December 31, 2008 as quoted by the Federal Reserve Bank of New York in the United States.

(2)	Foreign exchange represents holdings of foreign currency and bills bought in foreign currencies and are included in cash and cash equivalents and loans, respectively. The amounts of foreign currency and bills bought in foreign currencies as of December 31, 2004 were ~~W~~125 billion and ~~W~~575 billion, respectively. As of December 31, 2005, the amounts were ~~W~~150 billion and ~~W~~1,378 billion, respectively. As of December 31, 2006, the amounts were ~~W~~151 billion and ~~W~~1,274 billion, respectively. As of December 31, 2007, the amounts were ~~W~~189 billion and ~~W~~1,628 billion, respectively. As of December 31, 2008, the amounts were ~~W~~273 billion and ~~W~~2,754 billion, respectively.

(3)	Loans represent the gross amount of loans, before adjustment for the allowance for loan losses. Accrued interest income is included within other assets.

(4)	Credit card assets are included in loans. The amount of credit card assets was ~~W~~7,644 billion, ~~W~~7,571 billion, ~~W~~8,667 billion, ~~W~~10,436 billion and ~~W~~11,526 billion as of December 31, 2004, 2005, 2006, 2007 and 2008, respectively.

(5)	Call loans are included in loans. The amounts of call loans at December 31, 2004, 2005, 2006, 2007 and 2008 were ~~W~~2,824 billion, ~~W~~1,535 billion, ~~W~~1,189 billion, ~~W~~1,621 billion and ~~W~~158 billion, respectively.

(6)	Under Korean GAAP, all debt securities and marketable equity securities are accounted for on a similar basis to U.S. GAAP. However, adjustments for impairment can be reversed up to the original cost of the investment.

(7)	Guarantees and acceptances for which the amounts were determined do not appear on the balance sheet but are recorded as an off-balance sheet item in the notes to our consolidated financial statements. The amounts of guarantees and acceptances at December 31, 2004, 2005, 2006, 2007 and 2008 were ~~W~~976 billion, ~~W~~1,790 billion, ~~W~~2,715 billion, ~~W~~5,300 billion and ~~W~~9,107 billion, respectively.

(8)	Other assets include leasehold deposits, accounts receivables, accrued interest income, prepaid expenses and unsettled debit of domestic exchange (which represents outstanding balances due from other banks generated in the process of fund settlements of domestic exchange, such as checks, bills, drafts, remittance exchange, ATM use and credit card network). Leasehold deposits are recorded as other assets on the balance sheet. Accumulated depreciation is recorded as a deduction from premises and equipment.

(9)	Borrowings consist mainly of borrowings from the Bank of Korea, the Korean government and other banking institutions.

(10)	Call money is included in borrowings at December 31, 2004, 2005, 2006, 2007 and 2008. The balances of call money as of those dates were ~~W~~655 billion, ~~W~~1,254 billion, ~~W~~168 billion, ~~W~~794 billion and ~~W~~3,444 billion, respectively.

(11)	Under Korean GAAP, contingent losses with respect to guarantees and acceptances are recognized by applying the same classification methods and provision percentages used in determining the allowance for loan losses. Provisions are only applied to acceptances and guarantees classified as substandard, doubtful and estimated loss. The amounts of allowance as of December 31, 2004, 2005, 2006, 2007 and 2008 were ~~W~~1 billion, ~~W~~10 billion, ~~W~~19 billion, ~~W~~37 billion and ~~W~~122 billion, respectively. These amounts are included in other liabilities.

(12)	Under Korean GAAP, minority interests are included in stockholders’ equity. The amounts of minority interests as of December 31, 2004, 2005, 2006, 2007 and 2008 were ~~W~~28 billion, ~~W~~39 billion, ~~W~~44 billion, ~~W~~44 billion and ~~W~~233 billion, respectively.

Consolidated profitability and other ratios under Korean GAAP

	Year Ended December 31,
	2004	2005	2006	2007	2008(1)
	(Percentages)

Net income as a percentage of:
Average total assets(2)	0.19%	1.23%	1.27%	1.31%	0.75%
Average stockholders’ equity(2)	3.78	19.41	17.21	17.12	12.42
Dividend payout ratio(3)	46.95	8.21	49.77	29.84	—
Net interest spread(4)	4.04	3.98	3.69	3.39	2.98
Net interest margin(5)	4.05	4.10	3.90	3.65	3.23
Efficiency ratio(6)	68.97	69.62	71.70	71.11	92.62
Cost-to-average assets ratio(7)	5.66	5.13	5.38	5.29	13.69
Fee income as a percentage of total income(8)	7.28	6.13	6.69	7.02	3.36

(1)	Figures shown in the above table for the year ended December 31, 2008 have been calculated based on (i) the applicable consolidated financial data of Kookmin Bank under Korean GAAP for the period between January 1, 2008 and June 30, 2008 and (ii) our applicable consolidated financial data under Korean GAAP for the period between September 29, 2008 and December 31, 2008, which includes the results of Kookmin Bank and its subsidiaries from July 1, 2008 to September 28, 2008 because the acquisition cost of Kookmin Bank and its subsidiaries in connection with the comprehensive stock transfer pursuant to which we were established has been determined as the net asset amount of Kookmin Bank and its subsidiaries as of June 30, 2008 based on Korean GAAP.

(2)	Average balances are based on (a) daily balances for our primary banking operations and (b) monthly or quarterly balances for our other operations.

(3)	The dividend payout ratio represents the ratio of total dividends paid on common stock as a percentage of net income attributable to common stock.

(4)	Net interest spread represents the difference between the yield on average interest earning assets and cost of average interest bearing liabilities.

(5)	Net interest margin represents the ratio of net interest income to average interest earning assets.

(6)	Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest revenue.

(7)	Cost-to-average assets ratio represents the ratio of non-interest expense to average total assets.

(8)	Fee income represents income other than interest income and other operating income, and excludes fees and commissions classified in those categories under Korean GAAP.

Capital ratios under Korean GAAP

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(Percentages)

Consolidated capital adequacy ratio of KB Financial Group(1)	—	—	—	—	11.73%
Capital adequacy ratios of Kookmin Bank
Tier I capital adequacy ratio(2)	6.67%	9.67%	10.07%	9.74%	9.92
Tier II capital adequacy ratio(2)	4.34	3.28	4.10	2.88	3.26
Average stockholders’ equity as a percentage of average total assets	5.10	6.31	7.37	7.63	6.06

(1)	Under applicable guidelines of the Financial Services Commission, we, as a bank holding company, are required to maintain a minimum consolidated capital adequacy ratio of 8%. This computation is based on our consolidated financial statements prepared in accordance with Korean GAAP. See “Item 5B. Liquidity and Capital Resources — Financial Condition — Capital Adequacy” in our latest annual report on Form 20-F.

(2)	Kookmin Bank’s capital adequacy ratios are computed in accordance with the guidelines issued by the Financial Services Commission. The computation is based on its consolidated financial statements prepared in accordance with Korean GAAP. See “Item 5B. Liquidity and Capital Resources — Financial Condition — Capital Adequacy” in our latest annual report on Form 20-F.

Consolidated credit portfolio ratios under Korean GAAP

	As of December 31,
	2004		2005		2006		2007		2008
	(In billions of Won, except percentages)

Non-performing loans(1)	~~W~~	3,524	~~W~~	2,297	~~W~~	1,551	~~W~~	1,297	~~W~~	2,559

Non-performing loans as a percentage of total loans		2.53%		1.66%		1.02%		0.74%		1.27%
Non-performing loans as a percentage of total assets		1.93		1.26		0.78		0.58		0.96
Allowance for loan losses for non-performing loans as a percentage of non-performing loans		47.86		52.83		52.31		53.62		45.18
Total allowance for loan losses as a percentage of total loans		2.25		1.78		1.55		1.44		1.72
Non-performing credits as a percentage of total credits(2)		2.52		1.63		1.00		0.71		1.24
Won loans as a percentage of Won deposits(3)		99.41		96.94		103.01		119.40		126.92
Precautionary loans as a percentage of total loans		4.37		2.30		1.13		0.82		1.45
Precautionary and below loans as a percentage of total loans(4)		6.90		3.97		2.15		1.56		2.71
Precautionary and below loans as a percentage of total assets(4)		5.26		3.00		1.64		1.22		2.05
Allowance for loan losses for precautionary and below loans as a percentage of precautionary and below loans(4)		23.53		28.29		31.03		31.20		28.83

(1)	Non-performing loans are defined in accordance with regulatory guidance in Korea. See “Item 4B. Business Overview — Supervision and Regulation — Principal Regulations Applicable to Banks” in our latest annual report on Form 20-F.

(2)	Credits include loans and confirmed guarantees and acceptances provided from our trust accounts (including bills purchased and privately placed debentures), as well as the total loan portfolio of the banking accounts. Loans, as defined for Korean GAAP purposes, include loans provided from our trust accounts (including bills purchased and privately placed debentures), as well as the total loan portfolio of the banking accounts.

(3)	Under Korean GAAP, Won loans do not include bills bought in Won, advances for customers, credit card accounts, bonds purchased under resale agreements, call loans, private placement corporate bonds and loans in restructurings that have been swapped for equity in the restructured borrower. Including these items, our ratios as of December 31, 2004, 2005, 2006, 2007 and 2008 would have been 109.55%, 107.40%, 117.65%, 134.40% and 140.44%, respectively.

(4)	As defined by the Financial Services Commission.

Summary Non-consolidated Financial Information under Korean GAAP

The summary non-consolidated financial data set forth below as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 (in the case of financial data for Kookmin Bank) and June 30, 2009 have been derived from our and Kookmin Bank’s respective unaudited non-consolidated financial statements prepared in accordance with Korean GAAP. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our latest annual report on Form 20-F, which are prepared under U.S. GAAP. In particular, had such financial statements been prepared under U.S. GAAP, they would have been required to be prepared on a consolidated basis. Under U.S. GAAP, the primary financial statements are prepared on a consolidated basis. Non-consolidated financial information for the parent company and combined financial statements may be presented as supplementary information. Under Korean GAAP, the primary financial statements are prepared on a non-consolidated basis (i.e. stand-alone basis), where the subsidiaries are accounted for using the equity method. For a description of other significant differences between Korean GAAP and U.S. GAAP, see “Item 5B. Liquidity and Capital Resources — Reconciliation with Korean GAAP” in our latest annual report on Form 20-F.

You should read the following data together with our and Kookmin Bank’s respective unaudited non-consolidated financial statements as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 (in the case of financial statements for Kookmin Bank) and June 30, 2009 prepared under Korean GAAP, which are included elsewhere in this prospectus supplement. Because we were established on September 29, 2008, we do not have non-consolidated financial statements for the six months ended June 30, 2008. Historical results do not necessarily predict future results.

Non-consolidated income statement data under Korean GAAP

	KB Financial Group Inc.
	Six Months Ended June 30,
	2009		2009(1)
	(In billions of		(In millions of
	Won, except per		US$, except per
	common share		common share
	data)		data)

Operating revenues:
Interest income	~~W~~	5	US$	4
Gain on valuation of equity method investments		414		325
Reversal of allowance for loans		—		—
Operating expenses:
Interest expenses		28		22
Loss on valuation of equity method investments		24		19
Commission expense		4		3
Selling and administrative expenses		15		12

Operating income		348		273

Non-operating income		—		—
Non-operating expenses		—		—

Income before income taxes		348		273
Income tax expense		—		—

Net income	~~W~~	348	US$	273

Basic and diluted earnings per share	~~W~~	1,127	US$	0.88

	Kookmin Bank
	Six Months Ended June 30,
	2008		2009		2009(1)
	(In billions of Won)				(In millions of US$)

Operating revenues:
Interest revenue	~~W~~	7,800	~~W~~	7,512	US$	5,899
Gain on valuation and disposal of securities		226		306		240
Gain on disposal of loans for loans receivable		23		40		31
Other operating revenues(2)		7,335		9,115		7,158
Operating expenses:
Interest expenses		4,340		4,400		3,455
Loss on valuation and disposal of securities		111		89		70
Loss on valuation and disposal of loans		409		1,060		832
Other operating expenses(3)		8,842		11,002		8,639

Operating income		1,682		422		332

Non-operating revenue		141		152		119
Non-operating expenses		54		171		134

Income before income taxes		1,769		403		317
Income tax expense		493		16		13

Net income	~~W~~	1,276	~~W~~	387	US$	304

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,273.5 to US$1.00, the noon buying rate in effect on June 30, 2009 as quoted by the Federal Reserve Bank of New York in the United States.

(2)	Includes principally foreign exchange trading income, commission income, fees and commissions from trust accounts, dividend income and other operating revenue.

(3)	Includes principally foreign exchange trading expenses, commission expenses, general and administrative expenses and other operating expenses.

Non-consolidated balance sheet data under Korean GAAP

	KB Financial Group Inc.
	As of
	December 31,		June 30,		June 30,
	2008		2009		2009(1)
	(in billions of Won)				(In millions of US$)

Assets:
Cash and due from banks	~~W~~	2	~~W~~	9	US$	7
Equity method investments		16,345		16,874		13,250
Loans receivable, net		199		169		133
Property and equipment, net		3		3		2
Other assets, net		19		25		20

Total assets	~~W~~	16,568	~~W~~	17,080	US$	13,412

Liabilities and Stockholders’ Equity:
Borrowings	~~W~~	232	~~W~~	230	US$	181
Debentures, net of discount		498		798		627
Other liabilities, net		9		14		11

Total liabilities		739		1,042		819

Common stock		1,782		1,782		1,399
Capital surplus		15,473		15,473		12,149
Capital adjustment		(3,145)		(3,166)		(2,486)
Accumulated other comprehensive income		1,088		966		759
Retained earnings		631		983		772

Stockholders’ equity		15,829		16,038		12,593

Total liabilities and stockholders’ equity	~~W~~	16,568	~~W~~	17,080	US$	13,412

	Kookmin Bank
	As of
	December 31,		June 30,		June 30,
	2008		2009		2009(1)
	(In billions of Won)				(In millions of US$)

Assets:
Cash and due from banks	~~W~~	7,728	~~W~~	7,924	US$	6,222
Securities		34,929		39,383		30,925
Loans receivable, net		198,695		201,323		158,086
Property and equipment, net		3,493		3,395		2,666
Other assets, net		17,248		15,120		11,873

Total assets	~~W~~	262,093	~~W~~	267,145	US$	209,772

Liabilities and Stockholders’ Equity:
Deposits	~~W~~	158,868	~~W~~	170,737	US$	134,069
Debts, net		61,760		56,079		44,035
Other liabilities, net		24,151		22,088		17,344

Total liabilities		244,779		248,904		195,448

Common stock		2,182		2,482		1,949
Capital surplus		6,269		6,268		4,922
Accumulated other comprehensive income		445		691		543
Retained earnings		8,418		8,800		6,910

Stockholders’ equity		17,314		18,241		14,324

Total liabilities and stockholders’ equity	~~W~~	262,093	~~W~~	267,145	US$	209,772

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,273.5 to US$1.00, the noon buying rate in effect on June 30, 2009 as quoted by the Federal Reserve Bank of New York in the United States.

Kookmin Bank’s non-consolidated profitability and other ratios under Korean GAAP

	Six Months Ended
	June 30, 2008	June 30, 2009
	(Percentages)

Net income (annualized) as a percentage of:
Average total assets(1)	1.09%	0.29%
Average stockholders’ equity(1)	15.45	4.34
Net interest spread(2)	3.00	2.44
Net interest margin(3)	3.23	2.60
Efficiency ratio(4)	84.18	96.84
Cost-to-average assets ratio(5)	8.04	9.21
Fee income as a percentage of total income(6)	4.92	3.81

(1)	Average balances are based on daily balances.

(2)	Net interest spread represents the difference between the annualized yield on average interest earning assets and annualized cost of average interest bearing liabilities.

(3)	Net interest margin represents the ratio of net interest income (annualized) to average interest earning assets.

(4)	Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest revenue.

(5)	Cost-to-average assets ratio represents the ratio of non-interest expense (annualized) to average total assets.

(6)	Fee income represents income other than interest income and other operating income, and excludes fees and commissions classified in those categories under Korean GAAP.

Kookmin Bank’s non-consolidated credit portfolio ratios under Korean GAAP

	As of
	December 31, 2008		June 30, 2009
	(In billions of Won, except percentages)

Non-performing loans(1)	~~W~~	2,558	~~W~~	2,826

Non-performing loans as a percentage of total loans		1.27%		1.38%
Non-performing loans as a percentage of total assets		0.98		1.06
Allowance for loan losses for non-performing loans as a percentage of non-performing loans		45.17		50.32
Total allowance for loan losses as a percentage of non-performing loans		133.3		133.9
Total allowance for loan losses as a percentage of total loans		1.71		1.84
Non-performing credits as a percentage of total credits(2)		1.24		1.35
Won loans as a percentage of Won deposits(3)		129.58		125.22
Precautionary loans as a percentage of total loans		1.36		1.51
Precautionary and below loans as a percentage of total loans(4)		2.63		2.89
Precautionary and below loans as a percentage of total assets(4)		2.03		2.22
Allowance for loan losses for precautionary and below loans as a percentage of precautionary and below loans(4)		29.37		31.24

(1)	Non-performing loans are defined in accordance with regulatory guidance in Korea. See “Item 4B. Business Overview — Supervision and Regulation — Principal Regulations Applicable to Banks” in our latest annual report on Form 20-F.

(2)	Credits include loans and confirmed guarantees and acceptances.

(3)	Under Korean GAAP, Won loans do not include bills bought in Won, advances for customers, credit card accounts, bonds purchased under resale agreements, call loans, private placement corporate bonds and loans in restructurings that have been swapped for equity in the restructured borrower. Including these items, the ratios as of December 31, 2008 and June 30, 2009 would have been 143.60% and 137.83%, respectively.

(4)	As defined by the Financial Services Commission.

RISK FACTORS

An investment in the rights, the new ADSs or the new shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide to exercise any rights and subscribe for new ADSs or new shares of common stock. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference actually occur, our business, results of operations and financial condition may suffer. In any such case, the market price of the rights, the new ADSs and the new shares of common stock could decline, and you might lose all or part of the money you paid to purchase or subscribe for such securities.

Risks Relating to Our Business and Our Common Stock and ADSs

An investment in our securities involves risk. You should carefully consider the risks set forth under “Item 3D. Risk Factors” in our latest annual report on Form 20-F.

Risks Relating to This Offering

This offering will dilute your investment and relative ownership interest in us.

As required under Korean law, 6,000,000, or 20%, of the new shares of common stock were offered to and subscribed by members of our employee stock ownership association, in addition to the share rights allocated to them pro rata based on their shareholdings. As a result, your relative ownership interest in us will be diluted after this offering even if you exercise all the ADS rights or share rights allocated to you in this offering. If you choose to sell or not to exercise any such rights, your relative ownership interest in us will be further diluted. See “Dilution.” If you elect to sell any of the rights allocated to you, the consideration you receive for them may not be sufficient to compensate you fully for the dilution of your percentage ownership of our share capital that results from this offering.

The market prices of our ADSs or common stock may decline below the subscription price of the new ADSs or the new shares of common stock.

Once you exercise any of the ADS rights or share rights allocated to you in this offering, you may not revoke such exercise. Although the final share subscription price for the new shares of common stock, as well as the final subscription price for the new ADSs, will be set at a discount to the market price per share of our common stock prevailing at the time the final share subscription price is determined on August 21, 2009, the market prices of the ADSs and common stock may decline below the final subscription prices prior to the issuance of the new ADSs and the new shares of common stock as a result of, among other things, changes in our financial condition, operating performance or prospects, the subscription rate and the discount applied in setting the final subscription price in this offering, the number of new ADSs and new shares of common stock to be issued in this offering, the general economic environment in Korea and elsewhere and general fluctuations in the trading price of securities on the KRX KOSPI Market or the New York Stock Exchange. The subscription prices do not bear a direct relationship to the book value of our assets, operations, cash flows, earnings or financial condition and you should not consider the subscription prices to be any indication of our underlying value. If you exercise any rights and the market price of our ADSs or common stock falls below the applicable subscription price on the date the new ADSs or new shares of common stock are issued to you, then you will have purchased those ADSs or shares at prices higher than the market price and will suffer an immediate unrealized loss. Any decrease in market prices may continue after the completion of this offering. Accordingly, there can be no assurance that, following the exercise of rights, you will be able to sell your new ADSs or new shares of common stock at a price equal to or greater than the applicable subscription price.

We or our major stockholders may offer additional ADSs or shares of common stock in the future, and these and other sales may adversely affect the market price of the ADSs and common stock and may dilute your investment and relative ownership in us.

We have no current plans for a subsequent offering of our ADSs, common stock or securities exchangeable for or convertible into such securities. However, it is possible that we may decide to offer or sell such securities in the future. In particular, as of the record date on July 27, 2009, Kookmin Bank, our wholly-owned subsidiary, owned 47,407,671 shares of our common stock, or approximately 13.3% of our total issued common stock. While no rights will be issued in this offering with respect to such shares, we are required under applicable Korean law to dispose of such shares by September 2011. Accordingly, we may decide to offer and sell such shares, in one or more transactions, at any time prior to September 2011. We have agreed with the underwriters for this offering that, subject to certain exceptions, we will not, and will procure that Kookmin Bank will not, during the period beginning from the date of the underwriting agreement and continuing to and including the date 180 days after our receipt of the subscription monies for the new shares of common stock, without the prior written consent of the underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or dispose of any shares of our common stock or any substantially similar securities. However, there is no guarantee that the underwriters will not provide their consent with respect to any such transaction, which may not be unreasonably withheld by the underwriters under the terms of the underwriting agreement. In addition, our major stockholders, the Korean National Pension Service and ING Bank N.V., held approximately 5.52% and 5.05%, respectively, of our total issued common stock as of the share record date, and the shares held by them and any new shares that may be acquired by them in this offering are not subject to any restrictions on sale or disposal under the underwriting agreement.

An additional offering by us of ADS or common stock or securities exchangeable for or convertible into such securities, significant sales of our common stock by a major stockholder, or the public perception that an offering or sales may occur, could have an adverse effect on the market price of our ADSs and common stock. Furthermore, any offering by us in the future of any such securities could also have a dilutive impact on your investment in us and, unlike a rights offering, may not offer you the ability to maintain your relative ownership interest in us.

An active trading market may not develop for the rights on the New York Stock Exchange or the KRX KOSPI Market and, even if a market does develop, the rights may be subject to greater price volatility than our ADSs or common stock.

A trading period has been set for ADS rights from August 10, 2009 to August 17, 2009 on the New York Stock Exchange and for share rights from August 10, 2009 to August 17, 2009 on the KRX KOSPI Market. We cannot assure you that an active trading market in the ADS rights on the New York Stock Exchange, or in the share rights on the KRX KOSPI Market, will develop during the applicable rights trading period or that any over-the-counter trading market in the rights will develop. Even if an active market develops, the trading prices of the rights may be volatile. In addition, ADS holders and stockholders in certain jurisdictions are not allowed to participate in this offering. See “Notice to Investors.” The rights held by such ineligible holders may be sold by them, which could cause the market prices of the rights to fall.

You will not receive any value for the rights allocated to you in this offering if you do not properly exercise or sell them.

If you do not exercise the rights allocated to you in this offering during the applicable subscription period or sell the rights during the applicable trading period, the rights will lapse without compensation. None of us, any underwriter or the ADS rights agent will sell or attempt to sell any unexercised rights on your behalf.

Holders of ADS rights or share rights who desire to exercise such rights in this offering must act promptly to ensure that all required forms, certificates and payments are actually received by the relevant agent prior to the respective expiration dates and times for subscription of new ADSs or new shares of common stock as set forth under “The Rights Offering — Offering to Holders of ADSs — ADS Subscription Procedure” and “The Rights Offering — Offering to Holders of Common Stock — Share Subscription Procedure.” If you fail to complete and deliver the required forms or certificates, fail to make the required payments or send an incorrect payment amount, or otherwise fail to follow the procedures that apply to your desired transaction, we may reject all or part of your exercise of rights and any unexercised rights will lapse without any compensation. None of us, the ADS rights agent, our share registrar or any underwriter undertakes to contact you concerning, or to attempt to correct, an incomplete or incorrect form, certificate or payment. We and our agents have sole discretion to determine whether an exercise of rights and a subscription for new ADSs or new shares of common stock properly follows the appropriate procedures. If you hold our ADSs or common stock through a securities sub-account, brokerage account or other similar custodial account with a depository agent, broker, custodian, nominee or other financial intermediary, you are urged to consult your financial intermediary without delay regarding the procedure you need to follow for the exercise of rights and subscription and payment for new ADSs or new shares of common stock.

The exercise of ADS rights is subject to exchange rate risk.

If the U.S. dollar weakens against the Won during the period between August 7, 2009 and August 25, 2009, holders of ADS rights exercising such rights and subscribing for new ADSs may be obligated to pay more than the ADS deposit amount of US$33.56 per new ADS required to be deposited by such holders at the time of such exercise and subscription. The ADS deposit amount was set at 110% of the indicative ADS subscription price of US$30.51 per new ADS, to account for possible exchange rate fluctuations and any currency conversion expenses. The indicative ADS subscription price, in turn, is the U.S. dollar equivalent of the maximum share subscription price of ~~W~~37,250 per new share of common stock, based on the exchange rate of ~~W~~1,220.9 per U.S. dollar, which was the market average exchange rate, as announced by Seoul Money Brokerage Services, Ltd., in effect on August 6, 2009. The final ADS subscription price will be the U.S. dollar equivalent of the final share subscription price per new share of common stock, determined as described under “The Rights Offering — Offering to Holders of Common Stock — Final Share Subscription Price,” based on the exchange rate on or about August 25, 2009 at which we can convert U.S. dollar amounts to Won amounts, plus currency conversion expenses. Since fluctuations in the exchange rate between the U.S. dollar and Won may be greater than we anticipated in setting the ADS deposit price, there is no guarantee that the ADS deposit amount will be sufficient to cover the final ADS subscription price. If the ADS deposit amount you pay to subscribe for each new ADS is less than the final ADS subscription price, you will be required to promptly pay the aggregate amount of the shortfall (including interest) and you will not receive the new ADSs subscribed by you prior to the ADS rights agent’s receipt of payment. If your payment of the aggregate amount of the shortfall is not received by the ADS rights agent prior to September 8, 2009, the ADS rights agent may sell your new ADSs in an amount sufficient to cover the amount you owe. In that event, the ADS rights agent will distribute to you as soon as practicable the remaining new ADSs together with a check in the amount of the excess net proceeds, if any, from such sale (after deducting applicable fees of up to US$0.02 per new ADS sold, as well as taxes and expenses). See “The Rights Offering — Offering to Holders of ADSs — Payment of ADS Subscription Price.” Because the exercise of the ADS rights is irrevocable, you may not revoke or cancel your exercise of ADS rights and subscription for new ADSs even if the final ADS subscription price is higher than the ADS deposit amount. The exchange rate between the U.S. dollar and the Won has been highly volatile in recent months and such volatility may continue in the future. See “Exchange Rates.”

EXCHANGE RATES

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate for Won, expressed in Won per one U.S. dollar. The “noon buying rate” is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, translations of Won amounts into U.S. dollars in this prospectus supplement were made at the noon buying rate in effect on June 30, 2009, which was ~~W~~1,273.5 to US$1.00. We do not intend to imply that the Won or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars or Won, as the case may be, at any particular rate, or at all. On July 31, 2009, the noon buying rate was ~~W~~1,222.2 = US$1.00.

	Won per U.S. Dollar (Noon Buying Rate)
	Low		High		Average(1)		Period-End

2004	~~W~~	1,035.1	~~W~~	1,195.1	~~W~~	1,139.3	~~W~~	1,035.1
2005		997.0		1,059.8		1,023.8		1,010.0
2006		913.7		1,002.9		954.3		930.0
2007		903.2		950.2		929.0		935.8
2008		935.2		1,507.9		1,098.7		1,262.0
2009 (through July 31)		1,222.2		1,570.1		1,334.3		1,222.2
January		1,292.3		1,391.5		1,354.4		1,380.0
February		1,368.7		1,532.8		1,439.6		1,532.8
March		1,334.8		1,570.1		1,449.6		1,372.3
April		1,277.0		1,378.3		1,332.1		1,277.0
May		1,232.9		1,277.0		1,254.3		1,249.0
June		1,232.1		1,285.1		1,259.3		1,273.5
July		1,222.2		1,309.0		1,259.4		1,222.2

Source: Federal Reserve Bank of New York.

(1)	The average of the daily noon buying rates of the Federal Reserve Bank in effect during the relevant period (or portion thereof).

MARKET PRICE INFORMATION

The principal trading market for our common stock is the KRX KOSPI Market. Our common stock has been listed on the KRX KOSPI Market since October 10, 2008, and the ADSs have been listed on the New York Stock Exchange under the symbol “KB” since September 29, 2008. The ADSs are identified by the CUSIP number 48241A105.

Kookmin Bank’s common stock was listed on the KRX KOSPI Market on November 9, 2001, and was suspended from trading from September 26, 2008 and de-listed on October 10, 2008 in connection with the comprehensive stock transfer pursuant to which we were established. Kookmin Bank ADSs were listed on the New York Stock Exchange from November 1, 2001 to September 26, 2008. The Kookmin Bank ADSs were identified by the CUSIP number 50049M109.

The table below sets forth, for the periods indicated, the high and low closing prices and the average daily volume of trading activity on the KRX KOSPI Market for Kookmin Bank common stock with respect to the periods up to and including the third quarter of 2008 and for our common stock with respect to the subsequent periods, and the high and low closing prices and the average daily volume of trading activity on the New York Stock Exchange for Kookmin Bank ADSs with respect to the periods up to and including the third quarter of 2008 and for our ADSs with respect to the subsequent periods.

	KRX KOSPI Market(1)					New York Stock Exchange(2)
					Average Daily					Average Daily
					Trading					Trading
	Closing Price per				Volume (In					Volume (In
	Common Stock				Thousands of	Closing Price per ADS				Thousands of
	High		Low		Shares)	High		Low		Shares)

2004
First Quarter	~~W~~	50,600	~~W~~	44,000	1,456.0	US$	44.20	US$	37.40	231.5
Second Quarter		49,000		32,650	1,894.1		42.94		28.94	352.9
Third Quarter		39,900		31,450	1,573.4		35.83		27.11	366.1
Fourth Quarter		41,200		35,000	1,414.5		39.08		31.70	308.2
2005
First Quarter		49,300		40,000	1,270.0		48.76		37.70	332.8
Second Quarter		48,400		41,750	945.7		47.74		41.70	269.7
Third Quarter		64,500		47,200	1,194.5		61.00		45.63	288.9
Fourth Quarter		77,800		56,300	1,442.6		75.67		54.10	374.9
2006
First Quarter		84,200		66,300	1,503.8		86.10		66.25	490.8
Second Quarter		89,900		69,800	1,301.8		97.50		72.45	501.1
Third Quarter		83,400		72,000	1,144.1		89.32		75.48	368.8
Fourth Quarter		79,500		70,100	1,247.7		83.80		76.00	435.2
2007
First Quarter		89,500		70,400	1,116.6		95.29		75.52	461.6
Second Quarter		89,500		81,100	1,258.8		96.57		87.25	386.0
Third Quarter		88,500		71,900	1,922.4		96.10		75.74	584.2
Fourth Quarter		83,500		61,600	1,968.1		92.90		64.57	657.9
2008
First Quarter		67,100		49,100	2,001.3		77.48		48.78	883.0
Second Quarter		71,500		57,800	1,956.3		71.26		58.36	649.7
Third Quarter		61,700		51,800	3,050.4		60.22		43.23	790.6
Fourth Quarter		53,100		22,800	4,620.2		46.00		14.70	777.5
2009 (through August 5)
January		40,100		31,900	2,709.7		31.11		22.65	555.0
February		36,000		27,150	2,990.7		26.27		18.06	723.6
March		36,700		26,850	3,505.4		27.86		16.82	865.9
April		39,750		34,450	2,806.4		31.88		25.63	871.5
May		47,800		40,000	3,515.6		39.23		31.96	716.1
June		43,000		39,000	2,527.0		35.52		31.12	473.4
July		55,400		44,200	2,235.3		44.24		34.25	513.6
August (through August 5)		53,900		52,700	1,828.2		44.37		43.31	271.4

Source: Global Stock Information Financial Network and KRX KOSPI Market

(1)	Trading of Kookmin Bank common shares on the KRX KOSPI Market commenced on November 9, 2001 and ended on September 26, 2008. Trading of our common shares on the KRX KOSPI Market commenced on October 10, 2008.

(2)	Trading of Kookmin Bank ADSs on the New York Stock Exchange commenced on November 1, 2001 and ended on September 26, 2008. Trading of our ADSs on the New York Stock Exchange commenced on September 29, 2008. Each ADS represents the right to receive one share.

REASONS FOR THIS OFFERING AND USE OF PROCEEDS

Assuming a share subscription price of ~~W~~37,250 per share, which represents the maximum share subscription price per share, we estimate that the aggregate net proceeds from the sale of 30,000,000 new shares of common stock (directly or in the form of ADSs) by us in this offering will be approximately ~~W~~1,105.2 billion (net of underwriting, management and selling fees and other offering expenses). We intend to use the net proceeds from this offering for general corporate purposes, including to fund potential acquisitions in the banking, securities and/or insurance industries, and to strengthen our capital base. We currently do not have any specific plans for such acquisitions. We expect that underwriting, management and selling fees and other expenses related to this offering will total approximately ~~W~~12.3 billion. The aggregate net proceeds from this offering may be lower depending on the final share subscription price, which will be determined on August 21, 2009. See “The Rights Offering — Offering to Holders of Common Stock — Final Share Subscription Price.”

CAPITALIZATION

The following table sets forth our capitalization under U.S. GAAP as of December 31, 2008, on an actual basis and as adjusted to give effect to this offering, assuming a share subscription price of ~~W~~37,250 per share, which represents the maximum share subscription price per share. The “as adjusted” information presented below may change depending on the final share subscription price, which will be determined on August 21, 2009. See “The Rights Offering — Offering to Holders of Common Stock — Final Share Subscription Price.” You should read the information set forth below in conjunction with our consolidated financial statements prepared under U.S. GAAP and related notes incorporated by reference in the accompanying prospectus.

There has been no material change in our capitalization since December 31, 2008, except as described in the following table.

	As of December 31, 2008
	Actual		As Adjusted		Actual		As Adjusted
	(In billions of Won and millions of US$(1))

Long-tem indebtedness (including current portion):
Secured borrowings (excluding repurchase agreements)	~~W~~	920.6	~~W~~	920.6	US$	722.9	US$	722.9
Long-term debt(2)		45,148.0		45,148.0		35,451.9		35,451.9

Total long-term indebtedness(2)		46,068.6		46,068.6		36,174.8		36,174.8

Stockholders’ equity:
Common stock (~~W~~5,000 par value, 1,000,000,000 shares authorized; 356,351,693 shares issued and 308,921,422 shares outstanding, actual; and 386,351,693 shares issued and 338,921,422 shares outstanding, as adjusted to give effect to this offering)		1,781.8		1,931.8		1,399.1		1,516.9
Additional paid-in capital		6,253.3		7,208.5		4,910.3		5,660.4
Retained earnings		10,032.8		10,032.8		7,878.1		7,878.1
Accumulated other comprehensive income		389.9		389.9		306.2		306.2
Less: treasury stock		(2,863.1)		(2,863.1)		(2,248.2)		(2,248.2)

Total stockholders’ equity		15,594.7		16,699.9		12,245.5		13,113.4

Total capitalization(2)	~~W~~	61,663.3	~~W~~	62,768.5	US$	48,420.3	US$	49,288.2

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,273.5 to US$1.00, the noon buying rate of the Federal Reserve Bank of New York for Won in effect on June 30, 2009.

(2)	Does not include ~~W~~5,335 billion aggregate principal amount of debentures issued by us and Kookmin Bank and US$370 million aggregate principal amount of medium-term notes issued by Kookmin Bank subsequent to December 31, 2008.

DILUTION

If you do not exercise the ADS rights or share rights allocated to you in this offering, you will, at the completion of this offering, own a smaller proportional interest in us than you owned prior to this offering. In addition, if you owned our ADSs or common stock prior to this offering, you will experience an immediate dilution of the book value per ADS or share as a result of this offering.

Our net tangible book value as of December 31, 2008 was ~~W~~47,934 per share of common stock, or US$39.26 per ADS at the exchange rate of ~~W~~1,220.9 to US$1.00, the market average exchange rate as announced by Seoul Money Brokerage Services, Ltd., in effect on August 6, 2009. Net tangible book value is total stockholders’ equity excluding goodwill and intangible assets as of December 31, 2008. Net tangible book value per share has been calculated as the amount of our net tangible book value of ~~W~~14,807.8 billion, divided by the total number of shares of common stock outstanding (excluding shares held by Kookmin Bank, our wholly-owned subsidiary).

Assuming the issuance and sale by us of 30,000,000 new shares of common stock in this offering (including in the form of ADSs) at the indicative ADS subscription price of $30.51 per new ADS and the maximum share subscription price of ~~W~~37,250 per new share, and after deducting underwriting, management and selling fees and estimated offering expenses payable by us of an aggregate of approximately ~~W~~12.3 billion, our net tangible book value as of December 31, 2008 would have been $38.46 per ADS and ~~W~~46,952 per share. This represents an immediate decrease in net tangible book value of US$0.80 per ADS and ~~W~~982 per share outstanding prior to this offering and an immediate increase in net tangible book value of US$7.95 per new ADS and ~~W~~9,702 per new share issued in this offering. The following table illustrates this per ADS and per share dilution:

	Per ADS(1)		Per Share(2)

Price per new share and per new ADS	US$	30.51	~~W~~	37,250
Net tangible book value per share and per ADS as of December 31, 2008	US$	39.26	~~W~~	47,934
Decrease in net tangible book value per share and per ADS outstanding prior to this offering(3)	US$	0.80	~~W~~	982
Pro forma net tangible book value per share and per ADS after this offering	US$	38.46	~~W~~	46,952

Increase in net tangible book value per new share and per new ADS issued in this offering(4)	US$	7.95	~~W~~	9,702

(1)	Based on the indicative ADS subscription price of US$30.51 per new ADS.

(2)	Based on the maximum share subscription price of ~~W~~37,250 per new share of common stock.

(3)	This represents a decrease of 2.0% in the net tangible book value per ADS and per share outstanding prior to this offering.

(4)	This represents an increase of 26.0% in the net tangible book value per ADS and per share issued in this offering.

After giving effect to our sale of 30,000,000 new shares of common stock in this offering (directly or in the form of ADSs), existing ADS holders or stockholders who do not exercise their ADS rights or share rights, respectively, in this offering will be diluted such that a stockholder holding 10.00% of our issued and outstanding share capital prior to this offering will have its holding reduced to approximately 9.11% following this offering.

RECENT DEVELOPMENTS

We publish financial statements prepared in accordance with U.S. GAAP only on an annual basis and do not prepare or publish such financial statements for interim periods. We also publish consolidated financial statements prepared in accordance with Korean GAAP only on an annual basis. With respect to interim periods, we only publish unaudited non-consolidated financial statements prepared in accordance with Korean GAAP. In such non-consolidated financial statements, our subsidiaries are accounted for using the equity method. Kookmin Bank, our banking subsidiary, has historically accounted for a substantial majority of our consolidated assets, liabilities and income. Our and Kookmin Bank’s respective unaudited non-consolidated financial statements as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 (in the case of financial statements for Kookmin Bank) and June 30, 2009 prepared under Korean GAAP are included elsewhere in this prospectus supplement.

Selected Non-consolidated Interim Financial Information under Korean GAAP

The selected non-consolidated financial data set forth below as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 (in the case of financial data for Kookmin Bank) and June 30, 2009 have been derived from our and Kookmin Bank’s respective unaudited non-consolidated financial statements prepared in accordance with Korean GAAP. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our latest annual report on Form 20-F, which are prepared under U.S. GAAP. In particular, had such financial statements been prepared under U.S. GAAP, they would have been required to be prepared on a consolidated basis. Under U.S. GAAP, the primary financial statements are prepared on a consolidated basis. Non-consolidated financial information for the parent company and combined financial statements may be presented as supplementary information. Under Korean GAAP, the primary financial statements are prepared on a non-consolidated basis (i.e. stand-alone basis), where the subsidiaries are accounted for using the equity method. For a description of other significant differences between Korean GAAP and U.S. GAAP, see “Item 5B. Liquidity and Capital Resources — Reconciliation with Korean GAAP” in our latest annual report on Form 20-F.

You should read the following data together with our and Kookmin Bank’s respective unaudited non-consolidated financial statements as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 (in the case of financial statements for Kookmin Bank) and June 30, 2009 prepared under Korean GAAP, which are included elsewhere in this prospectus supplement. Because we were established on September 29, 2008, we do not have non-consolidated financial statements for the six months ended June 30, 2008. Historical results do not necessarily predict future results.

Non-consolidated income statement data under Korean GAAP

	KB Financial Group Inc.
	Six Months Ended June 30,
	2009		2009(1)
	(In billions of Won,		(In millions of US$,
	except per common		except per common
	share data)		share data)

Operating revenues:
Interest income	~~W~~	5	US$	4
Gain on valuation of equity method investments		414		325
Reversal of allowance for loans		—		—
Operating expenses:
Interest expenses		28		22
Loss on valuation of equity method investments		24		19
Commission expense		4		3
Selling and administrative expenses		15		12

Operating income		348		273

Non-operating income		—		—
Non-operating expenses		—		—

Income before income taxes		348		273
Income tax expense		—		—

Net income	~~W~~	348	US$	273

Basic and diluted earnings per share	~~W~~	1,127	US$	0.88

	Kookmin Bank
	Six Months Ended June 30,
	2008		2009		2009(1)
	(In billions of Won)				(In millions
					of US$)

Operating revenues:
Interest revenue	~~W~~	7,800	~~W~~	7,512	US$	5,899
Gain on valuation and disposal of securities		226		306		240
Gain on disposal of loans receivable		23		40		31
Other operating revenues(2)		7,335		9,115		7,158
Operating expenses:
Interest expenses		4,340		4,400		3,455
Loss on valuation and disposal of securities		111		89		70
Loss on valuation and disposal of loans		409		1,060		832
Other operating expenses(3)		8,842		11,002		8,639

Operating income		1,682		422		332

Non-operating revenue		141		152		119
Non-operating expenses		54		171		134

Income before income taxes		1,769		403		317
Income tax expense		493		16		13

Net income	~~W~~	1,276	~~W~~	387	US$	304

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,273.5 to US$1.00, the noon buying rate in effect on June 30, 2009 as quoted by the Federal Reserve Bank of New York in the United States.

(2)	Includes principally foreign exchange trading income, commission income, fees and commissions from trust accounts, dividend income and other operating revenue.

(3)	Includes principally foreign exchange trading expenses, commission expenses, general and administrative expenses and other operating expenses.

Non-consolidated balance sheet data under Korean GAAP

	KB Financial Group Inc.
	As of
	December 31,		June 30,		June 30,
	2008		2009		2009(1)
	(In billions of Won)				(In millions
					of US$)

Assets:
Cash and due from banks	~~W~~	2	~~W~~	9	US$	7
Equity method investments		16,345		16,874		13,250
Loans receivable, net		199		169		133
Property and equipment, net		3		3		2
Other assets, net		19		25		20

Total assets	~~W~~	16,568	~~W~~	17,080	US$	13,412

Liabilities and Stockholders’ Equity:
Borrowings	~~W~~	232	~~W~~	230	US$	181
Debentures, net of discount		498		798		627
Other liabilities, net		9		14		11

Total liabilities		739		1,042		819

Common stock		1,782		1,782		1,399
Capital surplus		15,473		15,473		12,149
Capital adjustment		(3,145)		(3,166)		(2,486)
Accumulated other comprehensive income		1,088		966		759
Retained earnings		631		983		772

Stockholders’ equity		15,829		16,038		12,593

Total liabilities and stockholders’ equity	~~W~~	16,568	~~W~~	17,080	US$	13,412

	Kookmin Bank
	As of
	December 31,		June 30,		June 30,
	2008		2009		2009(1)
	(In billions of Won)				(In millions
					of US$)

Assets:
Cash and due from banks	~~W~~	7,728	~~W~~	7,924	US$	6,222
Securities		34,929		39,383		30,925
Loans receivable, net		198,695		201,323		158,086
Property and equipment, net		3,493		3,395		2,666
Other assets, net		17,248		15,120		11,873

Total assets	~~W~~	262,093	~~W~~	267,145	US$	209,772

Liabilities and Stockholders’ Equity:
Deposits	~~W~~	158,868	~~W~~	170,737	US$	134,069
Debts, net		61,760		56,079		44,035
Other liabilities, net		24,151		22,088		17,344

Total liabilities		244,779		248,904		195,448

Common stock		2,182		2,482		1,949
Capital surplus		6,269		6,268		4,922
Accumulated other comprehensive income		445		691		543
Retained earnings		8,418		8,800		6,910

Stockholders’ equity		17,314		18,241		14,324

Total liabilities and stockholders’ equity	~~W~~	262,093	~~W~~	267,145	US$	209,772

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,273.5 to US$1.00, the noon buying rate in effect on June 30, 2009 as quoted by the Federal Reserve Bank of New York in the United States.

Kookmin Bank’s non-consolidated profitability and other ratios under Korean GAAP

	Six Months Ended
	June 30,	June 30,
	2008	2009
	(Percentages)

Net income (annualized) as a percentage of:
Average total assets(1)	1.09%	0.29%
Average stockholders’ equity(1)	15.45	4.34
Net interest spread(2)	3.00	2.44
Net interest margin(3)	3.23	2.60
Efficiency ratio(4)	84.18	96.84
Cost-to-average assets ratio(5)	8.04	9.21
Fee income as a percentage of total income(6)	4.92	3.81

(1)	Average balances are based on daily balances.

(2)	Net interest spread represents the difference between the annualized yield on average interest earning assets and annualized cost of average interest bearing liabilities.

(3)	Net interest margin represents the ratio of net interest income (annualized) to average interest earning assets.

(4)	Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest revenue.

(5)	Cost-to-average assets ratio represents the ratio of non-interest expense (annualized) to average total assets.

(6)	Fee income represents income other than interest income and other operating income, and excludes fees and commissions classified in those categories under Korean GAAP.

Kookmin Bank’s non-consolidated credit portfolio ratios under Korean GAAP

	As of
	December 31,		June 30,
	2008		2009
	(In billions of Won, except percentages)

Non-performing loans(1)	~~W~~	2,558	~~W~~	2,826

Non-performing loans as a percentage of total loans		1.27%		1.38%
Non-performing loans as a percentage of total assets		0.98		1.06
Allowance for loan losses for non-performing loans as a percentage of non-performing loans		45.17		50.32
Total allowance for loan losses as a percentage of non-performing loans		133.3		133.9
Total allowance for loan losses as a percentage of total loans		1.71		1.84
Non-performing credits as a percentage of total credits(2)		1.24		1.35
Won loans as a percentage of Won deposits(3)		129.58		125.22
Precautionary loans as a percentage of total loans		1.36		1.51
Precautionary and below loans as a percentage of total loans(4)		2.63		2.89
Precautionary and below loans as a percentage of total assets(4)		2.03		2.22
Allowance for loan losses for precautionary and below loans as a percentage of precautionary and below loans(4)		29.37		31.24

(1)	Non-performing loans are defined in accordance with regulatory guidance in Korea. See “Item 4B. Business Overview — Supervision and Regulation — Principal Regulations Applicable to Banks” in our latest annual report on Form 20-F.

(2)	Credits include loans and confirmed guarantees and acceptances.

(3)	Under Korean GAAP, Won loans do not include bills bought in Won, advances for customers, credit card accounts, bonds purchased under resale agreements, call loans, private placement corporate bonds and loans in restructurings that have been swapped for equity in the restructured borrower. Including these items, the ratios as of December 31, 2008 and June 30, 2009 would have been 143.60% and 137.83%, respectively.

(4)	As defined by the Financial Services Commission.

Selected Non-consolidated Interim Statistical Information of Kookmin Bank under Korean GAAP

Average Balance Sheets and Related Interest

The following table shows Kookmin Bank’s average balances, interest income and interest rates (annualized) on a non-consolidated basis for the six-month periods ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008					2009
	Average		Interest		Average	Average		Interest		Average
	Balance(1)		Income(2)(3)		Yield	Balance(1)		Income(2)(3)		Yield
	(In billions of Won, except percentages)

Assets
Due from banks	~~W~~	234	~~W~~	2	1.71%	~~W~~	780	~~W~~	6	1.55%
Securities:
Trading securities		4,455		123	5.54		2,819		58	4.15
Investment securities(4)		26,103		711	5.46		28,799		703	4.92
Loans:
Household(5)		91,579		3,284	7.19		98,128		2,794	5.74
Corporate		62,612		2,185	7.00		74,717		2,374	6.41
Foreign currency		8,620		154	3.58		11,081		161	2.93
Credit cards(3)		10,561		1,067	20.26		11,422		1,178	20.80
Other loans		10,257		274	5.36		11,530		238	4.16
Loans (total)(6)		183,629		6,964	7.61		206,878		6,745	6.57
Total average interest earning assets		214,421		7,800	7.30		239,276		7,512	6.33
Total average non-interest earning assets		19,765		—	—		28,184		—	—

Total average assets	~~W~~	234,186	~~W~~	7,800	6.68%	~~W~~	267,460	~~W~~	7,512	5.66%

	Six Months Ended June 30,
	2008					2009
	Average		Interest		Average	Average		Interest		Average
	Balance(1)		Expense		Cost	Balance(1)		Expense		Cost
	(In billions of Won, except percentages)

Liabilities
Deposits:
Demand deposits	~~W~~	44,695	~~W~~	218	0.98%	~~W~~	47,126	~~W~~	125	0.53%
Time and savings deposits		73,755		1,921	5.22		83,992		2,059	4.94
Certificates of deposit		23,096		680	5.90		26,210		677	5.21
Other deposits		7,224		112	3.11		7,401		88	2.40
Deposits (total)		148,770		2,931	3.95		164,729		2,949	3.61
Debts		52,789		1,367	5.19		59,842		1,408	4.74
Other		1,612		42	5.23		4,705		43	1.84
Total average interest bearing liabilities		203,171		4,340	4.28		229,276		4,400	3.87
Total average non-interest bearing liabilities		14,499		—	—		20,369		—	—

Total average liabilities		217,670		4,340	4.00		249,645		4,400	3.55

Stockholders’ equity		16,516		—	—		17,815		—	—

Total liabilities and stockholders’ equity	~~W~~	234,186	~~W~~	4,340	3.72%	~~W~~	267,460	~~W~~	4,400	3.32%

(1)	Average balances are based on daily balances.

(2)	Interest income figures include cash interest received on non-accruing loans.

(3)	Interest income from credit cards includes interest on card loans and credit installment purchases, merchant fees, and commissions on cash advances and credit installment purchases.

(4)	Information related to investment securities classified as available-for-sale has been computed using amortized cost, and therefore does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(5)	Includes mortgage and home equity loans.

(6)	Interest income from loans includes other interest income.

Analysis of Changes in Net Interest Income — Volume and Rate Analysis

The following table provides an analysis of changes in interest income, interest expense and net interest income based on changes in volume and changes in rate for the six-month period ended June 30, 2009 compared to the six-month period ended June 30, 2008. Information is provided with respect to: (1) effects attributable to changes in volume (changes in volume multiplied by prior rate) and (2) effects attributable to changes in rate (changes in rate multiplied by prior volume). Changes attributable to the combined impact of changes in rate and volume have been allocated proportionately to the changes due to volume changes and changes due to rate changes.

	First Six Months of 2009 vs.
	First Six Months of 2008
	Increase/(Decrease)
	Due to Changes in
	Volume		Rate		Total
	(In billions of Won)

Interest earning assets
Due from banks	~~W~~	3	~~W~~	1	~~W~~	4
Securities:
Trading securities		(45)		(20)		(65)
Investment securities		73		(81)		(8)
Loans:
Household		228		(718)		(490)
Corporate		412		(223)		189
Foreign currency		43		(36)		7
Credit cards		82		29		111
Other loans		33		(69)		(36)

Total interest income		829		(1,117)		(288)

	First Six Months of 2009 vs.
	First Six Months of 2008
	Increase/(Decrease)
	Due to Changes in
	Volume		Rate		Total
	(In billions of Won)

Interest bearing liabilities
Deposits:
Demand deposits	~~W~~	25	~~W~~	(118)	~~W~~	(93)
Time and savings deposits		258		(120)		138
Certificates of deposit		90		(93)		(3)
Other deposits		(7)		(17)		(24)
Deposits (total)		366		(348)		18
Debts		179		(138)		41
Other		70		(69)		1

Total interest expense		615		(555)		60

Net interest income	~~W~~	214	~~W~~	(562)	~~W~~	(348)

Non-Consolidated Interim Results of Operations of Kookmin Bank under Korean GAAP

Kookmin Bank, our banking subsidiary, has historically accounted for a substantial majority of our consolidated income as well as our consolidated assets and liabilities. The following discussion, as well as the discussion below under “— Non-Consolidated Interim Financial Condition of Kookmin Bank under Korean GAAP,” are based on Kookmin Bank’s unaudited non-consolidated financial statements as of December 31, 2008 and June 30, 2009 and for the six months ended June 30, 2008 and 2009 prepared in accordance with Korean GAAP. You should read these discussions together with such non-consolidated financial statements, which are included elsewhere in this prospectus supplement. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our latest annual report on Form 20-F, which are prepared under U.S. GAAP. See “— Selected Non-consolidated Interim Financial Information under Korean GAAP.”

Our results of operations and financial position, as well as those of Kookmin Bank, have been and will continue to be significantly affected by financial and economic conditions in Korea. See “Item 5A. Operating Results — Overview — Trends in the Korean Economy” in our latest annual report on Form 20-F. As a result of continued volatile conditions and weakness in the Korean and global economies, as well as factors such as the uncertainty surrounding the global financial markets, fluctuations in oil and commodity prices, interest and exchange rate fluctuations and tensions with North Korea, the economic outlook for the financial services sector in the second half of 2009 and for the foreseeable future remains uncertain. In particular, due principally to such factors, we believe that our overall results of operations for the period from June 30, 2009 to the date of this prospectus supplement have deteriorated, and for the period from June 30, 2009 to the date of completion of this offering will deteriorate, compared to the corresponding periods in 2008.

Net Interest Income

The following table sets out the principal components of Kookmin Bank’s non-consolidated interest income and expense for the first six months of 2008 and 2009, as well as changes in these components over such periods in percentage terms.

	Six Months				Percentage Change
	Ended June 30,				First Six Months of 2008/
	2008		2009		First Six Months of 2009
	(In billions of Won)				(%)

Interest income
Due from banks	~~W~~	2	~~W~~	6	200.0%
Trading securities		123		58	(52.8)
Investment securities		711		703	(1.1)
Loans		6,945		6,735	(3.0)
Other		19		10	(47.4)

Total interest income		7,800		7,512	(3.7)

Interest expense
Deposits		2,931		2,949	0.6
Debt		1,367		1,408	3.0
Other		42		43	2.4

Total interest expense		4,340		4,400	1.4

Net interest income	~~W~~	3,460	~~W~~	3,112	(10.1)

Interest income.  On a non-consolidated basis, Kookmin Bank’s interest income decreased 3.7% from ~~W~~7,800 billion in the first half of 2008 to ~~W~~7,512 billion in the first half of 2009, primarily due to a 3.0% decrease in interest on loans, as well as a 52.8% decrease in interest on trading securities. On a non-consolidated basis, the average balance of Kookmin Bank’s interest earning assets increased 11.6% from ~~W~~214,421 billion in the first half of 2008 to ~~W~~239,276 billion in the first half of 2009, principally due to growth in its loan portfolio. This increase was more than offset by a 97 basis point decrease in the annualized average yields on Kookmin Bank’s interest earning assets, from 7.30% in the first half of 2008 to 6.33% in the first half of 2009, which was driven mainly by decreases in average yields on loans.

The 3.0% decrease in interest on loans, on a non-consolidated basis, from ~~W~~6,945 billion in the first half of 2008 to ~~W~~6,735 billion in the first half of 2009 was primarily the result of a 14.9% decrease in interest on household (including mortgage and home equity) loans, on a non-consolidated basis, from ~~W~~3,284 billion in the first half of 2008 to ~~W~~2,794 billion in the first half of 2009, which was partially offset by an 8.6% increase in interest on corporate loans, on a non-consolidated basis, from ~~W~~2,185 billion in the first half of 2008 to ~~W~~2,374 billion in the first half of 2009 and a 10.4% increase in interest on credit card balances, on a non-consolidated basis, from ~~W~~1,067 billion in the first half of 2008 to ~~W~~1,178 billion in the first half of 2009.

The decrease in interest on household loans reflected a decrease of 145 basis points in annualized average yields on such loans, on a non-consolidated basis, from 7.19% in the first half of 2008 to 5.74% in the first half of 2009, which was partially offset by a 7.2% increase in the average volume of such loans, on a non-consolidated basis, from ~~W~~91,579 billion in the first half of 2008 to ~~W~~98,128 billion in the first half of 2009. The decrease in average yields on household loans mainly reflected the lower interest rate environment in Korea in the first half of 2009 resulting principally from rate lowering measures taken by the Korean government to stimulate the economy in the wake of the global financial crisis starting in the second half of 2008, while the increase in the average volume of household loans reflected increased consumer demand in light of such lower cost of borrowing.

The increase in interest on corporate loans was the result of a 19.3% increase in the average volume of corporate loans, on a non-consolidated basis, from ~~W~~62,612 billion in the first half of 2008 to ~~W~~74,717 billion in the first half of 2009, which was partially offset by a decrease of 59 basis points in annualized average yields on such loans, on a non-consolidated basis, from 7.00% in the first half of 2008 to 6.41% in the first half of 2009. The increase in the average volume of corporate loans mainly reflected increased lending to small and medium-sized enterprises, primarily as a result of policies and initiatives introduced by the Korean government to encourage Korean banks to provide financial support to such enterprises in light of their deteriorating financial condition and liquidity position due to the global financial crisis starting in the second half of 2008. See “Item 3D. Risk Factors — Risks relating to our small- and medium-sized enterprise loan portfolio — We have significant exposure to small- and medium-sized enterprises, and any financial difficulties experienced by these customers may result in a deterioration of our asset quality and have an adverse impact on us” in our latest annual report on Form 20-F. The decrease in average yields on corporate loans mainly reflected the lower interest rate environment in Korea in the first half of 2009.

The increase in interest on credit card balances was primarily the result of an 8.2% increase in the average volume of credit card balances, on a non-consolidated basis, from ~~W~~10,561 billion in the first half of 2008 to ~~W~~11,422 billion in the first half of 2009, which was enhanced by an increase of 54 basis points in annualized average yields on such balances, on a non-consolidated basis, from 20.26% in the first half of 2008 to 20.80% in the first half of 2009. The increase in the average volume of credit card balances mainly reflected increases in installment purchases and card loans. The increase in average yields on credit card balances was primarily due to increases in the interest rates charged on card loans and cash advances to cardholders that were implemented by Kookmin Bank following the global financial crisis starting in the second half of 2008.

Overall, on a non-consolidated basis, the average volume of Kookmin Bank’s loans (including restructured loans) increased 12.7% from ~~W~~183,629 billion in the first half of 2008 to ~~W~~206,878 billion in the first half of 2009, and the annualized average yields on such loans decreased 104 basis points, from 7.61% in the first half of 2008 to 6.57% in the first half of 2009, reflecting the lower interest rate environment.

Interest on trading securities, on a non-consolidated basis, decreased 52.8% from ~~W~~123 billion in the first half of 2008 to ~~W~~58 billion in the first half of 2009. This decrease resulted primarily from a 36.7% decrease in the average volume of trading securities, on a non-consolidated basis, from ~~W~~4,455 billion in the first half of 2008 to ~~W~~2,819 billion in the first half of 2009, which was enhanced by a decrease of 139 basis points in annualized average yields on trading securities, on a non-consolidated basis, from 5.54% in the first half of 2008 to 4.15% in the first half of 2009. The decrease in the average volume of trading securities was mainly a result of increased sales of such securities, primarily bonds issued by financial institutions, by Kookmin Bank in early 2009. The decrease in average yields on trading securities was primarily due to the general decrease in market interest rates in Korea for debt securities in the first half of 2009, which reflected the lower general interest rate environment.

Interest Expense.  On a non-consolidated basis, Kookmin Bank’s interest expense increased 1.4% from ~~W~~4,340 billion in the first half of 2008 to ~~W~~4,400 billion in the first half of 2009, primarily due to a 3.0% increase in interest on debts and a 0.6% increase in interest expense on deposits. On a non-consolidated basis, the average balance of Kookmin Bank’s interest bearing liabilities increased 12.8% from ~~W~~203,171 billion in the first half of 2008 to ~~W~~229,276 billion in the first half of 2009, principally as a result of increases in deposits and debts. This increase was partially offset by a 41 basis point decrease in the annualized average cost of Kookmin Bank’s interest bearing liabilities from 4.28% in the first half of 2008 to 3.87% in the first half of 2009, which was mainly driven by decreases in the average cost of deposits and debts.

The 3.0% increase in interest expense on debts, on a non-consolidated basis, from ~~W~~1,367 billion in the first half of 2008 to ~~W~~1,408 billion in the first half of 2009 reflected a 13.4% increase in the average volume of debts, on a non-consolidated basis, from ~~W~~52,789 billion in the first half of 2008 to ~~W~~59,842 billion in the first half of 2009, which was partially offset by a 45 basis point decrease in the annualized average cost of debts, on a non-consolidated basis, from 5.19% in the first half of 2008 to 4.74% in the first half of 2009. The increase in the average volume of debts was primarily attributable to higher levels of debentures due to increased use of debentures by Kookmin Bank, particularly in the second half of 2008, to meet its higher funding needs. The decrease in the average cost of debts mainly reflected the lower interest rate environment in Korea in the first half of 2009.

The 0.6% increase in interest expense on deposits, on a non-consolidated basis, from ~~W~~2,931 billion in the first half of 2008 to ~~W~~2,949 billion in the first half of 2009 was primarily due to a 7.2% increase in interest expense on time and savings deposits, on a non-consolidated basis, from ~~W~~1,921 billion in the first half of 2008 to

~~W~~2,059 billion in the first half of 2009. This increase was partially offset by a 42.7% decrease in interest expense on demand deposits, on a non-consolidated basis, from ~~W~~218 billion in the first half of 2008 to ~~W~~125 billion in the first half of 2009.

The 7.2% increase in interest expense on time and savings deposits reflected a 13.9% increase in the average volume of such deposits, on a non-consolidated basis, from ~~W~~73,755 billion in the first half of 2008 to ~~W~~83,992 billion in the first half of 2009, which was partially offset by a 28 basis point decrease in the annualized average cost of such deposits, on a non-consolidated basis, from 5.22% in the first half of 2008 to 4.94% in the first half of 2009. The increase in the average volume of time and savings deposits was primarily attributable to increased demand for such deposit products as an alternative to higher-risk investments in light of adverse economic conditions in Korea and increased volatility in the financial markets during the first half of 2009. The decrease in the average cost of time and savings deposits resulted mainly from the lower interest rate environment in Korea in the first half of 2009.

The 42.7% decrease in interest expense on demand deposits, on a non-consolidated basis, from ~~W~~218 billion in the first half of 2008 to ~~W~~125 billion in the first half of 2009, was due to a 45 basis point decrease in the annualized average cost of such deposits, on a non-consolidated basis, from 0.98% in the first half of 2008 to 0.53% in the first half of 2009, which was partially offset by a 5.4% increase in the average volume of such deposits, on a non-consolidated basis, from ~~W~~44,695 billion in the first half of 2008 to ~~W~~47,126 billion in the first half of 2009. The decrease in the average cost of demand deposits mainly reflected the lower interest rate environment in Korea in the first half of 2009. The increase in the average volume of demand deposits was primarily attributable to increased consumer demand for deposit products, which offer greater liquidity and low risk, in light of adverse economic conditions in Korea.

Net interest margin.  Net interest margin represents the ratio of net interest income (annualized, in the case of interim periods) to average interest earning assets. On a non-consolidated basis, Kookmin Bank’s overall net interest margin decreased from 3.23% for the first half of 2008 to 2.60% for the first half of 2009, as its net interest income decreased while the average volume of its interest earning assets increased. On a non-consolidated basis, net interest income decreased 10.1% from ~~W~~3,460 billion in the first half of 2008 to ~~W~~3,112 billion in the first half of 2009, while the average volume of interest earning assets increased 11.6% from ~~W~~214,421 billion in the first half of 2008 to ~~W~~239,276 billion in the first half of 2009. The net interest spread, which represents the difference between the average yield on Kookmin Bank’s interest earning assets and the average cost of its interest bearing liabilities, declined from 3.00% in the first half of 2008 to 2.44% in the first half of 2009. The decline in net interest spread reflected a larger decrease in the average yield on Kookmin Bank’s interest earning assets (including as a result of sharp growth in the average volume of household loans, where the decrease in average yield was also relatively large) relative to the decrease in the average cost of its interest bearing liabilities (which was slowed by sharp growth in the average volume of time and savings deposits, where the decrease in average cost was relatively small), primarily due to the earlier adjustment of interest rates on interest earning assets compared to interest rates on interest bearing liabilities in the context of the lower interest rate environment, as well as continuing rate-based competition in the Korean banking industry for the marketing of both loan and deposit products.

Provision for Loan Losses

Provisions for loan losses is recorded as part of loss on valuation and disposal of loans receivable. On a non-consolidated basis, Kookmin Bank’s provision for loan losses increased 159.2% from ~~W~~409 billion in the first half of 2008 to ~~W~~1,060 billion in the first half of 2009, primarily due to increases in delinquencies and impaired loans in its loan portfolio (in particular its loans to small- and medium-sized enterprises) as a result of adverse economic conditions in Korea following the global financial crisis, as well as the overall growth of Kookmin Bank’s loan portfolio, in the first half of 2009.

On a non-consolidated basis, Kookmin Bank’s loan charge-offs, net of recoveries, increased 269.4% from ~~W~~186 billion in the first half of 2008 to ~~W~~687 billion in the first half of 2009, which was attributable mainly to an increase in net charge-offs of loans to small- and medium-sized enterprises.

Non-Interest Income

The following table shows, for the periods indicated, the components of Kookmin Bank’s non-interest income on a non-consolidated basis.

	Six Months				Percentage Change
	Ended June 30,				First Six Months of 2008/
	2008		2009		First Six Months of 2009
	(In billions of Won)				(%)

Gain on valuation and disposal of securities	~~W~~	226	~~W~~	306	35.4%
Gain on disposal of loans receivable		23		40	73.9
Foreign exchange trading income		324		785	142.3
Commission income		763		652	(14.5)
Fees and commissions from trust Accounts		46		44	(4.3)
Dividend income		11		39	254.5
Other operating revenue		6,191		7,595	22.7
Non-operating revenue		141		152	7.8

Total non-interest income	~~W~~	7,725	~~W~~	9,613	24.4

On a non-consolidated basis, Kookmin Bank’s non-interest income increased 24.4% from ~~W~~7,725 billion in the first half of 2008 to ~~W~~9,613 billion in the first half of 2009. This increase was attributable primarily to:

•	a ~~W~~1,404 billion increase in other operating revenue, on a non-consolidated basis, from ~~W~~6,191 billion in the first half of 2008 to ~~W~~7,595 billion in the first half of 2009; and

•	a ~~W~~461 billion increase in foreign exchange trading income, on a non-consolidated basis, from ~~W~~324 billion in the first half of 2008 to ~~W~~785 billion in the first half of 2009.

These increases were partially offset by a ~~W~~111 billion decrease in commission income, on a non-consolidated basis, from ~~W~~763 billion in the first half of 2008 to ~~W~~652 billion in the first half of 2009.

Other operating revenue consists mainly of gains on derivative transactions, valuation of derivatives and valuation of fair value hedged items. Kookmin Bank engages in derivatives transactions primarily on behalf of its customers, as well as to hedge its risk exposures. The 22.7% increase, on a non-consolidated basis, in other operating revenue was primarily due to 77.1% increase in gain on derivatives transactions, on a non-consolidated basis, from ~~W~~3,040 billion in the first half of 2008 to ~~W~~5,383 billion in the first half of 2009. This increase was partially offset by a 34.5% decrease in gain on valuation of derivatives, on a non-consolidated basis, from ~~W~~2,999 billion in the first half of 2008 to ~~W~~1,963 billion in the first half of 2009. The increase in gain on derivatives transactions, which mainly reflected increased volatility and overall derivatives transaction volume, was more than offset by a corresponding increase in loss on derivatives transactions, which is recorded as other operating expenses. The decrease in gain on valuation of derivatives, which mainly reflected a decrease in the outstanding volume of currency forward transactions due to the Won’s depreciation in the second half of 2008, was also more than offset by a corresponding decrease in loss on valuation of derivatives, which is recorded as other operating expenses. On a net basis, Kookmin Bank’s net gain (loss) on transaction and valuation of derivatives, on a non-consolidated basis, changed from a ~~W~~27 billion net gain in the first half of 2008 to a ~~W~~281 billion net loss in the first half of 2009, primarily as a result of higher net transaction losses on currency derivatives.

The 142.3% increase in foreign exchange trading income, on a non-consolidated basis, principally reflected higher exchange rate volatility and trading volume for customers and was largely offset by a corresponding increase in foreign exchange trading expenses, which are recorded as an operating expense. On a net basis, Kookmin Bank’s net foreign exchange trading income increased, on a non-consolidated basis, from ~~W~~63 billion in the first half of 2008 to ~~W~~77 billion in the first half of 2009.

Commission income consists of commissions received on credit cards, commissions and fees received for brokerage and agency activities, bancassurance fees, and commissions received on fund management, cash dispenser services and letters of credit. The 14.5% decrease in commission income, on a non-consolidated basis, was attributable principally to a decrease in commissions received on fund management, which reflected decreased consumer demand for fund products in light of adverse economic conditions in Korea and increased volatility in the financial markets following the global financial crisis.

Non-Interest Expense

The following table shows, for the periods indicated, the components of Kookmin Bank’s non-interest expense on a non-consolidated basis.

	Six Months				Percentage Change
	Ended June 30,				First Six Months of 2008/
	2008		2009		First Six Months of 2009
	(In billions of Won)				(%)

Loss on valuation and disposal of securities	~~W~~	111	~~W~~	89	(19.8)%
Loss on valuation and disposal of loans receivable(1)		409		1,060	159.2
Foreign exchange trading losses		261		708	171.3
Commission expenses		317		341	7.6
General and administrative expenses		1,850		1,704	(7.9)
Other operating expenses		6,414		8,249	28.6
Non-operating expenses		54		171	216.7

Total non-interest expense	~~W~~	9,416	~~W~~	12,322	30.9

(1)	Includes provisions for loan losses.

On a non-consolidated basis, Kookmin Bank’s non-interest expense increased 30.9% from ~~W~~9,416 billion in the first half of 2008 to ~~W~~12,322 billion in the first half of 2009. This increase was primarily due to:

•	a ~~W~~1,835 billion increase in other operating expenses, on a non-consolidated basis, from ~~W~~6,414 billion in the first half of 2008 to ~~W~~8,249 billion in the first half of 2009;

•	a ~~W~~651 billion increase in loss on valuation and disposal of loans receivable, on a non-consolidated basis, from ~~W~~409 billion in the first half of 2008 to ~~W~~1,060 billion in the first half of 2009; and

•	a ~~W~~447 billion increase in foreign exchange trading losses, on a non-consolidated basis, from ~~W~~261 billion in the first half of 2008 to ~~W~~708 billion in the first half of 2009.

Other operating expenses consists mainly of losses on derivative transactions, valuation of derivatives and valuation of fair value hedged items. The 28.6% increase, on a non-consolidated basis, in other operating expenses was primarily due to 99.8% increase in loss on derivatives transactions, on a non-consolidated basis, from ~~W~~2,906 billion in the first half of 2008 to ~~W~~5,805 billion in the first half of 2009. This increase was partially offset by a 41.3% decrease in loss on valuation of derivatives, on a non-consolidated basis, from ~~W~~3,106 billion in the first half of 2008 to ~~W~~1,822 billion in the first half of 2009. The increase in loss on derivatives transactions, which mainly reflected increased volatility and overall derivatives transaction volume as well as continuing adverse economic conditions in Korea in the first half of 2009, was partially offset by a corresponding increase in gain on derivatives transactions, which is recorded as other operating revenues. The decrease in loss on valuation of derivatives, which mainly reflected a decrease in the outstanding volume of currency forward transactions due to the Won’s depreciation in the second half of 2008, was partially offset by a corresponding decrease in gain on valuation of derivatives, which is recorded as other operating revenues. See “— Non-Interest Income.”

The 159.2% increase, on a non-consolidated basis, in loss on valuation and disposal of loans receivable was primarily due to an increase in provision for loan losses in the first half of 2009 compared to the first half of 2008. See “— Provision for Loan Losses.”

The 171.3% increase in foreign exchange trading expenses, on a non-consolidated basis, principally reflected higher exchange rate volatility and trading volume for customers and was more than offset by a corresponding increase in foreign exchange trading income, which is recorded as operating revenues. See “— Non-Interest Income.”

Income Tax Expense

On a non-consolidated basis, Kookmin Bank’s income tax expense decreased 96.8% from ~~W~~493 billion in the first half of 2008 to ~~W~~16 billion in the first half of 2009, primarily as a result of a decrease in its income before income tax, as well as a ~~W~~105 billion refund it received in the first half of 2009 on income taxes paid in prior years. The statutory tax rate applicable to Kookmin Bank was approximately 27.5% in the first half of 2008 and 24.2% in the first half of 2009. On a non-consolidated basis, Kookmin Bank’s effective tax rate was 27.9% in the first half of 2008 and 3.9% in the first half of 2009.

Net Income

As a result of the above, on a non-consolidated basis, Kookmin Bank’s net income was ~~W~~387 billion in the first half of 2009, compared to ~~W~~1,276 billion in the first half of 2008.

Non-Consolidated Interim Financial Condition of Kookmin Bank under Korean GAAP

Assets

The following table sets forth, as of the dates indicated, the principal components of Kookmin Bank’s assets on a non-consolidated basis.

	As of		As of
	December 31,		June 30,		Percentage
	2008		2009		Change
	(In billions of Won)				(%)

Cash and due from banks	~~W~~	7,728	~~W~~	7,924	2.5%
Trading securities		3,736		3,739	0.1
Investment securities(1)		31,193		35,644	14.3
Loans:
Loans in Won		169,684		175,143	3.2
Loans in foreign currencies		8,710		7,534	(13.5)
Bills bought in Won		487		15	(96.9)
Bills bought in foreign currencies		2,754		2,078	(24.5)
Advances for customers		73		95	30.1
Factoring receivables		10		10	0.0
Credit card receivables		11,527		11,246	(2.4)
Bonds purchased under resale agreements		1,230		960	(22.0)
Call loans		367		1,084	195.4
Privately placed bonds		4,672		4,235	(9.4)
Loans for debt-equity swap		1		—	N/M (2)
Domestic import usance bill		2,445		2,507	2.5

		201,960		204,907	1.5

	As of		As of
	December 31,		June 30,		Percentage
	2008		2009		Change
	(In billions of Won)				(%)

Less:
Allowance for loan losses		3,452		3,765	9.1
Deferred loan origination fees and costs		(187)		(181)	(3.2)

Total loans, net		198,695		201,323	1.3
Property and equipment, net		3,493		3,395	(2.8)
Other assets		17,248		15,120	(12.3)

Total assets	~~W~~	262,093	~~W~~	267,145	1.9

Notes:

(1)	Includes available-for-sale securities, held-to-maturity securities and equity securities accounted for using the equity method of accounting.

(2)	N/M = Not meaningful.

On a non-consolidated basis, Kookmin Bank’s assets increased 1.9% from ~~W~~262,093 billion as of December 31, 2008 to ~~W~~267,145 billion as of June 30, 2009, mainly due to a 3.2% increases in loans in Won from ~~W~~169,684 billion as of December 31, 2008 to ~~W~~175,143 billion as of June 30, 2009, which was primarily a result of a 5.5% increase in corporate loans from ~~W~~69,648 billion as of December 31, 2008 to ~~W~~73,503 billion as of June 30, 2009. The effect of such increase was enhanced by a 14.3% increase in Kookmin Bank’s investment securities from ~~W~~31,193 billion as of December 31, 2008 to ~~W~~35,644 billion as of June 30, 2009. These increases were partially offset by a 12.3% decrease in Kookmin Bank’s other assets from ~~W~~17,248 billion as of December 31, 2008 to ~~W~~15,120 billion as of June 30, 2009, which primarily reflected a 36.1% decrease in its derivatives assets from ~~W~~8,395 billion as of December 31, 2008 to ~~W~~5,366 billion as of June 30, 2009, and a 13.5% decrease in loans in foreign currencies from ~~W~~8,710 billion as of December 31, 2008 to ~~W~~7,534 billion as of June 30, 2009.

Liabilities and Stockholders’ Equity

The following table sets forth, as of the dates indicated, the principal components of Kookmin Bank’s liabilities and its stockholders’ equity on a non-consolidated basis.

	As of		As of
	December 31,		June 30,		Percentage
	2008		2009		Change
	(In billions of Won)				(%)

Deposits	~~W~~	158,868	~~W~~	170,737	7.5%
Debts, net		61,760		56,079	(9.2)
Other liabilities		24,151		22,088	(8.5)

Total liabilities		244,779		248,904	1.7

Common stock		2,182		2,482	13.7
Capital surplus		6,269		6,268	0.0
Accumulated other comprehensive income		445		691	55.3
Retained earnings		8,418		8,800	4.5

Total stockholder’s equity		17,314		18,241	5.4

Total liabilities, minority interest and stockholder’s equity	~~W~~	262,093	~~W~~	267,145	1.9%

On a non-consolidated basis, Kookmin Bank’s total liabilities increased 1.7% from ~~W~~244,779 billion as of December 31, 2008 to ~~W~~248,904 billion as of June 30, 2009, principally due to a 7.5% increase in deposits from ~~W~~158,868 billion as of December 31, 2008 to ~~W~~170,737 billion as of June 30, 2009. The effect of such increase was offset in part by a 9.2% decrease in Kookmin Bank’s debts, net, from ~~W~~61,760 billion as of December 31, 2008 to ~~W~~56,079 billion as of June 30, 2009, as well as an 8.5% decrease in other liabilities from ~~W~~24,151 billion as of December 31, 2008 to ~~W~~22,088 billion as of June 30, 2009.

On a non-consolidated basis, Kookmin Bank’s stockholders’ equity increased by 5.4% from ~~W~~17,314 billion as of December 31, 2008 to ~~W~~18,241 billion as of June 30, 2009. This increase resulted primarily from an increase in retained earnings, which was attributable to net income generated by Kookmin Bank in the first six months of 2009, which was enhanced by an increase in common stock reflecting the issuance to us of 60 million new shares of Kookmin Bank’s common stock at par value in March 2009.

THE RIGHTS OFFERING

General

We are offering an aggregate of 30,000,000 new shares of common stock, par value ~~W~~5,000 per share, either directly or in the form of ADSs. As of July 27, 2009, we had 356,351,693 shares of common stock issued and 308,944,022 shares of common stock outstanding. This offering will result in the issuance of 30,000,000 new shares of common stock, or approximately 8.4% of the total common stock issued as of July 27, 2009. Following this offering, the number of shares of common stock issued will increase to 386,351,693 and the number of shares of common stock outstanding will increase to 338,944,022.

As required under Korean law, 6,000,000, or 20%, of the new shares of common stock were initially offered to members of our employee stock ownership association, all of which have been subscribed by such members. The remaining 24,000,000, or 80%, of the new shares of common stock are being offered by way of a rights offering to holders of our common stock and ADSs. We are distributing (i) to holders of our ADSs, transferable rights to subscribe for new ADSs at the ADS subscription price described below and (ii) to holders of our common stock, transferable rights to subscribe for new shares of our common stock at the share subscription price described below. No rights will be issued with respect to 47,407,671 shares of our common stock held by Kookmin Bank, our wholly-owned subsidiary.

Offering to Holders of ADSs

Each holder of our ADSs will receive 0.0776839 ADS right for every ADS it held on the ADS record date. Each ADS right entitles the holder thereof to subscribe for one new ADS at the ADS subscription price described below. Citibank, N.A., as the depositary under our American depositary receipt, or ADR, program, will charge holders of ADSs a fee of US$0.02 per ADS held for the distribution of the ADS rights.

The ADS rights issued to holders of ADSs registered as such in the records of the depositary will be evidenced by certificates, which we refer to as ADS rights certificates. Holders of ADSs who hold their ADSs through a financial intermediary, such as a broker or custodian, will not be issued ADS rights certificates but will receive ADS rights in book-entry form through such financial intermediary. The ADS rights constitute warrants under U.S. law.

ADS Record Date

The record date for determination of holders of ADSs who are eligible to receive ADS rights was 5:00 p.m., New York City time, on July 27, 2009.

Fractional ADS Rights

If, on the ADS record date, you held a number of ADSs that would entitle you to receive a number of ADS rights other than a whole number, your entitlement to ADS rights will be rounded down to the nearest whole number and you will receive such whole number of ADS rights, if any. Fractional ADS rights will not be distributed to you but will be aggregated with fractional ADS rights of other holders of ADSs and sold by the ADS rights agent. The net proceeds from the sale of your fractional ADS rights (after deducting applicable fees of up to US$0.02 for every ADS right sold, as well as taxes and expenses) will be remitted to you.

ADS Subscription Period

You can exercise your ADS rights and subscribe for new ADSs during the period from 9:00 a.m. (New York City time) on August 7, 2009 to 5:00 p.m. (New York City time) on August 21, 2009. If you do not exercise your ADS rights during the ADS subscription period, your ADS rights will lapse without compensation.

Indicative ADS Subscription Price and ADS Deposit Amount

The indicative ADS subscription price is US$30.51 per new ADS subscribed. The indicative ADS subscription price is the U.S. dollar equivalent of the maximum share subscription price of ~~W~~37,250 per share, based on the exchange rate of ~~W~~1,220.9 per U.S. dollar, which was the market average exchange rate, as announced by Seoul Money Brokerage Services, Ltd., in effect on August 6, 2009.

A holder of ADS rights exercising such rights and subscribing for new ADSs must deposit US$33.56, or the ADS deposit amount, per new ADS subscribed, which represents 110% of the indicative ADS subscription price, to account for possible exchange rate fluctuations and any currency conversion expenses.

Final ADS Subscription Price

The final ADS subscription price will be the U.S. dollar equivalent of the final share subscription price determined as described below under “— Offering to Holders of Common Stock — Final Share Subscription Price,” based on the exchange rate on or about August 25, 2009 at which we can convert U.S. dollar amounts to Won amounts, plus currency conversion expenses. We will publicly announce the final ADS subscription price on or about August 25, 2009 through a press release or announcement which we will submit to the SEC via a report on Form 6-K. Any excess of the ADS deposit amount over the final ADS subscription price for the new ADSs being subscribed will be refunded to the exercising holders of ADS rights, while any shortfall in the ADS deposit amount over the final ADS subscription price for the new ADSs being subscribed must be paid by the exercising holders of ADS rights. See “— Payment of ADS Subscription Price” below.

ADS Subscription Procedure

Each holder of ADS rights may exercise all or only a portion of its ADS rights. Subscriptions for new ADSs must be received by the ADS rights agent prior to 5:00 p.m. (New York City time) on August 21, 2009.

A holder who holds ADS rights through a financial intermediary and who wishes to exercise its ADS rights should consult with the financial intermediary as to the manner, timing and form of exercise documentation, method of payment of the ADS deposit amount and other related matters required to effect such exercise. The financial intermediary with whom the subscription is made may require any person exercising ADS rights to pay or block the ADS deposit amount for the new ADSs being subscribed in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

We and the ADS rights agent have the discretion to refuse any improperly completed documents, forms or certificates. Your exercise of your ADS rights is irrevocable and may not be cancelled or modified. You can exercise your ADS rights prior to the expiration of the ADS subscription period as follows:

Subscription by DTC Participants.  If you hold your ADS rights through The Depository Trust Company, or DTC, which is the book-entry settlement system for equity securities such as our ADS in the United States, you can only exercise your ADS rights by delivering completed subscription instructions for new ADSs through DTC’s PSOP Function on the “agent subscriptions over PTD” procedure and instructing DTC to charge your applicable DTC account for the ADS deposit amount required to be paid for the new ADSs being subscribed and to deliver such amount to the ADS rights agent. The subscription instructions must be received by DTC and the payment of the ADS deposit amount for the new ADSs must be received by the ADS rights agent, both by 5:00 p.m. (New York City time) on August 21, 2009.

Subscription by Beneficial ADS Rights Holders.  If you hold your ADS rights in a brokerage or custodian account, you will need to exercise your ADS rights through your broker or custodian. You should contact your broker or custodian to determine how to instruct the broker or custodian to exercise the ADS rights on your behalf before the expiration of the ADS subscription period. The exercise of ADS rights by brokers and custodians will be made via the clearing and settlement systems of DTC.

Subscription by Holders of ADS Rights Certificates.  If you are a holder of ADS rights certificates, you can exercise your ADS rights by delivering properly completed ADS rights certificates for the ADS rights being exercised and by making full payment of the ADS deposit amount required to be paid for the new ADSs being subscribed, in each case to the ADS rights agent at one of the addresses below by 5:00 p.m. (New York City time) on August 21, 2009:

By Courier: Citibank, N.A. Corporate Actions 250 Royall Street Suite V Canton, MA 02021	By Mail: Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011

Payment in U.S. dollars may be made by check drawn on a U.S. bank or bank draft made payable to the order of “Citibank, N.A. — KBFG ADS Rights Offering.”

DEPOSIT IN THE MAIL WILL NOT CONSTITUTE EFFECTIVE DELIVERY TO THE ADS RIGHTS AGENT. THE ADS RIGHTS AGENT MUST RECEIVE PROPERLY COMPLETED DOCUMENTATION AND FULL PAYMENT PRIOR TO THE EXPIRATION OF THE ADS SUBSCRIPTION PERIOD.

Payment of ADS Subscription Price

When you exercise your ADS rights and subscribe for new ADSs, you will be required to pay to the ADS rights agent the ADS deposit amount for each new ADS subscribed, as described above under “— Indicative ADS Subscription Price and ADS Deposit Amount” and “— ADS Subscription Procedure.” The final ADS subscription price will be determined as described above under “— Final ADS Subscription Price.” In the event the ADS deposit amount you pay to subscribe for each new ADS exceeds the final ADS subscription price, the ADS rights agent will refund as soon as practicable the aggregate excess in U.S. dollars to you. We expect that the ADS deposit amount will be sufficient to cover the final ADS subscription price, although there is no guarantee that this will be the case. You will not receive any interest on refunded amounts.

If the ADS deposit amount you pay to subscribe for each new ADS is less than the final ADS subscription price, the ADS rights agent will pay the aggregate amount of the shortfall to us on your behalf. You will then be required to promptly pay the aggregate amount of the shortfall (including interest) and you will not receive the new ADSs subscribed by you prior to the ADS rights agent’s receipt of payment. If your payment of the aggregate amount of the shortfall is not received by the ADS rights agent prior to September 8, 2009, the ADS rights agent may sell your new ADSs in an amount sufficient to cover the amount you owe. In that event, the ADS rights agent will distribute to you as soon as practicable the remaining new ADSs together with a check in the amount of the excess net proceeds, if any, from such sale (after deducting applicable fees of up to US$0.02 per new ADS sold, as well as taxes and expenses).

Unexercised ADS rights

ADS rights that are not exercised by 5:00 p.m. (New York City time) on August 21, 2009 will lapse without compensation. Holders of ADSs who transfer or do not exercise their ADS rights will have their percentage ownership interest in us diluted.

Listing and Transfer of ADS Rights

The ADS rights will be admitted for trading on the New York Stock Exchange under the symbol “KB RT.” The CUSIP number for the ADS rights is “48241A 113.” We expect that trading in the ADS rights on the New York Stock Exchange will commence on August 10, 2009 and continue until August 17, 2009.

Holders who hold their ADS rights through DTC or in a brokerage or custodian account with a participant in DTC may transfer their ADS rights by book-entry transfer through DTC or a DTC participant from and including August 7, 2009 through and including August 21, 2009. Holders who hold ADS rights certificates may only transfer their ADS rights through the ADS rights agent, as described below under “— Sales of ADS Rights through the ADS Rights Agent.”

ADS rights may not be converted into share rights and share rights may not be converted into ADS rights.

Sale of ADS Rights through the ADS Rights Agent

If you hold an ADS rights certificate and would like to sell all or a portion of your ADS rights, you will need to deliver your ADS rights certificate to the ADS rights agent before 5:00 p.m. (New York City time) on August 14, 2009, at one of the addresses listed above under “— ADS Subscription Procedure — Subscription by Holders of ADS Rights Certificates,” and indicate on the ADS rights certificate that you wish your ADS rights to be sold. If you hold your ADS rights in a brokerage or custodian account and would like to sell all or a portion of your ADS rights through the ADS rights agent, you will need to timely instruct your broker or custodian to deliver your ADS rights together with sale instructions to the ADS rights agent before 5:00 p.m. (New York City time) on August 14, 2009.

At least once every week during the period when the ADS rights are listed on the New York Stock Exchange, the ADS rights agent will aggregate the ADS rights delivered to it with instructions to sell and will arrange for their sale on the New York Stock Exchange through a broker appointed by the ADS rights agent for such purpose. The ADS rights agent will collect the proceeds from all such sales during the ADS subscription period, and will distribute to the ADS rights holders who have instructed such sales (or their agents) the net sales proceeds (after deducting applicable fees of up to US$0.02 per ADS right sold, as well as taxes and expenses) after the expiration of the ADS subscription period. The net sales proceeds that a holder is entitled to for its ADS rights sold will be calculated on the basis of the number of ADS rights sold and the net weighted average sale price per ADS right for all ADS rights sold by the ADS rights agent on behalf of all holders of ADS rights. Neither the ADS rights agent nor we can guarantee the ability of the ADS rights agent to effectuate such sales or the price at which any ADS rights will be sold.

Issuance and Delivery of New ADSs

The depositary will issue and deliver the new ADSs subscribed and paid for pursuant to this offering as soon as practicable after the stock certificates in respect of the new shares of common stock underlying such ADSs have been issued and delivered to Korea Securities Depository, the custodian of the depositary, in Seoul, Korea. We expect that the new ADSs will be issued and delivered on or about September 8, 2009.

Listing of New ADSs

We expect that the new ADSs will commence trading on the New York Stock Exchange on or about September 8, 2009 under the symbol “KB.”

ADS Rights Agent

Citibank, N.A., in addition to acting as the depositary in respect of our ADR program, will act as the ADS rights agent. The ADS rights are to be issued under the terms of a rights agency agreement relating to this offering between us and Citibank, N.A., which has been filed as an exhibit to the report on Form 6-K submitted by us to the SEC on August 7, 2009. The deposit agreement governing our ADR program has been filed as an exhibit to the registration statement on Form F-6 filed with the SEC on September 29, 2008 (File No. 333-153711). Copies of both the deposit agreement and the rights agency agreement are also available for inspection at the offices of Citibank N.A. at 388 Greenwich Street, New York, New York 10013.

Ranking

The new ADSs will, when issued and fully paid, rank equally in all respects with the then existing ADSs, except that they will not qualify for any dividends, rights, allotments or other distributions the record date for which falls before the date of issue of the new ADSs.

ADS Holder Helpline

Should you have any questions with regard to this offering or wish to receive any applicable forms relating to the ADS rights, please call the following number:

Banks, brokers and holders of ADSs:	Toll free in the U.S.: +1 (800) 308-7887 (Monday to Friday 9:00 a.m. to 5:00 p.m., New York City time).

Offering to Holders of Common Stock

Each holder of our common stock will receive 0.0776839 share right for every share of common stock it held on the share record date. Each share right entitles the holder thereof to subscribe for one new share at the share subscription price described below.

We will issue certificates evidencing share rights, which we refer to as share rights certificates, only if specifically requested by holders of our common stock who were directly registered in our stockholder registry as of the share record date. Such holders of our common stock can request the issuance of share rights certificates, including for purposes of transfer of their share rights, by contacting Kookmin Bank, our share registrar, at 3rd Floor, Kookmin Bank Headquarters Building, 36-3, Yeouido-dong, Yeongdeungpo-gu, Seoul 150-758, Korea, on or prior to August 25, 2009.

Share Record Date

The record date for determination of holders of common stock who are eligible to receive share rights was 5:00 p.m. on July 27, 2009 (Seoul time).

Fractional Share Rights

If, on the share record date, you held a number of shares of common stock that would entitle you to receive a number of share rights other than a whole number, your entitlement to share rights will be rounded down to the nearest whole number and you will receive such whole number of share rights, if any. Fractional share rights will not be distributed to you.

Share Subscription Period

You can exercise your share rights and subscribe for new shares of common stock from 9:00 a.m. (Seoul time) on August 26, 2009 to 4:00 p.m. (Seoul time) on August 27, 2009. If you do not exercise your share rights during the share subscription period, your share rights will lapse without compensation.

Maximum Share Subscription Price

The maximum share subscription price is ~~W~~37,250 per share. The maximum share subscription price was determined based on the following formula:

Maximum Share Subscription Price	=	Initial Reference Price 1 + [Capital Increase Ratio (8.41864%) × Discount Rate (25%)]

where the “Initial Reference Price” was set at a discount rate of 25% to the lower of (i) the arithmetic average of (x) the volume-weighted average closing price of our common stock for the one-month period immediately preceding, and inclusive of, July 22, 2009, (y) the volume-weighted average closing price of our common stock for the one-week period immediately preceding, and inclusive of, July 22, 2009, and (z) the closing price of our common stock on July 22, 2009, and (ii) the closing price of our common stock on July 22, 2009, in each case on the KRX KOSPI Market.

Final Share Subscription Price

The final share subscription price per share will be determined on August 21, 2009 and will be the lower of (i) the maximum share subscription price and (ii) a reference price set at a discount rate of 25% to the relevant market price of our common stock. The relevant market price of our common stock will be the lower of (i) the arithmetic average of (x) the volume-weighted average closing price for the one-week period immediately preceding, and inclusive of, August 21, 2009, and (y) the closing price on August 21, 2009, and (ii) the closing price on August 21, 2009, in each case on the KRX KOSPI Market. The final share subscription price may not be lower than W5,000 per share. We will publicly announce the final share subscription price on or about August 22, 2009 through a press release or announcement which we will submit to the SEC via a report on Form 6-K, file with the Financial Services Commission and publish in Korea in Seoul Daily and The Dong-a Ilbo.

The following example illustrates the calculation of the final share subscription price based on the assumption that the closing prices and daily trading volumes of our common stock on the KRX KOSPI Market are as shown in the table below. The following example is for purposes of illustration only and the final share subscription price will be determined based on the actual closing prices and actual trading volumes of our common stock on the KRX KOSPI Market during the one-week period immediately preceding, and inclusive of, August 21, 2009.

Hypothetical Example

Trading Day	August 17		August 18		August 19		August 20		August 21

Closing Price	~~W~~	40,000	~~W~~	42,000	~~W~~	45,000	~~W~~	46,500	~~W~~	46,000
Daily Trading Volume		2,500,000		3,000,000		4,000,000		2,000,000		3,500,000

(1)	Volume-weighted average closing price for the one-week period immediately preceding, and inclusive of, August 21, 2009 (the “One-week Average”) = [(~~W~~40,000 × 2,500,000) + (~~W~~42,000 × 3,000,000) + (~~W~~45,000 × 4,000,000) + (~~W~~46,500 × 2,000,000) + (~~W~~46,000 × 3,500,000)]/(2,500,000 + 3,000,000 + 4,000,000 + 2,000,000 + 3,500,000) = ~~W~~44,000

(2)	Arithmetic average of (i) the One-week Average and (ii) the closing price on August 21, 2009 = (~~W~~44,000 + ~~W~~46,000)/2 = ~~W~~45,000

(3)	Relevant market price of our common stock = the lower of (1) ~~W~~44,000 and (2) ~~W~~45,000 = ~~W~~44,000

(4)	Reference price = 0.75 × ~~W~~44,000 = ~~W~~33,000

(5)	Final share subscription price = the lower of (i) the maximum share subscription price of ~~W~~37,250 and (ii) the reference price of ~~W~~33,000 = ~~W~~33,000

Share Subscription Procedure

Each holder of share rights may exercise all or only a portion of its share rights. Subscriptions for new shares must be received by Korea Investment & Securities Co., Ltd. prior to 4:00 p.m. (Seoul time) on August 27, 2009.

The exercise of share rights requires the delivery of a properly completed subscription form and full payment of the share subscription price for the new shares of common stock being subscribed to the main or a branch office of Korea Investment & Securities located in Korea. A holder who holds share rights through a financial intermediary and who wishes to exercise its share rights should consult with the financial intermediary as to the manner, timing and form of exercise documentation, method of payment of the share subscription price and other related matters required to effect such exercise. The financial intermediary with whom the subscription is made may require any person exercising share rights to pay or block the share subscription price for the new shares being subscribed in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

We and Korea Investment & Securities have the discretion to refuse any improperly completed documents, forms or certificates. Your exercise of your share rights is irrevocable and may not be cancelled or modified. You can exercise your share rights prior to the expiration of the share subscription period as follows:

Subscription by Beneficial Share Rights Holders.  If you hold share rights through financial intermediaries that have accounts with the Korea Securities Depository, the Korean book-entry securities clearance and depositary system, you must instruct such financial intermediaries to exercise your share rights (including by submitting a properly completed subscription form on your behalf) and must pay the corresponding share subscription price in full to such financial intermediaries. You should contact such financial intermediaries to determine how to instruct them to exercise the share rights on your behalf before the expiration of the share subscription period.

Subscription by Registered Stockholders and Holders of Share Rights Certificates.  If you were a registered holder of common stock as set out in our stockholder registry as of the share record date, or if you hold share rights certificates, you must, in order to exercise your share rights, submit to Korea Investment & Securities either the allotment notice or the share rights certificates, together with a properly completed subscription form, and pay the corresponding share subscription price in full at the main or any branch office of Korea Investment & Securities located in Korea by 4:00 p.m. (Seoul time) on August 27, 2009.

Unexercised Share Rights

Share rights that are not exercised by 4:00 p.m. (Seoul time) on August 27, 2009 will lapse without compensation. Holders of common stock who transfer or do not exercise their share rights will have their percentage ownership interest in us diluted.

Listing and Transfer of Share Rights

The share rights have been approved for listing on the KRX KOSPI Market. We expect that trading in the share rights on the KRX KOSPI Market will commence on August 10, 2009 and continue until August 17, 2009.

Holders that hold share rights through accounts established with the Korea Securities Depository, or through financial intermediaries that have accounts with the Korea Securities Depository, may transfer their share rights by book-entry transfer through the Korea Securities Depository from and including August 10, 2009 to and including August 19, 2009. Holders of share rights who are not Korean nationals are required by Korean law to transfer their share rights only through the KRX KOSPI Market during the listing period for the share rights; provided that such holders may transfer their share rights by book-entry transfer through over-the-counter transactions from and including August 18, 2009 to and including August 19, 2009.

Stockholders who were directly registered in our stockholder registry as of the share record date may request our share registrar to issue share rights certificates evidencing the share rights allocated to them, and upon such request, we will issue such share rights certificates. The share rights may then be transferred by delivering the share rights certificates from and including August 7, 2009 to and including August 25, 2009.

Share rights may not be converted into ADS rights and ADS rights may not be converted into share rights.

Issuance and Delivery of New Shares

We expect that the new shares of common stock issuable upon exercise of the share rights will be issued on or about September 2, 2009 and that the share certificates for the new shares of common stock will be delivered on or about September 7, 2009. The new shares of common stock will be issued in registered form.

Listing of New Shares

We expect that the new shares of common stock will commence trading on the KRX KOSPI Market on or about September 4, 2009 under the code “A105560.”

Ranking

The new shares of common stock will, when issued and fully paid, rank equally in all respects with the then existing shares of common stock, except that they will not qualify for any dividends, rights, allotments or other distributions the record date for which falls before the date of issue of the new shares of common stock.

TAXATION

The following summary is based upon tax laws, regulations, rulings, decrees, income tax conventions (treaties), administrative practice and judicial decisions of Korea and the United States as of the date of this prospectus supplement, and is subject to any change in Korean or United States law that may come into effect after such date. Potential investors in rights, new shares of common stock or new ADSs are advised to consult their own tax advisers as to the Korean, United States or other tax consequences of the purchase, ownership and disposition of such securities, including the effect of any national, state or local tax laws.

Korean Taxation

For a discussion of certain material Korean tax consequences relating to the purchase, ownership and disposal of shares of our common stock and ADSs, see “Item 10E. Taxation” in our latest annual report on Form 20-F.

The following summary of Korean tax considerations relating to the purchase, ownership and disposal of share rights and ADS rights applies to you so long as you are not:

•	a resident of Korea;

•	a corporation having its head office, principal place of business, or place of effective management in Korea (a Korean corporation); or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Taxation of Receipt and Exercise of Share Rights and ADS Rights

You would not be subject to Korean income taxation upon distribution or exercise of share rights and ADS rights received in proportion to the number of shares or ADSs owned by you.

Taxation of Capital Gains from Transfer of Share Rights and ADS Rights

As a general rule, capital gains earned by non-residents upon transfer of share rights are subject to Korean income taxation at the lower of (1) 11% (including resident surtax) of the gross proceeds realized or (2) 22% (including resident surtax) of the net realized gain, subject to the production of satisfactory evidence of acquisition costs and certain direct transaction costs associated with share rights, unless exempt from Korean income taxation under an applicable tax treaty between Korea and the country of your tax residence. Capital gains earned by non-residents upon transfer of ADS rights may also be subject to Korean income taxation unless exempt from Korean income taxation under an applicable tax treaty between Korea and the country of your tax residence, although Korean tax law is not entirely clear on this point. See “— Tax Treaties” below for a discussion on treaty benefits. Even if you do not qualify for the exemption under a tax treaty, you will not be subject to the foregoing income tax on capital gains upon transfer of share rights or ADS rights if you meet certain requirements for the exemption under Korean domestic tax laws discussed in the following paragraphs.

Capital gains realized upon transfer of share rights through the KRX KOSPI Market may be exempt from Korean taxation if you (1) have no permanent establishment in Korea and (2) did not own or have not owned (together with any shares (possibly including the shares represented by the ADSs) owned by any entity with which you have a certain special relationship) 25% or more of our total issued and outstanding shares at any time during the calendar year in which the sale occurs and during the five consecutive calendar years prior to the calendar year in which the sale occurs, but the law on this point is not entirely clear.

Capital gains earned by you (regardless of whether or not you have a permanent establishment in Korea) upon transfer of ADS rights outside Korea may also be exempt from Korean income taxation by virtue of the Special Tax Treatment Control Law of Korea, or the STTCL, if the issuance of the ADS rights is deemed to be an overseas issuance pursuant to the regulation stipulated by the Ministry of Strategy and Finance of Korea, or the MOSF, under the STTCL.

Unless you are exempt under an applicable tax treaty or domestic tax law, you are obligated to file an income tax return and pay income tax on capital gains realized from the transfer of share rights outside of Korea (excluding a transfer on a foreign exchange) to non-residents or foreign companies without having permanent establishments in Korea; provided, that, you will be exempt from such obligation to file an income tax return and pay income tax on capital gains if the purchaser or, in the case of a sale of share rights on the KRX KOSPI Market or through a licensed securities company in Korea, the licensed securities company, withholds and remits tax on such capital gains as discussed below.

If you are subject to tax on capital gains with respect to a sale of share rights or ADS rights, the purchaser or, in the case of a sale of share rights or ADS rights on the KRX KOSPI Market or through a licensed securities company in Korea, the licensed securities company is required to withhold Korean tax from the sales proceeds in an amount equal to 11% (including resident surtax) of the gross realization proceeds and to remit the withheld tax to the Korean tax authority, unless you establish your entitlement to an exemption under an applicable tax treaty or domestic tax law and produce satisfactory evidence of your acquisition costs and certain direct transaction costs associated with share rights and ADS rights.

To obtain the benefit of a tax exemption pursuant to a tax treaty, you must submit to the purchaser or the licensed securities company, as the case may be, prior to or at the time of payment, such evidence of your tax residence as the Korean tax authorities may require in support of your claim for treaty benefits. See the discussion under “— Tax Treaties” below for an additional explanation of claiming treaty benefits.

Tax Treaties

Korea has entered into a number of income tax treaties with other countries (including the United States), which would reduce or exempt Korean withholding tax on capital gains on transfer of the share rights or ADS rights. For example, under the Korea-United States income tax treaty, an exemption from Korean withholding tax on capital gains is available to residents of the United States that are beneficial owners of the relevant capital gains, subject to certain exceptions.

You should inquire for yourself whether you are entitled to the benefit of a tax treaty between Korea and the country where you are a resident. It is the responsibility of the party claiming the benefits of an income tax treaty in respect of capital gains to submit to us, the purchaser or the securities company, as applicable, a certificate as to his tax residence. In the absence of sufficient proof, we, the purchaser or the securities company, as applicable, must withhold tax at the normal rates. Furthermore, in order for you to obtain the benefit of a tax exemption on certain Korean source income (such as capital gains) under an applicable tax treaty, Korean tax law requires you (or your agent) to submit an application for tax exemption along with a certificate of your tax residency issued by a competent authority of your country of tax residence, subject to certain exceptions. Such application should be submitted to the relevant district tax office by the ninth day of the month following the date of the first payment of such income.

Inheritance Tax and Gift Tax

If you die while holding share rights or donate share rights, your heir or donee (or in certain circumstances, you as the donor) will be subject to Korean inheritance or gift tax, which ranges from 10% to 50% recently, assessable based on the value of the share rights and the identity of the individual against whom the tax is assessed.

If you die while holding ADS rights or donate ADS rights, it is unclear whether, for Korean inheritance and gift tax purposes, you would be treated as the owner of the share rights underlying the ADS rights. If the tax authority interprets ADS rights as the underlying share rights, you may be treated as the owner of the share rights and your heir or the donee (or in certain circumstances, you as the donor) will be subject to Korean inheritance or gift tax, which ranges from 10% to 50% recently, assessable based on the value of the share rights or ADS rights and the identity of the individual against whom the tax is assessed.

At present, Korea has not entered into any tax treaty relating to inheritance or gift taxes.

Securities Transaction Tax

If you transfer share rights through the KRX KOSPI Market, you will be subject to a securities transaction tax at the rate of 0.15% and an agriculture and fishery special surtax at the rate of 0.15% of the sales price of the share rights. If your transfer of share rights is not made through the KRX KOSPI Market, subject to certain exceptions, you will be subject to a securities transaction tax at the rate of 0.5% and will not be subject to an agriculture and fishery special surtax.

With respect to transfer of ADS rights, however, whether or not you will be subject to a securities transaction tax is not entirely clear as there have been no court precedents or tax rulings on this issue. Nevertheless, in relation to transfer of ADSs, the Supreme Court of Korea recently held that depositary receipts (such as ADSs) do not constitute share certificates subject to the securities transaction tax. Given such decision, your transfer of ADS rights, which can be viewed as similar to transfer of ADSs, may also be likely to be exempt from the securities transaction tax. Still, uncertainties remain as to whether the Supreme Court’s decision for transfer of ADSs will serve as the precedent for transfer of ADS rights. In any event, if ADS rights are listed on the New York Stock Exchange, Nasdaq National Market or other qualified foreign exchanges, you will be exempt from the securities transaction tax.

In principle, the securities transaction tax, if applicable, must be paid by a transferor of share rights or ADS rights. When a transfer is effected through a securities settlement company, such settlement company is generally required to withhold and remit the tax to the tax authorities. When such transfer is made through a securities company only, such securities company is required to withhold and remit the tax. Where a transfer is effected by a non-resident who has no permanent establishment in Korea by a method other than through a securities settlement company or a securities company, the transferee is required to withhold the securities transaction tax.

United States Taxation

This summary describes certain material U.S. federal income tax consequences for a U.S. holder (as defined below) of receiving, exercising, owning, or disposing of rights, common shares or ADSs. This summary applies to you only if you hold the rights, common shares or ADSs as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	an employee who received rights, shares or ADSs as compensation;

•	a person that holds rights, common shares or ADSs that are a hedge or that are hedged against interest rate or currency risks;

•	a person that holds rights, common shares or ADSs as part of a straddle or conversion transaction for tax purposes;

•	a person whose functional currency for tax purposes is not the U.S. dollar; or

•	a person that owns or is deemed to own 5% or more of any class of our stock.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity classified as a partnership for U.S. federal income tax purposes holds rights, common shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the rights, common shares or ADSs, you should consult your tax advisors.

Please consult your own tax advisers concerning the U.S. federal, state, local, and other tax consequences of receiving, exercising, purchasing, owning, and disposing of rights, common shares or ADSs in your particular circumstances.

For purposes of this summary, you are a “U.S. holder” if you are the beneficial owner of a right, a common share or an ADS and are:

•	a citizen or resident of the United States;

•	a U.S. domestic corporation; or

•	otherwise subject to U.S. federal income tax on a net income basis with respect to income from the right, common share or ADS.

Issuance of Rights

You will not be subject to U.S. federal income taxation with respect to the receipt of rights in this offering. You should consult your own tax advisors regarding the tax consequences of your receipt of the rights in light of your particular circumstances.

If you receive cash on the market sale of all or a part of your fractional ADS rights (as described above under “The Rights Offering — Offering to Holders of ADSs — Fractional ADS Rights”), you should be treated as having first received such fractional rights and then having received cash in exchange for such rights. Thus, you should generally recognize gain or loss in an amount equal to the difference between the amount of cash received in exchange for the fractional rights and the portion of the basis, if any, of all rights received that is allocable to the fractional rights. See the discussions below under “— Basis and Holding Period of the Rights,” and “— Sale or Other Disposition of Rights.”

Basis and Holding Period of the Rights

Except as provided in the following sentence, the basis of the rights distributed to you will be zero. However, if either (i) the fair market value of the rights (including that portion of the value of your fractional ADS rights for which you receive cash on the sale thereof, if any) on the date of distribution is 15% or more of the fair market value on such date of the common shares with respect to which the rights are distributed; or (ii) you irrevocably elect, in your U.S. federal income tax return for the taxable year in which the rights are received, to allocate part of the basis of your ADSs or common shares to such rights, then your basis in your ADSs or common shares will be allocated between such ADSs or common shares and the rights in proportion to the fair market values of each on the date of distribution of the rights. No basis will be allocated to any such rights that lapse. If you receive cash representing your fractional ADS rights, if any, your tax basis in the rights received will be equal to the portion of your basis in the ADSs or common shares allocated to the rights (determined pursuant to this paragraph), reduced by the amount allocable to such fractional ADS rights.

You will include your holding period in ADSs or common shares with respect to which the rights were distributed in determining the holding period of the rights.

Sale or Other Disposition of Rights

For U.S. federal income tax purposes, you will recognize taxable gain or loss upon the sale or other disposition of rights (which includes the receipt of cash on the market sale of all or part of your fractional ADS rights) in an amount equal to the difference between the amount realized for the rights and your tax basis in the rights. Such gain or loss will generally be treated as capital gain or loss. The amount realized on a sale or other disposition of a right generally will be the amount of cash you receive in exchange for such right. If the consideration you receive for the right is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received. In general, the U.S. dollar value of such a payment will be determined on the date of receipt of payment if you are a cash basis taxpayer and the date of disposition if you are an accrual basis taxpayer. However, if the rights are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer who has made a special election, you will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale.

For U.S. federal income tax purposes, gain or loss you realize on a sale or other disposition of rights generally will be treated as U.S. source capital gain or loss, and will be long-term capital gain or loss if the rights were held (including the holding period in ADSs or common shares with respect to which the rights were distributed) for more than one year. Your ability to offset capital losses against ordinary income is limited. Long-term capital gain recognized by an individual U.S. holder generally is subject to taxation at reduced rates.

Expiration of the Rights

If you do not exercise or sell the rights prior to the end of the exercise period, you generally will recognize no gain or loss for U.S. federal income tax purposes.

Exercise of the Rights

You will not recognize any gain or loss upon the exercise of the rights. The aggregate basis of common shares or ADSs acquired upon exercise of rights will be equal to the sum of your basis (in U.S. dollars) in the rights exercised and the amount paid upon exercise of such rights (which, in the case of a payment in Won, will equal the U.S. dollar value of the Won-denominated subscription price determined on the date of purchase, or on the settlement date of the purchase if the shares or ADSs are treated as traded on an established securities market, and you are either an accrual basis taxpayer who has made a special election, or a cash basis taxpayer).

The holding period of common shares acquired upon exercise of rights will begin on the date the rights are exercised.

Purchase, Ownership and Disposal of Common Shares and ADSs

For a discussion of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposal of our common shares and ADSs, see “Item 10E. Taxation” in our latest annual report on Form 20F.

U.S. Information Reporting and Backup Withholding Rules

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation or other exempt recipient and demonstrates this when required or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred.

Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-U.S. status in connection with payments received within the United States or through a U.S.-related financial intermediary.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

General

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in shares of common stock or ADSs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit ERISA Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and other plans and arrangements to which Section 4975 of the Code applies (each such plan account and arrangement, also an “ERISA Plan”), and any entities whose underlying assets include “plan assets” by reason of any such ERISA Plan’s investment in the entity, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “Parties in Interest”) with respect to such ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such Parties in Interest, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of the ERISA Plan that is engaged in such a non-exempt prohibited transaction (including the owner of an IRA) may be subject to penalties under ERISA and the Code.

Employee benefit plans that are foreign plans (as described in Section 4(b)(4) of ERISA), employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to provisions under other non-US, federal, state or local law that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”). Any such plans subject to Similar Law together with ERISA Plans are referred to as “Plans” herein.

Prohibited Transactions

Certain transactions between us and an ERISA Plan with respect to which we may be a Party in Interest (either directly or by reason of our ownership of our banking or other subsidiaries) or between an underwriter and an ERISA Plan to which it may be a Party in Interest could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code. If we or the underwriters are a Party in Interest with respect to an ERISA Plan, the holding of common stock or ADSs, or its acceptance or exercise of share rights or ADS rights and its acquisition of shares of common stock or ADSs, may be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption.

In this regard, the U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief to an ERISA Plan with respect to transactions involving share rights, ADS rights, shares of common stock or ADSs. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”) may also provide limited exemptive relief to the extent that the ERISA Plan receives no less, nor pays no more, than “adequate consideration” in connection with the transaction and neither we nor any of our affiliates is a “fiduciary” to the Plan with respect to the assets involved in the transaction (as such terms are defined in ERISA and the Code). There may be similar exemptions from the provisions of Similar Law with respect to Plans not subject to ERISA or the Code. There can be no assurance that all of the conditions of any exemption from ERISA, the Code or Similar Law will be satisfied.

In light of the foregoing, share rights (and upon their exercise, shares of common stock) and ADS rights (and upon their exercise, ADSs) may not be acquired by any Plan or any person investing “plan assets” of any Plan, unless such acquisition does not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law. Any acquirer of share rights, ADS rights, shares of common stock or ADSs, and any person causing the Plan make any such acquisition, will be deemed to have represented and warranted by such acquisition that either (a) it is not a Plan and is not making any such acquisition on behalf of or with “plan assets” of any Plan or (b) such acquisition does not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The foregoing discussion of ERISA and the Code should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the acquisition of share rights, ADS rights, shares of common stock or ADSs on behalf of or with “plan assets” of any Plan consult with their legal advisors regarding the potential consequences of a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or a similar violation of applicable Similar Law) and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or similar exemptions from Similar Law, if applicable.

The distribution of share rights and ADS rights and the sale of shares of common stock or ADSs to a Plan shall not be deemed a representation by us or the underwriters that such an investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Rights Offering

We are offering an aggregate of 30,000,000 new shares of common stock, either directly or in the form of ADSs, on an underwritten basis at the applicable subscription price. Six million, or 20%, of the new shares of common stock were initially offered to members of our employee stock ownership association, all of which have been subscribed by such members. The remaining 24,000,000, or 80%, of the new shares of common stock are being offered by way of a rights offering to holders of our common stock and ADSs (other than Kookmin Bank) as of the applicable record date, which was 5:00 p.m. on July 27, 2009 (New York City time) for the ADS rights and 5:00 p.m. on July 27, 2009 (Seoul time) for the share rights. If this offering is not fully subscribed through the exercise of ADS rights and share rights during the respective subscription periods, we propose to offer the unsubscribed new shares by way of a private placement in Korea and to investors elsewhere, including a placing of such unsubscribed new shares (either directly or in the form of ADSs) in the United States.

Restrictions on Offering of Rights, New Shares and New ADSs

There are restrictions applicable to the offer, sale, exercise of, or subscription for, the rights, new shares of common stock and new ADSs in various jurisdictions. See “Notice to Investors.”

Underwriting Agreement

On July 10, 2009, we entered into an underwriting agreement with Goldman Sachs (Asia) L.L.C., Seoul Branch, Morgan Stanley & Co., International plc, Seoul Branch, Korea Investment & Securities Co., Ltd., Samsung Securities Co., Ltd. and KB Investment & Securities Co., Ltd. for this offering. Goldman Sachs (Asia) L.L.C., Seoul Branch, Morgan Stanley & Co., International plc, Seoul Branch, Korea Investment & Securities Co., Ltd. and Samsung Securities Co., Ltd. are acting as joint lead managers and underwriters, and Korea Investment & Securities Co., Ltd., Samsung Securities Co., Ltd. and KB Investment & Securities Co., Ltd. are acting as Korean managers with respect to the subscription procedure in Korea. KB Investment & Securities Co., Ltd., one of the Korean managers, is our affiliate. KB Investment & Securities Co., Ltd. will not act as an underwriter in this offering.

Goldman Sachs (Asia) L.L.C., Seoul Branch may be contacted at 21st Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu, Seoul 110-061, Korea. Morgan Stanley & Co., International plc, Seoul Branch may be contacted at 22nd/23rd Floor, Hungkuk Life Insurance Building, 226 Shinmun-ro 1-ga, Jongno-gu, Seoul 110-061, Korea. Korea Investment & Securities Co., Ltd. may be contacted at Korea Investment & Securities Building, 27-1, Yeouido-dong, Yeongdeungpo-gu, Seoul 150-745, Korea. Samsung Securities Co., Ltd. may be contacted at 9th Floor, Jongno Tower Building, 6, 2-ga, Jongno-gu, Seoul 110-789, Korea. KB Investment & Securities Co., Ltd. may be contacted at 21st/22nd Floor, Goodmorning Shinhan Tower, 23-2, Yeouido-dong, Yeongdeungpo-gu, Seoul 150-877, Korea.

Pursuant to the terms of the underwriting agreement, if any new shares of common stock (including in the form of ADSs) are not subscribed for pursuant to the exercise of rights, the underwriters have agreed, severally and not jointly, subject to certain conditions, to procure subscribers for or, failing which, to subscribe for, the unsubscribed new shares of common stock at the final share subscription price per share in the proportion which the number of the new shares of common stock set forth below opposite each such underwriter’s name bears to the total number of new shares:

Number of New Shares of
Underwriters	Common Stock Underwritten

Goldman Sachs (Asia) L.L.C., Seoul Branch	7,500,000
Morgan Stanley & Co. International plc, Seoul Branch	7,500,000
Korea Investment & Securities Co., Ltd.	4,500,000
Samsung Securities Co., Ltd.	10,500,000

Total	30,000,000

The underwriting obligations of the underwriters are subject to the receipt of customary legal opinions from counsel and to certain other customary conditions.

The underwriters may terminate the underwriting agreement prior to the payment of the subscription monies by the subscribers or the underwriters, as the case may be, upon the occurrence of certain customary force majeure or market disruption events.

Pursuant to the underwriting agreement, we have agreed to pay the joint lead managers and underwriters underwriting, management and selling fees in Won, or such other currency as the parties may agree, in an amount equal to 0.6% of the final share subscription price multiplied by the total number of new shares of common stock (including in the form of ADSs) issued in this offering, less the aggregate number of (i) any new shares with respect to which an underwriter’s obligation to subscribe is reduced pursuant to the underwriting agreement, (ii) any new shares subscribed by members of our employee stock ownership association for which the subscription monies have not been paid in full as of the closing date of this offering and (iii) any new shares with respect to which any of the underwriters has defaulted on its obligations. We have agreed to reimburse certain expenses of the joint lead managers and underwriters related to this offering.

Any offers and sales by the underwriters of the new shares of common stock pursuant to the underwriting agreement may be made both inside and outside the United States, either directly or in the form of ADSs. Any offers or sales in the United States will be conducted by the U.S. broker-dealer affiliates of the underwriters. The underwriters may offer new ADSs and new shares to the public at variable prices, which may be less than or in excess of the subscription price paid by the underwriters. Any ADSs and shares of common stock sold by the underwriters to securities dealers, and any such securities that such dealers may resell to certain other brokers or dealers, may be sold at a discount to the price or prices offered to the public. As a result of purchasing and reselling ADSs and shares of common stock pursuant to the terms of the underwriting agreement, the underwriters may realize profits or losses independent of any fees and commissions paid by us. Any fees, discounts or commissions received by them and any profit on the resale of ADSs or shares by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended. The underwriters may use this prospectus supplement and the accompanying prospectus to make offers and sales, or resales of the new shares.

We estimate that our total expenses for this offering, excluding underwriting, management and selling fee payable to the underwriters, will be approximately US$4,500,000, including regulatory, listing, registration and related fees of approximately US$2,000,000, printing, distribution and related costs of approximately US$700,000, legal fees of approximately US$1,100,000, roadshow and related expenses of approximately US$200,000 and auditors’ fees of approximately US$400,000.

We have agreed to indemnify the underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments which the underwriters and their controlling persons may be required to make in respect of those liabilities.

Standby Purchase Commitment

Certain of the underwriters have entered into a separate standby purchase agreement with ING Bank N.V., which held approximately 5.05% of our total issued shares of common stock as of July 27, 2009. Pursuant to the standby purchase agreement, ING Bank N.V. has agreed to purchase at the final share subscription price up to 1,100,000 new shares of our common stock that have not been subscribed for by holders of rights, representing approximately 3.7% of the total number of new shares of our common stock being offered for subscription in this offering. ING Bank N.V.’s standby purchase commitment will not be reduced by the number of shares subscribed for by it pursuant to the exercise of its share rights.

Such underwriters have agreed to pay ING Bank N.V. a fee for its standby purchase commitment. Such underwriters may terminate the standby purchase agreement if the underwriting agreement is terminated or if ING Bank N.V. breaches any of its representations, warranties or obligations under the standby purchase agreement.

The principal executive and registered offices of ING Bank N.V. are located at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands.

Certain of the underwriters have entered into separate agreements with third parties (in addition to ING Bank N.V.) to act as standby purchasers. Pursuant to these agreements, these standby purchasers have agreed to purchase a portion of the new shares of our common stock underwritten by such underwriters.

Lock-up

Under the underwriting agreement, we have agreed that we will not, and will procure that Kookmin Bank will not, during the period beginning from the date of the underwriting agreement and continuing to and including the date 180 days after our receipt of the subscription monies for the new shares of common stock, without the prior written consent of the underwriters, such consent not to be unreasonably withheld, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or dispose of any shares of our common stock or any substantially similar securities, or the Relevant Securities. This restriction will not be applicable to any such transactions in the Relevant Securities (i) in connection with any option, bonus, profit sharing, pension, retirement, incentive, savings or similar agreement, plan or award in effect as of the date of the underwriting agreement, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement, (iii) in connection with any option, bonus, profit sharing, pension, retirement, incentive, savings or similar agreement, plan or awards involving any employees, clients, officers or directors of us and Kookmin Bank taking effect after the date of the underwriting agreement, provided the recipient of any shares or other securities as contemplated by this sub-clause (iii) shall be bound by the above restriction, (iv) in consideration for the shares or assets of a company or as part of a merger, acquisition, corporate reorganization or similar transaction, provided the recipient of any shares or other securities as contemplated by this sub-clause (iv) shall be bound by the above restriction, (v) in connection with any transaction or arrangement between us and any public fund or capital expansion fund that is initiated, recommended or mandated by the Korean government or any regulatory authority thereunder to enhance the financial soundness of Korean financial institutions generally, or (vi) in connection with any privately negotiated sales or transfers of the shares of our common stock held by Kookmin Bank to a limited number of financial or strategic investors or in share swap transactions with reputable companies in Korea, provided any such transferees shall agree to be bound in writing by the terms of the restriction in the underwriting agreement with respect to the Relevant Securities during the remainder of the 180-day period. Notwithstanding the foregoing, Kookmin Bank may engage in ordinary course trading activities with respect to the Relevant Securities.

Markets and Trading

The ADS rights will be listed and traded on the New York Stock Exchange during the period from and including August 10, 2009 to and including August 17, 2009. The share rights will be listed and traded on the KRX KOSPI Market during the period from and including August 10, 2009 to and including August 17, 2009. The rights will trade on the applicable stock exchanges under their relevant listing rules.

The underwriters have advised us that they may make a market for the ADSs, the shares of common stock, the ADS rights and share rights. The underwriters may also engage in transactions for their own accounts or for the accounts of others in the ADSs, shares of common stock, ADS rights, share rights and certain derivatives linked to our ADSs and shares of common stock.

We expect that the new ADSs will commence trading on the New York Stock Exchange on or about September 8, 2009 and the new shares of common stock will commence trading on the KRX KOSPI Market on or about September 4, 2009.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may purchase and sell our ADSs, shares of common stock, ADS rights or share rights in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs, shares of common stock, ADS rights or share rights than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing securities in the open market. A naked position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs, shares of common stock, ADS rights or share rights in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of any of these securities made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our ADSs, shares of common stock, ADS rights or share rights, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of ADSs, shares of common stock, ADS rights or share rights. As a result, the price of those securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, the KRX KOSPI Market, in the over-the-counter market or otherwise.

Delivery of the New Shares and New ADSs

We expect that the new shares of common stock and the new ADSs to be issued in this offering will be delivered on or about September 7, 2009 and September 8, 2009, respectively.

Other Relationships

From time to time, in the ordinary course of business, certain of the underwriters and their affiliates have provided and will continue to provide advisory and investment banking services, and have entered and will continue to enter into other commercial transactions with us and our affiliates, for which they have received and may in the future receive customary compensation.

In connection with the offering of the new shares of common stock and new ADSs, the underwriters may enter into standby arrangements with its affiliates or certain other parties that allow a selling concession or a standby fee to such affiliates or certain other parties.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our special U.S. counsel, and Shin & Kim, our Korean counsel, and for the underwriters by Simpson Thacher & Bartlett LLP, their special U.S. counsel, and Kim & Chang, their Korean counsel.

INDEX TO NON-CONSOLIDATED INTERIM FINANCIAL STATEMENTS
PREPARED UNDER KOREAN GAAP

KB Financial Group Inc.

Non-Consolidated Statements of Financial Position
June 30, 2009 and December 31, 2008

	2009		2008
	(In millions of Korean won)

ASSETS
Cash and due from banks (Notes 3, 18 and 20)	~~W~~	9,133	~~W~~	1,849
Equity method investments (Notes 4 and 20)		16,874,314		16,345,052
Loans receivable, net (Notes 5, 18 and 20)		169,150		199,000
Property and equipment, net (Note 6)		2,532		3,214
Other assets, net (Notes 7 and 18)		24,968		18,904

Total assets	~~W~~	17,080,097	~~W~~	16,568,019

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Borrowings (Notes 8 and 20)	~~W~~	230,000	~~W~~	232,000
Debentures, net of discount (Notes 8 and 20)		797,974		498,572
Other liabilities, net (Notes 9, 13 and 14)		14,334		8,836

Total liabilities		1,042,308		739,408

Shareholders’ equity
Common stock (Note 10)		1,781,758		1,781,758
Capital surplus (Note 11)		15,473,511		15,473,511
Capital adjustment (Note 4)		(3,166,277)		(3,145,102)
Accumulated other comprehensive income (Note 16)		966,134		1,087,503
Retained earnings		982,663		630,941

Total shareholders’ equity		16,037,789		15,828,611

Total liabilities and shareholders’ equity	~~W~~	17,080,097	~~W~~	16,568,019

The accompanying notes are an integral part of these non-consolidated financial statements.

KB Financial Group Inc.

Non-Consolidated Statements of Income
Three-Month and Six-Month periods ended June 30, 2009

	Three-Month		Six-Month
	Period Ended		Period Ended
	June 30, 2009		June 30, 2009
	(In millions of Korean won, except per share amounts)

Operating revenues
Gain on valuation of equity method investments (Notes 4 and 21)	~~W~~	156,141	~~W~~	413,607
Interest income (Note 18)		1,603		5,097
Reversal of allowance for loan losses (Note 5)		—		150

		157,744		418,854

Operating expenses
Loss on valuation of equity method investments (Notes 4 and 21)		23,873		24,321
Interest expense		14,024		27,485
Allowance for loan losses		350		—
Commission expense		1,602		3,849
Selling and administrative expenses (Notes 6, 7, 9, 13, 18 and 24)		8,243		15,136

		48,092		70,791

Operating income		109,652		348,063
Non-operating income		86		224

Income before income tax (benefit)		109,738		348,287
Income tax expense (benefit) (Note 14)		(195)		23

Net income	~~W~~	109,933	~~W~~	348,264

Per share data (Note 15)
Basic and diluted earnings per share	~~W~~	356	~~W~~	1,127

The accompanying notes are an integral part of these non-consolidated financial statements.

KB Financial Group Inc.

Non-Consolidated Statement of Changes in Shareholders’ Equity
Six-Month Period ended June 30, 2009

							Accumulated
							Other
							Comprehensive
	Capital		Capital		Capital		Income and		Retained
	Stock		Surplus		Adjustment		Expense		Earnings		Total
	(In millions of Korean won)

January 1, 2009	~~W~~	1,781,758	~~W~~	15,473,511	~~W~~	(3,145,102)	~~W~~	1,087,503	~~W~~	630,941	~~W~~	15,828,611
Net income		—		—		—		—		348,264		348,264
Changes in equity method investments		—		—		(21,175)		(121,369)		3,458		(139,086)

June 30, 2009	~~W~~	1,781,758	~~W~~	15,473,511	~~W~~	(3,166,277)	~~W~~	966,134	~~W~~	982,663	~~W~~	16,037,789

The accompanying notes are an integral part of these non-consolidated financial statements.

KB Financial Group Inc.

Non-Consolidated Statement of Cash Flows
Six-Month Period ended June 30, 2009

	2009
	(In millions of Korean won)

Cash flows from operating activities
Net income	~~W~~	348,264

Adjustments to reconcile net income to net cash provided by operating activities
Loss on valuation of equity method investments		24,321
Provision for severance benefits		1,440
Stock compensation expense		807
Depreciation and amortization		1,177
Interest expense		336
Gain on valuation of equity method investments		(413,607)
Reversal of allowance for loans		(150)
Gain on valuation of pension plan assets		(79)

		(385,755)

Changes in operating assets and liabilities
Decrease in equity method investments (dividend income)		98,200
Decrease in accounts receivable		2
Decrease in accrued income		953
Decrease in prepaid expenses		63
Decrease in other assets		206
Decrease in accounts payable		(87)
Increase in accrued expense		2,214
Increase in deferred tax liabilities		23
Succession in severance and retirement benefits		109
Increase in pension plan assets		(72)
Decrease in withholding tax payables		(28)

		101,583

Net cash provided by operating activities		64,092

Cash flows from investing activities
Collection of loans		100,000
Loans granted		(70,000)
Acquisition of equity method investments		(376,091)
Acquisition of property and equipment		(160)
Acquisition of intangible assets		(1,197)
Guarantee deposits increased		(6,426)

Net cash used in investing activities		(353,874)

Cash flows from financing activities
Proceeds from borrowings		255,000
Proceeds from debentures		299,066
Repayment of borrowings		(257,000)

Net cash provided by financing activities		297,066

Net increase in cash and cash equivalents		7,284
Cash and cash equivalents (Note 17)
Beginning of period		1,846

End of period	~~W~~	9,130

The accompanying notes are an integral part of these non-consolidated financial statements.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements
June 30, 2009

1.	The Company

KB Financial Group Inc. (the “Company”), in accordance with Financial Holding Companies Act, was established on September 29, 2008, through stock transfer with former shareholders of Kookmin Bank, KB Investment & Securities Co., Ltd., KB Asset Management Co., Ltd., KB Real Estate Trust Co., Ltd., KB Investment Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., and KB Data Systems Co., Ltd. in order to provide management services and financing to associated companies. The headquarters are located at 9-1 Namdaemunro 2-ga, Jung-gu, Seoul. The Company’s common stock as of June 30, 2009, is ~~W~~1,781,758 million.

The Company is authorized to issue 1,000 million shares. The Company was listed on the Korea Exchange (“KRX”) on October 10, 2008, and was also listed on the New York Stock Exchange (“NYSE”) for its American Depositary Shares (“ADS”) on September 29, 2008.

A major shareholder as of June 30, 2009, is:

	Number of Shares	Percentage of
Name of Shareholder	Owned	Ownership (%)

National Pension Service	19,653,362	5.52

Details of its subsidiaries are as follows:

(1)	Kookmin Bank

Kookmin Bank (the “Bank”) was established in 1963 under the Citizens National Bank Act to provide and administer funds for financing to the general public and small businesses. Pursuant to the repeal of the Citizens National Bank Act, effective January 5, 1995, the Bank has conducted its operations in accordance with the provisions of the General Banking Act. The Bank merged with Korea Long Term Credit Bank on December 31, 1998, and with Daegu, Busan, Jeonnam Kookmin Mutual Savings & Finance Co., Ltd. on August 22, 1999. Also, under the decision of the Financial Services Commission in accordance with the Structural Improvement of the Financial Industry Act, the Bank purchased certain assets, including loans classified either as normal or precautionary, and assumed most of the liabilities of Daedong Bank on June 29, 1998. Also, the Bank completed the legal consolidation with Housing and Commercial Bank (“H&CB”) on October 31, 2001 and merged with Kookmin Credit Card Co., Ltd., a majority-owned subsidiary, on September 30, 2003. Kookmin Bank’s common stock as of June 30, 2009, is ~~W~~2,481,896 million.

The Bank’s shares have been listed on the KRX since September 1994. As a result of the business combination with H&CB, the former shareholders of the Bank and H&CB received new common shares of the Bank on the basis of a pre-determined ratio. The new common shares of the Bank were listed on the KRX on November 9, 2001. In addition, the Bank listed its ADS on the NYSE on November 1, 2001, following the consolidation with H&CB. H&CB listed its ADS on the NYSE on October 3, 2000, prior to the business combination. The Bank became a wholly owned subsidiary of the Company through a comprehensive stock transfer on September 29, 2008. In addition, the Bank’s listed shares and depositary shares on the KRX and the NYSE were delisted on October 10, 2008 and September 26, 2008, respectively.

The Bank is engaged in the banking, trust, credit card and other relevant businesses according to the provisions of the General Banking Act, Capital Market and Financial Investment Business Act and Specialized Credit Financial Business Act, respectively. The Bank, with headquarters based in Seoul, operates through 1,194 domestic branches and offices (excluding 302 automated teller machine stations) and five overseas branches (excluding three subsidiaries and three offices) as of June 30, 2009.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

(2)	KB Investment & Securities Co., Ltd.

KB Investment & Securities Co., Ltd. (the “KB Investment & Securities”) was established on August 16, 1995, to engage in security trading, underwriting and brokerage services. On March 11, 2008, the former name of Hannuri Investment & Securities changed to KB Investment & Securities. Its headquarters are located in Seoul. KB Investment & Securities common stock as of June 30, 2009, is ~~W~~78,000 million.

(3)	KB Life Insurance Co., Ltd.

KB Life Insurance Co., Ltd. (the “KB Life Insurance”) was established on April 29, 2004, to engage in financial insurance operations. On May 31, 2004, the company merged with Hanil Life Insurance Co., Ltd., undertaking all the insurance contracts and related assets and liabilities. Life insurance business under the Insurance Business Act is one of the company’s major business operations. Its headquarters are located in Seoul. KB Life Insurance’s common stock as of June 30, 2009, is ~~W~~156,000 million.

(4)	KB Asset Management Co., Ltd.

KB Asset Management Co., Ltd. (the “KB Asset Management”) was established on April 1988 to engage in investment advisory services including consulting and providing information on investment in securities and on July 1997, started to engage in security investment trust operations under Capital Market and Financial Investment Business Act (previously called the Security Investment Trust Business Act). Its headquarters are located in Seoul. KB Asset Management’s common stock as of June 30, 2009, is ~~W~~38,338 million.

(5)	KB Real Estate Trust Co., Ltd.

KB Real Estate Trust Co., Ltd. (the “KB Real Estate Trust”) was established on December 3, 1996, to provide real estate trust services including land trust. Under Section 3 of the Trust Business Act, Financial Services Commission authorized the company to engage in real estate trust service. On September 16, 2002, the name of the company changed to KB Real Estate Trust Co., Ltd. from Jooeun Real Estate Trust Inc. The 25 land trust operations are in progress, and a number of other trust services such as collateral trusts are already engaged and ready to operate. Its headquarters are located in Seoul. KB Real Estate Trust’s common stock as of June 30, 2009, is ~~W~~80,000 million.

(6)	KB Investment Co., Ltd.

KB Investment Co., Ltd. (the “KB Investment”) was established on March 27, 1990, to provide services to small startup companies. Its main business is to invest in venture companies and small startup companies, and to organize startup investment cooperatives and private equity funds. On April 3, 1990, the company under Section 7 of the Support for Small and Medium Enterprise Establishment Act was listed on Small Business Administration as a small startup business investment organization. KB Investment purchases impaired loans, invests in companies under debt restructuring process, and sells reorganized companies after normalization. On March 2001, the company, under the Industrial Development Act, registered as Corporate Restructuring Company in the Ministry of Knowledge Economy. Its headquarters are located in Seoul. KB Investment’s common stock as of June 30, 2009, is ~~W~~44,759 million.

(7)	KB Futures Co., Ltd.

KB Futures Co., Ltd. (the “KB Futures”) was established on March 1997 to engage in futures trading, trust, intermediation, or brokerage services. The company became a member of the KRX on January 8, 1999. Its headquarters are located in Seoul. KB Futures’ common stock as of June 30, 2009, is ~~W~~20,000 million.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

(8)	KB Credit Information Co., Ltd.

KB Credit Information Co., Ltd. (the “KB Credit Information”) was established on October 9, 1999, under the Credit Information Protection Act to engage in loan collection services and credit research services. On May 2, 2002, the company merged with KM Credit Information Inc. to improve management of subsidiaries. As approved by its shareholders on October 28, 2002, its name was changed from Kookeun Credit Information Co., Ltd. to KB Credit Information Co., Ltd. Its headquarters are located in Seoul. KB Credit Information’s common stock as of June 30, 2009, is ~~W~~6,262 million.

(9)	KB Data Systems Co., Ltd.

KB Data Systems, Co., Ltd. (the “KB Data Systems”) was established on September 1991 to engage in computer system development and its sales, system maintenance, and information technology outsourcing services. Its headquarters are located in Seoul. KB Data Systems’ common stock as of June 30, 2009, is ~~W~~8,000 million.

The percentage of ownership in subsidiaries as of June 30, 2009, is as follows:

		Number of
Investors	Investees	Shares	Ownership (%)

KB Financial Group Inc.	Kookmin Bank	496,379,116	100.00
	KB Investment & Securities Co., Ltd.	15,600,000	100.00
	KB Life Insurance Co., Ltd.	15,912,000	51.00
	KB Asset Management Co., Ltd.	7,667,550	100.00
	KB Real Estate Trust Co., Ltd.	16,000,000	100.00
	KB Investment Co., Ltd.	8,951,797	100.00
	KB Futures Co., Ltd.	4,000,000	100.00
	KB Credit Information Co., Ltd.	1,252,400	100.00
	KB Data Systems Co., Ltd.	800,000	100.00
Kookmin Bank	KB Financial Group Inc.	47,407,671	13.30
	Kookmin Bank Cambodia PLC.	132,600	51.00
	Kookmin Bank Int’l Ltd. (London)	20,000,000	100.00
	Kookmin Bank Hong Kong Ltd.	2,000,000	100.00
KB Investment & Securities Co., Ltd.	KB Investment & Securities Hong Kong Limited	1,999,999	99.99
KB Investment Co., Ltd.	NPS-KBIC Private Equity Fund No. 1	4,510,720,000	2.56

2.	Significant Accounting Policies

The Korean Accounting Standards Board has published a series of Statements of Korean Financial Accounting Standards (“SKFAS”). The Company has adopted SKFAS No. 1 through No. 24, except No. 14, and No. 101, in the preparation of its financial statements as of and for the six-month period ended June 30, 2009. Significant accounting policies followed in the preparation of these financial statements are as follows:

Equity Method Investments

Investments in equity securities of subsidiaries, over which the Company exercises a significant control or influence, are accounted for using the equity method. Under the equity method, the Company accounts for its proportionate ownership in the book value of the subsidiary in current operations as adjustment to income or loss, retained earnings, capital surplus, capital adjustments, or accumulated other comprehensive income depending on the nature of the underlying change in the book value of the subsidiaries. The acquisition cost of the Company stock

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

owned by its subsidiaries is deducted from the Company’s equity method investments and accounted as capital adjustment.

The Company discontinues the equity method for equity method investments when the Company’s share of accumulated losses equals the costs of the investments, and until the subsequent cumulative changes in its proportionate net income of the subsidiaries equals its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.

Any significant difference between expected cash flows from equity method investments and the Company’s proportionate ownership in the net book value of the investees is accounted for as impairment loss from equity method investments. When the estimated future expected cash flows from equity method investments exceed the carrying value after impairment, such recovery is recorded in current operations up to the recorded impairment loss amount.

If the equity method investee is one of the Company’s subsidiaries and is subject to consolidation, the changes, arising from additional stock purchase or capital increase and from the net difference of net asset value of investee and acquisition cost in net asset from the date of consolidation, are reflected as changes in capital surplus or capital adjustment in the Company’s statement of financial position.

The excess of the acquisition cost over the proportionate fair value of the investee’s net asset is amortized using the straight-line method up to a maximum of 20 years. The excess of the proportionate fair value of net asset over the acquisition cost (“the excess”), arising from the agreed expected future loss or expense, is recognized as income when expected future loss or expense is incurred. The excess up to the fair value of identifiable non-monetary assets is recognized as income over the years using the weighted average useful lives of non-monetary assets. The excess over fair value of identifiable non-monetary assets is recognized as income and reflected in the equity.

Unrealized gains or losses on transactions between the Company and subsidiaries are eliminated to the extent of the Company’s interest in each equity method investee. Unrealized gains or losses from downstream sales is fully eliminated and reflected in equity method investments.

Allowance for Loan Losses

The Company provides an allowance for loan losses based on reasonable and objective analysis of the borrowers’ capacity to repay their obligation.

Property and Equipment

The cost of property and equipment includes purchase costs, incidental costs directly related to preparing the property and equipment for use, and the discounted estimated costs to remove, dismantle or restore property and equipment at the end of the estimated useful lives of the related assets, when these costs meet the conditions for the recognition of liabilities.

Property and equipment are recorded as net of accumulated depreciation and impairment loss. Depreciation is computed using declining balance method based on the estimated useful lives of the assets as follows:

Items	Depreciation Method	Estimated Useful Life

Property and equipment	Declining balance method	4 years

The Company’s land is revalued periodically by an independent appraiser. Any gain on revaluation, net of tax, is credited to accumulated other comprehensive income. On the other hand, loss on revaluation, net of tax, is first netted against accumulated other comprehensive income and the remainder is included in current operations.

Betterments and renewals, enhancing the value of the assets over their recently appraised value, are capitalized. However, routine maintenance and repairs are charged to expense as incurred.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The Company assesses the potential impairment of property and equipment when there is evidence that events or changes in circumstances have made the recovery of an asset’s carrying value unlikely. The carrying value of the assets is reduced to the estimated realizable value, and an impairment loss is recorded as a reduction in the carrying value of the related asset and charged to current operations. However, the recovery of the impaired assets is recorded in current operations up to the cost of the assets before impairment, net of accumulated depreciation, when the estimated recoverable value of the assets exceeds the carrying value after impairment.

Intangible Assets

Intangible assets included in other assets are recorded at the production costs or purchase costs plus incidental expenses less accumulated amortization. Intangible assets are amortized over the estimated economic useful lives of the related assets as follows:

Items	Depreciation Method	Estimated Useful Life

Software	Straight-line	4 years
Others	Straight-line	4 years

The Company assesses the potential impairment of intangible assets when there is evidence that events or changes in circumstances have made the recovery of an asset’s carrying value unlikely. The carrying value of the intangible assets is reduced to the estimated realizable value, and an impairment loss is recorded as a reduction in the carrying value of the related asset and charged to current operations. However, the recovery of the impaired intangible assets is recorded in current operations up to the cost of the intangible assets before impairment, net of accumulated amortization, when the estimated recoverable value of the assets exceeds the carrying value after impairment.

Discounts on Debentures

Discounts on debentures are amortized over the term of the debentures using the effective interest rate method. Amortization of the discount is recorded as part of interest expense.

Accrued Severance Benefits

Employees and officers with at least a year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and officers were to terminate their employment at the end of each reporting period.

The Company has adopted a defined benefit pension. Accrued severance benefits and accrued pension benefits are recognized as liabilities for employees and for retired employees who are qualified and choose to receive payments from the pension plan, respectively.

The accrued severance benefits and accrued pension benefits are presented as net of pension plan assets, and when pension plan assets exceed the accrued severance benefits and accrued pension benefits, the excess amount is presented as an investment asset.

Share-Based Payments

The fair value of the goods or employee services received in exchange for the grant of the options is recognized as expense and capital adjustment when the settlement term is equity-settled share based payment. If the fair value of goods or employee services cannot be estimated reliably, the fair value is estimated based on the fair value of the equity granted.

For cash-settled share-based payments, the fair value of the obligation the Company will assume is determined by the fair value of the goods or employee services received in exchange for the grant of the options. Until the

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

liability is settled, the Company is required to measure the fair value at the end of reporting period and at settlement date. The change in fair value is recognized as expense.

Share-based payment transactions with an option for the parties to choose between cash and equity settlement are accounted for based on the substance of the transaction.

Income Tax and Deferred Income Tax

Income tax expense includes the current income tax under the relevant income tax law and the changes in deferred tax assets or liabilities. Deferred tax assets and liabilities represent temporary differences between financial reporting and the tax bases of assets and liabilities. Deferred tax assets and liabilities are recognized as the amount which will be credited or charged to income tax expense in the period the related temporary differences reverse in the future. Deferred tax effects applicable to items in the shareholders’ equity are directly reflected in the shareholders’ equity.

Provision and Contingent Liabilities

When there is a probability that an outflow of economic benefits will occur due to a present obligation resulting from a past event, and whose amount is reasonably estimable, a corresponding amount of provision is recognized in the financial statements. However, when such outflow is dependent upon a future event, is not certain to occur, or cannot be reliably estimated, a disclosure regarding the contingent liability is made in the notes to the financial statements.

3.	Cash and Due from Bank

Cash and due from bank as of June 30, 2009 and December 31, 2008, are summarized as follows:

		Interest
	Bank	Rate (%)	2009		2008
			(In millions of
			Korean won)

Due from bank	Kookmin Bank	2.00	~~W~~	9,133	~~W~~	1,849

Restricted cash and due from bank as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008		Restriction
	(In millions of
	Korean won)

Due from Bank in Won	~~W~~	3	~~W~~	3	Guarantee deposits

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

4.	Equity Method Investments

Equity method investments as of June 30, 2009, are as follows:

			2009
	Number of		Acquisition
Investees	Shares	Ownership (%)	Cost		Book Value
			(In millions of Korean won)

Kookmin Bank(1)	496,379,116	100.00	~~W~~	13,027,020	~~W~~	16,048,604
KB Investment & Securities Co., Ltd.	15,600,000	100.00		418,331		408,014
KB Life Insurance Co., Ltd.(2)	15,912,000	51.00		76,091		72,138
KB Asset Management Co., Ltd.	7,667,550	100.00		101,961		80,594
KB Real Estate Trust Co., Ltd.	16,000,000	100.00		107,643		97,937
KB Investment Co., Ltd.	8,951,797	100.00		104,741		107,991
KB Futures Co., Ltd.	4,000,000	100.00		35,734		33,854
KB Credit Information Co., Ltd.	1,252,400	100.00		42,721		21,301
KB Data Systems Co., Ltd.	800,000	100.00		16,698		3,881

			~~W~~	13,930,940	~~W~~	16,874,314

(1)	The acquisition cost of Kookmin Bank includes the additional investment of ~~W~~300,000 million during the six-month period ended June 30, 2009.

(2)	The Company acquired 51% ownership of KB Life Insurance Co.,Ltd., which was previously owned by Kookmin Bank, during the six-month period ended June 30, 2009.

Equity method investments as of December 31, 2008, are as follows:

			2008
	Number of		Acquisition
Investees	Shares	Ownership (%)	Cost		Book Value
			(In millions of Korean won)

Kookmin Bank	436,379,116	100.00	~~W~~	12,727,020	~~W~~	15,506,919
KB Investment & Securities Co., Ltd.	15,600,000	100.00		418,331		419,267
KB Asset Management Co., Ltd.	7,667,550	100.00		101,961		116,458
KB Real Estate Trust Co., Ltd.	16,000,000	100.00		107,643		97,469
KB Investment Co., Ltd.	8,951,797	100.00		104,741		103,788
KB Futures Co., Ltd.	4,000,000	100.00		35,734		38,206
KB Credit Information Co., Ltd.	1,252,400	100.00		42,721		44,488
KB Data Systems Co., Ltd.	800,000	100.00		16,698		18,457

			~~W~~	13,554,849	~~W~~	16,345,052

The changes in the difference between the acquisition cost of investment and the amount of the underlying equity in investee’s net assets as of June 30, 2009, are summarized as follows:

	Beginning
	Balance		Increase		Amortization		Ending Balance
	(In millions of Korean won)

KB Investment & Securities Co., Ltd.	~~W~~	93,054	~~W~~	—	~~W~~	11,394	~~W~~	81,660

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in equity method investments resulting from equity method valuation for the six-month period ended June 30, 2009, are summarized as follows:

							Valuation Under Equity Method
									Gain(Loss) on				Accumulated
									Valuation of				Other
	Beginning		Acquisition				Retained		Equity Method		Capital		Comprehensive		Ending
Investees	Balance		Cost		Dividends		Earnings		Investments		Adjustment		Income (Loss)		Balance
	(In millions of Korean won)

Kookmin Bank(1)	~~W~~	15,506,919	~~W~~	300,000	~~W~~	—	~~W~~	3,458	~~W~~	388,021	~~W~~	(13,339)	~~W~~	(136,455)	~~W~~	16,048,604
KB Investment & Securities Co., Ltd.		419,267		—		—		—		(24,321)		—	13,068			408,014
KB Life Insurance Co., Ltd(2)		—		76,091		—		—		3,445		(7,836)	438			72,138
KB Asset Management Co., Ltd.		116,458		—		(49,000)		—		13,105		—	31			80,594
KB Real Estate Trust Co., Ltd.		97,469		—		—		—		463		—	5			97,937
KB Investment Co., Ltd.		103,788		—		—		—		3,119		—	1,084			107,991
KB Futures Co., Ltd.		38,206		—		(9,000)		—		3,017		—	1,631			33,854
KB Credit Information Co., Ltd.		44,488		—		(25,200)		—		2,013		—	—			21,301
KB Data Systems Co., Ltd.		18,457		—		(15,000)		—		424		—	—			3,881

	~~W~~	16,345,052	~~W~~	376,091	~~W~~	(98,200)	~~W~~	3,458	~~W~~	389,286	~~W~~	(21,175)	~~W~~	(120,198)	~~W~~	16,874,314

(1)	The beginning and ending balances of the investments in Kookmin Bank are net of ~~W~~2,710,349 million. The amount represents the Company’s issued shares owned by Kookmin Bank accounted for as capital adjustment in the Company’s statement of financial position.

(2)	The changes in equity method investment due to net income and changes in accumulated other comprehensive income of KB Life Insurance Co., Ltd. was recorded for the three-month period ended June 30, 2009.

The subsidiaries’ reviewed financial statements as of June 30, 2009, were used in the application of the equity method. Financial information of above subsidiaries is disclosed in Notes 19 and 20.

Unrealized gain and loss as of June 30, 2009 and December 31, 2008, are listed below:

	2009				2008
	Unrealized		Unrealized		Unrealized		Unrealized
	Loss		Gain		Loss		Gain
	(In million of Korean won)

Kookmin Bank	~~W~~	58	~~W~~	(83,215)	~~W~~	281	~~W~~	(88,356)
KB Investment & Securities Co., Ltd.		504		(524)		1,000		(592)
KB Asset Management Co.,Ltd.		1		—		—		—
KB Real Estate Trust Co., Ltd.		250		—		—		—
KB Investment Co., Ltd.		100		—		—		—
KB Credit Information Co., Ltd.		16		—		20		—
KB Data Systems Co., Ltd.		25		(10,536)		66		(8,148)

	~~W~~	954	~~W~~	(94,275)	~~W~~	1,367	~~W~~	(97,096)

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

5.	Loans Receivable

Loans receivable as of June 30, 2009 and December 31, 2008, are as follows:

		Interest
		Rate (%)
		as of
	Debtors	June 30, 2009	2009		2008
			(In millions of Korean won)

General loans in won	KB Real Estate Trust Co., Ltd.	4.67	~~W~~	50,000	~~W~~	—
	KB Investment Co., Ltd.	4.62		20,000		—
	KB Investment & Securities Co., Ltd.	—		—		100,000
Subordinated loans in won	KB Investment & Securities Co., Ltd.	5.91		100,000		100,000

			~~W~~	170,000	~~W~~	200,000

The maturities of loans receivable as of June 30, 2009, are as follows:

									Over
	3 Months		4 to 6 Months		7 to 12 Months		1 to 3 Years		3 Years		Total
	(In millions of Korean won)

Loans in won	~~W~~	—	~~W~~	—	~~W~~	20,000	~~W~~	50,000	~~W~~	100,000	~~W~~	170,000

The provision ratios for possible loan losses as of June 30, 2009 and December 31, 2009 are as follows:

	2009		2008
	(In millions of Korean won)

Loans subjected to provision	~~W~~	170,000	~~W~~	200,000
Allowance for loan losses		850		1,000
Provision ratio(%)		0.5		0.5

The changes in loans receivable subjected to provision for possible losses for the six-month period ended June 30, 2009, are as follows:

	2009
	(In millions of
	Korean won)

Beginning balance	~~W~~	1,000
Provision for possible loan losses		—
Reversal of allowance for loans losses		150

Ending balance	~~W~~	850

6.	Property and Equipment

The changes in property and equipment for the six-month period ended June 30, 2009, are as follows:

	Beginning								Ending
	Balance		Acquisition		Disposal		Depreciation		Balance
	(In millions of Korean won)

Property and equipment	~~W~~	3,214	~~W~~	160	~~W~~	—	~~W~~	842	~~W~~	2,532

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

Property and equipment insured as of June 30, 2009, are as follows:

		Insurance
	Asset Insured	Coverage		Insurance Company
		(In millions of
		Korean won)

Package insurance	Property and equipment	~~W~~	1,534	Samsung Fire & Marine Insurance Co., Ltd.

7.	Intangible Assets

The changes in intangible assets for the six-month period ended June 30, 2009, are as follows:

	Beginning						Ending
	Balance		Acquisition		Amortization		Balance
	(In millions of Korean won)

Software	~~W~~	1,388	~~W~~	103	~~W~~	187	~~W~~	1,304
Other intangible assets		621		1,094		148		1,567

	~~W~~	2,009	~~W~~	1,197	~~W~~	335	~~W~~	2,871

8.	Borrowings

Borrowings as of June 30, 2009 and December 31, 2008, are as follows:

				Interest
				Rate (%)
				as of
		Date of	Maturity	June 30,
	Lender	Borrowing	Date	2009	2009		2008
	(In millions of Korean won)

Borrowings in won	Hana Bank	2008-09-29	2009-06-09	—		—		10,000
	Woori Bank	2008-12-16	2009-06-09	—		—		100,000
	Woori Bank	2008-11-26	2009-03-31	—		—		20,000

						—		130,000

Other borrowings		2009-06-09	2009-09-08	2.63		80,000		—
		2009-06-22	2009-09-08	2.59		80,000		—
		2009-06-29	2009-09-08	2.55		70,000		—
		2008-12-19	2009-03-19	—		—		102,000

						230,000		102,000

					~~W~~	230,000	~~W~~	232,000

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

Debentures issued by the Company as of June 30, 2009 and December 31, 2008, are as follows:

			Interest
			Rate (%)
	Issued	Maturity	as of June 30,
	Date	Date	2009	2009		2008
				(In millions of Korean won)

Unguaranteed debentures No. 1	2008-12-12	2011-12-12	7.48	~~W~~	500,000	~~W~~	500,000
Unguaranteed debentures No. 2-1	2009-03-20	2011-03-20	4.98		250,000		—
Unguaranteed debentures No. 2-2	2009-03-20	2012-03-20	5.30		50,000		—

					800,000		500,000
Less: Discounts on debentures					(2,026)		(1,428)

				~~W~~	797,974	~~W~~	498,572

The maturities of borrowings as of June 30, 2009, are as follows:

			4 to 6	7 to 12	1 to 3
	3 Months		Months	Months	Years		Total
	(In millions of Korean won)

Other borrowings	~~W~~	230,000	—	—	~~W~~	—	~~W~~	230,000
Debentures		—	—	—		800,000		800,000

	~~W~~	230,000	—	—	~~W~~	800,000	~~W~~	1,030,000

9.	Accrued Severance Benefits

The changes in accrued severance benefits for the six-month period ended June 30, 2009, are summarized as follows:

	2009
	(In millions of
	Korean won)

Beginning balance	~~W~~	3,346
Transferred from subsidiaries(1)		109
Provision		1,440
Payment		—

Accrued severance benefits		4,895
Less: Pension plan assets		(2,336)

Ending balance	~~W~~	2,559

(1)	Accrued severance benefits of ~~W~~109 million, following the regulation on retirement benefits, were transferred from subsidiaries where the employees have been previously employed.

Details of pension plan assets as of June 30, 2009 and December 31, 2008 are as follows:

	2009		2008
	(In millions of Korean won)

Cash and cash equivalents	~~W~~	1	~~W~~	438
Time deposits		2,335		1,747

Total	~~W~~	2,336	~~W~~	2,185

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

10.	Capital Stock

Details of capital stock as of June 30, 2009, are as follows:

	2009

Number of shares authorized		1,000,000,000
Par value per share	~~W~~	5,000
Number of shares issued(1)		356,351,693

(1)	There were no changes in number of shares as of June 30, 2009.

11.	Capital Surplus

The excess value, which is greater than capital reserve, of transferred shares of subsidiaries including treasury shares of Kookmin Bank over the Company’s issued capital stock is recorded as changes from valuation of equity method investments under the capital surplus of shareholders’ equity.

12.	Retained Earnings

As required by Article 53 of the Financial Holding Company Act, the Company, each time it declares dividends, is required to appropriate, as a legal reserve, an amount equal to a minimum of 10% of annual net income, until such reserve equals its issued capital stock. The reserve is not available for the payment of cash dividends, but may be transferred to capital stock, or used to reduce accumulated deficit.

13.	Share-Based Payments

Share-based payment plan for executives and employees of the Company for the six-month period ended June 30, 2009, is as follows:

			Maximum Granted
		Grant Date	Shares	Grant Condition
	(In number of shares)

Stock Grant	1st Series	2008-09-29	109,850	Services fulfillment(1)
	2nd Series	2009-03-27	4,630	Achievements of targets(2)

			114,480

(1)	In order to exercise their stock grants, at least three years of service as vesting period are required for executive directors, while the fulfillment of their remaining contracted service period is required for non-executive directors.

(2)	The 40 or 37.5% of the shares to be granted will be based on the achievement of the targeted relative TSR ratio, while another 40 or 37.5% will be based on the achievement of the targeted relative EPS ratio. The remaining 20 or 25% will depend on the Company’s growth and on the evaluation of three-year trend on return on asset ratios. However, some of total granted shares will be compensated regardless of the above achievements as long as service requirement is fulfilled.

The maximum number of total granted shares is determined on the contract date, and the number of shares to be compensated is determined by the achievements of the targets. The Company may settle the payment by either cash or equity.

The value of stock grant is measured at fair value as of June 30, 2009. The amount for each stock grant is ~~W~~42,400 per share.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in number of granted shares for the six-month period ended June 30, 2009, are as follows:

						Remaining
						Period to
	Beginning	Granted	Exercise	Expired(1)	Ending	Maturity
	(In number of shares)

Stock grant	160,006	5,347	733	50,140	114,480	2.14 years

(1)	Stock grant decreased by 46,478 shares as executives and employees voluntarily returned their existing shares. It also decreased by 3,662 shares due to the pre-conversion adjustment to the holding company.

Accrued expense for the six-month period ended June 30, 2009, due to share-based payment plan is ~~W~~1,267 million, and the cost of ~~W~~828 million is recorded as salary expense under selling and administrative expenses.

14.	Income Tax

Income tax expense for the six-month period ended June 30, 2009, is calculated as follow:

	2009
	(In millions of
	Korean won)

Current income taxes	~~W~~	—
Changes in deferred income taxes due to temporary differences		1,194
Income tax liabilities directly charged to the shareholders’ equity(1)		(1,171)

Income tax expense	~~W~~	23

(1)	Income tax liabilities directly charged to the shareholders’ equity as of June 31, 2009, are as follows:

	2009
	(In millions of
	Korean won)

Gain on valuation of equity method investments	~~W~~	(1,360)
Loss on valuation of equity method investments	189

Total	~~W~~	(1,171)

The reconciliation between income tax expense and income before income tax is as follows:

	2009
	(In millions of Korean won)

Income before income tax	~~W~~	348,287

Calculated tax amount of tax rate (24.2)%	~~W~~	84,285
Adjustments
Non-deductible expense		101
Exclusion of deferred income tax from equity method investments		(94,206)
Exclusion of deferred income tax from net operating loss carryforwards		9,291
Others		552

Income tax expense	~~W~~	23

Effective tax rate (%)		0.01

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in accumulated temporary differences and net operating loss for the six-month period ended June 30, 2009, are as follows:

	Temporary Difference								Deferred Income Tax Assets (Liabilities)
	Beginning		Increase		Decrease		Ending		2009(1)		2008
	(In millions of Korean won)

Equity method investments	~~W~~	(1,391,338)	~~W~~	—	~~W~~	(153,171)	~~W~~	(1,238,167)	~~W~~	(272,397)	~~W~~	(306,094)
Accrued severance benefits		2,180		1,251		—		3,431		755		480
Pension Plan Assets		(2,180)		(171)		—		(2,351)		(517)		(480)
Compensation cost of stock options		463		804		—		1,267		279		—
Net operating loss carryforwards		11,466		38,393		—		49,859		10,969		2,523

	~~W~~	(1,379,409)	~~W~~	4,277	~~W~~	(153,171)	~~W~~	(1,185,961)		(260,911)		(303,571)

Unrealizable deferred income tax assets (liabilities)(1),(2)										(266,754)		(308,220)

Net deferred assets (liabilities)									~~W~~	(5,843)	~~W~~	(4,649)

(1)	Tax effects from equity method valuation are estimated based on each subsidiary’s taxable amount subject to deferred tax and its realization. As of June 30, 2009, ~~W~~5,843 million of temporary difference arising from the equity method valuation is recognized as deferred tax liabilities.

(2)	As of June 30, 2009, others and net operating loss carryforwards in deductible temporary differences are not expected to recover in the future; therefore, they are not recognized as deferred income tax assets.

15.	Earnings Per Share

Basic earnings per share for the six-month period ended June 31, 2009, is calculated as follows:

	Three-Month		Six-Month
	Period Ended		Period Ended
	June 30, 2009		June 30, 2009
	(In Korean won and in number of shares)

Net income(1)	~~W~~	109,932,878,430	~~W~~	348,263,657,213
Weighted-average number of common shares outstanding(2)		308,944,022		308,944,022
Basic earnings per share	~~W~~	356	~~W~~	1,127

(1)	Earnings available for common shareholders is the same as net income for the six-month period ended June 30, 2009.

(2)	The weighted average number of common shares outstanding is computed as follows:

	Three-Month	Six-Month
	Period Ended	Period Ended
	June 30, 2009	June 30, 2009
	(In number of shares)

Beginning	356,351,693	356,351,693
Treasury stock(1)	(47,407,671)	(47,407,671)

Weighted average number of common shares outstanding	308,944,022	308,944,022

(1)	Weighted average number of common shares outstanding is calculated while shares owned by subsidiaries are accounted for as treasury stock.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The basic and diluted earnings per share for the year ended December 31, 2008, were ~~W~~2,134.

Basic earnings per share for the six-month period ended June 30, 2009, is equal to diluted earnings per share because there is no dilution in the weighted average number of common stock outstanding.

The number of potential common stock which are not included in the computation of diluted earnings per share for the six-month period ended June 30, 2009, due to the antidilutive effect, but may result in the dilution of earnings per share in the future is as follows:

2009(1)
(In number of shares)

Stock grants	441,077

(1)	The number of granted shares for executives and employees of Kookmin Bank, one of the subsidiaries of the Company, is included in total number of stock grants.

16.	Comprehensive Income

Comprehensive income for the six-month period ended June 30, 2009, consists of:

	2009
	(In millions of
	Korean won)

Net income	~~W~~	348,264
Accumulated other comprehensive income
Gain on valuation of equity method investment		(127,472)
net of tax effect ~~W~~(1,360) million
Loss on valuation of equity method investment, net of tax effect ~~W~~189 million		6,103

Comprehensive income	~~W~~	226,895

17.	Supplemental Cash Flows Information

Restricted due from bank is not accounted for in the statement of cash flows.

Significant transactions not involving cash inflows or outflows for the six-month period ended June 30, 2009, are as follows:

		2009
		(In millions of
		Korean won)

Changes in comprehensive income due to valuation of equity method investments	~~W~~	(121,369)
Changes in capital adjustment due to valuation of equity method investments		(21,175)
Changes in retained earnings due to equity method investments		3,458

18.	Related Party Transactions

The details of the Company’s ownership in its subsidiaries, second-tier subsidiaries and equity method investments are summarized in Notes 1 and 4.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

As of June 30, 2009, the ownerships in associates over which the Company has significant influence through its subsidiaries are as follows:

		Number of
Investors	Investees	Shares	Ownership (%)

Kookmin Bank	KLB Securities Co., Ltd.(1)	4,854,713	36.41
	Jooeun Industrial Co., Ltd.(1)	1,999,910	99.99
	Balhae Infrastructure Fund	10,636,147	12.61
	Korea Credit Bureau Co., Ltd.	180,000	9.00
	Kookmin Finance Asia Ltd. (HK)(1)	700,000	100.00
	JSC Bank CenterCredit	44,136,676	30.55
	KB06-1 Venture Partnership Fund	200	50.00
	KB08-1 Venture Partnership Fund	220	66.67
KB Investment	KB06-1 Venture Partnership Fund	100	25.00
	KB08-1 Venture Partnership Fund	110	33.33
	Kookmin Investment Partnership No. 16(1)	177.2	20.00
	Kookmin China Fund No. 1(1)	13.4	50.00
	KB 03-1 Venture Fund(1)	95.75	16.67
	NPC 05-6 KB Venture Fund	500	20.00
	NPC 07-5 KB Venture Fund	500	20.00
	KB 03-1 Corporate Restructuring Fund(1)	40.6	29.00
	KB 06-1 Corporate Restructuring Fund	12	5.38
	NPS 06-5 KB Corporate Restructuring Fund	3,800,000,000	13.57

(1)	Under liquidation as of June 30, 2009.

Revenues and expenses resulting from significant transactions between the Company and subsidiaries for the six-month period ended June 30, 2009, are as follows:

		Accounts
				Interest on
		Interest		Due from
Revenues	Expenses	on Loan		Banks		Rent		Total
	(In millions of Korean won)

KB Financial Group Inc.	Kookmin Bank	~~W~~	—	~~W~~	146	~~W~~	—	~~W~~	146
	KB Investment & Securities Co.,Ltd.		4,813		—		—		4,813
	KB Real Estate Trust Co., Ltd.		13		—		—		13
	KB Investment Co., Ltd.		5		—		—		5
Kookmin Bank	KB Financial Group Inc.		—		—		292		292

		~~W~~	4,831	~~W~~	146	~~W~~	292	~~W~~	5,269

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

Balances resulting from significant lending and borrowing transactions with related parties as of June 30, 2009, are as follows:

		Accounts
				Due from		Guarantee
Creditor	Debtor	Loans		Bank		Deposit		Total
		(In million of Korean won)

KB Financial Group Inc.	Kookmin Bank	~~W~~	—	~~W~~	9,133	~~W~~	15,085	~~W~~	24,218
	KB Investment & Securities Co., Ltd.		100,000		—		—		100,000
	KB Real Estate Trust Co., Ltd.		50,000		—		—		50,000
	KB Investment Co., Ltd.		20,000		—		—		20,000

		~~W~~	170,000	~~W~~	9,133	~~W~~	15,085	~~W~~	194,218

Balances resulting from significant lending and borrowing transactions with related parties as of December 31, 2008, were as follows:

		Accounts
				Due from		Guarantee
Creditor	Debtor	Loans		Bank		Deposit		Total
		(In million of Korean won)

KB Financial Group Inc.	Kookmin Bank	~~W~~	—	~~W~~	1,849	~~W~~	13,129	~~W~~	14,978
	KB Investment & Securities Co., Ltd.		200,000		—		—		200,000

		~~W~~	200,000	~~W~~	1,849	~~W~~	13,129	~~W~~	214,978

The Company acquired ownership of KB Life Insurance Co., Ltd., which was previously owned by Kookmin Bank, during the six-month period ended June 30, 2009. Accordingly, KB Life Insurance Co., Ltd. became a subsidiary of the Company.

Compensation for key management for the six-month period ended June 30, 2009, consists of:

	2009
	(In millions of
	Korean won)

Salaries	~~W~~	3,222
Accrued severance benefits		87
Share-based payments (1)		828

Total	~~W~~	4,137

(1)	Details of share-based payments are described in Note 13.

Key management includes non-executive directors, registered directors, and non-registered directors who have the authority for making decisions in the Company’s financial planning and management.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

19.	Condensed Financial Information of Subsidiaries

The condensed statements of financial position of subsidiaries as of June 30, 2009, are as follows:

					Shareholders’
	Total Assets		Total Liabilities		Equity
	(In millions of Korean won)

Kookmin Bank(1)	~~W~~	269,787,078	~~W~~	251,466,875	~~W~~	18,320,203
KB Investment & Securities Co., Ltd.		2,369,972		2,047,305		322,667
KB Life Insurance Co., Ltd.		2,125,822		1,984,374		141,448
KB Asset Management Co., Ltd.		93,098		12,505		80,593
KB Real Estate Trust Co., Ltd.		211,145		113,458		97,687
KB Investment Co., Ltd.(1)		299,538		20,523		279,015
KB Futures Co., Ltd.		173,536		139,682		33,854
KB Credit Information Co., Ltd.		34,550		13,265		21,285
KB Data Systems Co., Ltd.		53,567		39,175		14,392

	~~W~~	275,148,306	~~W~~	255,837,162	~~W~~	19,311,144

(1)	Financial information of Kookmin Bank and KB Investment Co., Ltd. is based on their consolidated financial statements.

The condensed statements of income of subsidiaries as of June 30, 2009, are as follows:

							Net Income
	Operating		Operating		Operating		Before Income		Net Income
	Revenue		Expense		Income (Loss)		Tax		(Loss)
	(In millions of Korean won)

Kookmin Bank(1)	~~W~~	17,058,447	~~W~~	16,626,858	~~W~~	431,589	~~W~~	420,525	~~W~~	404,896
KB Investment & Securities Co., Ltd.		193,063		204,127		(11,064)		(12,565)		(12,498)
KB Life Insurance Co., Ltd.		414,562		413,822		740		684		672
KB Asset Management Co., Ltd.		31,858		13,783		18,075		17,766		13,105
KB Real Estate Trust Co., Ltd.		26,465		25,588		877		954		213
KB Investment Co., Ltd.(1)		5,119		3,280		1,839		2,666		2,710
KB Futures Co., Ltd.		12,695		8,993		3,702		3,829		3,017
KB Credit Information Co., Ltd.		27,108		24,490		2,618		2,628		2,016
KB Data Systems Co., Ltd.		55,796		52,283		3,513		3,752		2,853

	~~W~~	17,825,113	~~W~~	17,373,224	~~W~~	451,889	~~W~~	440,239	~~W~~	416,984

(1)	Financial information of Kookmin Bank and KB Investment Co., Ltd. is based on their consolidated financial statements.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

20.	Financing and Operating Status of Subsidiaries

Financing status of the Company and its subsidiaries as of June 30, 2009, is as follows:

	Deposits		Borrowings		Debentures(1)		Total
	(In millions of Korean won)

KB Financial Group Inc.	~~W~~	—	~~W~~	230,000	~~W~~	797,974	~~W~~	1,027,974
Kookmin Bank(2)		173,501,955		16,169,432		39,759,785		229,431,172
KB Investment & Securities Co., Ltd.		110,063		1,159,750		—		1,269,813
KB Life Insurance Co., Ltd.		—		—		—		—
KB Asset Management Co.,Ltd.		1,041		—		—		1,041
KB Real Estate Trust Co., Ltd.		152		101,179		—		101,331
KB Investment Co., Ltd.(2)		—		20,000		—		20,000
KB Futures Co., Ltd.		135,535		—		—		135,535
KB Credit Information Co., Ltd.		—		7,600		—		7,600
KB Data Systems Co., Ltd.		—		720		—		720

	~~W~~	173,748,746	~~W~~	17,688,681	~~W~~	40,557,759	~~W~~	231,995,186

(1)	Net of discounts.

(2)	Financial information of Kookmin Bank and KB Investment Co., Ltd. is based on their consolidated financial statements.

Operating status of the Company and its subsidiaries as of June 30, 2009, is as follows:

					Cash and Due
	Loans(1)		Securities		from Bank		Total
	(In millions of Korean won)

KB Financial Group Inc.	~~W~~	169,150	~~W~~	16,874,314	~~W~~	9,133	~~W~~	17,052,597
Kookmin Bank(2)		201,235,649		41,677,749		8,355,165		251,268,563
KB Investment & Securities Co., Ltd.		178,546		1,009,873		365,830		1,554,249
KB Life Insurance Co., Ltd.		74,719		1,579,742		86,216		1,740,677
KB Asset Management Co., Ltd.		1,732		4,496		71,211		77,439
KB Real Estate Trust Co., Ltd.		1,023		3,718		356		5,097
KB Investment Co., Ltd.(2)		12,948		255,847		23,499		292,294
KB Futures Co., Ltd.		—		20,391		147,297		167,688
KB Credit Information Co., Ltd.		—		—		16,245		16,245
KB Data Systems Co., Ltd.		290		—		20,673		20,963

	~~W~~	201,674,057	~~W~~	61,426,130	~~W~~	9,095,625	~~W~~	272,195,812

(1)	Net of allowance for loan losses and deferred loan gains (losses).

(2)	Financial information of Kookmin Bank and KB Investment Co., Ltd. is based on their consolidated financial statements.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in allowance for loan losses and other assets for each entity for the six-month period ended June 30, 2009, are as follows:

			Increase
	Beginning		(Decrease)		Ending
	(In millions of Korean won)

KB Financial Group Inc.	~~W~~	1,000	~~W~~	(150)	~~W~~	850
Kookmin Bank(1)		3,676,519		303,843		3,980,362
KB Investment & Securities Co., Ltd.		22,978		36,885		59,863
KB Life Insurance Co., Ltd.		521		66		587
KB Asset Management Co., Ltd.		84		285		369
KB Real Estate Trust Co., Ltd.		65,808		45		65,853
KB Investment Co., Ltd.(1)		632		(94)		538
KB Futures Co., Ltd.		—		—		—
KB Credit Information Co., Ltd.		37		(5)		32
KB Data Systems Co., Ltd.		106		20		126

	~~W~~	3,767,685	~~W~~	340,895	~~W~~	4,108,580

(1)	Financial information of Kookmin Bank and KB Investment Co., Ltd. is based on their consolidated financial statements.

21.	Subsidiaries’ Contribution to Gain and Loss

Subsidiaries’ contributions to the Company’s gain and loss from equity method valuation for the six-month period ended June 30, 2009, are as follows:

			Contribution
	Amount		Ratio (%)
	(In millions of Korean won)

Kookmin Bank	~~W~~	388,021	99.67
KB Investment & Securities Co., Ltd.		(24,321)	(6.25)
KB Life Insurance Co., Ltd.		3,445	0.88
KB Asset Management Co., Ltd.		13,105	3.37
KB Real Estate Trust Co., Ltd.		463	0.12
KB Investment Co., Ltd.		3,119	0.80
KB Futures Co., Ltd.		3,017	0.78
KB Credit Information Co., Ltd.		2,013	0.52
KB Data Systems Co., Ltd.		424	0.11

	~~W~~	389,286	100.00

22.	Insurance

As of June 30, 2009, the Company and subsidiaries jointly have financial package insurance policies which include Banker’s Blanket Bond, Directors Reparation Liability Insurance, Professionals Reparation Liability Insurance and Employment Practices Liability Insurance with Samsung Fire & Marine Insurance Co., Ltd. The total insurance coverage is ~~W~~87,500 million.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

23.	Commitments

The commitments made with financial institutions on the limit of corporate borrowings and the related amounts already borrowed as of June 30, 2009 and December 31, 2008, are as follows:

	2009				2008
	Limit for		Amounts		Limit for		Amounts
	Borrowing		Borrowed		Borrowing		Borrowed
	(In millions of Korean won)

Hana Bank	~~W~~	50,000	~~W~~	—	~~W~~	50,000	~~W~~	10,000
Woori Bank		130,000		—		130,000		120,000

	~~W~~	180,000	~~W~~	—	~~W~~	180,000	~~W~~	130,000

24.	Value Added Information

Information for calculating value added for the six-month period ended June 30, 2009, is as follows:

	2009
	(In millions of
	Korean won)

Personnel expenses	~~W~~	8,651
Severance benefits		1,440
Welfare expenses		966
Rental expenses		481
Depreciation		842
Amortization		335
Tax and dues		108

	~~W~~	12,823

25.	Disclosure on Expected Impact upon Adoption of K-IFRS

A.	Preparation of K-IFRS adoption

Pursuant to the Act on External Audit of Stock Companies, article 13, KB Financial Group Inc. is required to adopt K-IFRS from 2011. Thus, in June 2007, KB Financial Group Inc. formed a task-force (“K-IRFS TFT”) to prepare for the adoption of K-IFRS and is currently in the transition process that consists of three phases as follows: Phase I (adoption assessment stage), Phase II (policy setting, system design and development stage) and Phase III (implementation stage).

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

B.	K-IFRS adoption plan and work force

1) K-IFRS adoption plan

Phase	Period	Procedures

Phase I (“Adoption assessment stage”)	June 2007 ~ February 2008	• Analyzing GAAP differences — Analyzing K-IFRS — Analyzing GAAP differences between K-IFRS and Statements of Korean Financial Accounting Standard (“SKFAS”)
• Analyzing the impacts — Analyzing the financial impacts — Analyzing the impacts of specific accounts, disclosure and IT
• Detailed planning for Phase II
• Research and benchmarking on success cases, others
Phase II (“Policy setting, system design and development stage”)	March 2008 ~ December 2009
•   Framing accounting policies
•   Framing specific accounting methodology
•   Set-up united account structure “Chart of Accounts”
•   Build Infrastructures for K-IFRS adoption
— Establish accounting policies, accounting guidelines and accounting manuals
— Restructuring of financial reporting system
•   Developing K-IFRS system (define system requirement, analysis, designing, developing, others)
•   Knowledge transfer and technical trainings, others

Phase III (“Implement action stage”)	January 2010	• Preparing financial data in accordance with K-IFRS — Preparing financial data as of January 1, 2010 — Preparing quarterly financial and disclosure data for 2010

2) Work force

In June 2007, KB Financial Group Inc. assembled an IFRS task-force team which consists of accounting specialists, accounting-consulting firms and others in order to effectively and efficiently adopt K-IFRS. The team is divided into specialized areas such as closing, disclosure, allowance for loan losses, revenue recognition, investments, derivative instruments, fair valuation, overseas branches, SPC, and others — based on its significance and efficiency of project management. In addition, IT IFRS team that consists of IT specialist in each area, was organized for K-IFRS IT system development.

KB Financial Group Inc. has reported the progress of the K-IFRS adoption and significant issues to the audit committee, the Board of Directors, and others.

C.	Status of each phase

1) Phase I (“Adoption assessment stage”)

Between June 2007 and February 2008, KB Financial Group Inc. assessed the potential impacts of K-IFRS adoption and planned detailed procedures.

a. Analyzing GAAP differences and the financial impacts

KB Financial Group Inc. performed the detailed analysis of the requirements under K-IFRS and identified GAAP differences between SKFAS (current accounting standards) and K-IFRS in order to analyze the impacts on the financial information, business operation, financial reporting system, and financial performance indicators, and

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

others. Consequently, KB Financial Group Inc. identified the impacts on financial information, major accounts, disclosures and IT.

b. Research on success case and benchmarking

Due to the distinctiveness of KB Financial Group Inc., research and benchmarking of the success cases of preceding IFRS adopters among European financial institutions was performed, where necessary, in order to form possible alternatives.

2) Phase II (“policy setting, system design and development stage”)

KB Financial Group Inc. started the Phase II in March 2008, and the procedure will continue until the end of 2009. The purpose of the phase is to frame accounting policies, structure infrastructures and develop the system.

a. Accounting policy setting

Considering the K-IFRS requirements and KB Financial Group Inc.’s status, KB Financial Group Inc. selected the accounting policies that are deemed to better represent KB Financial Group Inc.’s substance after detailed analysis of accounting treatment options and has outlined specific accounting methodology.

b. Set-up united account structure “Chart of Accounts”

To produce timely and proper financial data on a consolidated basis in accordance with K-IFRS, KB Financial Group Inc. has set up united account structure.

c. Building Infrastructures for K-IFRS adoption

For timely and proper financial reporting, KB Financial Group Inc. analyzed the current financial report process, and identified the expected financial impacts. Consequently, KB Financial Group Inc. restructured financial report process and is currently revising the related accounting policies, guidelines and manuals.

d. System Design

KB Financial Group Inc. completed the system analysis and requirement definition for developing K-IFRS system.

D.	Plan going forward

KB Financial Group Inc. completed its system development in July 2009, and plans to assure the data integrity and the system completeness through sufficient testing till the end of 2009.

In addition, from May to December 2009, KB Financial Group Inc. plans to train its management and employees, and transfer necessary knowledge for the adoption of K-IFRS and will have focus training with teams and personnel in charge to increase the ability and capacity in the adoption of K-IFRS.

KB Financial Group Inc. will prepare its first financial statements as of January 1, 2010, in accordance with K-IFRS and will perform quarterly closing thereafter using the developed system.

KB Financial Group Inc.

Notes to Non-Consolidated Financial Statements — (Continued)

E.	Significant GAAP differences between K-IFRS and SKFAS

KB Financial Group Inc. is expected to face significant GAAP differences between K-IFRS and SKFAS (current accounting standards) upon preparing financial statements in accordance with K-IFRS are, but not limited to, as follows: scope of consolidation, allowance for loan losses, revenue recognition, derecognition of financial instruments, measurement of financial instruments and employee benefits.

26.	Subsequent Event

The Company, as approved by Board of Directors on July 10, 2009, will issue 30 million common shares to raise capital. Accordingly, the issued capital will be paid on September 1, 2009.

Kookmin Bank

Non-Consolidated Statements of Financial Position
June 30, 2009 and December 31, 2008

	2009		2008
	(In millions of Korean won)

ASSETS
Cash and due from banks (Notes 3 and 20)	~~W~~	7,923,688	~~W~~	7,728,296
Securities (Notes 4 and 20)		39,382,596		34,928,917
Loans receivable, net (Notes 5, 6, 7 and 20)		201,323,566		198,694,825
Property and equipment, net (Note 8)		3,395,156		3,492,767
Other assets, net (Notes 2, 7, 9, 19, 24 and 26)		15,120,231		17,248,372

	~~W~~	267,145,237	~~W~~	262,093,177

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits (Notes 10 and 20)	~~W~~	170,737,104	~~W~~	158,867,924
Debts, net (Notes 11 and 20)		56,079,141		61,759,641
Other liabilities, net (Notes 12, 13, 14, 15 and 16)		22,088,463		24,151,518

		248,904,708		244,779,083

Shareholders’ Equity (Notes 4, 8 and 17)
Common stock		2,481,896		2,181,896
Capital surplus		6,267,577		6,269,036
Accumulated other comprehensive income		690,904		445,263
Retained earnings		8,800,152		8,417,899

		18,240,529		17,314,094

	~~W~~	267,145,237	~~W~~	262,093,177

The accompanying notes are an integral part of these financial statements.

Kookmin Bank

Non-Consolidated Statements of Income
Three-month and Six-month Periods Ended June 30, 2009 and 2008

	2009				2008
	Three-Month		Six-Month		Three-Month		Six-Month
	(In millions of Korean won)

Operating revenue
Interest income
Interest on due from banks (Note 21)	~~W~~	1,522	~~W~~	6,297	~~W~~	768	~~W~~	1,460
Interest on securities		375,313		760,849		429,848		834,184
Interest on loans receivable		3,086,505		6,735,262		3,521,928		6,945,557
Other interest income		4,907		9,422		9,130		19,041

		3,468,247		7,511,830		3,961,674		7,800,242

Gain on valuation and disposal of securities
Gain on valuation of trading securities		—		8,662		—		10,863
Gain on disposal of trading securities		39,797		79,696		30,617		84,980
Gain on disposal of available-for-sale securities		114,970		215,040		64,897		112,482
Gain on disposal of held-to-maturity securities		1,176		1,834		—		—
Reversal of impairment loss on available-for-sale securities (Note 4)		146		423		13,893		17,837

		156,089		305,655		109,407		226,162

Gain on disposal of loans receivable (Note 5)		35,531		39,727		20,629		22,832

Foreign exchange trading income		223,552		785,027		176,439		324,381

Commission income (Note 26)		337,164		652,077		392,864		763,482

Fees and commissions from trust accounts (Note 26)		23,327		43,782		21,364		46,055

Dividend income		273		39,283		1,203		11,160

Other operating revenue
Gain on derivatives transactions		1,767,383		5,382,814		1,604,668		3,040,450
Gain on valuation of derivatives (Note 19)		778,422		1,963,114		751,458		2,998,833
Gain on valuation of fair value hedged items (Notes 4, 10, 11 and 19)		131,099		234,688		239,601		132,795
Others		3,005		15,307		—		17,444

		2,679,909		7,595,923		2,595,727		6,189,522

		6,924,092		16,973,304		7,279,307		15,383,836

The accompanying notes are an integral part of these financial statements.

Kookmin Bank

Non-Consolidated Statements of Income — (Continued)

	2009				2008
	Three-Month		Six-Month		Three-Month		Six-Month
	(In millions of korean won)

Operating expenses
Interest expenses (Note 21)
Interest on deposits	~~W~~	1,389,633	~~W~~	2,948,915	~~W~~	1,511,086	~~W~~	2,931,120
Interest on debt		655,753		1,407,597		691,302		1,367,224
Other interest expenses (Note 26)		16,964		43,265		20,199		41,500

		2,062,350		4,399,777		2,222,587		4,339,844

Loss on valuation and disposal of securities
Loss on valuation of trading securities		12,717		19,839		48,245		28,520
Loss on disposal of trading securities		22,924		51,657		18,921		40,452
Loss on disposal of available-for-sale securities		353		847		2,851		12,187
Impairment loss on available-for-sale securities (Note 4)		—		10,858		7,612		30,086
Impairment loss on held-to-maturity securities (Note 4)		1,628		5,373		—		—

		37,622		88,574		77,629		111,245

Loss on valuation and disposal of loans receivable
Provision for loan losses (Note 7)		418,318		1,059,528		164,311		409,104
Loss on disposal of loans receivable (Note 5)		1		37		92		123

		418,319		1,059,565		164,403		409,227

Foreign exchange trading expenses		252,353		708,245		139,796		261,233

Commission expenses		169,926		341,516		162,901		317,407

General and administrative expenses (Notes 8, 9, 13, 18 and 22)		853,259		1,703,657		965,694		1,849,592

Other operating expenses
Loss on derivatives transactions		2,062,642		5,804,786		1,616,409		2,906,150
Loss on valuation of derivatives (Note 19)		679,250		1,822,132		875,045		3,105,961
Loss on valuation of fair value hedged items (Notes 4, 10, 11 and 19)		66,131		187,634		—		11,681
Others		237,304		435,283		211,823		389,244

		3,045,327		8,249,835		2,703,277		6,413,036

		6,839,156		16,551,169		6,436,287		13,701,584

Operating income		84,936		422,135		843,020		1,682,252
Non-operating revenue (Notes 4, 8 and 23)		116,818		151,994		79,945		140,542
Non-operating expenses (Notes 4, 8 and 23)		40,344		171,464		23,710		53,816

Income before income tax (benefit)		161,410		402,665		899,255		1,768,978
Income tax expense (benefit) (Note 24)		(66,291)		15,824		254,905		493,125

Net income	~~W~~	227,701	~~W~~	386,841	~~W~~	644,350	~~W~~	1,275,853

The accompanying notes are an integral part of these financial statements.

Kookmin Bank

Non-Consolidated Statements of Changes in Shareholders’ Equity
Six-Month Periods Ended June 30, 2009 and 2008

							Accumulated
							Other
	Common		Capital		Capital		Comprehensive		Retained
	Stock		Surplus		Adjustments		Income		Earnings		Total
	(In millions of Korean won)

Balance at January 1, 2008	~~W~~	1,681,896	~~W~~	6,258,297	~~W~~	—	~~W~~	356,412	~~W~~	7,741,156	~~W~~	16,037,761
Cumulative effect on accounting changes		—		10,966		—		(10,966)		—		—

Balance after adjustment		1,681,896		6,269,263		—		345,446		7,741,156		16,037,761
Dividends		—		—		—		—		(824,129)		(824,129)

Balance after appropriations		1,681,896		6,269,263		—		345,446		6,917,027		15,213,632
Net income		—		—		—		—		1,275,853		1,275,853
Valuation of available-for-sale securities		—		—		—		(52,927)		—		(52,927)
Valuation of held-to-maturity securities		—		—		—		(7)		—		(7)
Valuation of equity method investments		—		4,027		—		(20,766)		(26,503)		(43,242)
Others		—		—		—		—		878		878

Balance at June 30, 2008	~~W~~	1,681,896	~~W~~	6,273,290	~~W~~	—	~~W~~	271,746	~~W~~	8,167,255	~~W~~	16,394,187

Balance at January 1, 2009	~~W~~	2,181,896	~~W~~	6,269,036	~~W~~	—	~~W~~	445,263	~~W~~	8,417,899	~~W~~	17,314,094
Issuance of common stock		300,000		(1,459)		—		—		—		298,541
Net income		—		—		—		—		386,841		386,841
Valuation of available-for-sale securities		—		—		—		228,197		—		228,197
Valuation of held-to-maturity securities		—		—		—		(6)		—		(6)
Valuation of equity method investments		—		—		—		18,018		(4,190)		13,828
Revaluation of property and equipment		—		—		—		(568)		—		(568)
Others		—		—		—		—		(398)		(398)

Balance at June 30, 2009	~~W~~	2,481,896	~~W~~	6,267,577	~~W~~	—	~~W~~	690,904	~~W~~	8,800,152	~~W~~	18,240,529

The accompanying notes are an integral part of these financial statements.

Kookmin Bank

Non-Consolidated Statements of Cash Flows
Six-Month Periods Ended June 30, 2009 and 2008

	2009		2008
	(In millions of Korean won)

Cash flows from operating activities
Net income	~~W~~	386,841	~~W~~	1,275,853

Adjustments to reconcile net income to net cash used in operating activities
Loss on valuation of trading securities		19,839		28,520
Loss on valuation of equity method investments		17,194		306
Impairment loss on available-for-sale securities		10,858		30,086
Impairment loss on held-to-maturity securities		5,373		—
Impairment loss on equity method investments		100,352		—
Provision for loan losses		1,059,528		409,104
Depreciation and amortization		214,771		205,209
Loss on disposal of property and equipment		722		597
Loss on valuation of derivatives		1,822,132		3,105,961
Loss on valuation of fair value hedged items		187,634		11,681
Provision for severance benefits		78,151		89,389
Loss on foreign currency translation		103		3,222
Gain on valuation of trading securities		(8,662)		(10,863)
Gain on valuation of equity method investments		(11,476)		(57,180)
Gain on disposal of property and equipment		(1,207)		(3,448)
Gain on valuation of derivatives		(1,963,114)		(2,998,833)
Gain on valuation of fair value hedged items		(234,688)		(132,795)
Reversal of impairment loss on available-for-sale securities		(423)		(17,837)
Gain on foreign currency translation		(563,869)		(153,467)
Others, net		166,376		155,957

		899,594		665,609

Changes in operating assets and liabilities
Increase in securities, net		(4,142,598)		(2,338,563)
Increase in loans		(3,723,772)		(20,026,839)
Increase in accounts receivable		(940,107)		(1,793,425)
Increase in prepaid expenses		(82,141)		(31,676)
Decrease in accrued income		180,986		59,304
Increase in deferred tax assets		(281,616)		(20,057)
Decrease in derivatives assets		509,443		259,807
Decrease (increase) in miscellaneous assets		56,407		(82,823)
Increase in other accounts payable		455,631		1,540,286
Increase (decrease) in accrued expense		(304,388)		551,755
Decrease (increase) in unearned revenues		(20,652)		7,551
Decrease in agencies credit		(76,486)		(61,042)
Payment of severance benefits		(411,358)		(20,004)
Increase (decrease) in miscellaneous liabilities		140,025		(260,205)
Others, net		276,711		(101,873)

		(8,363,915)		(22,317,804)

Net cash used in operating activities		(7,077,480)		(20,376,342)

Cash flows from investing activities
Decrease in restricted due from banks		1,177		336,654
Disposal of property and equipment		5,773		7,293
Increase (decrease) in domestic exchange settlement debits, net		(110,731)		41,333
Increase (decrease) in equity method investments, net		62,303		(419,502)
Increase in guarantee deposits paid, net		(38,661)		(32,678)
Purchase of property and equipment		(55,225)		(93,641)
Purchase of intangible assets		(37,799)		(32,998)

Net cash used in investing activities		(173,163)		(193,539)

Cash flows from financing activities
Increase in deposits, net		11,870,678		17,933,842
Increase (decrease) in debts, net		(5,051,113)		4,330,689
Increase (decrease) in other liabilities, net		329,106		(476,579)
Issuance of common stock		298,541		—
Payment of dividends		—		(824,129)

Net cash provided by financing activities		7,447,212		20,963,823

Net Increase in cash and due from banks		196,569		393,942
Cash and cash equivalents (Note 30)
Beginning of the period		2,920,130		2,533,763

End of the period	~~W~~	3,116,699	~~W~~	2,927,705

The accompanying notes are an integral part of these financial statements.

Kookmin Bank

Notes to Non-Consolidated Financial Statements
June 30, 2009 and 2008

1.	The Bank

Kookmin Bank (the “Bank”) was established in 1963 under the Citizens National Bank Act to provide banking services to the general public and to small and medium-sized enterprises. Pursuant to the Repeal Act of the Citizens National Bank Act, effective January 5, 1995, the Bank’s status changed to a financial institution which operates under the Banking Act and Commercial Act.

The Bank merged with Korea Long Term Credit Bank on December 31, 1998, and with its subsidiaries, Daegu, Busan, Jeonnam Kookmin Mutual Savings & Finance Co., Ltd., on August 22, 1999. Also, pursuant to directive from the Financial Services Commission in connection with the Structural Improvement of the Financial Industry Act, the Bank acquired certain assets, including performing loans, and assumed most of the liabilities of Daedong Bank on June 29, 1998. Also, the Bank completed the legal consolidation with Housing and Commercial Bank (“H&CB”) on October 31, 2001, and merged with Kookmin Credit Card Co., Ltd., a majority-owned subsidiary, on September 30, 2003.

The Bank listed its shares on the Stock Market Division of the Korea Exchange (“KRX,” formerly Korea Stock Exchange) in September 1994. As a result of the legal consolidation with H&CB, the shareholders of the former Kookmin Bank and H&CB received new common shares of the Bank which were relisted on the KRX on November 9, 2001. In addition, H&CB listed its American Depositary Shares (“ADS”) on the New York Stock Exchange (“NYSE”) on October 3, 2000 prior to the legal consolidation. Following the legal consolidation with H&CB, the Bank listed its ADS on the NYSE on November 1, 2001. The Bank became a wholly owned subsidiary of KB Financial Group Inc. through comprehensive stock transfer on September 29, 2008. Subsequently, the Bank’s shares and its ADS each listed on the KRX and the NYSE were delisted on October 10, 2008 and September 26, 2008, respectively. As of June 30, 2009, the Bank’s paid-in capital is ~~W~~2,481,896 million.

The Bank engages in the banking business in accordance with Banking Act, trust business in accordance with Financial Investment Services and Capital Markets Act, credit card business in accordance with Specialized Credit Financial Business Act and other relevant businesses. As of June 30, 2009, the Bank has 1,194 domestic branches and offices (excluding 302 automated teller machine stations) and five overseas branches (excluding three subsidiaries and three offices).

2.	Summary of Significant Accounting Policies

The significant accounting policies followed by the Bank in the preparation of its non-consolidated financial statements are as follows:

Basis of Financial Statement Presentation

The Bank maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements. Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations, or cash flows, is not presented in the accompanying non-consolidated financial statements.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Application of the Statements of Korean Financial Accounting Standards

The Korean Accounting Standards Board (“KASB”) has published a series of Statements of Korean Financial Accounting Standards (“SKFAS”), which will gradually replace the existing financial accounting standards, established by the Korean Financial and Supervisory Board. The Bank has adopted SKFAS No. 1 through No. 24, except No. 14, in its financial statements as of and for the six-month period ended June 30, 2009.

Significant accounting policies adopted by the Bank for the financial statements as of and for the six-month period ended June 30, 2009, are identical to the accounting policies followed by the Bank for the annual financial statements for the year ended December 31, 2008.

Interest Income Recognition

The Bank applies the accrual basis in recognizing interest income related to deposits, loans and securities. Interest on loans, whose principal or interest is past due at the statements of financial position date, is generally not accrued, with the exception of interest on certain loans guaranteed by financial institutions, or collateralized by bank deposits. When a loan is placed on a non-accrual status, the previously accrued interest is generally reversed and deducted from current interest income; and future interest income is recognized on the cash basis. As of June 30, 2009 and December 31, 2008, the total of the principal amount of loans and securities for which the accrued interest income was not recorded in the accompanying non-consolidated financial statements based on the above criteria amounted to ~~W~~5,618,879 million and ~~W~~6,607,393 million, respectively, and the related accrued interest income not recognized amounted to ~~W~~457,563 million and ~~W~~538,461 million, respectively.

Classification of Securities

At acquisition, the Bank classifies securities into the following categories: trading, available-for-sale, held-to-maturity and equity method investments, depending on marketability, the intention at the date of purchase and ability to hold. Securities that are bought and held for the purpose of resale in the near term and are actively traded are classified as trading securities. Debt securities with fixed maturity and with either fixed or determinable payments which the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities. Securities that enable the Bank to exert significant influence over the investees are classified as equity method investments. All other securities not classified above are categorized as available-for-sale securities.

If there are changes in the Bank’s intent and ability to hold securities, available-for-sale securities can be reclassified as held-to-maturity securities and held-to-maturity securities can be reclassified as available-for-sale securities. Whereas, if the Bank has either sold held-to-maturity securities before maturity or exercised early redemption right to issuer within the current year or the preceding two fiscal years, or if it reclassified held-to-maturity securities to available-for-sale securities in the past, all debt securities that are owned or purchased cannot be classified as held-to-maturity securities with the exception of held-to-maturity securities sold when the fluctuation in the market interest has immaterial effect to the fair value as the remaining term of the securities is short. As for trading securities, in rare cases, it can be reclassified to available-for-sale securities or held-to-maturity securities when trading securities are no longer held for resale in the near term and can be reclassified to available-for-sale securities when they lose marketability. In any other cases, trading securities cannot be reclassified to other categories and no category can be reclassified to trading securities.

Valuation of Trading Securities

Trading securities are initially recognized at acquisition cost, which includes the market value of the consideration given and any other transaction costs involved in the acquisition, which is determined by the individual moving average method (the specified identification method for debt securities). The difference between the acquisition costs and face values of debt securities are amortized over the remaining terms of the debt securities by applying effective interest rate method and added to or subtracted from the acquisition costs and interest income.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

After initial recognition, trading securities are stated at fair value at the statements of financial position date and any difference between acquisition value and fair value, unrealized holding gain or loss, is recognized in current earnings.

Valuation of Available-for-sale Securities

Available-for-sale securities are initially recognized at acquisition cost, which includes the market value of the consideration given and any other transaction costs involved in the acquisition, which is determined by the individual moving average method (the specified identification method for debt securities). The difference between the acquisition costs and face values of debt securities are amortized over the remaining terms of the debt securities by applying effective interest method and added to or subtracted from the acquisition costs and interest income. After initial recognition, available-for-sale securities are stated at fair value at the statements of financial position date and any difference between acquisition value and fair value, unrealized holding gain or loss, is presented as gain or loss on valuation of available-for-sale securities in accumulated other comprehensive income. Accumulated other comprehensive income of securities is charged to current earnings in a lump sum at the time of disposal or impairment recognition. Non-marketable securities are stated at acquisition cost on the financial statements if the fair value cannot be reliably estimated.

If the fair value of equity securities (net asset fair value in case of non-marketable equity securities stated at acquisition cost) is below the acquisition cost and the objective evidence of impairment exists, the carrying value is adjusted to fair value and the resulting valuation loss is charged to current earnings. If the estimated recoverable amount of debt securities is less than the amortized cost and the objective evidence of impairment exists, the carrying value is adjusted to recoverable amount and the resulting valuation loss is charged to current earnings. With respect to impaired securities, if the amount of impairment loss that must be recognized in the current period exceeds the remaining amount of unrealized valuation loss, the unrealized valuation loss shall first be derecognized from the accumulated other comprehensive income, and then, the amount of excess shall be subtracted from the carrying amount of the securities. In addition, if there are any remaining amount of unrealized valuation gain related to the securities in the accumulated other comprehensive income, the entire amount of unrealized valuation gain shall be derecognized from the accumulated other comprehensive income and subtracted from the carrying amount of the securities.

Valuation of Held-to-maturity Securities

Held-to-maturity securities are initially recognized at acquisition cost, which includes the market value of the consideration given and any other transaction costs involved in the acquisition, which is determined by the specific identification method. The difference between the acquisition costs and face values of held-to-maturity securities are amortized over the remaining terms of the securities by applying effective interest method and added to or subtracted from the acquisition costs and interest income. If the estimated recoverable amount of debt securities is less than the amortized cost and the objective evidence of impairment exists, the carrying value is adjusted to recoverable amount and the resulting valuation loss is charged to current earnings.

Valuation of Equity Method Investments

Equity securities held for investment in companies in which the Bank is able to exert significant influence over the investees (in accordance with the Banking Act, if the Bank holds more than 15% of the total issued shares, the Bank is considered being able to exert significant influence) are accounted for using the equity method. The Bank’s share in net income or net loss of investees is included in current earnings. Changes in the retained earnings of investee are reflected in the retained earnings. Changes in the capital surplus, capital adjustments or accumulated other comprehensive income of investee are reflected as gain or loss on valuation of equity method investments in accumulated other comprehensive income.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The Bank discontinues the equity method for equity method investments when the Bank’s share of accumulated losses equals the costs of the investments, and until the subsequent cumulative changes in its proportionate net income of the subsidiaries equals its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.

Significant difference between expected cash flow from equity method investments and the Bank’s proportionate ownership in the net book value of the investees is accounted for as impairment loss from equity method investments. When the estimated future expected cash flows from equity method investments exceed the carrying value after impairment, such recovery is recorded in current operations up to the recorded impairment loss amount.

If the equity method investee is one of the Bank’s subsidiaries subject to consolidation, the changes, arising from additional stock purchase or capital increase and from the net difference of net asset value of investee and acquisition cost in net asset from the date of consolidation, are reflected as changes in capital surplus or capital adjustment in the Bank’s statement of financial position.

The excess of the acquisition cost over the proportionate fair value of the investee’s net asset is amortized using the straight-line method up to a maximum of 20 years. The excess of the proportionate fair value of net asset over the acquisition cost (“the excess”), arising from the agreed expected future loss or expense, is recognized as income when expected future loss or expense is incurred. The excess up to fair value of identifiable non-monetary assets is recognized as income over the years using the weighted average useful lives of non-monetary assets. The excess over fair value of identifiable non-monetary assets is recognized as income and reflected in the equity.

Unrealized gains or losses on transactions between the Bank and subsidiaries are eliminated to the extent of the Bank’s interest in each equity method investee. Unrealized gains or losses from downstream sales is fully eliminated and reflected in equity method investments.

Reversal of Impairment

The reversal of impairment loss of available-for-sale securities, when it is objectively related to an event occurring after the recognition of impairment loss, is recognized as current earnings to the extent of the impairment loss previously recognized under impairment loss as reversal of impairment loss on available-for-sale securities and any excess is recognized as gain on valuation of available-for-sale securities in the accumulated other comprehensive income. Even though the fair value increases subsequent to the recognition of an impairment loss, if such increase does not qualify to be recognized as a reversal of impairment loss, the increase in fair value is included in the accumulated other comprehensive income. For non-marketable equity securities which are not measured at fair values and were impaired based on the net asset fair value, the recovery cannot exceed the initial acquisition cost.

The reversal of impairment loss of held-to-maturity securities, when it is objectively related to an event occurring after the recognition of impairment loss, is recognized as current earnings to the extent that the new carrying amount after the reversal of impairment loss shall not exceed the amortized cost that would have been measured at the date of reversal, had no impairment loss been recognized.

Valuation of Reclassified Securities

When held-to-maturity securities are reclassified to available-for-sale securities, these reclassified securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value resulting from the reclassification is reported in accumulated other comprehensive income as gain or loss on valuation of available-for-sale securities. When available-for-sale securities are reclassified to held-to-maturity securities, the amount of unrealized gain or loss on valuation of available-for-sale securities, at the reclassification date, continues to be included in accumulated other comprehensive income and be amortized over the remaining period until maturity using the effective interest rate method and added to or subtracted from interest income of the remaining period. The difference between the fair value at the reclassification date and face value of the reclassified securities to held-to-maturity securities is amortized over the remaining period until maturity using the effective

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

interest rate method and added to or subtracted from interest income of the remaining period. In addition, when certain trading securities lose their marketability, such securities are reclassified as available-for-sale securities at fair market value at the reclassification date.

Transfers of Securities

When transfer of securities through realization, expiration or sale of the right to obtain the economic benefits from the securities occurs and the control over securities is lost, the unrealized valuation gain or loss of securities reported in accumulated other comprehensive income is added to or subtracted from the difference between the amount received or receivable as consideration for the security transfer and book value of the security, which in turn is recognized in the current earnings. However, when securities are transferred without losing control of the securities, the transaction is accounted for as a secured borrowing transaction.

Allowance for Loan Losses, Acceptances and Guarantees Losses and Unfunded Commitments

The Regulation on Supervision of Banking Business (the “Supervisory Regulation”), legislated by the Financial Services Commission (“FSC”), requires all loans to be classified into five categories as normal, precautionary, substandard, doubtful, or estimated loss based on borrowers’ repayment capability and historical financial transaction records. Also, the Supervisory Regulation requires all loans to have allowance for loan losses no less than the directed minimum percentage rate in its respective category.

As required by the Supervisory Regulation, allowance for loan losses is provided in accordance with loan loss rate by category for corporate credits (loans, confirmed acceptances and guarantees) over certain size which is determined by Forward Looking Criteria (the “FLC”) that considers the borrower’s capability of repayment. The FLC evaluates the asset by considering the types of loan, collaterals and guarantees, if any, in addition to measuring the borrowers rating based on industry risk, individual risk and financial risk factors. The Bank generally classifies all credits provided to a single borrower in the same category of classification but credits guaranteed or collateralized by bank deposits, real estate or other assets may be classified to a different category based on the guarantor’s capability to fulfill its obligation upon default or based on the value of collateralized assets. Also, factors such as borrowers’ credit rating, past due period, bankruptcy are reflected. In cases where more than two factors are presented, it gets classified to the highest risk category. Based on aforementioned corporate credit evaluation model, borrowers’ rating are divided into 17 grades from AAA to D (AAA, AA+, AA, A, BBB+, BBB, BBB−, BB+, BB, BB−, B+, B, B−, CCC, CC, C and D). From credit grade AAA to B are classified as normal, from credit grade B− to CCC are classified as precautionary, credit grade CC is classified as substandard, credit grade C is classified as doubtful and credits grade D is classified as estimated loss.

The Bank provides allowances for loss in accordance with loan loss rate by category as prescribed in the Supervisory Regulation. The loan loss rates for corporate loans range from 0.85(0.9% for loans to economy-sensitive industries) ~ 6.9% for normal, 7.0 ~ 19.9% for precautionary, 20 ~ 49.9% for substandard, 50 ~ 99.9% for doubtful and 100% for estimated loss. However, the Bank does not provide allowances for call loans, bonds purchased under resale agreements and inter-bank loans that are classified as normal pursuant to the Supervisory Regulation.

In addition, as required by the Supervisory Regulation, based on the classification of household loans and credit card receivables by past due period and status of bankruptcy proceedings, allowance for household loans and credit card receivables are calculated on the category balances using the prescribed percentages of 1.0 ~ 9.9% and 1.5 ~ 14.9% for normal, 10 ~ 19.9% and 15 ~ 19.9% for precautionary, 20 ~ 54.9 and 20 ~ 59.9% for substandard, 55 ~ 99.9% and 60 ~ 99.9% for doubtful, and 100% for estimated loss.

Pursuant to the Supervisory Regulation, the Bank provides allowances for losses on confirmed acceptances and guarantees, unconfirmed acceptances and guarantees, and bills endorsed based on the credit classification, minimum rate of loss provision prescribed by the Supervisory Regulation and the cash conversion factor. In

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

addition, the Bank provides allowance for unfunded commitments of credit card and unused credit line of consumer and corporate loans based on the cash conversion factor and minimum rate of loss provision prescribed by the Supervisory Regulation.

In addition, when an allowance for loan losses required by the Supervisory Regulation is less than the amount calculated based on the historical loss rate, which is estimated through objective and reasonable method in accordance with the accounting principle in the Republic of Korea, historical loss rate is reflected in the allowance for loan losses.

The method and data used for determining the allowance for loan losses based on historical loss rate by the Bank’s lending portfolios are as follows:

		Period of Historical	Period of
Lending Portfolios	Methodology	Loss Rate	Recovery Ratio

Impaired corporate loans	DCF & Migration	N/A	N/A
Non-impaired corporate loans	Migration analysis	1 year	5 years
Household loans	Migration analysis	1 year	5 years
Credit card loans	Roll-rate analysis	1 year	5 years

Based on the loan portfolios’ nature, lending period, recovery period and other economic factors, the Bank determines the appropriate data period to be used in assessing its historical loss rate and recovery ratio.

Restructuring of Loans

The equity interest in the debtors, net of real estate and/or other assets received as full or partial satisfaction of the Bank’s loans, collected through reorganization proceedings, court mediation or debt restructuring agreements of parties concerned, is recorded at fair value at the time of the restructuring. In cases where the fair value of the assets received is less than the book value of the loan (book value before allowances), the Bank first offsets the book value against allowance for loan losses and then recognizes provision for loan losses. Impairment loss for loans that was restructured during a troubled debt restructuring involving a modification of terms are based on the difference between the present value of future cash flows under debt restructuring agreements discounted at effective interest rates at the time when loans are originated and the book value before allowance for loan losses. If the amount of allowance already established is less than the impairment loss, the Bank provides additional allowance for the difference. Otherwise, the Bank reverses the allowance for loan losses.

Deferred Loan Origination Fees and Costs

The Bank defers loan origination fees associated with originating loans and loan origination costs that have future economic benefits. Loan balances are reported net of these loan origination fees and costs. The deferred loan origination fees and costs are amortized using the effective interest rate method and added to or subtracted from interest income.

Valuation of Receivables and Payables at Present Value

Receivables and payables incurred through long-term installment transactions, long-term borrowing and lending transactions, and other similar transactions are stated at the present value of expected future cash flows, and the gain or loss on valuation of related receivables and payables is reflected in current earnings, unless the difference between nominal value and present value is immaterial. Present value discount or premium is amortized using the effective interest rate method and added to or subtracted from interest income.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Bonds under Resale or Repurchase Agreements

Bonds purchased under resale agreements are recorded as loans and bonds sold under repurchase agreements are recorded as borrowings when the Bank purchases or sells securities under such agreements.

Property and Equipment

Property and equipment are recorded at cost or production cost including incidental expenses. Routine maintenance and repairs are expensed as incurred. Expenditures that enhance the capacity or increase the future economic benefit of the assets are capitalized as additions to property and equipment.

Depreciation is computed by using the declining-balance method (straight-line method for building and structures) based on the estimated useful lives of the assets as follows:

Property and Equipment	Depreciation Method	Estimated Useful Lives

Buildings and structures	Straight-line	40 years
Leasehold improvements	Declining balance	4 years
Equipment and vehicles	Declining balance	4 years

The Bank’s land is revalued periodically by independent appraisers. Any gain on revaluation, net of tax, is credited to accumulated other comprehensive income. On the other hand, loss on revaluation, net of tax, is netted against accumulated other comprehensive income and then the remaining amount is included in current earnings.

The Bank classifies a lease contract as financial lease if it transfers substantially all the risks and rewards to the Bank. A lease is classified as an operating lease if it does not transfer substantially all the risks and rewards incidental to the Bank. Generally, the financial leases are the leases that (1) on or before at the expiration date, the ownership of leased asset will be transferred to the Bank, (2) the Bank has the bargain purchase option at the inception of the lease and it is certain that the Bank will exercise its bargain purchase option, (3) the lease period is more than 75% of economic life of the leased assets, (4) at the inception, the present value of minimum lease payments discounted at the imputed interest rate is more than 90% of the fair value of the leased assets, or (5) the leased asset is not commonly usable.

Intangible Assets

Intangible assets are recorded at acquisition cost including incidental expenses and are presented in the financial statements net of accumulated amortization. Intangible assets are amortized using the straight-line method over the estimated economic useful lives of the related assets as follows:

Intangible Assets	Depreciation Method	Estimated Useful Lives

Goodwill	Straight-line	9 years
Trademarks	Straight-line	5-20 years
Others	Straight-line	3-30 years

The Bank recorded goodwill, resulting from the merger with H&CB, as the cost of the merger exceeded the fair value of the net assets acquired. The Bank estimates the useful lives of endowment assets that are beneficial upon usage based on the terms of the contract and classifies it as other intangible assets.

Impairment of Assets

When the book value of assets exceeds the collective value of the assets due to obsolescence, physical damage or a sharp decrease in market value and the difference is material, the book value are adjusted to their collective value in the statements of financial position and the resulting impairment loss is charged to current earnings. If the collective value of the assets increases in subsequent years, the increase in value is credited to earnings as gain until

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

the collective value equals the book value of assets that would have been determined had no impairment loss been recognized. However, impairment of goodwill is not reversed subsequently.

Securities Sold

In relation to the securities lending, borrowed securities from Korea Securities Depository (the “KSD”) and others are recognized only in the Bank’s memorandum accounts. When those securities are sold, the Bank recognizes corresponding securities as securities sold. The changes in fair value of securities sold are recorded as gain or loss on valuation of securities sold. The differences between book value and repurchase price of securities sold are accounted for as gain or loss from disposal of securities sold.

Amortization of Discounts or Premiums on Debentures

Discounts or premiums on debentures issued are amortized over the period from issuance to maturity using the effective interest rate method. Amortization of discounts or premiums is recognized as interest expense on the debentures.

Contingent Liabilities

When there is a probability that an outflow of economic benefits will occur due to a present obligation resulting from a past event, and whose amount is reasonably estimable, a corresponding amount of provision is recognized in the financial statements. However, when such outflow or inflow is dependent upon a future event, is not certain to occur, or cannot be reliably estimated, a disclosure regarding the contingent liability in case of an outflow is made in the notes to the financial statements.

Accrued Severance Benefits

Employees and directors with at least one year of service as of June 30, 2009, are entitled to receive a lump-sum payment upon termination of their employment with the Bank, based on their length of service and rate of pay at the time of termination. The accrued severance benefits that would be payable assuming all eligible employees and directors were to resign are included in other liabilities.

The severance benefits are funded through a severance insurance deposit for payment of severance benefits, and the account is deducted from accrued severance benefits. However, if the deposit exceeds accrued severance benefits, the Bank classifies the excess deposit over accrued severance benefits as other investments.

Derivative Instruments

The Bank accounts for derivative instruments pursuant to the Interpretations on Financial Accounting Standards 53-70, Accounting for Derivative Instruments. Derivative instruments are classified as used for trading activities or for hedging activities according to their transaction purpose. All derivative instruments are accounted for at fair value with the valuation gain or loss recorded as an asset or liability. If derivative instruments are not part of a transaction qualifying as a hedge, the adjustment to fair value is reflected in current earnings.

The accounting for derivative transactions that are part of a qualified hedge based both on the purpose of the transaction and on meeting the specified criteria for hedge accounting differs depending on whether the transaction is a fair value hedge or a cash flow hedge. Fair value hedge accounting is applied to derivative instruments designated as hedging the exposure to changes in the fair value of an asset or a liability or a firm commitment (hedged item) that is attributable to a particular risk. The gain or loss both on the hedging derivative instruments and on the hedged item attributable to the hedged risk is reflected in current earnings. Cash flow hedge accounting is applied to derivative instruments designated as hedging the exposure to variability in expected future cash flows of an asset or a liability or a forecasted transaction that is attributable to a particular risk. The effective portion of gain or loss on derivative instruments designated as a cash flow hedge is recorded as accumulated other comprehensive

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

income and the ineffective portion is recorded in current earnings. The effective portion of gain or loss recorded as accumulated other comprehensive income is recorded as current earnings in the same period during which the hedged forecasted transaction affects earnings. If the hedged transaction results in the acquisition of an asset or the incurrence of a liability, the gain or loss in accumulated other comprehensive income is added to or deducted from the asset or the liability.

Accounting for Share-based Payments

The terms of the arrangement for share-based payment transactions provide the Bank with a choice of whether the transaction is settled in cash or by issuing equity instruments. In accordance with the resolution of the Board of Directors on August 23, 2005, to settle the transaction in cash, the compensation cost is recorded in other liabilities (accrued expense).

The compensation cost of stock options granted before and after the effective date of the SKAS No. 22, Share-based Payments, was measured using the intrinsic value method in accordance with the Interpretations on Financial Accounting Standards 39-35, Accounting for Stock Options, and the fair value method, respectively.

National Housing Fund

The Bank, as designated by the Korean government under the Housing Law (formerly Housing Construction Promotion Law), manages the sources and uses of funds of the National Housing Fund (the “NHF”) and records the related NHF account in other liabilities. In addition, the Bank pays interest to the NHF, which is computed by multiplying the average balance of the NHF account by the passbook deposit interest rate. With the termination of the NHF designation as of March 31, 2008, the Bank does not manage the new operations related to the NHF except for the operations of the existing funds.

Transactions with the Trust Accounts

Under the Financial Investment Services and Capital Markets Act, the Bank recognizes trust accounts (“the Trust Accounts”) as a separate one. The borrowings from trust accounts represent transfer of funds in trust accounts into banking accounts. Such borrowings from trust accounts are recorded as receivables from the banking accounts in the trust accounts and as borrowings from trust accounts in the banking accounts. The Bank’s banking accounts receive trust fees from the trust accounts for its management of trust assets and operations. The reserves for future losses are set up in the trust accounts for losses related to those trust funds with a guarantee of the principal or of a certain minimum rate of return in accordance with the relevant laws and regulations applicable to trust operations. The reserves are used to provide for the losses on such trust funds and, if the losses incurred are in excess of the reserves for future losses, the excess losses are compensated by the Bank. Accordingly, the banking accounts recognize the compensation paid as a loss on trust management in other operating expenses and the trust accounts recognize the corresponding compensation as compensation from banking accounts.

Income Tax Expense

Income tax expense includes the tax currently payable under the relevant income tax law and the changes in deferred income tax assets or liabilities. Deferred income tax assets and liabilities represent temporary differences between financial reporting and the tax bases of assets and liabilities. Deferred income tax assets are recognized for temporary differences which will decrease future taxable income and net operating loss carryforwards to the extent that it is probable that such deferred income tax assets will be realized. Deferred tax effects applicable to items in the shareholders’ equity are directly reflected in the shareholders’ equity account.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Accounting for Foreign Currency Transactions and Translation

The Bank maintains its accounts in Korean won. Transactions in foreign currencies are recorded in Korean won based on the basic rate of exchange on the transaction date. The Korean won equivalent of assets and liabilities denominated in foreign currencies are translated in these financial statements based on the basic rates of ~~W~~1,284.7 and ~~W~~1,257.5 to US$1.00 at June 30, 2009 and December 31, 2008, respectively, as announced by Seoul Money Brokerage Service, Ltd. or cross rates for other currencies other than U.S. Dollars at the statements of financial position dates. Financial statements of overseas branches are translated based on the basic rate at statements of financial position dates as those branches independently keep accounting records denominated in local currencies.

3.	Cash and Due from Banks

Cash and due from banks as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Cash and checks in won	~~W~~	2,399,965	~~W~~	2,190,743
Cash and checks in foreign currencies		318,511		272,521
Due from banks		5,205,212		5,265,032

	~~W~~	7,923,688	~~W~~	7,728,296

The details of Due from banks as of June 30, 2009 and December 31, 2008, are as follows:

Financial Institution	Interest (%)	2009		2008
		(In millions of Korean won)

Due from banks in won
Bank of Korea	—	~~W~~	4,583,031	~~W~~	3,906,568
NongHyup and others	0.00 ~ 0.10		29,344		83,901
Hi Investment & Securities Co.,Ltd. and others	0.00 ~ 1.00		14,556		2,117

			4,626,931		3,992,586

Due from banks in foreign currencies
Bank of Korea	—		154,641		740,197
Woori Bank (China) Limited and others	0.00 ~ 5.25		411,017		526,707

			565,658		1,266,904

Due from banks in gold
UBS AG London and others	—		12,623		5,542

		~~W~~	5,205,212	~~W~~	5,265,032

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Restricted due from banks as of June 30, 2009 and December 31, 2008, are as follows:

Financial Institution	2009		2008		Reason for Restriction
	(In millions of Korean won)

Due from banks in won
Bank of Korea	~~W~~	4,583,031	~~W~~	3,906,568	Bank of Korea Act
Woori Bank		101		101	S&T Daewoo’s escrow account
Hi Investment & Securities Co., Ltd. and others		11,452		287	Derivatives margin accounts
Korea Exchange		250		250	Market entry deposit
Due from banks in foreign currencies
Bank of Korea		154,641		740,197	Bank of Korea Act
ING and others		36,321		99,700	Derivatives margin accounts
Industrial Bank-Harbin Branch and others		21,193		20,760	China’s New Foreign Bank Regulations
Citigroup Global Markets Limited		—		40,303	Collateral for borrowings

	~~W~~	4,806,989	~~W~~	4,808,166

Due from banks, classified by financial institutions, as of June 30, 2009 and December 31, 2008, are as follows:

Financial Institution	2009		2008
	(In millions of Korean won)

Due from banks in won
Bank of Korea	~~W~~	4,583,031	~~W~~	3,906,568
Other banks		29,344		83,901
Other financial institutions		14,556		2,117

		4,626,931		3,992,586

Due from banks in foreign currencies
Bank of Korea		154,641		740,197
Other banks		407,198		519,307
Other financial institutions		3,819		7,400

		565,658		1,266,904

Due from banks in gold
Other banks		12,623		5,542

	~~W~~	5,205,212	~~W~~	5,265,032

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The maturities of due from banks as of June 30, 2009, are as follows:

			Due After		Due After		Due After
	Due in		3 Months		6 Months		1 Year
	3 Months		Through		Through		Through
	or Less		6 Months		1 Year		3 Years		Over 3 Years		Total
	(In millions of Korean won)

Due from banks in won	~~W~~	4,626,931	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	4,626,931
Due from banks in foreign currencies		503,108		62,550		—		—		—		565,658
Due from banks in gold		12,623		—		—		—		—		12,623

	~~W~~	5,142,662	~~W~~	62,550	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	5,205,212

The maturities of due from banks as of December 31, 2008, were as follows:

			Due After		Due After		Due After
	Due in		3 Months		6 Months		1 Year
	3 Months		Through		Through		Through
	or Less		6 Months		1 Year		3 Years		Over 3 Years		Total
	(In millions of Korean won)

Due from banks in won	~~W~~	3,992,485	~~W~~	101	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,992,586
Due from banks in foreign currencies		1,255,957		10,947		—		—		—		1,266,904
Due from banks in gold		5,542		—		—		—		—		5,542

	~~W~~	5,253,984	~~W~~	11,048	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	5,265,032

4.	Securities

Securities as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Trading securities	~~W~~	3,738,569	~~W~~	3,736,268
Available-for-sale securities		22,362,022		17,552,003
Held-to-maturity securities		12,420,634		12,575,745
Equity method investments		861,371		1,064,901

	~~W~~	39,382,596	~~W~~	34,928,917

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The details of securities, excluding equity method investments, as of June 30, 2009, are as follows:

					Adjusted
					Using
					Effective
			Acquisition		Interest Rate
Classification	Face Value		Cost(1)		Method		Book Value
			(In millions of Korean won)

Trading securities
Stocks	~~W~~	—	~~W~~	139,925	~~W~~	—	~~W~~	139,013
Beneficiary certificates		151,636		151,454		—		152,621
Government and public bonds		1,317,505		1,340,214		1,343,577		1,339,934
Financial bonds		1,945,077		1,936,797		1,944,516		1,937,779
Corporate bonds		166,476		169,437		169,275		169,222

	~~W~~	3,580,694	~~W~~	3,737,827	~~W~~	3,457,368	~~W~~	3,738,569

Available-for-sale securities
Stocks	~~W~~	—	~~W~~	2,782,857	~~W~~	—	~~W~~	3,258,392
Equity investments		—		84,576		—		84,570
Beneficiary certificates		1,720,274		1,720,099		—		1,735,842
Government and public bonds		6,388,694		6,448,850		6,452,151		6,504,857
Financial bonds		7,751,211		7,755,024		7,739,886		7,749,572
Corporate bonds		2,601,123		2,551,662		2,536,698		2,549,225
Asset-backed securities		463,736		451,614		327,574		342,123
Others		140,038		136,518		—		137,441

	~~W~~	19,065,076	~~W~~	21,931,200	~~W~~	17,056,309	~~W~~	22,362,022

Held-to-maturity securities
Government and public bonds	~~W~~	5,714,712	~~W~~	5,538,898	~~W~~	5,617,536	~~W~~	5,617,536
Financial bonds		2,808,541		2,803,016		2,778,192		2,772,819
Corporate bonds		3,827,372		3,808,976		3,812,284		3,812,284
Asset-backed securities		218,000		217,987		217,995		217,995

	~~W~~	12,568,625	~~W~~	12,368,877	~~W~~	12,426,007	~~W~~	12,420,634

(1)	Acquisition costs of equity securities classified as available-for-sale are the book values before valuation.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The details of securities, excluding equity method investments, as of December 31, 2008, were as follows:

					Adjusted
					Using
					Effective
			Acquisition		Interest Rate
Classification	Face Value		Cost(1)		Method		Book Value
			(In millions of Korean won)

Trading securities
Stocks	~~W~~	—	~~W~~	105,759	~~W~~	—	~~W~~	95,893
Beneficiary certificates		131,817		134,363		—		137,111
Government and public bonds		1,017,366		1,016,013		1,018,497		1,046,112
Financial bonds		2,182,230		2,166,444		2,170,643		2,213,287
Corporate bonds		240,378		240,254		239,790		243,865

	~~W~~	3,571,791	~~W~~	3,662,833	~~W~~	3,428,930	~~W~~	3,736,268

Available-for-sale securities
Stocks	~~W~~	—	~~W~~	4,079,979	~~W~~	—	~~W~~	2,732,664
Equity investments		—		28,259		—		28,252
Beneficiary certificates		520,274		520,099		—		521,503
Government and public bonds		5,601,150		5,508,684		5,543,307		5,720,156
Financial bonds		5,627,370		5,610,800		5,594,771		5,608,098
Corporate bonds		2,639,189		2,574,567		2,557,536		2,570,479
Asset-backed securities		519,298		499,955		272,929		285,024
Others		88,181		81,634		—		85,827

	~~W~~	14,995,462	~~W~~	18,903,977	~~W~~	13,968,543	~~W~~	17,552,003

Held-to-maturity securities
Government and public bonds	~~W~~	6,036,998	~~W~~	5,858,749	~~W~~	5,924,130	~~W~~	5,924,130
Financial bonds		2,747,725		2,741,236		2,742,643		2,715,298
Corporate bonds		3,730,192		3,714,633		3,714,323		3,714,323
Asset-backed securities		222,000		221,987		221,993		221,994

	~~W~~	12,736,915	~~W~~	12,536,605	~~W~~	12,603,089	~~W~~	12,575,745

(1)	Acquisition costs of equity securities classified as available-for-sale are the book values before valuation.

The fair values of trading and available-for-sale debt securities are the average value of base prices provided by independent pricing services as of statement of financial position date.

The fair values of the available-for-sale non-marketable equity securities, such as Korea Housing Guarantee Co., Ltd. and 28 others, and the restricted available-for-sale marketable equity securities, such as Hyundai Engineering and Construction Co. and three others, were determined by the values provided by independent pricing services which measure fair values using appropriate valuation models based on professional judgment with verifiable inputs. The independent pricing services measure the fair values using more than one valuation models, such as Discounted Cash Flow (DCF) Model, Imputed Market Value (IMV) Model, Discounted Free Cash Flow to Equity (FCFE) Model, Dividend Discount (DD) Model and Risk Adjusted Discounted Cash Flow (RADCF) Model, dependant on the characteristics the equity securities.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Non-marketable stocks and equity investments, classified as available-for-sale securities, which are not measured at fair value as of June 30, 2009 and December 31, 2008, are as follows:

Company	2009		2008
	(In millions of Korean won)

Consumer Credit Assistant Fund Co., Ltd.	~~W~~	55,059	~~W~~	—
Non-performing Asset Management Fund		23,650		23,650
Korea Asset Management Corp.		15,667		15,667
Samsung Life Insurance Co., Ltd.		7,479		7,479
T-stone 2nd Private Equity Fund		5,860		4,600
Eunpyeong New Town PFV Co., Ltd.		5,285		5,285
Megaball City		4,920		4,920
Badbank Harmony (preferred stocks)		3,920		13,595
Tianjin Samsung Opto_Electronics		1,255		1,228
CLS		1,241		1,246
Chase Securities Int’l (London)		1,034		1,012
Others		8,520		15,232

	~~W~~	133,890	~~W~~	93,914

The impairment loss and the reversal of impairment loss on available-for-sale securities and held-to-maturity securities for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009				2008
	Impairment		Reversal		Impairment		Reversal
	(In millions of Korean won)

Available-for-sale securities
Equity securities	~~W~~	3 40	~~W~~	—	~~W~~	149	~~W~~	611
Debt securities		10,518		423		29,937		17,226

		10,858		423		30,086		17,837

Held-to-maturity securities
Debt securities		5,373		—		—		—

	~~W~~	16,231	~~W~~	423	~~W~~	30,086	~~W~~	17,837

Structured notes relating to interest rate, structured notes relating to credit risk and bonds with embedded call option as of June 30, 2009, are as follows:

			Foreign
	Won		Currencies		Total
	(In millions of Korean won)

Structured notes relating to interest rate	~~W~~	60,000	~~W~~	—	~~W~~	60,000

Structured notes relating to credit risk
Synthetic CDO		—		3,286		3,286

Bonds with embedded call option		8,000		—		8,000

	~~W~~	68,000	~~W~~	3,286	~~W~~	71,286

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Structured notes relating to interest rate, structured notes relating to credit risk and bonds with embedded call option as of December 31, 2008, were as follows:

			Foreign
	Won		Currencies		Total
	(In millions of Korean won)

Structured notes relating to interest rate	~~W~~	60,000	~~W~~	—	~~W~~	60,000

Structured notes relating to credit risk
Synthetic CDO		—		2,420		2,420

Bonds with embedded call option		12,000		—		12,000

	~~W~~	72,000	~~W~~	2,420	~~W~~	74,420

Captive private beneficiary certificates included in trading securities and available-for-sale securities of beneficiary certificates as of June 30, 2009 and December 31, 2008, consist of:

	2009		2008
	(In millions of Korean won)

Stocks	~~W~~	1	~~W~~	21,793
Government and public bonds		75,814		—
Financial bonds		760,613		—
Corporate bonds		168,577		69
Call loans		11,438		19,491
Others		229,516		2,104

Total assets		1,245,959		43,457
Total liabilities		25,327		13

	~~W~~	1,220,632	~~W~~	43,444

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The portfolio of securities by industry type, excluding equity method investments, as of June 30, 2009 and December 31, 2008, follows:

	2009			2008
			Percentage			Percentage
By Industry Type	Amount		(%)	Amount		(%)
	(In millions of			(In millions of
	Korean won)			Korean won)

Trading securities
Government and government-invested public companies	~~W~~	1,469,548	39.31	~~W~~	1,274,665	34.12
Financial institutions		2,110,204	56.44		2,378,941	63.67
Others		158,817	4.25		82,662	2.21

	~~W~~	3,738,569	100.00	~~W~~	3,736,268	100.00

Available-for-sale securities
Government and government-invested public companies	~~W~~	7,990,568	35.73	~~W~~	7,282,888	41.49
Financial institutions		12,826,906	57.36		8,854,382	50.44
Others		1,544,548	6.91		1,414,733	8.07

	~~W~~	22,362,022	100.00	~~W~~	17,552,003	100.00

Held-to-maturity securities
Government and government-invested public companies	~~W~~	9,072,131	73.04	~~W~~	9,281,152	73.80
Financial institutions		3,259,274	26.24		3,205,438	25.49
Others		89,229	0.72		89,155	0.71

	~~W~~	12,420,634	100.00	~~W~~	12,575,745	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The portfolio of securities by security type, excluding equity method investments, as of June 30, 2009 and December 31, 2008, follows:

	2009			2008
			Percentage			Percentage
By Security Type	Amount		(%)	Amount		(%)
	(In millions of			(In millions of
	Korean won)			Korean won)

Trading securities
Stocks	~~W~~	139,013	3.72	~~W~~	95,893	2.57
Fixed rate bonds		3,446,935	92.20		3,503,264	93.76
Beneficiary certificates		152,621	4.08		137,111	3.67

	~~W~~	3,738,569	100.00	~~W~~	3,736,268	100.00

Available-for-sale securities
Stocks	~~W~~	3,258,392	14.57	~~W~~	2,732,664	15.57
Fixed rate bonds		16,216,787	72.52		13,296,060	75.75
Floating rate bonds		679,070	3.04		664,579	3.79
Subordinated bonds		249,920	1.12		223,118	1.27
Beneficiary certificates		1,735,842	7.76		521,503	2.97
Others		222,011	0.99		114,079	0.65

	~~W~~	22,362,022	100.00	~~W~~	17,552,003	100.00

Held-to-maturity securities
Fixed rate bonds	~~W~~	12,095,423	97.38	~~W~~	12,505,445	99.44
Floating rate bonds		65,154	0.53		70,300	0.56
Subordinated bonds		260,057	2.09		—	—

	~~W~~	12,420,634	100.00	~~W~~	12,575,745	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The portfolio of securities by country, excluding equity method investments, as of June 30, 2009 and December 31, 2008, follows:

	2009			2008
			Percentage			Percentage
By Country	Amount		(%)	Amount		(%)
	(In millions of			(In millions of
	Korean won)			Korean won)

Trading securities
Korea	~~W~~	3,738,569	100.00	~~W~~	3,736,268	100.00

Available-for-sale securities
Korea	~~W~~	22,335,079	99.87	~~W~~	17,509,261	99.76
UK		18,309	0.08		21,999	0.13
USA		3,561	0.02		3,768	0.02
Ireland		1,839	0.01		906	0.00
China		1,348	0.01		1,318	0.01
Switzerland		1,241	0.01		—	—
Philippines		533	0.00		—	—
India		81	0.00		2,479	0.01
Bangladesh		—	—		10,436	0.06
Others		31	0.00		1,836	0.01

	~~W~~	22,362,022	100.00	~~W~~	17,552,003	100.00

Held-to-maturity securities
Korea	~~W~~	12,415,480	99.96	~~W~~	12,565,445	99.92
USA		5,154	0.04		10,300	0.08

	~~W~~	12,420,634	100.00	~~W~~	12,575,745	100.00

The maturities of available-for-sale and held-to-maturity securities, except for stocks and equity investments, as of June 30, 2009, are as follows:

			Due After		Due After
	Due in		1 Year		5 Years
	1 Year		Through		Through
	or Less		5 Years		10 Years		Over 10 Years		Total
	(In millions of Korean won)

Available-for-sale securities
Fair value	~~W~~	8,805,666	~~W~~	9,861,557	~~W~~	253,131	~~W~~	98,706	~~W~~	19,019,060
Held-to-maturity securities
Book value		1,843,458		7,437,690		3,100,936		38,550		12,420,634
Fair value		1,867,519		7,607,152		3,137,341		38,954		12,650,966

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The maturities of available-for-sale and held-to-maturity securities, except for stocks and equity investments, as of December 31, 2008, were as follows:

			Due After		Due After
	Due in		1 Year		5 Years
	1 Year		Through		Through
	or Less		5 Years		10 Years		Over 10 Years		Total
	(In millions of Korean won)

Available-for-sale securities
Fair value	~~W~~	3,527,503	~~W~~	10,948,559	~~W~~	220,583	~~W~~	94,442	~~W~~	14,791,087
Held-to-maturity securities
Book value		1,098,847		7,955,252		3,478,017		43,629		12,575,745
Fair value		1,105,490		8,108,064		3,581,269		45,146		12,839,969

Equity method investments as of June 30, 2009, are as follows:

	No. of		Acquisition		Net Assets		Book
	Shares	Ownership (%)	Cost		Value		Value
	(In millions of Korean won)

Domestic stocks
KLB Securities Co., Ltd.(1)	4,854,713	36.41	~~W~~	10,316	~~W~~	—	~~W~~	—
Jooeun Industrial Co., Ltd.(1)	1,999,910	99.99		23,994		—		—
Balhae Infrastructure Fund(2)	10,636,147	12.61		108,693		112,212		112,212
Korea Credit Bureau Co., Ltd.(3)	180,000	9.00		4,500		2,646		2,646

				147,503		114,858		114,858

Foreign stocks
Kookmin Finance Asia Ltd. (HK)(1)	700,000	100.00		10,255		—		312
Kookmin Bank Int’l Ltd. (London)	20,000,000	100.00		41,902		70,172		70,172
Kookmin Bank Hong Kong Ltd.	2,000,000	100.00		68,168		105,084		105,084
Kookmin Bank Cambodia PLC.	132,600	51.00		10,098		8,114		9,593
JSC Bank CenterCredit(4)	44,136,676	30.55		723,312		235,733		540,372

				853,735		419,103		725,533

Equity investments
KB06-1 Venture Investment Partnership	200	50.00		10,000		10,132		10,132
KB08-1 Venture Investment Partnership	220	66.67		11,000		10,848		10,848

				21,000		20,980		20,980

			~~W~~	1,022,238	~~W~~	554,941	~~W~~	861,371

(1)	These investees are in the process of liquidation as of June 30, 2009.

(2)	The Bank may exercise its voting rights in its seat in the Board of Directors or equivalent governing body of the investee.

(3)	The Bank has significant influence in electing a member of management who can participate in the decision making process relating to the financial and business policy of the investee.

(4)	Equity method investments held by the Bank as of June 30, 2009, have a total market value of ~~W~~154,540 million.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Equity method investments as of December 31, 2008, were as follows:

	No. of		Acquisition		Net Assets		Book
	Shares	Ownership (%)	Cost		Value		Value
	(In millions of Korean won)

Domestic stocks
KB Life Insurance Co., Ltd.	15,912,000	51.00	~~W~~	79,686	~~W~~	64,535	~~W~~	—
KLB Securities Co., Ltd.(1)	4,854,713	36.41		10,316		—		—
Jooeun Industrial Co., Ltd.(1)	1,999,910	99.99		23,994		—		—
Balhae Infrastructure Fund(2)	10,310,869	12.61		105,290		108,194		108,194
Korea Credit Bureau Co., Ltd.(3)	180,000	9.00		4,500		2,710		2,710

				223,786		175,439		110,904

Foreign stocks
Kookmin Bank Singapore Ltd.(5)	30,000,000	100.00		26,266		—		2,184
Kookmin Finance Asia Ltd. (HK)(1)	700,000	100.00		10,038		—		305
Kookmin Bank Int’l Ltd. (London)	20,000,000	100.00		35,773		53,809		53,809
Kookmin Bank Hong Kong Ltd.	2,000,000	100.00		66,725		92,205		92,205
JSC Bank CenterCredit(4)	44,136,676	30.55		877,917		256,392		790,956

				1,016,719		402,406		939,459

Equity investments
KB06-1 Venture Investment Partnership	200	50.00		10,000		9,619		9,619
KB08-1 Venture Investment Partnership	100	66.67		5,000		4,919		4,919

				15,000		14,538		14,538

			~~W~~	1,255,505	~~W~~	592,383	~~W~~	1,064,901

(1)	These investees are in the process of liquidation as of December 31, 2008.

(2)	The Bank may exercise its voting rights in its seat in the Board of Directors or equivalent governing body of the investee.

(3)	The Bank has significant influence in electing a member of management who can participate in the decision making process relating to the financial and business policy of the investee.

(4)	Equity method investments held by the Bank as of December 31, 2008, have a total market value of ~~W~~183,785 million.

(5)	Kookmin Bank Singapore Ltd. was liquidated in May 2009.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The valuation of equity method investments for the six-month period ended June 30, 2009, follows:

							Foreign				Gain (Loss)
							Exchange				on Valuation		Other
							Trading				of Equity		Comprehensive
			Acquisition				Income		Retained		Method		Income		Impairment
	Beginning		(Disposal)		Dividends		(Expenses)		Earnings		Investments		(Loss)		Loss		Ending
	(In millions of Korean won)

Domestic stocks
KB Life Insurance Co., Ltd.(1),(3)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(4,190)	~~W~~	—	~~W~~	4,190	~~W~~	—	~~W~~	—
KLB Securities Co., Ltd.(3)		—		—		—		—		—		—		—		—		—
Jooeun Industrial Co., Ltd.(3)		—		—		—		—		—		—		—		—		—
Balhae Infrastructure Fund		108,194		3,403		(2,904)		—		—		3,519		—		—		112,212
Korea Credit Bureau Co., Ltd.		2,710		—		—		—		—		(64)		—		—		2,646

		110,904		3,403		(2,904)		—		(4,190)		3,455		4,190		—		114,858

Foreign stocks
Kookmin Bank Singapore Ltd.(1)		2,184		(2,184)		—		—		—		—		—		—		—
Kookmin Finance Asia Ltd. (HK)		305		—		—		7		—		—		—		—		312
Kookmin Bank Int’l Ltd. (London)		53,809		—		—		9,221		—		(633)		7,775		—		70,172
Kookmin Bank Hong Kong Ltd.		92,205		—		—		1,995		—		7,515		3,369		—		105,084
Kookmin Bank Cambodia PLC.		—		10,098		—		(172)		—		(333)		—		—		9,593
JSC Bank CenterCredit(2)		790,956		—		—		(134,005)		—		(16,093)		(134)		(100,352)		540,372

		939,459		7,914		—		(122,954)		—		(9,544)		11,010		(100,352)		725,533

Equity Investments
KB06-1 Venture Investment Partnership		9,619		—		—		—		—		442		71		—		10,132
KB08-1 Venture Investment Partnership		4,919		6,000		—		—		—		(71)		—		—		10,848

		14,538		6,000		—		—		—		371		71		—		20,980

	~~W~~	1,064,901	~~W~~	17,317	~~W~~	(2,904)	~~W~~	(122,954)	~~W~~	(4,190)	~~W~~	(5,718)	~~W~~	15,271	~~W~~	(100,352)	~~W~~	861,371

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The valuation of equity method investments for the year ended December 31, 2008, follows:

							Foreign				Gain (Loss)
							Exchange				on Valuation			Other
							Trading				of Equity			Comprehensive
			Acquisition				Income		Retained		Method			Income	Capital
	Beginning		(Disposal)		Dividends		(Expenses)		Earnings		Investments			(Loss)	Surplus		Ending
	(In millions of Korean won)

Domestic stocks
KB Investment Co., Ltd.	~~W~~	104,735	~~W~~	(104,735)	~~W~~	(2,238)	~~W~~	—	~~W~~	—	~~W~~	2,308	~~W~~	(70)	~~W~~	—	~~W~~	—
KB Futures Co., Ltd.		30,117		(35,727)		(1,200)		—		—		2,612		4,198		—		—
KB Data System Co., Ltd.		16,707		(16,697)		(800)		—		—		790		—		—		—
KB Real Estate Trust		116,411		(107,643)		(20,000)		—		—		11,220		12		—		—
KB Asset Management		77,001		(81,569)		(6,134)		—		—		10,687		15		—		—
KB Credit Information		40,057		(42,607)		(187)		—		—		2,342		—		395		—
KB Life Insurance Co., Ltd.(1),(3)		—		43,860		—		—		(23,157)		(5,783)		(14,287)		(633)		—
KB Investment & Securities Co., Ltd.		—		(2,520)		—		—		—		6,727		(2,998)		(1,209)		—
KLB Securities Co., Ltd.(3)		—		—		—		—		—		—		—		—		—
Jooeun Industrial Co., Ltd.(3)		—		—		—		—		—		—		—		—		—
ING Life Insurance Korea Co., Ltd.		140,914		(155,861)		—		—		—		5,789		9,158		—		—
Balhae Infrastructure Fund		87,135		19,576		(3,746)		—		—		5,229		—		—		108,194
Korea Credit Bureau Co., Ltd.		2,836		—		—		—		—		(126)		—		—		2,710

		615,913		(483,923)		(34,305)		—		(23,157)		41,795		(3,972)		(1,447)		110,904

Foreign stocks
Kookmin Bank Singapore Ltd.		1,629		—		—		555		—		—		—		—		2,184
Kookmin Finance Asia Ltd. (HK)		228		—		—		77		—		—		—		—		305
Kookmin Bank Int’l Ltd. (London)		60,966		—		—		(1,836)		—		3,791		(9,112)		—		53,809
Kookmin Bank Hong Kong Ltd.		76,562		—		—		26,056		—		3,032		(13,445)		—		92,205
Sorak Financial Holdings PTE Ltd.		85,234		(137,332)		(2,854)		28,801		—		6,192		19,959		—		—
JSC Bank CenterCredit(2)		—		817,539		—		60,380		(208)		(84,919)		(1,836)		—		790,956

		224,619		680,207		(2,854)		114,033		(208)		(71,904)		(4,434)		—		939,459

Equity Investments
KB06-1 Venture Investment Partnership		9,779		—		—		—		—		(88)		(72)		—		9,619
KB08-1 Venture Investment Partnership		—		5,000		—		—		—		(81)		—		—		4,919

		9,779		5,000		—		—		—		(169)		(72)		—		14,538

	~~W~~	850,311	~~W~~	201,284	~~W~~	(37,159)	~~W~~	114,033	~~W~~	(23,365)	~~W~~	(30,278)	~~W~~	(8,478)	~~W~~	(1,447)	~~W~~	1,064,901

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

(1)	KB Life Insurance Co., Ltd. became a subsidiary of KB Financial Group Inc. and Kookmin Bank Singapore Ltd. has been liquidated as of June 30, 2009. As a result, the Bank recognized gain on disposal of equity method investments amounting to ~~W~~67,594 million and ~~W~~626 million, respectively.

(2)	The difference of ~~W~~460,212 million between the initial cost of the investment and the Bank’s initial proportionate ownership in the net book value of the investment is amortized over five years using the straight-line method of which ~~W~~40,463 million was charged to current earnings for the six-month period ended June 30, 2009. Also, the impairment loss of ~~W~~100,352 million was recognized for the six-month period ended June 30, 2009, which reduced the remaining balance to ~~W~~280,938 million as of June 30, 2009. In addition, loss on fair value hedge amounting to ~~W~~135,805 million is included in foreign exchange trading expenses.

(3)	The equity method is no longer applied to securities of KLB Securities Co., Ltd. and Jooeun Industrial Co., Ltd. due to their accumulated deficit, resulting to book values below zero.

The unrecognized accumulated deficit and accumulative change due to the equity method as of June 30, 2009, are as follows:

			Change Due to
	Deficit		the Equity Method		Total
	(In millions of Korean won)

KLB Securities Co., Ltd.	~~W~~	4,148	~~W~~	—	~~W~~	4,148
Jooeun Industrial Co., Ltd.		65,864		—		65,864

	~~W~~	70,012	~~W~~	—	~~W~~	70,012

The unrecognized accumulated deficit and accumulative change due to the equity method as of December 31, 2008, were as follows:

			Change Due to
	Deficit		the Equity Method		Total
	(In millions of Korean won)

KLB Securities Co., Ltd.	~~W~~	4,148	~~W~~	—	~~W~~	4,148
Jooeun Industrial Co., Ltd.		65,355		—		65,355
KB Life Insurance Co., Ltd.		22,491		1,330		23,821

	~~W~~	91,994	~~W~~	1,330	~~W~~	93,324

The Bank discontinued applying the equity method to its investment in KB Life Insurance Co., Ltd., which became a wholly owned subsidiary of KB Financial Group Inc. in June 2009, as the book value of the equity method investment became zero. However, in accordance with the Detailed Enforcement Rules on Supervision of Banking Business, certain trust accounts whose principal or fixed rate of return are guaranteed, are included in the consolidated financial statements. As a result, the current earnings and net assets reported in the non-consolidated financial statements do not coincide with the proportionate ownership of the controlling entity in the current earnings and net assets reported in the consolidated financial statements. The difference between the Bank’s proportionate ownership in net income of consolidated financial statements and net income of non-consolidated financial statements for the six-month periods ended June 30, 2009 and 2008 amounts to ~~W~~(-)18,301 million and ~~W~~14,505 million, respectively, and the difference between the Bank’s proportionate ownership in the net assets of the consolidated financial statements and the net assets of the non-consolidated financial statements as of June 30, 2009 and December 31, 2008, amounts to ~~W~~(-)71,878 million and ~~W~~(-)44,201 million, respectively.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Significant financial data of equity method investees as of and for the six-month period ended June 30, 2009, are as follows:

					Sales
					(Operating			Net Income
Investee	Assets		Liabilities		Revenue)			(Loss)
	(In millions of Korean won)

Jooeun Industrial Co., Ltd.	~~W~~	8,787	~~W~~	74,655	~~W~~	—	~~W~~	(178)
Balhae Infrastructure Fund		892,123		1,903		31,597		27,918
Korea Credit Bureau Co., Ltd.		34,445		5,046		11,583		(720)
Kookmin Bank Int’l Ltd. (London)		522,756		452,584		16,926		(633)
Kookmin Bank Hong Kong Ltd.		707,658		602,574		19,465		7,515
Kookmin Bank Cambodia PLC.		19,367		3,459		331		(777)
KB06-1 Venture Investment Partnership		20,264		—		1,140		883
KB08-1 Venture Investment Partnership		16,272		—		309		(106)
JSC Bank CenterCredit		8,263,579		7,486,279		794,357		85,853

Audited or reviewed financial statements were used for the equity method as of June 30, 2009. However, unaudited financial statements as of June 30, 2009, of Jooeun Industrial Co., Ltd., Balhae Infrastructure Fund, Korea Credit Bureau Co., Ltd., Kookmin Bank Cambodia PLC., KB06-1 Venture Investment Partnership, KB08-1 Venture Investment Partnership and JSC Bank CenterCredit were used for the valuation of these equity method investments. The Bank performed analytical reviews on the unaudited financial statements, such as fluctuation analysis, to assess the reliability of those financial statements. The financial statements of JSC Bank CenterCredit, an equity method investment, which were prepared in accordance with Kazakhstan GAAP, were appropriately adjusted to comply with Korean GAAP, and such adjustments resulted in a ~~W~~22,664 million decrease in its net assets.

Significant financial data of equity method investees as of and for the year ended December 31, 2008, were as follows:

					Sales
					(Operating			Net Income
Investee	Assets		Liabilities		Revenue)			(Loss)
	(In millions of Korean won)

KB Life Insurance Co., Ltd.	~~W~~	1,769,349	~~W~~	1,642,810	~~W~~	715,874	~~W~~	(6,549)
Jooeun Industrial Co., Ltd.		6,097		71,455		1,107		(1,287)
Balhae Infrastructure Fund		860,182		1,846		48,320		41,482
Korea Credit Bureau Co., Ltd.		35,316		5,204		24,815		(1,230)
Kookmin Bank Int’l Ltd. (London)		582,111		528,302		31,002		3,743
Kookmin Bank Hong Kong Ltd.		548,032		455,826		42,482		3,030
KB06-1 Venture Investment Partnership		19,243		3		1,325		(176)
KB08-1 Venture Investment Partnership		7,379		1		87		(122)
JSC Bank CenterCredit		9,711,986		8,866,204		1,690,710		(44,807)

Audited or reviewed financial statements were used for the equity method investees as of December 31, 2008. However, unaudited financial statements as of December 31, 2008, of Jooeun Securities Co., Ltd., Balhae Infrastructure Fund, Korea Credit Bureau Co., Ltd. , KB06-1 Venture Investment Partnership, KB08-1 Venture Investment Partnership and JSC Bank CenterCredit were used for the valuation of the these equity method

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

investments. The Bank performed analytical reviews on the unaudited financial statements, such as fluctuation analysis, to assess the reliability of those financial statements.

Changes in accumulated other comprehensive income related to the valuation of securities for the six-month period ended June 30, 2009, are as follows:

			Increase		Disposal
	Beginning		(Decrease)		(Realization)		Ending
	(In millions of Korean won)

Gain (loss) on valuation of available-for-sale securities
Equity securities	~~W~~	(587,548)	~~W~~	362,370	~~W~~	(44,869)	~~W~~	(270,047)
Debt securities in won		224,460		(28,302)		(84,279)		111,879
Debt securities in foreign currencies		(57,036)		15,471		(827)		(42,392)
Beneficiary certificates		1,032		11,184		—		12,216
Others		3,269		(2,544)		(7)		718

		(415,823)		358,179		(129,982)		(187,626)

Gain (loss) on valuation of held-to-maturity securities
Debt securities in won		29		—		(6)		23

Gain (loss) on valuation of equity method investments		(32,799)		13,368		4,650		(14,781)

	~~W~~	(448,593)	~~W~~	371,547	~~W~~	(125,338)	~~W~~	(202,384)

Changes in accumulated other comprehensive income related to the valuation of securities for the year ended December 31, 2008, were as follows:

			Increase		Disposal
	Beginning		(Decrease)		(Realization)		Ending
	(in millions of Korean won)

Gain (loss) on valuation of available-for-sale securities
Equity securities	~~W~~	455,211	~~W~~	(1,009,048)	~~W~~	(33,710)	~~W~~	(587,547)
Debt securities in won		(91,085)		272,244		43,301		224,460
Debt securities in foreign currencies		(6,369)		(51,884)		1,217		(57,036)
Beneficiary certificates		1,018		765		(752)		1,031
Others		6,555		(1,033)		(2,253)		3,269

		365,330		(788,956)		7,803		(415,823)

Gain (loss) on valuation of held-to-maturity securities
Debt securities in won		42		—		(13)		29

Gain (loss) on valuation of equity method investments		(19,926)		(41,002)		28,129		(32,799)

	~~W~~	345,446	~~W~~	(829,958)	~~W~~	35,919	~~W~~	(448,593)

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Securities provided as collaterals as of June 30, 2009, are as follows:

			Collateral
Provided to	Book Value		Amount		Provided for
	(In millions of Korean won)

Korea Securities Depository and others	~~W~~	5,627,615	~~W~~	5,655,552	Bonds sold under repurchase agreements
Korea Securities Depository and others		79,196		85,000	Securities lending transactions
Bank of Korea		2,985,829		3,010,000	Borrowings from Bank of Korea
Bank of Korea		349,422		358,800	Settlement risk with Bank of Korea
Samsung Futures and others		1,369,620		1,369,109	Substitute securities of derivatives transactions
Others		23,287		26,487	Others

	~~W~~	10,434,969	~~W~~	10,504,948

Securities provided as collaterals as of December 31, 2008, were as follows:

			Collateral
Provided to	Book Value		Amount		Provided for
	(In millions of Korean won)

Korea Securities Depository and others	~~W~~	5,251,538	~~W~~	5,280,000	Bonds sold under repurchase agreements
Korea Securities Depository and others		78,784		85,000	Securities lending transactions
Bank of Korea		2,460,173		2,510,000	Borrowings from Bank of Korea
Bank of Korea		321,361		331,500	Settlement risk of Bank of Korea
Samsung Futures and others		2,143,708		2,132,996	Substitute securities of derivatives transaction
Others		1,111,081		1,081,628	Others

	~~W~~	11,366,645	~~W~~	11,421,124

Loaned securities as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008		Provided to
	(In millions of Korean won)

Government and public bonds	~~W~~	81,685	~~W~~	314,155	Korea Securities Finance Corp. and others
Stocks		42,437		23,077	Korea Securities Depository

	~~W~~	124,122	~~W~~	337,232

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

5.	Loans Receivables

Loans receivables as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Call loans	~~W~~	1,083,879	~~W~~	367,312
Domestic import usance bill		2,506,522		2,444,897
Credit card receivables		11,246,196		11,526,951
Bills bought in foreign currencies		2,078,252		2,753,940
Bills bought in won		14,922		486,555
Bonds purchased under resale agreements		960,000		1,230,000
Loans		182,676,979		178,394,374
Factoring receivables		10,307		10,328
Advances for customers		95,030		72,853
Privately placed bonds		4,235,472		4,671,601
Loans for debt-equity swap		—		1,204

		204,907,559		201,960,015
Allowance for loan losses		(3,764,609)		(3,452,589)
Deferred loan origination fees and costs		180,616		187,399

	~~W~~	201,323,566	~~W~~	198,694,825

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Loans in won and in foreign currencies as of June 30, 2009 and December 31, 2008, are as follows:

		2009		2008
		(In millions of Korean won)

Loans in won
Corporate	Operation loans
	General operation loans	~~W~~	43,160,183	~~W~~	40,992,353
	Notes discounted		595,068		792,529
	Overdraft accounts		417,782		528,144
	Trading notes		1,206,841		1,141,173
	Others		8,960,683		8,927,341

			54,340,557		52,381,540

	Facilities loans
	General facilities loans		17,713,757		15,857,250
	Others		1,448,529		1,409,311

			19,162,286		17,266,561

			73,502,843		69,648,101

Households	General purpose loans		51,904,886		51,406,336
	Housing loans		46,100,512		45,291,675
	Remunerations on mutual installment savings		35,818		48,431
	Others		443,990		430,716

			98,485,206		97,177,158

Public sector	Public operation loans		3,002,327		2,807,749
	Public facilities loans		152,081		50,090

			3,154,408		2,857,839

Other	Property formation loans		427		512
	Others		116		282

			543		794

			175,143,000		169,683,892

Loans in foreign currencies
	Domestic funding loans		6,326,484		6,928,484
	Off-shore funding loans		1,110,072		1,159,111
	Inter-bank loans		97,423		622,887

			7,533,979		8,710,482

		~~W~~	182,676,979	~~W~~	178,394,374

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Loans, by borrower type, in won and in foreign currencies, as of June 30, 2009, are as follows:

			Loans in Foreign				Percentage
By Borrower Type	Loans in Won		Currencies		Total		(%)
	(In millions of Korean won)

Large corporations	~~W~~	8,968,951	~~W~~	4,361,889	~~W~~	13,330,840	7.30
Small and medium-sized corporations		64,533,892		2,982,835		67,516,727	36.96
Households		98,485,749		48,580		98,534,329	53.94
Others		3,154,408		140,675		3,295,083	1.80

	~~W~~	175,143,000	~~W~~	7,533,979	~~W~~	182,676,979	100.00

Loans, by borrower type, in won and in foreign currencies, as of December 31, 2008, were as follows:

			Loans in Foreign				Percentage
By Borrower Type	Loans in Won		Currencies		Total		(%)
	(In millions of Korean won)

Large corporations	~~W~~	9,411,741	~~W~~	5,508,691	~~W~~	14,920,432	8.36
Small and medium-sized corporations		60,236,360		3,033,144		63,269,504	35.47
Households		97,177,952		45,376		97,223,328	54.50
Others		2,857,839		123,271		2,981,110	1.67

	~~W~~	169,683,892	~~W~~	8,710,482	~~W~~	178,394,374	100.00

Loans receivables, by borrower’s country or region, as of June 30, 2009, are as follows:

	Loans		Loans
	Receivable		Receivable						Percentage
By Country	in Won		in Foreign Currencies		Others		Total		(%)
	(In millions of Korean won)

Korea	~~W~~	175,143,000	~~W~~	6,751,198	~~W~~	22,087,396	~~W~~	203,981,594	99.55
Southeast Asia		—		16,749		4		16,753	0.01
China		—		21,462		—		21,462	0.01
Japan		—		595,831		50		595,881	0.29
Central and South America		—		33,510		41		33,551	0.01
USA		—		12,868		1,141		14,009	0.01
Others		—		102,361		141,948		244,309	0.12

	~~W~~	175,143,000	~~W~~	7,533,979	~~W~~	22,230,580	~~W~~	204,907,559	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Loans receivables, by borrower’s country or region, as of December 31, 2008, were as follows:

			Loans
	Loans		Receivable
	Receivable		in Foreign						Percentage
By Country	in Won		Currencies		Others		Total		(%)
	(In millions of Korean won)

Korea	~~W~~	169,683,892	~~W~~	7,906,525	~~W~~	23,494,507	~~W~~	201,084,924	99.57
Southeast Asia		—		15,255		77		15,332	0.01
China		—		21,652		1		21,653	0.01
Japan		—		627,476		140		627,616	0.31
Central and South America		—		26,905		1		26,906	0.01
USA		—		13,423		915		14,338	0.01
Others		—		99,246		70,000		169,246	0.08

	~~W~~	169,683,892	~~W~~	8,710,482	~~W~~	23,565,641	~~W~~	201,960,015	100.00

Loans receivables, by industry, as of June 30, 2009, are as follows:

			Loans
	Loans		Receivable
	Receivable		in Foreign						Percentage
By Industry	in Won		Currencies		Others		Total		(%)
	(In millions of Korean won)

Corporations
Financial institutions	~~W~~	1,648,208	~~W~~	319,587	~~W~~	2,588,966	~~W~~	4,556,761	2.22
Manufacturing		21,134,290		3,052,273		5,342,763		29,529,326	14.41
Services		32,283,345		2,596,081		1,569,010		36,448,436	17.79
Others		21,339,555		1,509,704		3,038,302		25,887,561	12.63
Households		98,485,749		48,580		9,669,485		108,203,814	52.81
Public sector		251,853		7,754		22,054		281,661	0.14

	~~W~~	175,143,000	~~W~~	7,533,979	~~W~~	22,230,580	~~W~~	204,907,559	100.00

Loans receivables, by industry, as of December 31, 2008, were as follows:

			Loans
	Loans		Receivable
	Receivable		in Foreign						Percentage
By Industry	in Won		Currencies		Others		Total		(%)
	(In millions of Korean won)

Corporations
Financial institutions	~~W~~	1,740,030	~~W~~	849,990	~~W~~	2,696,780	~~W~~	5,286,800	2.62
Manufacturing		19,485,331		3,446,472		6,144,676		29,076,479	14.40
Services		30,910,306		2,771,221		2,043,060		35,724,587	17.69
Others		20,150,234		1,589,279		2,657,843		24,397,356	12.08
Households		97,177,952		45,376		10,003,074		107,226,402	53.09
Public sector		220,039		8,144		20,208		248,391	0.12

	~~W~~	169,683,892	~~W~~	8,710,482	~~W~~	23,565,641	~~W~~	201,960,015	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Loans to financial institutions as of June 30, 2009, are as follows:

			Other
			Financial
	Bank		Institutions		Total
	(In millions of Korean won)

Loans in won	~~W~~	—	~~W~~	1,648,208	~~W~~	1,648,208
Loans in foreign currencies		97,423		222,164		319,587
Others		2,074,000		514,966		2,588,966

	~~W~~	2,171,423	~~W~~	2,385,338	~~W~~	4,556,761

Loans to financial institutions as of December 31, 2008, were as follows:

			Other
			Financial
	Bank		Institutions		Total
	(In millions of Korean won)

Loans in won	~~W~~	—	~~W~~	1,740,030	~~W~~	1,740,030
Loans in foreign currencies		622,887		227,103		849,990
Others		1,627,269		1,069,511		2,696,780

	~~W~~	2,250,156	~~W~~	3,036,644	~~W~~	5,286,800

Asset quality of loans receivables as of June 30, 2009, is as follows:

									Estimated
	Normal		Precautionary		Substandard		Doubtful		Loss		Total
	(In millions of Korean won)

Call loans	~~W~~	1,083,879	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	1,083,879
Domestic import usance bill		2,456,260		39,430		7,833		2,243		756		2,506,522
Credit card receivables		10,949,291		179,566		6,727		69,445		41,167		11,246,196
Bills bought in foreign currency(1)		2,081,612		4,624		2,568		2,437		1,933		2,093,174
Bond purchased under resale agreements		960,000		—		—		—		—		960,000
Loans		177,218,445		2,869,962		1,432,677		641,693		514,202		182,676,979
Factoring receivables		10,307		—		—		—		—		10,307
Advances for customers		1,540		615		6,640		6,060		80,175		95,030
Privately placed bonds		4,219,871		6,038		8,340		—		1,223		4,235,472

	~~W~~	198,981,205	~~W~~	3,100,235	~~W~~	1,464,785	~~W~~	721,878	~~W~~	639,456	~~W~~	204,907,559

(1)	Bills bought in won included.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Asset quality of loans receivable as of December 31, 2008, was as follows:

									Estimated
	Normal		Precautionary		Substandard		Doubtful		Loss		Total
	(In millions of Korean won)

Call loans	~~W~~	367,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	367,312
Domestic import usance bill		2,370,176		41,554		17,280		6,382		9,505		2,444,897
Credit card receivables		11,246,887		175,432		3,336		48,647		52,649		11,526,951
Bills bought in foreign currency(1)		3,147,501		82,364		3,397		1,046		6,187		3,240,495
Bond purchased under resale agreements		1,230,000		—		—		—		—		1,230,000
Loans		173,652,226		2,438,285		1,503,569		429,786		370,508		178,394,374
Factoring receivables		10,328		—		—		—		—		10,328
Advances for customers		3,061		3,347		32,544		11,042		22,859		72,853
Privately placed bonds		4,623,955		9,500		35,797		—		2,349		4,671,601
Loans for debt-equity swap		—		—		—		—		1,204		1,204

	~~W~~	196,651,446	~~W~~	2,750,482	~~W~~	1,595,923	~~W~~	496,903	~~W~~	465,261	~~W~~	201,960,015

(1)	Bills bought in won included.

The maturities of loans receivables as of June 30, 2009, are as follows:

			Loans
	Loans		Receivable
	Receivable		in Foreign
	in Won		Currencies		Others		Total
	(In millions of Korean won)

Due in 3 months or less	~~W~~	20,723,352	~~W~~	1,857,594	~~W~~	13,100,926	~~W~~	35,681,872
Due after 3 months through 6 months		20,143,071		714,484		2,859,067		23,716,622
Due after 6 months through 1 year		43,965,128		1,535,914		2,394,164		47,895,206
Due after 1 year through 2 years		21,282,177		930,606		2,493,053		24,705,836
Due after 2 years through 3 years		11,589,076		1,016,097		746,377		13,351,550
Due after 3 years through 4 years		3,211,890		235,071		117,845		3,564,806
Due after 4 years through 5 years		2,364,241		121,922		185,058		2,671,221
Over 5 years		51,864,065		1,122,291		334,090		53,320,446

	~~W~~	175,143,000	~~W~~	7,533,979	~~W~~	22,230,580	~~W~~	204,907,559

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The maturities of loans receivables as of December 31, 2008, were as follows:

			Loans
	Loans		Receivable
	Receivable		in Foreign
	in Won		Currencies		Others		Total
	(in millions of Korean won)

Due in 3 months or less	~~W~~	21,700,374	~~W~~	1,353,758	~~W~~	14,531,903	~~W~~	37,586,035
Due after 3 months through 6 months		21,678,956		1,725,273		3,072,383		26,476,612
Due after 6 months through 1 year		35,027,170		1,925,441		2,749,714		39,702,325
Due after 1 year through 2 years		19,914,940		1,010,965		1,563,496		22,489,401
Due after 2 years through 3 years		14,769,478		1,222,682		1,098,340		17,090,500
Due after 3 years through 4 years		3,298,234		231,628		63,247		3,593,109
Due after 4 years through 5 years		2,713,671		186,192		310,476		3,210,339
Over 5 years		50,581,069		1,054,543		176,082		51,811,694

	~~W~~	169,683,892	~~W~~	8,710,482	~~W~~	23,565,641	~~W~~	201,960,015

The Bank disposed of loans receivable amounting to ~~W~~219,695 million to Korea Housing Finance Corporation from which the Bank recognized gain of ~~W~~3,999 million and loss of ~~W~~37 million; loans receivable amounting to ~~W~~676,800 million were sold to Hanyang Securities Co.Ltd. from which the Bank recognized gain of ~~W~~279 million; loans receivable amounting to ~~W~~655,321 million were sold to Consumer Credit Assistant Fund Co., Ltd. from which the Bank recognized gain of ~~W~~24,649 million; loans receivable amounting to ~~W~~4,480 million were sold to Golden Bridge Capital Co., Ltd. from which the Bank recognized gain of ~~W~~659 million; and loans receivable amounting to ~~W~~353,199 million were sold to KB 13TH Securitization Specialty Co. Ltd. from which the Bank recognized gain of ~~W~~10,141 million.

The Bank pledged mortgage loans, the credit card receivables and accounts receivable amounting to ~~W~~1,900,626 million, ~~W~~2,284,474 million (before deducting the allowance) and ~~W~~189,328, respectively, as collateral for issuing covered bonds, foreign currency loans amounting to ~~W~~86,504 million (before deducting the allowance) as collateral for the borrowing of Guangzhou Branch, and PF loans amounting to ~~W~~19,000 million (before deducting the allowance) as collateral for PF loans securitization transactions.

The changes in deferred loan origination fees and costs for the six-month period ended June 30, 2009, are as follows:

	Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Deferred loan origination fees and costs	~~W~~	187,399	~~W~~	31,149	~~W~~	37,932	~~W~~	180,616

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

6.	Restructured Loans

The loans that were restructured through, such as, principal reduction, debt-equity swap and interest rate reduction due to workout plans or other similar restructuring programs for the six-month period ended June 30, 2009, are as follows:

	Amount
	Before		Principal		Debt-Equity		Interest Rate		Extension
	Restructuring		Reduction		Swap(1)		Reduction		of Maturity
	(In millions of Korean won)

Workout	~~W~~	311,023	~~W~~	—	~~W~~	400	~~W~~	8,163	~~W~~	302,460
Others		15,812		6,886		1,302		—		7,624

	~~W~~	326,835	~~W~~	6,886	~~W~~	1,702	~~W~~	8,163	~~W~~	310,084

(1)	Includes loans to be swapped for newly-issued shares whose quantity has not been determined.

The loans that were restructured through, such as, principal reduction, debt-equity swap and interest rate reduction due to workout plans or other similar restructuring programs for the year ended December 31, 2008, were as follows:

	Amount
	Before		Principal		Debt-Equity		Interest Rate		Extension
	Restructuring		Reduction		Swap(1)		Reduction		of Maturity
	(In millions of Korean won)

Workout	~~W~~	100,183	~~W~~	—	~~W~~	4,777	~~W~~	14,480	~~W~~	80,926
Others		17,737		219		2,410		—		15,108

	~~W~~	117,920	~~W~~	219	~~W~~	7,187	~~W~~	14,480	~~W~~	96,034

(1)	Includes loans to be swapped for newly-issued shares whose quantity has not been determined.

Changes in present value discounts of the restructured loans for the six-month period ended June 30, 2009, are as follows:

	Remaining		Present Value Discounts
	Principal		Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Court mediation	~~W~~	3,173	~~W~~	491	~~W~~	—	~~W~~	48	~~W~~	443
Workout		181,719		3,870		17,194		2,950		18,114
Others		23,141		1,229		864		464		1,629

	~~W~~	208,033	~~W~~	5,590	~~W~~	18,058	~~W~~	3,462	~~W~~	20,186

Changes in the present value discounts of the restructured loans for the year ended December 31, 2008, were as follows:

	Remaining		Present Value Discounts
	Principal		Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Court receivership	~~W~~	—	~~W~~	464	~~W~~	—	~~W~~	464	~~W~~	—
Court mediation		3,173		750		—		259		491
Workout		62,876		3,158		5,436		4,724		3,870
Others		25,626		1,409		1,348		1,528		1,229

	~~W~~	91,675	~~W~~	5,781	~~W~~	6,784	~~W~~	6,975	~~W~~	5,590

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

For loans that were restructured through interest rate reduction, the discount rate used to estimate the present value of the future cash flows for fixed rate loans is the effective interest rates at inception, and for floating rate loans, it is the interest rate that was applicable to the borrower at the loan origination date plus the credit spread at the date of the loan restructuring assuming the credit risk of the borrower is still valid at the date of restructuring. The difference between the book value and the present value is adjusted in the related allowances for loan losses.

7.	Allowance for Credit Losses

The allowance for loan losses as of June 30, 2009, is as follows:

									Estimated
	Normal		Precautionary		Substandard		Doubtful		Loss		Total
	(In millions of Korean won)

Domestic import usance bill	~~W~~	21,167	~~W~~	4,723	~~W~~	1,566	~~W~~	1,140	~~W~~	756	~~W~~	29,352
Credit card receivables		164,234		26,935		1,345		41,667		41,167		275,348
Bills bought in foreign currency(1)		17,868		436		514		1,276		1,933		22,027
Loans		1,672,582		396,767		351,259		377,727		514,202		3,312,537
Factoring receivables		201		—		—		—		—		201
Advances for customers		14		86		1,328		3,171		80,175		84,774
Privately placed bonds		36,919		454		1,774		—		1,223		40,370

	~~W~~	1,912,985	~~W~~	429,401	~~W~~	357,786	~~W~~	424,981	~~W~~	639,456	~~W~~	3,764,609

(1)	Bills bought in won included.

The allowance for loan losses as of December 31, 2008, was as follows:

									Estimated
	Normal		Precautionary		Substandard		Doubtful		Loss		Total
	(In millions of Korean won)

Domestic import usance bill	~~W~~	20,406	~~W~~	3,264	~~W~~	3,534	~~W~~	3,328	~~W~~	9,505	~~W~~	40,037
Credit card receivables		168,703		26,315		667		29,188		52,649		277,522
Bills bought in foreign currency(1)		27,058		15,409		679		582		6,187		49,915
Loans		1,635,390		357,521		375,024		257,340		370,508		2,995,783
Factoring receivables		480		—		—		—		—		480
Advances for customers		27		303		6,509		6,105		22,859		35,803
Privately placed bonds		41,439		785		7,272		—		2,349		51,845
Loans for debt-equity swap		—		—		—		—		1,204		1,204

	~~W~~	1,893,503	~~W~~	403,597	~~W~~	393,685	~~W~~	296,543	~~W~~	465,261	~~W~~	3,452,589

(1)	Bills bought in won included

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in allowance for losses on loan and other assets for the six-month period ended June 30, 2009 and the year ended December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Beginning(1)	~~W~~	3,674,975	~~W~~	2,615,997
Provision for loan losses		1,059,528		1,776,830
Collection of written-off loans		202,678		505,793
Repurchase of loans sold		3,406		3,666
Sale of loans		(69,671)		(60,442)
Written-off of loans		(889,499)		(1,196,635)
Exemption of loans		(155)		(2,928)
Dept-equity swap		—		(4,737)
Changes in foreign exchange rates and others		(2,472)		37,431

Ending(1)	~~W~~	3,978,790	~~W~~	3,674,975

(1)	Includes present value discounts amounting to ~~W~~20,186 million and ~~W~~5,590 million as of June 30, 2009 and December 31, 2008, respectively, and allowance for other assets amounting to ~~W~~214,181 million and ~~W~~222,386 million, respectively.

The allowance for losses on other assets as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Suspense receivables	~~W~~	10,607	~~W~~	8,916
Uncollected guarantee deposits for rent		2,308		1,266
Settlement costs for financial accidents		27,883		89,849
Derivative instruments		50,846		74,489
Others		122,537		47,866

	~~W~~	214,181	~~W~~	222,386

The ratios of allowance for losses on loan as of June 30, 2009 and December 31, 2008, 2007 and 2006, are as follows:

	Loans		Allowance for		Percentage
	Receivables		Loan Losses		(%)
	(In millions of Korean won)

June 30, 2009	~~W~~	204,907,559	~~W~~	3,764,609	1.84
December 31, 2008		201,960,015		3,452,589	1.71
December 31, 2007		173,873,000		2,501,865	1.44
December 31, 2006		152,089,711		2,360,867	1.55

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

8.	Property and Equipment

Property and equipment as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Property and equipment	~~W~~	5,368,625	~~W~~	5,366,203
Accumulated depreciation		(1,955,732)		(1,852,928)
Accumulated impairment loss		(17,737)		(20,508)

	~~W~~	3,395,156	~~W~~	3,492,767

Details of property and equipment as of June 30, 2009, are as follows:

	Acquisition		Accumulated		Accumulated
	Cost		Depreciation		Impairment Loss		Book Value
	(In millions of Korean won)

Land(1)	~~W~~	2,087,021	~~W~~	—	~~W~~	5,187	~~W~~	2,081,834
Buildings		1,170,404		242,483		12,550		915,371
Leasehold improvements		356,365		289,888		—		66,477
Equipment and vehicles		1,751,154		1,423,361		—		327,793
Construction in progress		3,681		—		—		3,681

	~~W~~	5,368,625	~~W~~	1,955,732	~~W~~	17,737	~~W~~	3,395,156

(1)	The acquisition cost of land as of June 30, 2009, includes gain on asset revaluation of ~~W~~1,093,530 million.

Details of property and equipment as of December 31, 2008, were as follows:

	Acquisition		Accumulated		Accumulated
	Cost		Depreciation		Impairment Loss		Book Value
	(In millions of Korean won)

Land(1)	~~W~~	2,096,677	~~W~~	—	~~W~~	9,105	~~W~~	2,087,572
Buildings		1,169,445		229,543		11,403		928,499
Leasehold improvements		342,849		269,023		—		73,826
Equipment and vehicles		1,755,210		1,354,362		—		400,848
Construction in progress		2,022		—		—		2,022

	~~W~~	5,366,203	~~W~~	1,852,928	~~W~~	20,508	~~W~~	3,492,767

(1)	The acquisition cost of land as of December 31, 2008, includes gain on asset revaluation of ~~W~~1,094,246 million.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in book value of property and equipment for the six-month period ended June 30, 2009, are as follows:

														Change in
														Foreign
														Exchange
														Rates
														and
	Beginning		Acquisition		Replacement		Disposal		Depreciation		Impairment			Others	Ending
	(In millions of Korean won)

Land	~~W~~	2,087,572	~~W~~	44	~~W~~	—	~~W~~	4,465	~~W~~	—	~~W~~	1,300	~~W~~	(17)	~~W~~	2,081,834
Buildings		928,499		(44)		4,461		1,097		13,437		2,943		(68)		915,371
Leasehold improvements		73,826		—		13,610		8		20,965		—		14		66,477
Equipment and vehicles		400,848		35,495		—		286		108,376		—		112		327,793
Construction in progress		2,022		19,730		(18,071)		—		—		—		—		3,681

	~~W~~	3,492,767	~~W~~	55,225	~~W~~	—	~~W~~	5,856	~~W~~	142,778	~~W~~	4,243	~~W~~	41	~~W~~	3,395,156

The changes in book value of property and equipment for the year ended December 31, 2008, were as follows:

															Change in
															Foreign
															Exchange
													Gain on		Rates
	Beginning		Acquisition		Replacement		Disposal		Depreciation		Impairment(1)		Revaluation		and Others		Ending
	(In millions of Korean won)

Land	~~W~~	987,793	~~W~~	7,513	~~W~~	2,580	~~W~~	2,315	~~W~~	—	~~W~~	54,255	~~W~~	1,145,969	~~W~~	287	~~W~~	2,087,572
Buildings		839,846		12,346		106,041		2,332		24,303		2,681		—		(418)		928,499
Leasehold improvements		71,139		1,041		52,849		11		51,430		—		—		238		73,826
Equipment and vehicles		393,820		265,174		55		1,933		256,962		—		—		694		400,848
Construction in progress		6,145		157,471		(161,525)		69		—		—		—		—		2,022

	~~W~~	2,298,743	~~W~~	443,545	~~W~~	—	~~W~~	6,660	~~W~~	332,695	~~W~~	56,936	~~W~~	1,145,969	~~W~~	801	~~W~~	3,492,767

(1)	Impairment loss on land includes valuation loss of ~~W~~51,723 million from asset revaluation.

The value, published by the Ministry of Land, Transport and Maritime Affairs or local government, of the land held by the Bank was ~~W~~1,473,038 million and ~~W~~1,481,825 million as of June 30, 2009 and December 31, 2008, respectively.

Property and equipment insured as of June 30, 2009 and December 31, 2008, are as follows:

Type of Insurance	Asset Insured	2009		2008		Insurance Company
	(In millions of Korean won)

General property	Buildings	~~W~~	1,111,871	~~W~~	1,113,569	Samsung Fire &
insurance	Leasehold improvements		156,254		164,310	Marine Insurance
	Equipment and vehicles		284,495		380,041	Co., Ltd. and others

		~~W~~	1,552,620	~~W~~	1,657,920

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The Bank acquired the main frames and related equipment from IBM Korea, Inc. under a financial lease agreement and other agreements, and recorded them as property and equipment. The property and equipment under financial lease and financial lease obligations as of June 30, 2009, are as follows:

Property and equipment under financial lease:

	Amount
	(In millions
	of Korean won)

Acquisition cost	~~W~~	18,509
Accumulated depreciation		5,226

Book value	~~W~~	13,283

Depreciation	~~W~~	4,561

Financial lease obligations(1):

	Annual Lease
	Payment		Interest		Principal
	(In millions of Korean won)

2009	~~W~~	2,015	~~W~~	270	~~W~~	1,745
2010		8,470		309		8,161
2011		33		12		21
2012		14		11		3
2013		70		10		60
2014		137		4		133

	~~W~~	10,739	~~W~~	616	~~W~~	10,123

(1)	Financial lease obligations include the amounts of property and equipment under financial lease and intangible assets under financial lease.

As of June 30, 2009, the Bank plans to obtain additional financial lease amounting to ~~W~~83,543 million according to the above financial lease agreement.

As of December 31, 2008, the Bank revalued its land, the book value of which was recorded at the revalued amount. The revalued amount of land was determined from market-based evidence which was obtained from independent appraisers. As a result of the revaluation, gain on revaluation of ~~W~~1,145,969 million was credited to accumulated other comprehensive income, net of tax amounting to ~~W~~252,113 million, and loss on revaluation of ~~W~~51,723 million was charged to current earnings.

As of June 30, 2009 and December 31, 2008, the book value of the Bank’s land that would have been carried under the cost model, is ~~W~~986,485 million and ~~W~~992,826 million, respectively.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

9.	Other Assets

Other assets as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Guarantee deposits paid	~~W~~	1,427,563	~~W~~	1,388,902
Accounts receivable (Note 19)		6,053,844		5,143,137
Accrued income (Notes 2 and 26)		1,037,041		1,218,027
Prepaid expenses		187,398		105,257
Deferred income tax assets (Note 24)		131,074		101,401
Derivatives assets (Note 19)		5,366,407		8,394,874
Domestic exchange settlement debits		658,477		547,746
Intangible assets, net (Note 9)		285,587		319,781
Miscellaneous assets (Note 9)		187,021		251,633

		15,334,412		17,470,758
Less: Allowance for losses on other assets (Note 7)		(214,181)		(222,386)

	~~W~~	15,120,231	~~W~~	17,248,372

Intangible assets as of June 30, 2009, are as follows:

	Acquisition		Accumulated
	Cost		Amortization		Book Value
	(In millions of Korean won)

Goodwill	~~W~~	705,108	~~W~~	600,648	~~W~~	104,460
Other intangible assets		340,912		159,785		181,127

	~~W~~	1,046,020	~~W~~	760,433	~~W~~	285,587

Intangible assets as of December 31, 2008, were as follows:

			Accumulated
	Acquisition Cost		Amortization		Book Value
	(In millions of Korean won)

Goodwill	~~W~~	705,108	~~W~~	561,474	~~W~~	143,634
Other intangible assets		303,114		126,967		176,147

	~~W~~	1,008,222	~~W~~	688,441	~~W~~	319,781

The changes in intangible assets for the six-month period ended June 30, 2009, are as follows:

	Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Goodwill	~~W~~	143,634	~~W~~	—	~~W~~	39,174	~~W~~	104,460
Other intangible assets		176,147		37,837		32,857		181,127

	~~W~~	319,781	~~W~~	37,837	~~W~~	72,031	~~W~~	285,587

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The changes in intangible assets for the year ended December 31, 2008, were as follows:

	Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Goodwill	~~W~~	221,979	~~W~~	—	~~W~~	78,345	~~W~~	143,634
Other intangible assets		115,328		107,923		47,104		176,147

	~~W~~	337,307	~~W~~	107,923	~~W~~	125,449	~~W~~	319,781

The Bank acquired the main frames and related intangible assets from IBM Korea, Inc. under a financial lease agreement and other agreements, and recorded it as other intangible assets.

The other intangible assets under financial lease as of June 30, 2009, are as follows(1):

	Amount
	(In millions of
	Korean won)

Acquisition cost	~~W~~	8,810
Accumulated amortization		1,263

Book value	~~W~~	7,547

Amortization	~~W~~	1,090

(1)	See Note 8 for related financial lease obligations for other intangible assets under financial lease.

Miscellaneous assets as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Receivables on cash sent to other banks	~~W~~	—	~~W~~	200
Supplies		22,511		21,394
Deposit money to court		5,341		17,097
Unsettled foreign currency		15,677		12,005
Suspense receivable		141,857		200,555
Others		1,635		382

	~~W~~	187,021	~~W~~	251,633

10.	Deposits

Deposits as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Demand deposits	~~W~~	51,449,496	~~W~~	47,938,522
Time deposits		91,608,967		85,850,617
Negotiable certificates of deposit		27,678,641		25,078,785

	~~W~~	170,737,104	~~W~~	158,867,924

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Details of deposits as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Demand deposits in won
Checking deposits	~~W~~	362,819	~~W~~	339,649
Household checking deposits		383,788		357,108
Temporary deposits		3,134,683		3,006,499
Passbook deposits		17,473,076		15,036,090
Public fund deposits		148,034		168,583
National Treasury deposits		32,938		4,796
General savings deposits		18,680,502		16,799,177
Corporate savings deposits		9,662,062		10,524,092
Nonresident’s deposit in won		72,295		76,341
Nonresident’s free deposit in won		60,012		209,633

		50,010,209		46,521,968

Demand deposits in foreign currencies
Checking deposits		84,264		73,307
Passbook deposits		1,339,215		1,323,852
Temporary deposits		1,010		12,481
Others		2,291		650

		1,426,780		1,410,290

Demand deposits in gold		12,507		6,264

	~~W~~	51,449,496	~~W~~	47,938,522

Time deposits in won
Time deposits	~~W~~	77,289,426	~~W~~	73,318,591
Installment savings deposits		4,657,939		2,904,780
Property formation savings		406		423
Workers’ savings for housing		2		2
Nonresident’s deposit in won		273,863		261,429
Nonresident’s free deposit in won		122,027		105,351
Long-term savings deposits for workers		2,483		2,658
Long-term housing savings deposits		3,638,383		3,640,452
Long-term savings for households		554		1,495
Workers’ preferential savings deposits		3,298		4,465
Mutual installment deposits		1,824,034		1,865,748
Mutual installment for housing		2,053,724		2,333,389

		89,866,139		84,438,783
Gain on valuation of fair value hedged item (current year portion)		(1,498)		(10,145)
Gain (loss) on valuation of fair value hedged item (prior year portion)		(9,965)		180

		89,854,676		84,428,818

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

	2009		2008
	(In millions of Korean won)

Time deposits in foreign currencies
Time deposits	~~W~~	1,751,164	~~W~~	1,393,411
Installment savings deposits		366		423
Others		2,761		27,965

		1,754,291		1,421,799

	~~W~~	91,608,967	~~W~~	85,850,617

Negotiable certificates of deposit	~~W~~	27,678,641	~~W~~	25,078,785

Deposits with financial institutions as of June 30, 2009 and December 31, 2008, are as follows:

	Financial
	Institutions	2009		2008
		(In millions of Korean won)

Demand deposits & time deposits	Banks	~~W~~	7,874,412	~~W~~	7,536,169
	Others		12,752,576		9,284,784

			20,626,988		16,820,953

Negotiable certificates of deposit	Banks		183,216		224,455
	Others		6,960,942		7,037,291

			7,144,158		7,261,746

		~~W~~	27,771,146	~~W~~	24,082,699

The maturities of deposits as of June 30, 2009, are as follows:

			Due After 3		Due After 6		Due After 1
	Due in 3		Months		Months		Year
	Months or		Through 6		Through 1		Through 3
	Less		Months		Year		Years		Over 3 Years		Total
	(In millions of Korean won)

Demand deposits	~~W~~	51,449,496	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	51,449,496
Time deposits		38,157,859		21,416,763		23,918,551		4,785,219		3,330,575		91,608,967
Negotiable certificates of deposit		17,947,856		5,712,232		3,804,577		213,976		—		27,678,641

	~~W~~	107,555,211	~~W~~	27,128,995	~~W~~	27,723,128	~~W~~	4,999,195	~~W~~	3,330,575	~~W~~	170,737,104

The maturities of deposits as of December 31, 2008, were as follows:

			Due After 3		Due After 6		Due After 1
	Due in 3		Months		Months		Year
	Months or		Through 6		Through 1		Through 3
	Less		Months		Year		Years		Over 3 Years		Total
	(In millions of Korean won)

Demand deposits	~~W~~	47,938,522	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	47,938,522
Time deposits		33,683,235		11,722,033		32,107,969		4,918,688		3,418,692		85,850,617
Negotiable certificates of deposit		11,034,833		6,751,494		7,033,836		258,622		—		25,078,785

	~~W~~	92,656,590	~~W~~	18,473,527	~~W~~	39,141,805	~~W~~	5,177,310	~~W~~	3,418,692	~~W~~	158,867,924

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

11.	Debts

Debts as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Call money	~~W~~	3,051,529	~~W~~	3,244,535
Bills sold		70,245		191,435
Bonds sold under repurchase agreements		3,157,203		4,249,699
Securities sold		65,550		53,325
Borrowings		9,974,830		11,410,052
Debentures, net of discount of ~~W~~78,945 (2008: ~~W~~83,346)		39,759,784		42,610,595

	~~W~~	56,079,141	~~W~~	61,759,641

Call money as of June 30, 2009 and December 31, 2008, is as follows:

		Annual
		Interest
Account	Lender	Rates (%)	2009		2008
			(In millions of Korean won)

Call money in won	ING Bank and others	1.60 ~ 1.75	~~W~~	448,500	~~W~~	1,029,000
Call money in foreign currencies	Bank of Korea and others	0.15 ~ 3.10		2,603,029		2,215,535

			~~W~~	3,051,529	~~W~~	3,244,535

Bills sold, bonds sold under repurchase agreements and securities sold as of June 30, 2009 and December 31, 2008, are as follows:

		Annual
		Interest
Account	Lender	Rates (%)	2009		2008
			(In millions of Korean won)

Bills sold	Teller’s sales	1.60 ~ 6.46	~~W~~	70,245	~~W~~	191,435
Bonds sold under repurchase agreements	Individual, group and corporations	2.00 ~ 7.40		3,157,203		4,249,699
Securities sold	Korea Securities Depository and others	—		65,550		53,325

			~~W~~	3,292,998	~~W~~	4,494,459

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Borrowings as of June 30, 2009 and December 31, 2008, are as follows:

		Annual
		Interest
Account	Lender	Rate (%)	2009		2008
			(In millions of Korean won)

Borrowings in won
Borrowings from the Bank of Korea	Bank of Korea	1.25	~~W~~	1,198,546	~~W~~	796,205
Borrowings from the Korean government	Ministry of Strategy and Financial and others	0.00 ~ 5.00		699,046		697,860
Borrowings from banking institutions	Industrial Bank of Korea	2.89 ~ 3.51		26,425		36,068
Borrowings from National Housing Fund	National Housing Fund	8.00		123		279
Borrowings from other financial institutions	Korea Development Bank	1.94 ~ 3.31		42,122		35,471
Other borrowings	Small & Medium Business Corporation and others	1.20 ~ 6.00		1,713,313		1,482,782

				3,679,575		3,048,665

Borrowings in foreign currencies
Due to banks	Wachovia Bank N.A. and others	0.00 ~ 5.36		341,452		141,680
Borrowings from banking institutions	DBS Bank Ltd., Singapore and others	0.25 ~ 6.26		2,046,696		3,744,947
Off-shore borrowings in foreign currencies	Centralbank Uzbekistan and others	0.52 ~ 6.33		1,130,525		1,428,997
Borrowings from other financial institutions	The Export-Import Bank of Korea	3.19 ~ 3.60		770,820		957,492
Other borrowings	ING BELGIUM and others	—		2,005,762		2,088,271

				6,295,255		8,361,387

			~~W~~	9,974,830	~~W~~	11,410,052

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Debentures as of June 30, 2009 and December 31, 2008, are as follows:

	Annual
	Interest
	Rate (%)	2009		2008
		(In millions of Korean won)

Debentures in won
Hybrid debentures	6.46 ~ 8.50	~~W~~	1,100,000	~~W~~	898,563
Structured debentures	4.29 ~ 12.00		3,553,074		4,199,849
Subordinated fixed rate debentures in won	4.19 ~ 15.02		8,612,951		8,195,754
Fixed rate debentures	2.73 ~ 7.95		21,600,733		25,229,626
Floating rate debentures	2.84 ~ 2.93		260,000		260,000

			35,126,758		38,783,792
Gain (loss) on valuation of fair value hedged items (current year portion)(1)			(154,517)		436,063
Loss (gain) on valuation of fair value hedged items (prior year portion)(2)			172,678		(245,887)

			35,144,919		38,973,968
Discounts on debentures			(44,482)		(57,226)

			35,100,437		38,916,742

Debentures in foreign currency
Fixed rates debentures	1.10 ~ 7.25		1,990,413		141,209
Floating rates debentures	0.64 ~ 6.58		2,711,805		3,577,845

			4,702,218		3,719,054
Gain (loss) on valuation of fair value hedged items (current year portion)			(9,327)		919
Loss on valuation of fair value hedged items (prior year portion)			919		—

			4,693,810		3,719,973
Discounts on debentures			(34,463)		(26,120)

			4,659,347		3,693,853

		~~W~~	39,759,784	~~W~~	42,610,595

(1)	The Bank amortized ~~W~~18 million as interest expense related to the discontinuance of hedge accounting for the six-month period ended June 30, 2009.

(2)	The Bank recognized gain of ~~W~~17,498 million on early redemption of fair value hedged items for the six-month period ended June 30, 2009.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Hybrid debentures and subordinated debentures in won as of June 30, 2009 and December 31, 2008, are as follows:

			Annual Interest
	Issued Date	Expiration Date	Rate (%)	2009		2008
				(In millions of Korean won)

Subordinated fixed rate debentures in won	00-03-27 ~ 03-10-27	05-03-27 ~ 09-03-27	—	~~W~~	21,762	~~W~~	590,565
	1998-11-15	2009-11-15	15.02		6,900		20,900
	2000-11-28	2010-11-28	9.57 ~ 9.65		162,051		162,051
	2002-09-27	10-03-27 ~ 13-03-27	6.51 ~ 6.70		242,637		242,637
	2002-11-27	10-05-27 ~ 13-05-27	6.27 ~ 6.55		158,102		158,102
	2002-12-27	10-06-27 ~ 14-12-27	6.40 ~ 6.65		170,370		170,370
	2003-10-27	11-01-27 ~ 14-01-27	5.33 ~ 5.60		92,490		92,490
	2004-02-27	09-08-27 ~ 14-08-27	5.65 ~ 6.16		700,000		700,000
	2004-09-30	2018-12-30	5.12		57,784		57,784
	2004-12-27	2010-06-27	4.19 ~ 4.20		700,000		700,000
	2006-03-31	2012-01-31	5.67 ~ 5.70		1,900,855		1,900,855
	2008-08-13	14-02-13 ~ 16-02-13	7.38 ~ 7.51		500,000		500,000
	2008-09-25	2014-03-25	7.45		23,747		23,747
	2008-09-26	2014-03-26	7.45		182,215		182,215
	2008-09-29	2014-03-29	7.45		221,186		221,186
	2008-10-20	2014-04-20	7.45		43,787		43,787
	2008-10-21	2014-04-21	7.45		17,923		17,923
	2008-10-22	2014-04-22	7.45		10,784		10,784
	2008-10-23	2014-04-23	7.45		358		358
	2008-11-10	2014-05-10	7.70		111,317		111,317
	2008-11-11	2014-05-11	7.70		185,376		185,376
	2008-11-12	2014-05-12	7.70		211,978		211,978
	2008-11-13	2014-05-13	7.70		229,730		229,730
	2008-11-18	2014-05-18	7.70		191,839		191,839
	2008-11-19	2014-05-19	7.70		102,784		102,784
	2008-11-20	2014-05-20	7.70		177,383		177,383
	2008-11-21	2014-05-21	7.70		167,721		167,721
	2008-11-24	2014-05-24	7.70		83,939		83,939
	2008-11-25	2014-05-25	7.70		37,933		37,933
	2008-12-22	2014-06-22	7.30		287,769		287,769
	2008-12-23	14-03-23 ~ 14-06-23	7.30 ~ 7.70		381,212		381,212
	2008-12-24	2014-06-24	7.30		104,079		104,079
	2008-12-26	2014-06-26	7.30		73,100		73,100
	2008-12-29	14-03-29 ~ 14-06-29	7.30 ~ 7.70		53,840		53,840
	2009-04-14	2014-10-14	5.70		293,923		—
	2009-04-15	2014-10-15	5.70		144,481		—
	2009-04-16	2014-10-16	5.70		118,241		—
	2009-04-17	2014-10-17	5.70		126,369		—
	2009-04-20	2014-10-20	5.70		77,155		—
	2009-04-21	2014-10-21	5.70		113,470		—
	2009-04-22	2014-10-22	5.70		64,559		—
	2009-04-23	2014-10-23	5.70		61,802		—

				~~W~~	8,612,951	~~W~~	8,195,754

Hybrid debentures in won	03-06-27 ~ 03-10-27	08-12-27 ~ 33-10-27	—	~~W~~	—	~~W~~	798,563
	2008-12-30	2038-12-30	8.50		100,000		100,000
	2009-03-31	2039-03-31	6.46		1,000,000		—

				~~W~~	1,100,000	~~W~~	898,563

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Call money and borrowings from financial institutions as of June 30, 2009, are as follows:

	Bank of Korea		Other Banks		Others		Total
	(In millions of Korean won)

Call money	~~W~~	1,670,110	~~W~~	1,198,270	~~W~~	183,149	~~W~~	3,051,529
Borrowings		1,198,546		4,918,342		1,445,460		7,562,348

	~~W~~	2,868,656	~~W~~	6,116,612	~~W~~	1,628,609	~~W~~	10,613,877

Call money and borrowings from financial institutions as of December 31, 2008, were as follows:

	Bank of Korea		Other Banks		Others		Total
	(In millions of Korean won)

Call money	~~W~~	1,509,000	~~W~~	546,533	~~W~~	1,189,002	~~W~~	3,244,535
Borrowings		796,205		6,346,572		2,086,353		9,229,130

	~~W~~	2,305,205	~~W~~	6,893,105	~~W~~	3,275,355	~~W~~	12,473,665

The maturities of debts as of June 30, 2009, are as follows:

			Due After		Due After		Due After
	Due in		3 Months		6 Months		1 Year
	3 Months		Through		Through		Through
	or Less		6 Months		1 Year		3 Years		Over 3 Years		Total
	(In millions of Korean won)

Call money	~~W~~	3,051,529	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,051,529
Bills sold		59,452		10,442		351		—		—		70,245
Bonds sold under repurchase agreements		1,765,582		595,050		796,498		73		—		3,157,203
Securities sold		—		—		65,550		—		—		65,550
Borrowings		5,550,642		908,007		954,010		1,069,531		1,492,640		9,974,830
Debentures		2,874,668		1,702,317		6,718,048		16,031,872		12,511,824		39,838,729

	~~W~~	13,301,873	~~W~~	3,215,816	~~W~~	8,534,457	~~W~~	17,101,476	~~W~~	14,004,464	~~W~~	56,158,086

The maturities of debts as of December 31, 2008, were as follows:

			Due After		Due After		Due After
	Due in		3 Months		6 Months		1 Year
	3 Months		Through		Through		Through
	or Less		6 Months		1 Year		3 Years		Over 3 Years		Total
	(In millions of Korean won)

Call money	~~W~~	3,244,535	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,244,535
Bills sold		182,442		7,198		1,795		—		—		191,435
Bonds sold under repurchase agreements		2,667,242		1,054,642		527,650		165		—		4,249,699
Securities sold		—		—		53,325		—		—		53,325
Borrowings		6,181,736		1,100,973		1,403,242		1,337,509		1,386,592		11,410,052
Debentures		4,293,980		2,392,447		4,319,344		18,109,211		13,578,959		42,693,941

	~~W~~	16,569,935	~~W~~	4,555,260	~~W~~	6,305,356	~~W~~	19,446,885	~~W~~	14,965,551	~~W~~	61,842,987

In relation to securities lending, borrowed securities recognized in the Bank’s memorandum account amount to ~~W~~202 million as of June 30, 2009.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

12.	Other Liabilities

Other liabilities as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Accounts payable (Notes 8 and 19)	~~W~~	5,804,116	~~W~~	5,348,485
Accrued expenses (Notes 18 and 26)		4,939,243		5,238,709
Unearned revenues		141,615		162,267
Withholding taxes		60,696		114,563
Guarantees deposits received		165,612		125,290
Accounts for agency business		197,113		273,599
Unsettled domestic exchange liabilities		512,399		203,645
Unsettled foreign exchange liabilities (Note 20)		160,979		67,056
Liabilities incurred from agency relationships		598,868		481,559
Derivative instrument liabilities (Note 19)		5,373,008		8,033,014
Borrowings from trust accounts (Note 26)		2,663,609		2,777,502
Accrued severance benefits, net of severance insurance
deposits of ~~W~~279,301 (2008: ~~W~~559,812) (Note 13)		221,822		274,530
Allowances for losses on acceptances and guarantees (Note 14)		152,995		122,446
Other allowances (Notes 15 and 19)		730,846		703,336
Miscellaneous liabilities (Notes 16 and 24)		365,542		225,517

	~~W~~	22,088,463	~~W~~	24,151,518

13.	Accrued Severance Benefits

The changes in accrued severance benefits for the six-month period ended June 30, 2009, are as follows:

							Other
	Beginning		Provision		Payment		Changes(1)		Ending
	(In millions of Korean won)

Accrued severance benefits	~~W~~	834,342	~~W~~	78,151	~~W~~	411,358	~~W~~	(12)	~~W~~	501,123
Severance insurance deposits		(559,812)		(28,311)		(308,822)	—			(279,301)

	~~W~~	274,530	~~W~~	49,840	~~W~~	102,536	~~W~~	(12)	~~W~~	221,822

(1)	Gain (loss) on foreign currency translation from accrued severance benefits of the Tokyo branch.

The changes in accrued severance benefits for the year ended December 31, 2008, were as follows:

							Other
	Beginning		Provision		Payment		Changes(1)		Ending
	(In millions of Korean won)

Accrued severance benefits	~~W~~	703,261	~~W~~	182,380	~~W~~	51,396	~~W~~	97	~~W~~	834,342
Severance insurance deposits		(471,882)		(102,975)		(15,045)		—		(559,812)

	~~W~~	231,379	~~W~~	79,405	~~W~~	36,351	~~W~~	97	~~W~~	274,530

(1)	Gain (loss) on foreign currency translation from accrued severance benefits of the Tokyo branch.

As of June 30, 2009, the Bank contributes to the pension funds of Kyobo Life Insurance Co., Ltd. and others whose beneficiaries are the employees.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

14.	Acceptances and Guarantees, and Related Allowances for Losses

Acceptances and guarantees as of June 30, 2009 and December 31, 2008, are as follows:

Types	2009		2008
	(In millions of Korean won)

Confirmed acceptances and guarantees in won
Payment guarantee for issuance of debentures	~~W~~	1,006	~~W~~	1,364
Payment guarantee for loans		73,260		159,800
Others		2,335,903		2,328,337

		2,410,169		2,489,501

Confirmed acceptances and guarantees in foreign currencies
Acceptances on letters of credit		481,542		329,620
Acceptances for letters of guarantee for importers		83,333		70,046
Guarantees for performance of contracts		599,235		631,697
Guarantees for bids		7,410		32,146
Guarantees for borrowings		293,283		269,468
Guarantees for repayment of advances		4,155,108		3,465,058
Others		1,475,090		1,817,634

		7,095,001		6,615,669

		9,505,170		9,105,170

Unconfirmed acceptances and guarantees
Letters of credit		6,623,884		6,818,094
Others		2,743,454		3,127,334

		9,367,338		9,945,428

Bills endorsed		9,969		—

	~~W~~	18,882,477	~~W~~	19,050,598

Acceptances and guarantees, by customer, as of June 30, 2009, are as follows:

					Bills
By Customer	Confirmed		Unconfirmed		Endorsed		Total		Percentage (%)
	(In millions of Korean won)

Large corporations	~~W~~	7,102,762	~~W~~	7,474,721	~~W~~	6,107	~~W~~	14,583,590	77.23
Small and medium-sized corporations		2,386,636		1,849,541		3,751		4,239,928	22.46
Public sector and others		15,772		43,076		111		58,959	0.31

	~~W~~	9,505,170	~~W~~	9,367,338	~~W~~	9,969	~~W~~	18,882,477	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Acceptances and guarantees, by customer, as of December 31, 2008, were as follows:

					Bills
By Customer	Confirmed		Unconfirmed		Endorsed		Total		Percentage (%)
	(In millions of Korean won)

Large corporations	~~W~~	6,277,922	~~W~~	7,718,398	~~W~~	—	~~W~~	13,996,320	73.47
Small and medium-sized corporations		2,806,636		2,196,761		—		5,003,397	26.26
Public sector and others		20,612		30,269		—		50,881	0.27

	~~W~~	9,105,170	~~W~~	9,945,428	~~W~~	—	~~W~~	19,050,598	100.00

Acceptances and guarantees, by industry, as of June 30, 2009, are as follows:

					Bills
By Industry	Confirmed		Unconfirmed		Endorsed		Total		Percentage (%)
	(In millions of Korean won)

Public sector	~~W~~	27,731	~~W~~	3,204,574	~~W~~	—	~~W~~	3,232,305	17.12
Financial institutions		1,248,009		73,778		—		1,321,787	7.00
Service		601,770		55,660		731		658,161	3.48
Manufacturing		5,778,624		5,208,646		5,491		10,992,761	58.22
Others		1,849,036		824,680		3,747		2,677,463	14.18

	~~W~~	9,505,170	~~W~~	9,367,338	~~W~~	9,969	~~W~~	18,882,477	100.00

Acceptances and guarantees, by industry, as of December 31, 2008, were as follows:

					Bills
By Industry	Confirmed		Unconfirmed		Endorsed		Total		Percentage (%)
	(In millions of Korean won)

Public sector	~~W~~	29,678	~~W~~	3,270,823	~~W~~	—	~~W~~	3,300,501	17.32
Financial institutions		1,360,012		106,720		—		1,466,732	7.70
Service		669,798		54,132		—		723,930	3.80
Manufacturing		5,212,696		5,870,621		—		11,083,317	58.18
Others		1,832,986		643,132		—		2,476,118	13.00

	~~W~~	9,105,170	~~W~~	9,945,428	~~W~~	—	~~W~~	19,050,598	100.00

Acceptances and guarantees, by country, as of June 30, 2009, are as follows:

By Country	Confirmed		Unconfirmed		Bills Endorsed		Total		Percentage(%)
	(In millions of Korean won)

Korea	~~W~~	8,501,836	~~W~~	9,367,338	~~W~~	9,969	~~W~~	17,879,143	94.69
Others		1,003,334		—		—		1,003,334	5.31

	~~W~~	9,505,170	~~W~~	9,367,338	~~W~~	9,969	~~W~~	18,882,477	100.00

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Acceptances and guarantees, by country, as of December 31, 2008, were as follows:

					Bills
By Country	Confirmed		Unconfirmed		Endorsed		Total		Percentage (%)
	(In millions of Korean won)

Korea	~~W~~	7,980,784	~~W~~	9,945,428	~~W~~	—	~~W~~	17,926,212	94.10
Others		1,124,386		—		—		1,124,386	5.90

	~~W~~	9,105,170	~~W~~	9,945,428	~~W~~	—	~~W~~	19,050,598	100.00

Allowances for losses on acceptances and guarantees as of June 30, 2009, are as follows:

	Confirmed Acceptances				Unconfirmed
	and Guarantees				Acceptances and		Bills
	Won		Foreign Currencies		Guarantees		Endorsed		Total
	(In millions of Korean won)

Normal	~~W~~	2,401,178	~~W~~	6,844,165	~~W~~	8,861,793	~~W~~	9,962	~~W~~	18,117,098
Precautionary		5,831		220,416		354,661		7		580,915
Substandard		2,094		12,097		1,501		—		15,692
Doubtful		177		16,919		148,925		—		166,021
Estimated loss		889		1,404		458		—		2,751

	~~W~~	2,410,169	~~W~~	7,095,001	~~W~~	9,367,338	~~W~~	9,969	~~W~~	18,882,477
Allowances for losses		16,259		50,482		86,166		88		152,995

Ratio (%)		0.67		0.71		0.92		0.87		0.81

Allowances for losses on acceptances and guarantees as of December 31, 2008, were as follows:

	Confirmed Acceptances				Unconfirmed
	and Guarantees				Acceptances and		Bills
	Won		Foreign Currencies		Guarantees		Endorsed		Total
	(In millions of Korean won)

Normal	~~W~~	2,486,630	~~W~~	6,383,226	~~W~~	9,644,053	~~W~~	—	~~W~~	18,513,909
Precautionary		1,022		150,550		196,372		—		347,944
Substandard		1,291		9,258		4,702		—		15,251
Doubtful		114		70,998		96,942		—		168,054
Estimated loss		444		1,637		3,359		—		5,440

	~~W~~	2,489,501	~~W~~	6,615,669	~~W~~	9,945,428	~~W~~	—	~~W~~	19,050,598
Allowances for losses		15,682		57,004		49,760		—		122,446

Ratio (%)		0.63		0.86		0.50		—		0.64

The ratios of allowances for losses on acceptances and guarantees as of June 30, 2009 and December 31, 2008, 2007 and 2006, are as follows:

	Guarantees and
	Acceptances
	and Others		Allowance		Percentage (%)
	(In millions of Korean won)

June 30, 2009	~~W~~	18,882,477	~~W~~	152,995	0.81
December 31, 2008		19,050,598		122,446	0.64
December 31, 2007		9,242,497		36,512	0.40
December 31, 2006		5,013,281		18,772	0.37

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

15.	Other Allowances

Details of other allowances as of June 30, 2009 and December 31, 2008, are as follows:

	2009
	Beginning		Increase		Decrease		Ending
	(In millions of Korean won)

Mileage rewards	~~W~~	111,011	~~W~~	75,670	~~W~~	59,511	~~W~~	127,170
Line of credit to SPCs (Note 19)		2,367		80		2,107		340
Dormant accounts		10,346		6,023		7,455		8,914
Unfunded commitments		537,787		3,321		197		540,911
Litigations and others		41,825		25,733		14,047		53,511

	~~W~~	703,336	~~W~~	110,827	~~W~~	83,317	~~W~~	730,846

	2008
	Beginning		Increase		Decrease		Ending

Mileage rewards	~~W~~	100,828	~~W~~	120,099	~~W~~	109,916	~~W~~	111,011
Line of credit to SPCs (Note 19)		2,466		—		99		2,367
Dormant accounts		42,662		14,427		46,743		10,346
Unfunded commitments		539,051		9,502		10,766		537,787
Litigations and others		60,761		26,293		45,229		41,825

	~~W~~	745,768	~~W~~	170,321	~~W~~	212,753	~~W~~	703,336

The unfunded commitments for other allowances amount to ~~W~~80,499,455 million and ~~W~~79,650,031 million as of June 30, 2009 and December 31, 2008, respectively.

16.	Miscellaneous Liabilities

Details of miscellaneous liabilities as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Suspense payable	~~W~~	64,322	~~W~~	30,016
Borrowings for others’ business		15,375		10,404
Prepaid card and debit card liabilities		21,350		19,635
Security subscription deposits		47,122		39,353
Income tax payable (Note 24)		215,124		123,530
Others		2,249		2,579

	~~W~~	365,542	~~W~~	225,517

17.	Shareholders’ Equity

Capital stock

The Bank is authorized to issue 1 billion shares of common stock at a par value of ~~W~~5,000 per share. As of June 30, 2009, 496,379,116 shares are issued and outstanding amounting to ~~W~~2,481,896 million. As of June 30, 2009, the Bank’s shares are 100% owned by the KB Financial Group Inc.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

As a result of the legal consolidation with H&CB, the registered shareholders of both the former Kookmin Bank and H&CB, as of October 31, 2001, received 179,775,233 shares and 119,922,229 shares, respectively. The Bank’s shares were distributed based on an exchange ratio of one share of the Bank for every 1.688346 shares of former Kookmin Bank and for every one share of H&CB. These shares were listed on the Korea Exchange (formerly Korea Stock Exchange) on November 9, 2001. Furthermore, the merger with Kookmin Credit Co., Ltd. resulted in an additional issuance of 8,120,431 common shares.

The Bank issued 60,000,000 shares of common stock at par value in accordance with a resolution of the Board of Directors on March 9, 2009, the payment for which was received on March 26, 2009.

Capital surplus

Details of capital surplus as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Gain on business combination	~~W~~	397,669	~~W~~	397,669
Revaluation increment		177,229		177,229
Others		40,716		40,716

	~~W~~	615,614	~~W~~	615,614

The gain on business combination is due to the difference between the business combination consideration and the net assets value acquired from the merger with KLB on December 31, 1998.

Retained earnings

Details of the appropriations of retained earnings in accordance with resolution of the shareholders’ dated March 25, 2009, are as follows:

	Amount
	(In millions of Korean won)

Retained earnings before appropriations
Retained earnings carried forward from prior period	~~W~~	33
Effect of applying the equity method		(13,227)
Net income		1,510,784

		1,497,590
Transfer from retained earnings		359,525

		1,857,115

Appropriations
Legal reserves		151,100
Voluntary reserves		1,706,000

		1,857,100

Unappropriated retained earnings carried forward to subsequent period	~~W~~	15

Pursuant to Article 40 of the Banking Act, the Bank appropriates no less than 10% of net income until the reserve reaches the total amount of paid-in capital, each time it declares dividends. The reserves can only be transferred to capital stock or be used to reduce deficit. Also, with regard to the Tokyo branch, the Bank appropriates 10% of the Branch’s net income as other reserves in accordance with the Banking Law of Japan.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

In 2002, the Finance Supervisory Service recommended that banks appropriate at least 10% of their annual net income which exceed accumulated deficit as reserves for financial structure improvement until their capital ratio equals 5.5%. Pursuant to such recommendation, the Bank appropriated ~~W~~55,600 million in 2004 in voluntary reserves which can only be used to reduce deficit or be transferred to capital.

Accumulated other comprehensive income

Changes in accumulated other comprehensive income for the six-month period ended June 30, 2009 and the year ended December 31, 2008, are as follows:

	2009
					Disposal
	Beginning		Changes		(Realization)		Ending
	(In millions of Korean won)

Gain (loss) on valuation of available-for-sale securities	~~W~~	(415,823)	~~W~~	358,179	~~W~~	(129,982)	~~W~~	(187,626)
Gain (loss) on valuation of held-to-maturity securities		29		—		(6)		23
Gain (loss) on valuation of equity method investments		(32,799)		13,368		4,650		(14,781)
Gains on revaluation of property and equipment		893,856		—		(568)		893,288

	~~W~~	445,263	~~W~~	371,547	~~W~~	(125,906)	~~W~~	690,904

	2008
					Disposal
	Beginning		Changes		(Realization)		Ending
	(In millions of Korean won)

Gain (loss) on valuation of available-for-sale securities	~~W~~	365,330	~~W~~	(788,956)	~~W~~	7,803	~~W~~	(415,823)
Gain (loss) on valuation of held-to-maturity securities		42		—		(13)		29
Gain (loss) on valuation of equity method investments		(19,926)		(41,002)		28,129		(32,799)
Gains on revaluation of property and equipment		—		893,856		—		893,856

	~~W~~	345,446	~~W~~	63,898	~~W~~	35,919	~~W~~	445,263

18.	Share-based Payments

The Bank granted share-based payments to employees and executives, including the president, several times. When the stock options are exercised, the Bank has the option to settle either by issuance of new shares or treasury stock or by payment of cash equivalent to the difference between the market price and the exercise price. Pursuant to the resolution of the Board of Directors on August 23, 2005, that the Bank shall change its method of settlement to cash settlement from stock settlement after all the remaining treasury stock are issued. The Bank settles the stock options by cash after all the remaining treasury stock were issued and accounts for it accordingly. The shares to be issued when the stock options are exercised have been exchanged to the shares of KB Financial Group Inc. from shares of the Bank after the establishment of KB Financial Group Inc. on September 29, 2008. In accordance with SKAS No. 22, Share-based Payments, the compensation cost of stock options granted before the effective date of SKAS No. 22, Share-based Payments, is measured using the intrinsic value method under the Interpretations on

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Financial Accounting Standards 39-35, Accounting for Stock Options, and the compensation cost of stock options granted after the effective date of SKAS No. 22, are measured using the fair value method.

Details of the stock options as of June 30, 2009, are as follows:

		Exercise Period
	Grant Date	(Years)	Shares Granted(1)	Grant Conditions

Stock Options
Series 7	01.11.16	8	150,000	Offer service: 3 year
Series 8-1(3)	02.03.22	8	46,000	Offer service: 1 year, 3 years
Series 8-2(4)	02.03.22	8	330,000	Offer service: 1 year, 3 years
Series 9(4)	02.07.26	8	30,000	Offer service: 3 years
Series 10-1(3)	03.03.21	8	60,000	Offer service: 3 years
Series 10-2(4)	03.03.21	8	120,000	Offer service: 3 years
Series 11(4)	03.08.27	8	30,000	Offer service: 3 years
Series 12(4)	04.02.09	8	60,000	Offer service: 1 year
Series 13-1(3)	04.03.23	8	20,000	Offer service: 1 year
Series 14(3),(4)	04.11.01	8	700,000	Offer service: 3 years(6)
Series 15-1(3)	05.03.18	8	165,000	Offer service: 3 years
Series 15-2(4)	05.03.18	8	750,000	Offer service: 3 years
Series 16(4)	05.04.27	8	15,000	Offer service: 3 years
Series 17(4)	05.07.22	8	30,000	Offer service: 3 years
Series 18(4)	05.08.23	8	15,000	Offer service: 3 years
Series 19(2)	06.03.24	8	930,000	Offer service: 1 year, 2 years, 3 years
Series 20(2)	06.04.28	8	30,000	Offer service: 3 years
Series 21(2)	06.10.27	8	20,000	Offer service: 2 years
Series 22(2)	07.02.08	8	885,000	Offer service: 1 year, 3 years
Series 23(2)	07.03.23	8	30,000	Offer service: 3 years
Series Kookmin Credit Card -1(5)	01.03.22	10	22,146	Offer service: 1 year
Series Kookmin Credit Card -2(3),(5)	02.03.29	9	9,990	Offer service: 2 years

			4,448,136

Stock Grants(11)		—
Series 1	07.11.01	—	63,450	Offer service: 3 years(7)
	08.01.01
	~
Series 2 ~ 6	08.03.19	—	91,442	Offer service: 2 years(8)
Series 7	08.03.20	—	17,584	Offer service: 3 years(7),(9)
Series 9	08.06.23	—	3,840	Offer service: 2 years(8)
	08.09.11
	~
Series 10 ~ 11	08.09.20	—	16,515	Offer service: 2 years(8)
Series 12	08.09.29	—	1,900	Offer service: 1 years(9)
Series 13	08.10.18	—	7,950	Offer service: 3 years(8),(12)
Series 14	08.12.29	—	113,316	Offer service: 2 years(10)
Series 15	09.03.25	—	10,600	Offer service: 2 years(10)

			326,597

			4,774,733

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

(1)	Shares granted represent the total number of shares initially granted to each employee and executive whose options have not been exercised at the current statement of financial position date.

(2)	The exercise price is based on the rate of increase of the aggregate market value of major competitors at the statement of financial position date.

(3)	The exercise price is based on the rate of increase in the stock price index of the banking industry at the statement of financial position date. For the Series Kookmin Credit Card -2, the exercise price is based on the rate of increase in the stock price index of the banking industry and the stock price index at the statement of financial position date.

(4)	The vest of stock option and the number of exercisable shares are determined by the results of performance rating of the grantee during the contractual service period from the grant date.

(5)	The Bank assumed the stock options granted by Kookmin Credit Card Co., Ltd. whose exercise price and number of shares were adjusted in proportion to the merger ratio.

(6)	The 300,000 shares have vesting condition of achieving the targeted ROE; 200,000 shares have vesting condition of achieving targeted BIS ratio; 200,000 shares have vesting condition of achieving targeted return on shareholders’ equity.

(7)	Based on each vesting condition, the number of shares to be compensated is based on the following: 25% of granted shares have targeted assets growth rate, 25% of granted shares have targeted ROA and 50% of granted shares have targeted relative TSR.

(8)	Based on each vesting condition, the number of shares to be compensated is based on the following: 30% of granted shares have targeted KPI, 30% of granted shares have targeted financial result of the Bank, and 40% of granted shares have targeted relative TSR.

(9)	The number of shares to be compensated is fixed regardless of performance.

(10)	For Series 14 and 15, the number of shares to be granted is subject to change depending on the Bank.

(11)	Under the stock grant, the maximum number of shares to be compensated is predetermined on grant date, where the actual number of shares to be compensated is based on the achievement of the targeted performance. As of June 30, 2009, 289,033 shares are expected to vest after contractual service period.

(12)	The Bank is in the process of cancelling the existing contracts and entering into new contracts as of June 30, 2009.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Changes in the number of granted shares and the weighted average exercise price of shares, excluding stock grants, for the six-month period ended June 30, 2009, are as follows:

								Remaining
					Exercise			Period to
	Granted Shares				Price per			Maturity
	Beginning	Exercised	Expired	Ending	Share			(Years)
		(In shares)

Series 2	46,494	43,523	2,971	—	~~W~~	—		—
Series 7	75,000	—	—	75,000		51,200		0.38
Series 8-1	24,942	—	—	24,942		57,100		0.73
Series 8-2	196,831	—	—	196,831		57,100		0.73
Series 9	23,899	—	—	23,899		58,800		1.07
Series 10-1	40,063	—	—	40,063		47,360		1.72
Series 10-2	67,993	—	—	67,993		35,500		1.72
Series 11	5,091	—	—	5,091		40,500		2.16
Series 12	54,250	—	—	54,250		46,100		2.61
Series 13-1	20,000	—	—	20,000		48,650		2.73
Series 14	610,000	—	—	610,000		50,600		3.34
Series 15-1	125,362	—	—	125,362		54,656		3.72
Series 15-2	509,044	—	—	509,044		46,800		3.72
Series 16	8,827	—	—	8,827		45,700		3.83
Series 17	29,441	—	—	29,441		49,200		4.06
Series 18	7,212	—	—	7,212		53,000		4.15
Series 19	753,695	—	—	753,695		77,056		4.73
Series 20	25,613	—	—	25,613		81,900		4.83
Series 21	18,987	—	—	18,987		76,600		5.33
Series 22	766,115	—	2,001	764,114		77,100		5.61
Series 23	15,246	—	—	15,246		84,500		5.73
Series Kookmin Credit Card -1	22,146	—	—	22,146		71,538		1.73
Series Kookmin Credit Card -2	9,990	—	—	9,990		129,100		1.75

	3,456,241	43,523	4,972	3,407,746	~~W~~	62,910	(1)	3.94	(2)

(1)	Average exercise price per share weighted by granted shares.

(2)	Average remaining period weighted by granted shares.

The weighted average stock price per share of the exercised shares for the six-month period ended June 30, 2009, is ~~W~~30,486.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Changes in number of granted shares and the weighted average exercise price per share, excluding stock grant, for the year ended December 31, 2008, were as follows:

								Remaining
					Exercise			Period to
	Granted Shares				Price per			Maturity
	Beginning	Exercised	Expired	Ending	Share			(Years)
	(In shares)

Series 2	69,723	23,229	—	46,494	~~W~~	28,027		0.20
Series 7	75,000	—	—	75,000		51,200		0.88
Series 8-1	28,263	3,321	—	24,942		57,100		1.22
Series 8-2	196,831	—	—	196,831		57,100		1.22
Series 9	23,899	—	—	23,899		58,800		1.57
Series 10-1	40,063	—	—	40,063		47,360		2.22
Series 10-2	70,993	3,000	—	67,993		35,500		2.22
Series 11	5,091	—	—	5,091		40,500		2.65
Series 12	54,250	—	—	54,250		46,100		3.11
Series 13-1	20,000	—	—	20,000		48,800		3.23
Series 14	610,000	—	—	610,000		50,600		3.84
Series 15-1	125,362	—	—	125,362		54,656		4.21
Series 15-2	518,194	—	9,150	509,044		46,800		4.21
Series 16	8,827	—	—	8,827		45,700		4.32
Series 17	30,000	—	559	29,441		49,200		4.56
Series 18	7,212	—	—	7,212		53,000		4.65
Series 19	930,000	—	176,305	753,695		77,056		5.23
Series 20	30,000	—	4,387	25,613		81,900		5.33
Series 21	20,000	—	1,013	18,987		76,600		5.82
Series 22	885,000	—	118,885	766,115		77,100		6.11
Series 23	30,000	—	14,754	15,246		84,500		6.23
Series Kookmin Credit Card -1	22,146	—	—	22,146		71,538		2.22
Series Kookmin Credit Card -2	9,990	—	—	9,990		129,100		2.24

	3,810,844	29,550	325,053	3,456,241	~~W~~	61,837	(1)	4.38	(2)

(1)	Average exercise price per share weighted by granted shares.

(2)	Average remaining period weighted by granted shares.

The weighted average stock price per share of the shares exercised for the year ended December 31, 2008, was ~~W~~57,858.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Series 22 and Series 23 are measured at fair value based on the Black-Scholes Model, and the factors used in determining the fair values are as follows:

										Fair
	Stock		Exercise		Expected				Risk	Value
	Price per		Price per		Stock Price	Maturity	Expected		Free	per
Series	Share		Share		Volatility (%)	(Years)	Dividends		Rate (%)	Share

Unconfirmed
Series 22-1 (director)	~~W~~	42,400	~~W~~	77,100	36.87	2.79	~~W~~	3,119	3.07	~~W~~	2,853
Series 22-2 (employee)		42,400		77,100	36.21	3.58		3,949	3.16		3,734
Confirmed
Series 22-1 (director)		42,400		77,100	47.70	2.79		3,058	4.16		5,663
Series 22-2 (employee)		42,400		77,100	46.06	3.58		3,852	4.30		6,831
Series 23		42,400		84,500	46.91	2.91		3,180	4.16		4,897

The expected weighted average exercise period was separately estimated for directors and employees in order to reflect the possibility of an early exercise. The historical stock price volatility during the respective expected exercise period was applied to the calculation of the expected stock price volatility. Also, the cross volatility of stock price between KB Financial Group Inc. (the Bank before October 10, 2008) and competitors was applied to reflect the fluctuation of the exercise price by stock price of competitors.

Stock grants vested to employees and executives are measured on the basis of fair value using Monte-Carlo Simulation Model. Assumptions used under the Monte-Carlo Simulation Model are summarized as follows:

	Expected		Fair Value		Fair Value
	Exercise		(Market		(Non-Market
	Period	Risk Free	Performance		Performance
Series	(Years)	Rate(%)	Condition)		Condition)

Series 1	1.34	3.16	~~W~~	20,991	~~W~~	41,189
Series 2	0.51	2.95		—		42,179
Series 3	0.51	2.95		23,679		42,179
Series 4	0.55	2.95		25,086		42,135
Series 5	0.71	2.95		28,561		41,921
Series 6 (Confirmed)	0.72	2.95		—		41,915
Series 6 (Unconfirmed)	0.72	2.95		29,507		41,915
Series 7-1	1.72	3.39		—		40,748
Series 7-2	1.72	3.39		30,115		40,748
Series 9	0.98	2.95		24,964		41,607
Series 10	1.20	3.07		23,883		41,350
Series 11	1.22	3.09		21,351		41,322
Series 12	0.25	2.95		—		42,488
Series 13	2.30	3.74		18,825		40,088
Series 14	1.50	3.25		19,867		41,004
Series 15	1.73	3.39		16,308		40,732

Meanwhile, the Bank determined the fair value by using historical stock price volatility with the same period as the exercisable period for expected volatility and the current stock price of June 30, 2009, for the underlying asset price. Additionally, the average three-year historical dividend rate was used as expected dividend rate.

As of June 30, 2009 and December 31, 2008, the accrued expenses representing share-based payments amounted to ~~W~~6,830 million and ~~W~~2,656 million, respectively, and the intrinsic value of the vested share option

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

amounted to ~~W~~1,438 million and ~~W~~364 million, respectively. The compensation cost amounting to ~~W~~4,542 million was recorded as general and administrative expenses for the six-month period ended June 30, 2009, and the compensation cost amounting to ~~W~~7,013 million was reversed during the six-month period ended June 30, 2008.

19.	Commitments and Contingencies

(1) The Bank holds written-off loans, of which the claim to borrowers and guarantors have not been terminated, amounting to ~~W~~11,308,543 million and ~~W~~11,585,392 million as of June 30, 2009 and December 31, 2008, respectively.

(2) As of June 30, 2009 and December 31, 2008, the Bank recorded receivables amounting to ~~W~~5,041,410 million and ~~W~~4,560,352 million, respectively, and payables amounting to ~~W~~5,037,742 million and ~~W~~4,561,021 million, respectively, for unsettled foreign currency spot transactions, respectively.

(3) As of June 30, 2009 and December 31, 2008, the Bank has commitments to provide lines of credit of up to ~~W~~162,582 million and ~~W~~210,282 million, respectively, and to purchase commercial papers of up to ~~W~~633,400 million and ~~W~~1,129,300 million, respectively, with several special purpose companies(“SPC”). As of June 30, 2009 and December 31, 2008, under these commitments, extended loans amounted to ~~W~~395 million and ~~W~~2,210 million, respectively, and purchased commercial papers amounted to ~~W~~471,800 million as of December 31, 2008. The Bank has credit preservation procedures, such as special agreements for repurchase, trust guarantees, cash and securities reservation and so on, in cases when the Bank becomes obligated to make payments in accordance with these commitments. The expected loss from the commitments amounting to ~~W~~340 million and ~~W~~2,367 million as of June 30, 2009 and December 31, 2008, respectively, is recorded as other allowances. In addition, unused credit in foreign currency amounts to ~~W~~9,505,636 million and ~~W~~10,043,623 million, and the unused credit, excluding the unused line of credit subject for other allowances, amounts to ~~W~~848,217 million and ~~W~~935,458 million as of June 30, 2009 and December 31, 2008, respectively.

(4) On December 17, 2008, the Bank agreed to subscribe ~~W~~1,037,826 million in private indirect reinvestment trusts for the stabilization of bond markets. The Bank subscribed ~~W~~518,913 million during 2008 and the remaining amount to be subscribed is ~~W~~518,913 million as of June 30, 2009.

(5) The Bank has filed 81 lawsuits (excluding minor lawsuits in relation to the collection of loans or operating activities), as a plaintiff, involving the total claims of ~~W~~269,397 million and faces 188 lawsuits (excluding minor lawsuits in relation to the collection of loans or operating activities), as a defendant, involving the total damages of ~~W~~1,242,607 million, which arose in the normal course of the business and are still pending as of June 30, 2009.

The Korea Lottery Service Inc. (“KLS”) filed lawsuits against the Bank in relation to the commitment fees (3 cases with the total damages of ~~W~~599,713 million). However, in substance, the government (lottery fund) is responsible for the commitment fees. The Bank expects that the lawsuits would not affect its financial position even if the court rules in favor of the plaintiff. In the first case seeking damages of ~~W~~19,557 million, the Seoul High Court ordered the Bank to pay the commitment fee of ~~W~~4,495 million, related interest to KLS in the second trial. The third trial is currently pending at the Supreme Court as of June 30, 2009. In the second case seeking damages of ~~W~~445,877 million, the court ordered the Bank to pay the commitment fee of ~~W~~122,740 million and related interest to KLS in the first trial; the second trial is ongoing as of June 30, 2009. The third case seeking damages of ~~W~~134,279 million is currently ongoing in its first trial as of June 30, 2009.

The government filed a civil lawsuit against KLS, an accounting firm and the Bank (responsible party) seeking the total damages of ~~W~~320,800 million. The plaintiff contends that the excessive payment of lottery service commission fees were due to illegal act of the Bank’s employees and others. The court decided in favor of Bank in its first trial on April 23, 2009. Also, on June 25, 2009, the Supreme Court declared the Bank’s employees as not guilty in its third trial of the criminal lawsuit filed by the Korea Prosecutory Authorities against the Bank’s employees. However, the Korea Prosecutory Authorities appealed to the Supreme Court on the above decision on May 13, 2009. It is uncertain as to whether the Bank will be ultimately liable for the damages in the aforementioned lawsuit, and no estimate can be made of the amount of the potential liabilities as of June 30, 2009.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

In 2008, the government also filed a civil lawsuit against National Agricultural Cooperative Federation (“Nonghyup” or “NACF”) and the Bank for the return of ~~W~~116,646 million of commission fee, claiming that the commission fee related to the management of the National Housing Fund was unduly assessed. The court decided in favor of Bank on January 9, 2009. However, the government appealed to the High Court for second trial against the above decision on January 30, 2009 and currently the ultimate outcome of this lawsuit cannot yet be determined.

(6) The Bank entered into the credit card business cooperation agreements with Citibank Korea and Nonghyup. Accordingly, the revenue from credit card business operation is proportionately shared among each company.

(7) In 2008, the Bank purchased 29,972,840 outstanding shares of Joint Stock Company, Bank CenterCredit (Kazakhstan) from an existing shareholder, and additional new shares of 14,163,836 (including forfeited shares of 10,298,558). As a result, the Bank currently holds 30.55% (44,136,676 shares) of the total issued shares and plans to increase its percentage of shareholding to at least 50.1% within the following 30 months of initial purchase date.

(8) The face value of the securities sold to general customers through tellers’ sale amounts to ~~W~~201,788 million and ~~W~~257,340 million as of June 30, 2009 and December 31, 2008, respectively.

(9) In 2007, the Bank was subject to regular tax audit by the Seoul Regional Tax Office. Consequently, income taxes and others of ~~W~~438,975 million were imposed and paid. However, as of June 30, 2009, the Bank has filed a legal appeal against this.

(10) The Bank has filed a suit against the Korean Tax Authorities for revocation of refusal disposition on rectification of 2003 corporate tax. On July 9, 2009, the Supreme Court entered a judgment in favor of the Bank. Pursuant to the court’s judgment, the Bank will be refunded for about ~~W~~192,346 million, including ~~W~~98,869 million which is already recognized as deferred income tax assets.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

(11) Transaction details of derivative instruments as of June 30, 2009 and December 31, 2008, are as follows:

	2009(1)						2008(1)
Type	Trading		Hedge		Total		Trading		Hedge		Total
	(In millions of Korean won)

Interest rate
Futures	~~W~~	1,740,810	~~W~~	—	~~W~~	1,740,810	~~W~~	4,055,910	~~W~~	—	~~W~~	4,055,910
Swaps		82,851,369		4,690,768		87,542,137		78,597,620		5,359,799		83,957,419
Purchased options		3,350,000		—		3,350,000		3,250,000		—		3,250,000
Written options		3,406,589		—		3,406,589		3,585,476		—		3,585,476

		91,348,768		4,690,768		96,039,536		89,489,006		5,359,799		94,848,805

Currency
Forwards		40,456,976		651,039		41,108,015		60,980,820		793,597		61,774,417
Futures		1,305,696		—		1,305,696		1,428,414		—		1,428,414
Swaps		22,881,614		1,284,700		24,166,314		21,356,714		—		21,356,714
Purchased options(2)		4,162,825		—		4,162,825		7,173,716		—		7,173,716
Written options(2)		4,473,265		—		4,473,265		7,143,368		—		7,143,368

		73,280,376		1,935,739		75,216,115		98,083,032		793,597		98,876,629

Stock
Index futures		103,324		—		103,324		5,729		—		5,729
Purchased options		813,632		—		813,632		845,331		—		845,331
Written options		1,838,534		—		1,838,534		1,780,354		—		1,780,354
Swaps		391,742		—		391,742		495,524		—		495,524

		3,147,232		—		3,147,232		3,126,938		—		3,126,938

Other
Purchased commodity options		1,259		—		1,259		44,496		—		44,496
Written commodity options		1,251		—		1,251		43,389		—		43,389
Commodity forwards		13,411		—		13,411		120,397		—		120,397
Commodity swaps		—		—		—		957		—		957
Other derivatives		60,000		190,000		250,000		60,000		190,000		250,000

		75,921		190,000		265,921		269,239		190,000		459,239

	~~W~~	167,852,297	~~W~~	6,816,507	~~W~~	174,668,804	~~W~~	190,968,215	~~W~~	6,343,396	~~W~~	197,311,611

(1)	For transactions (excluding currency option transactions) between won and foreign currencies, unsettled amount of transaction is presented using the basic foreign exchange rate at statements of financial position date based on the contract amount in foreign currencies. For transactions (excluding currency option transactions) between foreign currencies and foreign currencies, unsettled amount of transaction is presented using the basic foreign exchange rate at statement of financial position date based on foreign currencies purchased.

(2)	For currency option transactions, unsettled amount of transaction is classified into either purchased currency options or written currency options based on trading of the right pursuant to the Accounting Guidelines’ Appendix 5 of the Financial Supervisory Commission in Republic of Korea. For transactions between won and foreign currencies,

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

unsettled amount of transaction is presented using the basic foreign exchange rate at statement of financial position date based on the contract amount in foreign currencies. For transactions between foreign currencies and foreign currencies, unsettled amount of transaction is presented using the basic foreign exchange rate at statement of financial position dates based on the currencies expected to be collected at maturity.

Details of fair valuation of derivative instruments and related gain or loss on valuation for the six-month period ended June 30, 2009, are as follows:

													Estimated
	Gain on Valuation (P/L)						Loss on Valuation (P/L)						Fair Value(b/s)
Type	Trading		Hedge		Total		Trading		Hedge		Total		Assets		Liabilities
	(In millions of Korean won)

Interest rate
Swaps	~~W~~	461,693	~~W~~	33,581	~~W~~	495,274	~~W~~	402,903	~~W~~	175,731	~~W~~	578,634	~~W~~	895,492	~~W~~	1,147,428
Purchased options		5,396		—		5,396		9,051		—		9,051		32,144		—
Written options		6,792		—		6,792		5,520		—		5,520		6		25,304

		473,881		33,581		507,462		417,474		175,731		593,205		927,642		1,172,732

Currency
Forwards		825,389		53,635		879,024		464,569		—		464,569		2,239,926		831,066
Swaps		343,148		—		343,148		406,703		105,232		511,935		1,321,539		2,432,040
Purchased options		35,375		—		35,375		51,088		—		51,088		603,027		—
Written options		73,468		—		73,468		13,799		—		13,799		—		313,177

		1,277,380		53,635		1,331,015		936,159		105,232		1,041,391		4,164,492		3,576,283

Stock
Purchased options		10,849		—		10,849		29,054		—		29,054		258,152		—
Written options		23,584		—		23,584		117,458		—		117,458		—		524,342
Swaps		88,639		—		88,639		15,431		—		15,431		9,041		71,598

		123,072		—		123,072		161,943		—		161,943		267,193		595,940

Other
Purchased commodity options		—		—		—		15		—		15		1		—
Written commodity options		10		—		10		—		—		—		—		6
Commodity forwards		1,319		—		1,319		1,248		—		1,248		1,319		1,247
Commodity swaps		—		—		—		—		—		—		—		—
Other derivatives		236		—		236		262		24,068		24,330		5,760		26,800

		1,565		—		1,565		1,525		24,068		25,593		7,080		28,053

	~~W~~	1,875,898	~~W~~	87,216	~~W~~	1,963,114	~~W~~	1,517,101	~~W~~	305,031	~~W~~	1,822,132	~~W~~	5,366,407	~~W~~	5,373,008

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Details of fair valuation of derivative instruments and related gain or loss on valuation for the year ended December 31, 2008, were as follows:

													Estimated
	Gain on Valuation (P/L)						Loss on Valuation (P/L)						Fair Value(b/s)
Type	Trading		Hedge		Total		Trading		Hedge		Total		Assets		Liabilities
	(In millions of Korean won)

Interest rate
Swaps	~~W~~	238,245	~~W~~	14,108	~~W~~	252,353	~~W~~	350,642	~~W~~	118,817	~~W~~	469,459	~~W~~	1,237,849	~~W~~	1,403,910
Purchased options		8,679		—		8,679		2,052		—		2,052		48,415		—
Written options		1,106		—		1,106		7,253		—		7,253		14		37,409

		248,030		14,108		262,138		359,947		118,817		478,764		1,286,278		1,441,319

Currency
Forwards		1,767,718		—		1,767,718		1,320,284		—		1,320,284		4,424,925		2,718,577
Swaps		425,953		—		425,953		1,042,325		—		1,042,325		1,303,579		2,585,051
Purchased options		345,843		—		345,843		8,255		—		8,255		1,046,702		—
Written options		23,946		—		23,946		157,015		—		157,015		—		597,169

		2,563,460		—		2,563,460		2,527,879		—		2,527,879		6,775,206		5,900,797

Stock
Purchased options		87,206		—		87,206		24,188		—		24,188		290,548		—
Written options		60,779		—		60,779		10,831		—		10,831		—		481,922
Swaps		7,034		—		7,034		21,156		—		21,156		16,963		181,682

		155,019		—		155,019		56,175		—		56,175		307,511		663,604

Other
Purchased commodity options		159		—		159		953		—		953		590		—
Written commodity options		1,289		—		1,289		156		—		156		—		573
Commodity forwards		6,386		—		6,386		5,576		—		5,576		16,381		15,846
Commodity swaps		450		—		450		415		—		415		1,295		1,281
Other derivatives		9,932		—		9,932		9,954		26,089		36,043		7,613		9,594

		18,216		—		18,216		17,054		26,089		43,143		25,879		27,294

	~~W~~	2,984,725	~~W~~	14,108	~~W~~	2,998,833	~~W~~	2,961,055	~~W~~	144,906	~~W~~	3,105,961	~~W~~	8,394,874	~~W~~	8,033,014

The Bank uses various derivative instruments for trading activities and hedging activities, such as foreign exchange risks, interest rate risks in relation to securities and debentures and risks in interest rate changes of customers. The unsettled notional amount and the valuation gain or loss for hedging transactions are accounted for pursuant to the Interpretations on Financial Accounting Standards 53-70, Accounting for Derivative Instruments.

Derivative instruments for subordinated bonds in won, structured bonds, structured deposits, off-shore financial bonds and equity method investments in foreign currency are accounted for as fair value hedges. The Bank recognized ~~W~~234,688 million and ~~W~~132,795 million as gain on valuation of fair value hedged items and ~~W~~187,634 million and ~~W~~11,681 million of loss on valuation of fair value hedged items for the six-month periods ended June 30, 2009 and 2008, respectively. In addition, the interest rate swap and the currency forwards cover the fair value changes of the hedged items resulting from the fluctuation in interest and exchange rate. The difference between the net amount of the valuation gain (loss) on the interest rate swap and the currency forwards designated as the fair value hedging instrument and structured bonds and equity method investments in foreign currency as the

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

hedged items, and the spot and forward exchange rates, excluded in the valuation of the hedging effect, amounting to ~~W~~(-)188,259 million, is an ineffective portion of hedging.

Details of the credit default swap as of June 30, 2009, are as follows:

			Credits
Type	Amount	Reference Entity	Grades
	(In millions of Korean won)

Credit Default Swap	3,000	Domestic large corporations	A
Credit Default Swap	100,000	Domestic large corporations	AAA
Credit Default Swap	100,000	Domestic large corporations	AAA
Credit Default Swap	256,940	Domestic financial institutions	AAA

Loss can be incurred in relation to the sales of the credit default swap in case of the credit events such as the default of the reference entity.

20.	Assets and Liabilities Denominated in Foreign Currencies

Significant assets and liabilities denominated in foreign currencies as of June 30, 2009 and December 31, 2008, are as follows:

	2009				2008
	USD		KRW		USD		KRW
	Equivalent(2)		Equivalent		Equivalent(2)		Equivalent
	(In thousands)		(In millions)		(In thousands)		(In millions)

Assets
Foreign currencies	US$	247,926	~~W~~	318,511	US $	216,716	~~W~~	272,521
Due from banks in foreign
currencies		440,303		565,658		1,007,478		1,266,904
Securities in foreign currencies		1,348,419		1,732,312		1,519,138		1,910,316
Loans in foreign currencies(1)		7,815,443		10,040,501		8,871,077		11,155,379
Bills bought in foreign currencies		1,617,695		2,078,252		2,190,012		2,753,940
Call loans in foreign currencies		688,004		883,879		212,574		267,312
Liabilities
Deposits in foreign currencies	US$	2,476,120	~~W~~	3,181,071	US$	2,252,158	~~W~~	2,832,089
Borrowings in foreign currencies		4,900,175		6,295,255		6,649,214		8,361,387
Call money in foreign currencies		2,026,176		2,603,029		1,761,857		2,215,535
Debentures in foreign currencies		3,660,731		4,702,941		2,958,229		3,719,973
Foreign currency bills payable		125,304		160,979		53,325		67,056

(1)	Includes domestic import usance bills.

(2)	Foreign currencies other than U.S. dollars were translated into U.S. dollars at the basic exchange rates at the statement of financial position dates.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

21.	Interest Income and Expenses

Average balance of the interest-bearing assets and liabilities, and related interest income and expenses as of and for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009					2008
			Interest		Interest			Interest		Interest
	Average		Income		Rate	Average		Income		Rate
	Balance		/Expenses		(%)	Balance		/Expenses		(%)
	(In millions of Korean won)					(In millions of Korean won)

Interest income
Due from banks(1)	~~W~~	780,201	~~W~~	6,297	1.63	~~W~~	234,432	~~W~~	1,460	1.25
Securities		31,618,248		760,849	4.85		30,558,209		834,184	5.47
Loans		206,877,901		6,735,262	6.57		183,628,658		6,945,557	7.59

	~~W~~	239,276,350	~~W~~	7,502,408	6.32	~~W~~	214,421,299	~~W~~	7,781,201	7.28

Interest expense
Deposits	~~W~~	164,728,759	~~W~~	2,948,915	3.61	~~W~~	148,770,380	~~W~~	2,931,120	3.95
Borrowings		59,841,881		1,407,597	4.74		52,788,863		1,367,224	5.19

	~~W~~	224,570,640	~~W~~	4,356,512	3.91	~~W~~	201,559,243	~~W~~	4,298,344	4.28

(1)	Excluding the average balance and interest income of reserve deposits with Bank of Korea.

22.	General and Administrative Expenses

Details of general and administrative expenses included in the computation of value added for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Salaries	~~W~~	707,260	~~W~~	833,613
Provision for severance benefits		78,151		89,389
Severance benefits for voluntary resignation		—		871
Other employee benefits		253,891		267,567
Rent expenses		83,284		77,397
Depreciation		142,778		144,727
Taxes and dues		72,364		80,630

	~~W~~	1,337,728	~~W~~	1,494,194

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Other general and administrative expenses for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Communication	~~W~~	25,002	~~W~~	24,399
Electricity and utilities		9,894		8,515
Publication		10,396		12,000
Repairs maintenance		9,063		7,185
Vehicle		18,419		15,468
Travel		1,534		2,455
Training		10,987		16,590
Service fees		48,378		46,978
Others		48,524		46,320

	~~W~~	182,197	~~W~~	179,910

23.	Non-operating Revenue and Expenses

Non-operating revenue and expenses for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Non-operating revenue
Gain on valuation of equity method investments (Note 4)	~~W~~	11,476	~~W~~	57,180
Gain on disposal of property and equipment		1,207		3,448
Reversal of impairment on property and equipment (Note 8)		12		—
Rental income		2,033		1,566
Others		137,266		78,348

	~~W~~	151,994	~~W~~	140,542

Non-operating expenses
Loss on valuation of equity method investments (Note 4)	~~W~~	17,194	~~W~~	306
Loss on disposal of property and equipment		722		597
Impairment loss on property and equipment (Note 8)		4,255		1,374
Impairment loss on equity method investments (Note 4)		100,352		—
Others		48,941		51,539

	~~W~~	171,464	~~W~~	53,816

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

24.	Income Tax

The reconciliation between income before income tax and taxable income pursuant to Korean Corporate Income Tax Law for the six-month periods ended June 30, 2009 and 2008, follows:

	2009				2008
	(In millions of Korean won)

Income before income tax			~~W~~	402,665			~~W~~	1,768,978
Taxable and non-deductible items
Temporary differences	~~W~~	4,218,363			~~W~~	2,265,575
Permanent differences		596,307		4,814,670		418,380		2,683,955

Deductible and non-taxable items Temporary differences		(3,998,661)				(2,178,601)
Permanent differences		(269,045)		(4,267,706)		(541,950)		(2,720,551)

Taxable income			~~W~~	949,629			~~W~~	1,732,382

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Changes in cumulative temporary differences for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009
	Beginning(1)		Deduction		Addition		Ending
	(In millions of Korean won)

Deductible temporary differences
Other allowances	~~W~~	728,126	~~W~~	703,336	~~W~~	730,846	~~W~~	755,636
Property and equipment impairment losses		20,508		20,508		17,737		17,737
Interest on ELD		14,520		6,093		11,279		19,706
Stock options		626		626		2,892		2,892
Allowances for losses on acceptances and guarantees		122,446		122,446		152,995		152,995
Present value discount		553		553		480		480
Dividends from SPC		212,783		—		—		212,783
Allowance for repurchase of SPC		80,204		—		—		80,204
Others		2,890,274		2,117,980		1,613,150		2,385,444

		4,070,040	~~W~~	2,971,542	~~W~~	2,529,379		3,627,877

Exclusion from deferred income tax assets(2)
Stock options		626						2,892
Other allowances		438						344
Dividends from SPC		212,783						212,783
Allowance for repurchase of SPC		80,204						80,204
Others		(2,034)						119,958

		3,778,023						3,211,696
Statutory tax rate		24.2%,22.0%						24.2%,22.0%

Deferred income tax assets		870,898						743,667

Taxable temporary differences
Gain on fair value hedged items	~~W~~	181,131	~~W~~	181,131	~~W~~	(37,432)	~~W~~	(37,432)
Accrued interest		(249,532)		(179,537)		(4,511)		(74,506)
Deferred loan organization fee and cost		(187,399)		(187,399)		(180,616)		(180,616)
Advanced depreciation provisions		(504,379)		—		—		(504,379)
Gain on fair value hedges		(856,360)		(887,574)		(421,492)		(390,278)
Goodwill		(143,634)		(39,173)		—		(104,461)
Asset revaluation		(1,145,969)		(728)		—		(1,145,241)
Others		(598,143)		(309,901)		(117,265)		(405,507)

		(3,504,285)	~~W~~	(1,423,181)	~~W~~	(761,316)		(2,842,420)

Exclusion from deferred income tax liabilities
Goodwill		(143,633)						(104,461)

		(3,360,652)						(2,737,959)
Statutory tax rate(3)		24.2%, 22.0%						24.2%, 22.0%

Deferred income tax liabilities		(761,712)						(612,593)

Net deferred income tax assets	~~W~~	109,186					~~W~~	131,074

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

(1)	The adjustment based on the final tax return was reflected in the beginning balance of deferred income tax assets.

(2)	Deductible temporary differences related to stock options of ~~W~~2,892 million, other allowance of ~~W~~344 million, dividends from SPC of ~~W~~212,783 million, allowance for repurchase of SPC of ~~W~~80,204 million and others of ~~W~~119,958 are not realizable in the future; therefore, these were not recognized as deferred income tax assets as of June 30, 2009.

(3)	As a result of changes in the statutory tax rate from 27.5% to 24.2% in 2009 and to 22.0% thereafter, the balances of the deferred income tax assets and liabilities have been recalculated.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

	2008
	Beginning(1)		Deduction		Addition		Ending
	(In millions of Korean won)

Deductible temporary differences
Other allowances	~~W~~	770,558	~~W~~	745,768	~~W~~	733,520	~~W~~	758,310
Property and equipment impairment losses		16,366		16,366		16,784		16,784
Interest on ELD		14,870		11,893		4,744		7,721
Stock options		38,301		38,301		28,961		28,961
Allowance for possible losses on acceptances and guarantees		36,512		36,512		53,952		53,952
Loss on valuation of derivatives		225,020		202,245		162,450		185,225
Present value discount		1,292		1,292		492		492
Dividends from SPC		202,430		—		3,235		205,665
Allowance for repurchase of SPC		80,204		—		—		80,204
Others		939,419		372,401		388,024		905,042

		2,324,972	~~W~~	1,424,778	~~W~~	1,342,162		2,242,356

Exclusion from deferred income tax assets(2)
Other allowances		512						443
Dividends from SPC		202,430						205,666
Allowance for repurchase of SPC		80,204						80,204
Others		80,972						113,642

		1,960,854						1,842,401
Statutory tax rate		27.5%						27.5%

Deferred income tax assets		539,235						506,660

Taxable temporary differences
Gain on fair value hedges		(258,048)	~~W~~	(258,048)	~~W~~	(370,261)		(370,261)
Accrued interest		(475,550)		(377,989)		(145,846)		(243,407)
Deferred loan organization fee and cost		(178,858)		(178,858)		(183,371)		(183,371)
Goodwill		(221,978)		(39,173)		—		(182,805)
Others		(526,344)		(69,345)		(54,345)		(511,344)

		(1,660,778)	~~W~~	(923,413)	~~W~~	(753,823)		(1,491,188)

Exclusion from deferred income tax liabilities
Goodwill		(221,978)						(182,806)
Others		(82,464)						(85,918)

		(1,356,336)						(1,222,464)
Statutory tax rate		27.5%						27.5%

Deferred income tax liabilities		(372,992)						(336,178)

Net deferred income tax assets	~~W~~	166,243					~~W~~	170,482

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

(1)	The adjustment based on the final tax return was reflected in the beginning balance of deferred income tax assets.

(2)	Other allowances amounting to ~~W~~443 million, dividends from SPC amounting to ~~W~~205,665 million, allowance for repurchase of SPC amounting to ~~W~~80,204 million and others amounting to ~~W~~113,642 million in deductible temporary differences are not recoverable in the future; therefore these were not recognized as deferred income tax assets as of June 30, 2008.

Income tax payable and income tax refund receivable as of June 30, 2009 and December 31, 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Income tax refund receivable	~~W~~	4,045	~~W~~	434,855
Income tax payable(1)		216,975		557,066

Net income tax payable (Note 16)	~~W~~	212,930	~~W~~	122,211

(1)	Net income tax payable, such as income tax expense of overseas branch, excludes income tax payable of ~~W~~2,195 million and ~~W~~1,319 million as of June 30, 2009 and December 31, 2008, respectively, which is not to be offset against income tax refund receivable.

Income tax expense for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Income tax currently payable(1)	~~W~~	112,313	~~W~~	470,806
Changes in deferred income tax assets		(21,888)		(4,239)
Income tax expense of overseas branches		2,822		2,746

Total income tax effect		93,247		469,313
Income tax expense or benefit allocated directly to shareholders’ equity		(77,423)		23,812

	~~W~~	15,824	~~W~~	493,125

(1)	Income tax currently payable for the six-month period ended June 30, 2009, includes additional income tax refund receivable of ~~W~~104,662 million, while that for the six-month period ended June 30, 2008, included additional income tax ~~W~~2,054 million and income tax refund receivable of ~~W~~7,529 million.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Reconciliation between income before income tax and income tax expense for the six-month periods ended June 30, 2009 and 2008, follows:

	2009		2008
	(In millions of Korean won)

Income before income tax	~~W~~	402,665	~~W~~	1,768,978

Tax amount(1)	~~W~~	97,433	~~W~~	486,462
Reconciliation items
Non-taxable income		(2,034)		(5,176)
Non-deductable expense		3,062		4,048
Tax credit		(13,776)		(165)
Non-recoverable temporary differences		40,633		10,510
Additional income taxes for prior year (refund of prior year’s income tax)		(104,662)		(5,475)
Income tax expense of overseas branches		2,821		2,746
Tax rate changes(2)		(8,549)
Others		896		175

Income tax expense	~~W~~	15,824	~~W~~	493,125

Effective tax rates		3.93%		27.88%

(1)	Income before income tax multiplied by statutory income tax rate, including resident tax surcharges of 12.1% for less than ~~W~~200 million, and 24.2% for more than ~~W~~200 million as of June 30, 2009; and 14.3% for less than ~~W~~100 million and 27.5% for more than ~~W~~100 million as of June 30, 2008.

(2)	As a result of changes in the tax rate in 2008, income tax expenses and deferred income tax assets decreased and increased by ~~W~~8,549 million each.

25.	Comprehensive Income

Comprehensive income for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Net income	~~W~~	386,841	~~W~~	1,275,853
Comprehensive income
Gain (loss) on valuation of available-for-sale securities		228,197		(52,927)
Gain (loss) on valuation of held-to-maturity securities		(6)		(7)
Changes in equity method investees with accumulated comprehensive income		18,018		—
Changes in equity method investees with accumulated comprehensive expenses		—		(20,766)
Gains on revaluation of property and equipment		(568)		—

	~~W~~	632,482	~~W~~	1,202,153

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

26.	Trust Accounts

Significant financial information related to the trust accounts as of June 30, 2009 and December 31, 2008, and for the six-month periods ended June 30, 2009 and 2008, is as follows:

	2009		2008
	(In millions of Korean won)

Operating revenue of trust operation
Fees and commissions from trust accounts	~~W~~	43,782	~~W~~	46,055
Commissions from early redemption in trust accounts		14		49

	~~W~~	43,796	~~W~~	46,104

Operating expenses of trust operation
Accrued interest on trust accounts	~~W~~	41,194	~~W~~	37,713

Assets
Accrued trust fees	~~W~~	70,346	~~W~~	50,707

Liabilities
Due to trust accounts	~~W~~	2,663,609	~~W~~	2,777,502
Accrued interest on trust accounts		3,846		7,335

	~~W~~	2,667,455	~~W~~	2,784,837

As of June 30, 2009 and December 31, 2008, the Bank is not subject to bear trust accounts guaranteeing the repayment of principal and/or a fixed rate of return. Details of the book value and the fair value are as follows:

		2009				2008
	Name of fund	Book Value		Fair Value		Book Value		Fair Value
	(In millions of Korean won)

Trust accounts	Old age pension(1)	~~W~~	7,884	~~W~~	7,868	~~W~~	8,628	~~W~~	8,674
guaranteeing the	Personal pension(1)		1,684,757		1,691,892		2,274,706		2,267,986
repayment of	Pension trust		732,744		732,744		667,729		667,729
principal	Retirement trust		382,210		382,210		429,053		429,053
	New personal pension		75,352		75,352		71,986		71,986
	New old age pension		25,260		25,260		28,432		28,432

			2,908,207		2,915,326		3,480,534		3,473,860

Trust accounts guaranteeing a fixed	Development money trust(1)		34,945		35,120		34,343		34,385
rate of return and the repayment of principal	Unspecified monetary trust(1)		107		107		107		107

			35,052		35,227		34,450		34,492

		~~W~~	2,943,259	~~W~~	2,950,553	~~W~~	3,514,984	~~W~~	3,508,352

(1)	These funds are not subject to fair valuation and stated at book value.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

27.	Segment Financial Information

As of June 30, 2009 and December 31, 2008, the Bank’s operating segments are consumer banking, corporate banking, credit card operation, treasury operation of investment in securities (including derivatives) and funding, and other operations of general administration and trust. Geographical segments are segregated into two segments: domestic and overseas operations.

Financial information, by operating segments, as of June 30, 2009 and December 31, 2008, is as follows:

	2009
					Credit		Treasury
	Consumer		Corporate		Card		and Funding		Others		Total
	(In millions of Korean won)

Securities	~~W~~	—	~~W~~	172,110	~~W~~	19,081	~~W~~	34,055,675	~~W~~	5,135,730	~~W~~	39,382,596
Loans		97,091,320		91,977,777		10,039,116		2,054,923		160,430		201,323,566
Operating income before provision(1)		776,314		584,682		504,007		8,354		(266,394)		1,606,963

(1)	For the six-month periods ended June 30, 2009.

	2008
					Credit		Treasury
	Consumer		Corporate		Card		and Funding		Others		Total
	(In millions of Korean won)

Securities	~~W~~	—	~~W~~	146,678	~~W~~	27,405	~~W~~	30,136,274	~~W~~	4,618,560	~~W~~	34,928,917
Loans		95,831,530		90,306,585		10,160,024		2,214,877		181,809		198,694,825
Operating income before provision(1)		961,649		528,288		337,421		35,010		326,868		2,189,236

(1)	For the six-month periods ended June 30, 2008.

Financial information, by geographical segments, as of June 30, 2009 and December 31, 2008, follows:

	2009
	Domestic		Overseas		Total
	(In millions of Korean won)

Securities	~~W~~	39,211,727	~~W~~	170,869	~~W~~	39,382,596
Loans		200,073,577		1,249,989		201,323,566
Operating income before provision(1)		1,586,503		20,460		1,606,963

(1)	For the six-month periods ended June 30, 2009.

	2008
	Domestic		Overseas		Total
	(In millions of Korean won)

Securities	~~W~~	34,783,485	~~W~~	145,432	~~W~~	34,928,917
Loans		197,480,739		1,214,086		198,694,825
Operating income before provision(1)		2,180,079		9,157		2,189,236

(1)	For the six-month periods ended June 30, 2008.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

28.	Related Party Transactions

The related parties of the Bank as of June 30, 2009 and December 31, 2008, are as follows:

	2009	2008

Parent	KB Financial Group Inc.	KB Financial Group Inc.
Overseas Subsidiaries	Kookmin Bank International Ltd. (London)	Kookmin Bank International Ltd. (London)
	Kookmin Bank Hong Kong Ltd.	Kookmin Bank Hong Kong Ltd.
Kookmin Bank Cambodia PLC.
Domestic Subsidiary		KB Life Insurance Co., Ltd.(1)

(1)	The Bank transferred its stake in KB Life Insurance Co., Ltd. to its Parent Company, KB Financial Group Inc., in June 2009. KB Life Insurance Co., Ltd., therefore, became a subsidiary of KB Financial Group Inc.

(2)	KB Investment Co., Ltd., KB Futures Co., Ltd., KB Data System Co., Ltd., KB Asset Management Co., Ltd., KB Real Estate Trust Co., Ltd. and KB Credit Information Co., Ltd. became wholly owned subsidiaries of KB Financial Group Inc. in 2008 (Note 31).

The various employee benefits for the major directors for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009						2008
	Short-term						Short-term
	Employee		Stock				Employee		Stock
	Benefits(1)		Options		Total		Benefits(1)		Options		Total
	(In millions of Korean won)

Registered officers (Standing)	~~W~~	1,719	~~W~~	204	~~W~~	1,923	~~W~~	3,287	~~W~~	(3,210)	~~W~~	77
Registered officers (Non-Standing)		67		61		128		369	194			563

	~~W~~	1,786	~~W~~	265	~~W~~	2,051	~~W~~	3,656	~~W~~	(3,016)	~~W~~	640

(1)	Short-term employee benefits are based on actual payments.

(2)	The key management includes registered officers who have the authority and responsibilities in the decision-making of the business, operations and control over the Bank.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Significant balances with related parties as of June 30, 2009 and December 31, 2008, are as follows:

	2009
	Assets		Allowance		Liabilities
	(In millions of Korean won)

Parent
KB Financial Group Inc.	~~W~~	88	~~W~~	3	~~W~~	24,229

Subsidiaries
Trust accounts(1)		46,345		—		183,013
Kookmin Bank International Ltd. (London)		364,864		—		209,897
Kookmin Bank Hong Kong Ltd.		333,855		—		232,368

		745,064		—		625,278

Parent’s subsidiaries
KB Life Insurance Co., Ltd.		2,652		3		6,125
KB Investment Co., Ltd.		—		1		23,059
KB Futures Co., Ltd.		2,155		1		11,136
KB Data System Co., Ltd.		966		19		27,080
KB Asset Management Co., Ltd.		115		1		72,547
KB Real Estate Trust Co., Ltd.		689		6		720
KB Credit Information Co., Ltd.		7,669		66		24,786
KB Investment & Securities Co., Ltd.		58,387		5		193,683

		72,633		102		359,136

Investee under the equity method
Jooeun Industrial Co., Ltd.		4,934		4,934		—

	~~W~~	822,719	~~W~~	5,039	~~W~~	1,008,643

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

	2008
	Assets		Allowance		Liabilities
	(In millions of Korean won)

Parent
KB Financial Group Inc.	~~W~~	184	~~W~~	2	~~W~~	15,605

Subsidiaries
Trust accounts(1)		32,922		—		427,277
Kookmin Bank International Ltd. (London)		491,392		—		288,548
Kookmin Bank Hong Kong Ltd.		403,412		—		164,029

		927,726		—		879,854

Parent’s subsidiaries
KB Life Insurance Co., Ltd.(2)		3,335		2		8,776
KB Investment Co., Ltd.		10,345		88		19
KB Futures Co., Ltd.		31		1		11,470
KB Data System Co., Ltd.		175		1		39,576
KB Asset Management Co., Ltd.		110		1		107,444
KB Real Estate Trust Co., Ltd.		31,767		270		742
KB Credit Information Co., Ltd.		95		2		40,970
KB Investment & Securities Co., Ltd.		272		4		5,087

		46,130		369		214,084

Investee under the equity method
Jooeun Industrial Co., Ltd.		16,937		16,937		—

	~~W~~	990,977	~~W~~	17,308	~~W~~	1,109,543

(1)	Trust accounts whose principal or fixed rate of return are guaranteed.

(2)	The Bank transferred its stake in KB Life Insurance Co., Ltd. to its Parent Company, KB Financial Group Inc., in June 2009. KB Life Insurance Co., Ltd., therefore, became a subsidiary of KB Financial Group Inc.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Significant transactions with related parties for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009
			Bad Debts
	Revenue		Expense		Expenses(2)
	(In millions of Korean won)

Parent
KB Financial Group Inc.	~~W~~	308	~~W~~	—	~~W~~	146

Subsidiaries
Trust accounts(1)		13,423		—		1,573
Kookmin Bank International Ltd. (London)		9,823		—		2,767
Kookmin Bank Hong Kong Ltd.		7,616		—		4,061

		30,862		—		8,401

Parent’s subsidiaries
KB Life Insurance Co., Ltd.		19,402		1		2
KB Investment Co., Ltd.		189		(88)		—
KB Futures Co., Ltd.		138		—		1,275
KB Data System Co., Ltd.		88		18		21,576
KB Asset Management Co., Ltd.		381		—		2,637
KB Real Estate Trust Co., Ltd.		649		(263)		—
KB Credit Information Co., Ltd.		431		64		25,308
KB Investment & Securities Co., Ltd.		6,979		1		5,293

		28,257		(267)		56,091

Investee under the equity method
Jooeun Industrial Co., Ltd.		—		(12,002)		—

	~~W~~	59,427	~~W~~	(12,269)	~~W~~	64,638

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

	2008
			Bad Debts
	Revenue		Expense		Expenses(2)
	(In millions of Korean won)

Parent
KB Financial Group Inc.	~~W~~	—	~~W~~	—	~~W~~	—

Subsidiaries
Trust accounts(1)		18,322		—		5,084
Kookmin Bank International Ltd. (London)		8,713		—		5,458
Kookmin Bank Hong Kong Ltd.		6,115		—		4,132

		33,150		—		14,674

Parent’s subsidiaries
KB Life Insurance Co., Ltd.(3)		24,966		—		2
KB Investment Co., Ltd.		89		(12)		100
KB Futures Co., Ltd.		13		—		1,222
KB Data System Co., Ltd.		57		—		19,863
KB Asset Management Co., Ltd.		337		—		2,557
KB Real Estate Trust Co., Ltd.		302		(31)		249
KB Credit Information Co., Ltd.		94		—		28,337
KB Investment & Securities Co., Ltd.		626		—		1,243

		26,484		(43)		53,573

Investee under the equity method
Jooeun Industrial Co., Ltd.		—		(10,615)		—

	~~W~~	59,634	~~W~~	(10,658)	~~W~~	68,247

(1)	Excluding bad debts expense.

(2)	Trust accounts whose principal or fixed rate of return are guaranteed.

(3)	The Bank transferred its stake in KB Life Insurance Co., Ltd. to its Parent Company, KB Financial Group Inc., in June 2009. KB Life Insurance Co., Ltd., therefore, became a subsidiary of KB Financial Group Inc.

In addition, the Bank purchased fixed assets from KB Data System Co., Ltd. amounting to ~~W~~ 21 million and ~~W~~1,158 million during the six-month periods ended June 30, 2009 and 2008, respectively.

29.	Employee Benefits

The Bank provides a variety of employee benefits programs, such as financial support for housing, scholarships, medical insurance, accident insurance, compensated leave, gymnasium facilities and other benefits.

30.	Supplemental Cash Flow Information

Cash and cash equivalents included in the statements of cash flows are the amount of cash and due from banks, excluding the restricted due from banks which is included in the statements of financial position. Cash flows from operating activities in the statement of cash flows are presented using the indirect method.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

The cash and due from banks in the statements of cash flows for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Cash and checks	~~W~~	2,399,965	~~W~~	2,561,137
Foreign currencies		318,511		231,390
Due from banks		5,205,212		3,809,515

		7,923,688		6,602,042
Restricted due from banks		(4,806,989)		(3,674,337)

	~~W~~	3,116,699	~~W~~	2,927,705

Significant non-cash activities for the six-month periods ended June 30, 2009 and 2008, are as follows:

	2009		2008
	(In millions of Korean won)

Decrease in loans from write-offs and restructurings	~~W~~	312,436	~~W~~	444,263
Changes in accumulated other comprehensive income from valuation of securities		246,215		(73,700)
Decrease in loans from debt-equity swap		416		4,777

31.	Establishment of KB Financial Group Inc.

The Bank and its subsidiaries, KB Real Estate Trust Co., Ltd., KB Investment Co., Ltd., KB Credit Information Co., Ltd., KB Data System Co., Ltd., KB Asset Management Co., Ltd., KB Futures Co., Ltd. and KB Investment & Securities Co., Ltd., approved the stock transfer plan to establish KB Financial Group Inc. (a holding company) at the extraordinary shareholders meeting on August 25, 2008 and received final approval from the Financial Services Commission on September 26, 2008. In accordance with the approval, KB Financial Group Inc. was established on September 29, 2008 and the shareholders of the Bank received a common share of KB Financial Group Inc. for each common stock of the Bank. Accordingly, the Bank became a wholly owned subsidiary of KB Financial Group Inc. The stocks of KB Financial Group, Inc. were listed, while the stocks of the Bank were delisted from the Korea Exchange (formerly Korea Stock Exchange) concurrently on October 10, 2008. Through the stock transfer, the Bank acquired 73,607,601 shares of KB Financial Group, Inc. and has 47,407,671 shares as of June 31, 2009, after disposing of 26,199,930 shares during the year ended December 31, 2008. The Bank classified these stocks as available-for-sale securities and will dispose of the stocks within three years from the acquisition date.

32.	Disclosure on Expected Impact upon Adoption of K-IFRS

Preparation for K-IFRS adoption

Pursuant to the Act on External Audit of Stock Companies, Article 3, the Bank is required to adopt K-IFRS from 2011. Thus, in June 2007, the Bank formed a task-force to prepare for the adoption of K-IFRS (“K-IRFS TFT”) and is currently in the transition process that consists of three phases as follows: Phase 1 (adoption assessment stage), Phase 2 (policy setting, system design and development stage) and Phase 3 (implementation stage).

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

K-IFRS adoption plan and work force

1) K-IFRS adoption plan

Phase	Period	Procedures

Phase I (“adoption assessment stage”)	June 2007~February 2008	• Analyzing GAAP differences
— Analyzing K-IFRS
— Analyzing GAAP differences between K-IFRS and Statements of Korean Financial Accounting Standards (“SKFAS”).
• Analyzing the impacts
— Analyzing the financial impacts
— Analyzing the impacts of specific accounts, disclosure and IT
• Detailed planning for Phase II
• Research and benchmarking on success cases etc.
Phase II (“policy setting, system design and development stage”)	March 2008~December 2009	• Framing accounting policies
• Framing specific accounting methodology
• Set-up united account structure “Chart of Accounts”
• Build Infrastructures for K-IFRS adoption
— Establish accounting policies, accounting guidelines and accounting manuals
— Restructuring of financial reporting system
• Developing K-IFRS system (define system requirement, analysis, designing, developing)
• Knowledge transfer and technical trainings, etc.
Phase III (“implementation stage”)	January 2010	• Preparing financial data in accordance with K-IFRS
• Prepare financial statements under K-IFRS
— Prepare financial data as of January 1, 2010
— Prepare quarterly financial and disclosure data for fiscal year 2010

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

2) Work force

The Bank assembled an IFRS task-force team which consists of accounting specialists, accounting-consulting firms and others in order to effectively and efficiently adopt K-IFRS. The team is divided into operations within its specialized areas such as closing, disclosure, allowance for loan losses, revenue recognition, investments, derivative instruments, fair valuation, overseas branches, SPC, and others — based on its significance and efficiency of project management. In addition, IT IFRS team that consists of IT specialists in each area was organized for K-IFRS IT system development.

The Bank formed the IFRS Steering Committee to oversee the project as well as to report the progress of the project, significant issues, and other matters, if any, to the management council, audit committee, and the board of directors.

Status of each phase

1) Phase I (“adoption assessment stage”)

Between June 2007 and February 2008, the Bank assessed the potential impacts of K-IFRS adoption and planned detailed procedures.

a. Analyzing GAAP differences and the financial impacts

The Bank performed the detailed analysis of the requirements under K-IFRS and identified GAAP differences between SKFAS (current accounting standards) and K-IFRS in order to analyze the impacts on the financial information, business operation, financial reporting system, and financial performance indicators, and others. Consequently, the Bank identified the impacts on financial information, major accounts, disclosures and IT.

b. Research on success case and benchmarking

Due to distinctiveness of the Bank, research and benchmarking of the success cases of preceding IFRS adopters among European financial institutions were performed, where necessary, and formed possible alternatives.

2) Phase II (“policy setting, system design and development stage”)

The Bank started the Phase II on March 2008, and the procedure will be continued until the end of 2009. The purpose of the phase is to frame account policies, design infrastructures and develop system.

a. Accounting policy setting

Considering the K-IFRS requirements and the Bank’s status, the Bank selected the accounting policies that are deemed to better represent the Bank’s substance after detailed analysis of accounting treatment options and has outlined specific accounting methodology.

b. Set-up united account structure “Chart of Accounts”

To produce timely and convergent financial data on a consolidated basis in accordance with K-IFRS, the Bank has set up united account structure.

c. Building Infrastructures for K-IFRS adoption

For timely and convergent financial reporting, the Bank analyzed the current financial report process, and identified the expected financial impacts. Consequently, the Bank is revising the related accounting policies, guidelines and manuals.

d. System Design

The Bank completed system analysis and requirement definition for developing the K-IFRS system.

Kookmin Bank

Notes to Non-Consolidated Financial Statements — (Continued)

Plan going forward

The Bank completed its system development and implementation as designed at the end of July 2009 and plans to assure the data integrity and the system completeness through sufficient testing till the end of 2009.

In addition, from May to December 2009, the Bank plans to train its management and employees and transfer necessary knowledge for the adoption of K-IFRS and will have focus training with a team and personnel in charge to increase the ability and capacity in the adoption of K-IFRS.

The Bank will prepare its first financial statements as of January 1, 2010, in accordance with K-IFRS and will perform quarterly closing thereafter using the developed system.

Significant GAAP differences between K-IFRS and SKFAS

Significant GAAP differences, the Bank is expected to face, between K-IFRS and SKFAS (current accounting standards) upon preparing the financial statements in accordance with K-IFRS are, but not limited to, as follows: the scope of consolidation, allowance for loan losses, revenue recognition, derecognition of financial assets and liabilities, measurement of financial assets and financial liabilities and employee benefits.

PROSPECTUS SUPPLEMENT

Joint Global Coordinators
Morgan Stanley		Samsung Securities
Joint Bookrunners
Goldman Sachs (Asia) L.L.C.	Korea Investment & Securities	Morgan Stanley	Samsung Securities

August 7, 2009